                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-108801



The information in this prospectus supplement is not complete and may be changed. We may not sell these securities, nor will we accept offers to buy these securities, prior to the time a final prospectus supplement is delivered. This prospectus supplement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 26, 2003

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 26, 2003)

                          $1,515,482,000 (APPROXIMATE)

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
                                  AS DEPOSITOR

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                             AS MORTGAGE LOAN SELLER

                        COMMERCIAL MORTGAGE TRUST 2003-C2
                                    AS ISSUER
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-C2
         CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B AND CLASS C

     We, Greenwich Capital Commercial Funding Corp., have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated November 26, 2003. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in the trust identified above. They will not represent interests in or obligations of any other party. None of the offered certificates or the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by the depositor, the underwriters, the mortgage loan seller, or any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans. The initial balance of the mortgage pool that we expect to transfer to the trust will be approximately $1,767,326,840.

     Each class of offered certificates will receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing in January 2004. The table on page S-5 of this prospectus supplement contains a list of the classes of offered certificates and states the principal balance, initial interest rate, interest rate description, and other select characteristics of each class. That same table on page S-5 of this prospectus supplement also contains a list of the non-offered classes of the series 2003-C2 certificates.

     You should fully consider the risk factors beginning on page S-31 in this prospectus supplement and on page 12 in the accompanying prospectus prior to investing in the offered certificates.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

     Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. are the underwriters for this offering. They will purchase their respective allocations of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal approximately _____% of the total initial principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. Each underwriter's commission will be the difference between the price it pays to us for its allocation of the offered certificates and the amount it receives from the sale of those offered certificates to the public. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement.

     With respect to this offering, Greenwich Capital Markets, Inc. is acting as lead manager and sole bookrunner and Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. are acting as co-managers.

                          [RBS Greenwich Capital logo]

CREDIT SUISSE FIRST BOSTON              MORGAN STANLEY                  JPMORGAN

          The date of this prospectus supplement is December  , 2003.

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.

         Commercial Mortgage Pass-Through Certificates, Series 2003-C2
                      Geographic Overview of Mortgage Pool
--------------------------------------------------------------------------------

MINNESOTA                       NEW JERSEY                  TENNESSEE
1 property                      1 property                  8 properties
$29,971,154                     $30,690,339                 $44,633,194
1.7% of total                   1.7% of total               2.5% of total

ILLINOIS                        WASHINGTON DC               LOUISIANA
2 properties                    1 property                  2 properties
$22,241,822                     $117,115,625                $21,350,458
1.3% of total                   6.6% of total               1.2% of total

WISCONSIN                       MARYLAND                    TEXAS
1 property                      1 property                  9 properties
$4,250,000                      $12,500,000                 $100,526,311
0.2% of total                   0.7% of total               5.7% of total

MICHIGAN                        VIRGINIA                    NEW MEXICO
6 properties                    6 properties                6 properties
$28,955,630                     $48,300,000                 $4,260,467
1.6% of total                   2.7% of total               0.2% of total

OHIO                            NORTH CAROLINA              COLORADO
3 properties                    4 properties                1 property
$27,025,000                     $12,700,000                 $12,560,213
1.5% of total                   0.7% of total               0.7% of total

PENNSYLVANIA                    SOUTH CAROLINA              ARIZONA
1 property                      4 properties                5 properties
$36,000,000                     $9,120,937                  $55,557,813
2.0% of total                   0.5% of total               3.1% of total

VERMONT                         GEORGIA                     CALIFORNIA
1 property                      3 properties                29 properties
$31,500,000                     $34,073,630                 $528,855,843
1.8% of total                   1.9% of total               29.9% of total

NEW YORK                        FLORIDA                     NEVADA
3 properties                    3 properties                6 properties
$282,333,334                    $74,737,566                 $39,275,824
16.0% of total                  4.2% of total               2.2% of total

CONNECTICUT                     ALABAMA                     OREGON
5 properties                    1 property                  1 property
$131,863,023                    $4,388,658                  $4,540,000
7.5% of total                   0.2% of total               0.3% of total

                                                            HAWAII
                                                            1 property
                                                            $18,000,000
                                                            1.0% of total



                      ------------------------------------
                      <1.0% of Cut-Off Date Balance
                      1.0% - 5.0% of Cut-Off Date Balance
                      5.1% - 10.0% of Cut-Off Date Balance
                      > 10.0% of Cut-Off Date Balance
                      ------------------------------------

        U.S. Bank Tower                         237 Park Avenue

        [PHOTO OMITTED]                         [PHOTO OMITTED]






        Broadway Mall

        [PHOTO OMITTED]







        1801 K Street                           The Pinnacle Building

        [PHOTO OMITTED]                         [PHOTO OMITTED]

        150 5th Avenue                          Independent Square

        [PHOTO OMITTED]                         [PHOTO OMITTED]






        High Ridge Park

        [PHOTO OMITTED]





        Windsor Hotel Portfolio                 Pin Oak Portfolio

        [PHOTO OMITTED]                         [PHOTO OMITTED]

        Embassy Suites Brea & Embassy
        Court Brea - Orance, CA


        [PHOTO OMITTED]

        Embassy Suites Lompoc -
        Santa Barbara, CA

                                TABLE OF CONTENTS


IMPORTANT NOTICE ............................................................S-4
SUMMARY OF PROSPECTUS SUPPLEMENT ............................................S-5
INTRODUCTION TO THE TRANSACTION .............................................S-5
RISK FACTORS ...............................................................S-31
     Risks Related to the Offered Certificates .............................S-31
     Risks Related to the Underlying Mortgage Loans ........................S-33
     Conflicts of Interest .................................................S-47
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT .......................S-47
FORWARD-LOOKING STATEMENTS .................................................S-47
DESCRIPTION OF THE MORTGAGE POOL ...........................................S-49
     General ...............................................................S-49
     Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
        Borrowers ..........................................................S-50
     Terms and Conditions of the Trust Mortgage Loans ......................S-50
     Trust Mortgage Characteristics ........................................S-55
     Split Loan Structure ..................................................S-55
     Significant Underlying Mortgage Loans .................................S-58
     Additional Loan and Property Information ..............................S-58
     Assessments of Property Condition .....................................S-62
     Assignment of the Underlying Mortgage Loans ...........................S-65
     Representations and Warranties ........................................S-66
     Cures and Repurchases .................................................S-68
     Changes In Mortgage Pool Characteristics ..............................S-69
SERVICING UNDER THE POOLING AND SERVICING AGREEMENT ........................S-69
     General ...............................................................S-69
     The Initial Master Servicer and the Initial Special Servicer ..........S-70
     Servicing of the Windsor Capital Portfolio Loan Pair ..................S-71
     Servicing and Other Compensation and Payment of Expenses ..............S-72
     The Directing Holders .................................................S-77
     Replacement of the Special Servicer ...................................S-81
     Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions ..........S-81
     Modifications, Waivers, Amendments and Consents .......................S-82
     Required Appraisals ...................................................S-84
     Custodial Account .....................................................S-85
     Maintenance of Insurance ..............................................S-87
     Fair Value Option .....................................................S-88
     Realization Upon Defaulted Mortgage Loans .............................S-89
     REO Properties ........................................................S-91
     Inspections; Collection of Operating Information ......................S-92
     Evidence as to Compliance .............................................S-93
     Events of Default .....................................................S-94
     Rights Upon Event of Default ..........................................S-95
DESCRIPTION OF THE OFFERED CERTIFICATES ....................................S-96
     General ...............................................................S-96
     Registration and Denominations ........................................S-97
     Distribution Account ..................................................S-98
     Interest Reserve Account .............................................S-100
     Payments .............................................................S-100
     Treatment of REO Properties ..........................................S-106
     Reductions of Certificate Principal Balances in Connection With
        Realized Losses and Additional Trust Fund Expenses.................S-106
     Advances of Delinquent Monthly Debt Service Payments .................S-109
     Reimbursement of Advances ............................................S-110
     Reports to Certificateholders; Available Information .................S-112

     Voting Rights ........................................................S-114
     Termination ..........................................................S-115
     The Trustee ..........................................................S-115
     The Fiscal Agent .....................................................S-116
YIELD AND MATURITY CONSIDERATIONS .........................................S-117
     Yield Considerations .................................................S-117
     Weighted Average Lives ...............................................S-120
USE OF PROCEEDS ...........................................................S-121
FEDERAL INCOME TAX CONSEQUENCES ...........................................S-122
     General ..............................................................S-122
     Discount and Premium; Prepayment Consideration .......................S-122
     Characterization of Investments in Offered Certificates ..............S-123
CERTAIN ERISA CONSIDERATIONS ..............................................S-124
LEGAL INVESTMENT ..........................................................S-127
METHOD OF DISTRIBUTION ....................................................S-127
LEGAL MATTERS .............................................................S-128
RATINGS ...................................................................S-129
GLOSSARY ..................................................................S-130

ANNEX A--CERTAIN CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS .........A-1-1
ANNEX A-2--WELLS FARGO TOWER AMORTIZATION SCHEDULE ........................A-2-1
ANNEX B--STRUCTURAL AND COLLATERAL TERM SHEET ...............................B-1
ANNEX C--DECREMENT TABLES ...................................................C-1
ANNEX D--FORM OF PAYMENT DATE STATEMENT .....................................D-1
ANNEX E--REFERENCE RATE SCHEDULE ............................................E-1
ANNEX F--GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES ......F-1

                                IMPORTANT NOTICE

     Information about the offered certificates is contained in two separate documents:

     o this prospectus supplement, which describes the specific terms of the offered certificates; and

     o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

     You should only rely on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within
Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.


                         INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2003-C2 Commercial Mortgage Pass-Through Certificates and consisting of multiple classes and are referred to herein as the series 2003-C2 certificates. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.

          SERIES 2003-C2 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                         APPROX. %
              APPROXIMATE     APPROX. %    TOTAL
               PRINCIPAL         OF       CREDIT                                   APPROX.
              BALANCE OR       INITIAL    SUPPORT                    APPROX.      WEIGHTED
            NOTIONAL AMOUNT   MORTGAGE      AT      PASS-THROUGH     INITIAL      AVERAGE
              AT INITIAL        POOL      INITIAL       RATE       PASS-THROUGH    LIFE        PRINCIPAL      RATINGS S&P/
  CLASS        ISSUANCE       BALANCE    ISSUANCE   DESCRIPTION       RATE        (YEARS)       WINDOW          MOODY'S
--------- ------------------ ---------- ---------- ------------- --------------- -----------  ------------   ---------------
 Offered Certificates
 A-1         $121,523,000       6.876%    18.500%       Fixed              %         3.30      01/04-10/08        AAA/Aaa
 A-2         $309,250,000      17.498%    18.500%       Fixed              %         5.30      10/08-07/10        AAA/Aaa
 A-3         $491,329,000      27.801%    18.500%       Fixed              %         7.30      07/10-01/13        AAA/Aaa
 A-4         $518,269,000      29.325%    18.500%       Fixed              %         9.59      01/13-11/13        AAA/Aaa
 B            $53,020,000       3.000%    15.500%     Fixed (1)            %         9.85      11/13-11/13        AA/Aa2
 C            $22,091,000       1.250%    14.250%     Fixed (1)            %         9.85      11/13-11/13        AA-/Aa3

 Non-Offered Certificates
 D            $44,183,000       2.500%    11.750%     Fixed (1)            %         9.92      11/13-12/13         A/A2
 E            $15,465,000       0.875%    10.875%     Fixed (1)            %         9.93      12/13-12/13         A-/A3
 F            $24,300,000       1.375%     9.500%     Fixed (1)            %         9.93      12/13-12/13       BBB+/Baa1
 G            $26,510,000       1.500%     8.000%     Fixed (1)            %         9.93      12/13-12/13       BBB/Baa2
 H            $26,510,000       1.500%     6.500%     Fixed (1)            %         9.93      12/13-12/13       BBB-/Baa3
 J            $24,301,000       1.375%     5.125%     Fixed (1)            %         9.93      12/13-12/13        BB+/Ba1
 K            $17,673,000       1.000%     4.125%     Fixed (1)            %         9.93      12/13-12/13        BB/Ba2
 L            $11,046,000       0.625%     3.500%     Fixed (1)            %         9.93      12/13-12/13        BB-/Ba3
 M            $11,046,000       0.625%     2.875%     Fixed (1)            %         9.93      12/13-12/13         B+/B1
 N            $11,045,000       0.625%     2.250%     Fixed (1)            %         9.93      12/13-12/13         B/B2
 O             $6,628,000       0.375%     1.875%     Fixed (1)            %         9.93      12/13-12/13         B-/B3
 P            $33,137,840       1.875%     0.000%     Fixed (1)            %        11.05      12/13-12/15         NR/NR
 XP               (2)            N/A        N/A          N/A               %         N/A           N/A            AAA/Aaa
 XC        $1,767,326,840(2)     N/A        N/A          N/A               %         N/A           N/A            AAA/Aaa
 R-I              N/A            N/A        N/A          N/A            N/A          N/A           N/A             NR/NR
 R-II             N/A            N/A        N/A          N/A            N/A          N/A           N/A             NR/NR

---------------------------------------

(1) If, with respect to any interest accrual period, the weighted average of the net interest rates on the mortgage loans included in the trust is below the identified initial pass-through rate for the class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O or class P certificates, as applicable, then the pass-through rate for the subject class of certificates for that interest accrual period will be that weighted average rate.

(2) The class XP and class XC certificates will not have a principal balance and are sometimes referred to collectively, as the interest-only certificates. For purposes of calculating the amount of accrued interest, each of the interest-only certificates will have a notional amount. The notional amount of each of the interest-only certificates is described herein under "Description of the Offered Certificates--General."

     The offered certificates will evidence beneficial ownership interests in a common law trust designated as the Commercial Mortgage Trust 2003-C2. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which we sometimes collectively refer to as the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

     The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of December 30, 2003. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the offered certificates.

     The parties to the pooling and servicing agreement will include us as depositor, a trustee, a fiscal agent, a master servicer and a special servicer. A copy of the pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Important Notice" in this prospectus supplement.

                            KEY CERTIFICATE FEATURES

A.   APPROXIMATE PRINCIPAL
     BALANCE OR NOTIONAL
     AMOUNT AT INITIAL ISSUANCE .... The class A-1, class A-2, class A-3, class
                                     A-4, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O and class P certificates will be the series 2003-C2 certificates with principal balances and are sometimes referred to as the principal balance certificates. Only the class A-1, class A-2, class A-3, class A-4, class B and class C certificates are offered hereby. The table on page S-5 of this prospectus supplement identifies for each of those classes of principal balance certificates the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of principal balance certificates at initial issuance may be larger or smaller than the amount shown above, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                                     This prospectus supplement contains a
                                     description of certain features pertaining to the non-offered classes of the series 2003-C2 certificates. These certificates are not offered hereby and are provided only for informational purposes to prospective purchasers of the offered certificates to assist them in evaluating a prospective purchase of a class of the offered certificates.

                                     The class XP and class XC certificates will not have principal balances and are sometimes referred to herein collectively, as the interest-only certificates. For purposes of calculating the amount of accrued interest, each of the interest-only certificates will have a notional amount. The initial notional amount of the class XP and class XC certificates will be $_______ and $1,767,326,840, respectively, although in each case it may be as much as 5% larger or smaller.

                                     The notional amount of the class XP
                                     certificates will vary over time and will be determined in accordance with Annex E to this prospectus supplement.

                                     On each payment date, the notional amount of the class XC certificates will generally equal the aggregate outstanding principal balance of the class A-1, class A-2, class A-3, class A-4, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O and class P certificates outstanding from time to time.

                                     The class R-I and class R-II certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R-I and class R-II certificates are not expected to receive any material payments. See "Description of the Offered Certificates--Payments--Priority of
                                     Payments" below.

B.   TOTAL CREDIT SUPPORT
     AT INITIAL ISSUANCE ........... The respective classes of the series
                                     2003-C2 certificates, other than the class
                                     R-I and class R-II certificates, will
                                     entitle their holders to varying degrees of seniority for purposes of--

                                     o    receiving payments of interest and, if
                                          and when applicable, payments of
                                          principal, and

                                     o    bearing the effects of losses on the
                                          underlying mortgage loans, as well as
                                          default-related and other
                                          unanticipated expenses of the trust.

                                     The class A-1, class A-2, class A-3 and
                                     class A-4 certificates will be the most
                                     senior. The class P certificates will be the most subordinate.

                                     The class R-I and class R-II certificates will be residual interest certificates and will not provide any credit support to the other series 2003-C2 certificates. The remaining classes of principal balance certificates are listed from top to bottom in the table on page S-5 of this prospectus supplement in descending order of seniority.

                                     The table on page S-5 of this prospectus supplement shows the approximate total credit support provided to each class of the offered certificates through the subordination of other classes of the series 2003-C2 certificates. In the case of each class of offered certificates, the credit support shown in the table on page S-5 of this prospectus supplement represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the principal balance certificates that are subordinate to the indicated class.

C.   PASS-THROUGH RATE ............. Each class of the series 2003-C2 certificates, other than the class R-I and class R-II certificates, will bear interest. The table on page S-5 of this prospectus supplement provides the indicated information regarding the pass-through rate at which each of those classes of the series 2003-C2 certificates will accrue interest.

                                     The pass-through rates for the class A-1, class A-2, class A-3 and class A-4 certificates will, in the case of each of these classes, be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for the subject class.

                                     The pass-through rates for the class B,
                                     class C, class D, class E, class F, class
                                     G, class H, class J, class K, class L,
                                     class M, class N, class O and class P
                                     certificates will, in the case of each of these classes, generally be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class. However, with respect to any period that the certificates accrue interest (we refer to any such period as the interest accrual period), if the weighted average of the net interest rates on the mortgage loans included in the trust is below the applicable pass-through rate for any of class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O and class P certificates, then the pass-through rate that will be in effect for such classes of certificates during that interest accrual period will be the then weighted average of the net interest rates on the mortgage loans included in the trust.

                                     The pass-through rate applicable to the
                                     class XC certificates for each payment date will equal the weighted average of the class XC strip rates, at which interest accrues from time to time on the various components of the class XC certificates outstanding immediately prior to such payment date (weighted on the basis of the balances of those class XC components immediately prior to the related payment date). Each class XC component will be
                                     comprised of all or a designated portion of the principal balance of one of the classes of principal balance certificates. In general, the entire principal balance of each class of principal balance certificates will constitute a separate class XC component. However, if a portion, but not all, of the principal balance of any particular class of principal balance certificates is identified under "--Approximate Principal Balances or Notional Amount at Initial Issuance" above, as being part of the notional amount of the class XP certificates immediately prior to any such payment date, then the identified portion of the principal balance of such class will also represent a separate class XC component for purposes of calculating the pass-through rate of the class XC certificates, and the remaining portion of the principal balance of such class will represent one or more other separate class XC components for purposes of calculating the pass-through rate of the class XC certificates. For each payment date through and including the payment date in December 20 , the class XC strip rate for each class XC component will be calculated as follows:

                                     (1)  if such class XC component consists of
                                          the entire principal balance or a
                                          designated portion of any class of
                                          principal balance certificates, and if
                                          the principal balance does not, in
                                          whole or in part, also constitute a
                                          class XP component immediately prior
                                          to the payment date, then the
                                          applicable class XC strip rate will
                                          equal the excess, if any, of (a) the
                                          weighted average net interest rate on
                                          the mortgage loans included in the
                                          trust (as described below) for the
                                          payment date, over (b) the
                                          pass-through rate in effect for the
                                          payment date for the applicable class
                                          of principal balance certificates; and

                                     (2)  if such class XC component consists of
                                          the entire principal balance or a
                                          designated portion of the principal
                                          balance of any class of principal
                                          balance certificates, and if the
                                          designated portion (in whole or in
                                          part) of the principal balance also
                                          constitutes one or more class XP
                                          components immediately prior to the
                                          payment date, then the applicable
                                          class XC strip rate will equal the
                                          excess, if any, of (a) the weighted
                                          average net interest rate on the
                                          mortgage loans included in the trust
                                          for the payment date, over (b) the sum
                                          of (i) the class XP strip rate (as
                                          described in Annex E) for the
                                          applicable class XP component(s), and
                                          (ii) the pass-through rate in effect
                                          for the payment date for the
                                          applicable class of principal balance
                                          certificates.

                                     For each payment date after the payment
                                     date in             , the principal balance
                                     of each class of principal balance
                                     certificates will
                                     constitute one or more separate class XC components, and the applicable class XC strip rate with respect to each such class XC component for each payment date will equal the excess, if any, of (a) the weighted average net interest rate on the mortgage loans included in the trust for the related payment date, over (b) the pass-through rate in effect for the payment date for the class of principal balance certificates.

                                     The pass-through rate applicable to the
                                     class XP certificates for each payment date will be as set forth on Annex E to this prospectus supplement.

                                     The references to "net interest rates on the mortgage loans included in the trust" above in this "--Pass-Through Rate" subsection mean, as to any particular mortgage loan in the trust, an interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of:

                                     o    the annual rate at which the related
                                          master servicing fee, including any
                                          primary servicing fee, is calculated;
                                          and

                                     o    the annual rate at which the trustee
                                          fee is calculated;

                                     provided that, for each of the mortgage
                                     loans included in the trust that accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, in some months, the "related mortgage interest rate" referred to above in this sentence will be converted to an annual rate that would generally produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of twelve 30-day months. See "Description of the Offered Certificates--Interest Reserve Account" in this prospectus supplement.

D.   WEIGHTED AVERAGE LIFE AND
     PRINCIPAL WINDOW .............. The weighted average life of any class of offered certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. The principal window for any class of offered certificates is the period during which the holders of that class of offered certificates will receive payments of principal. The weighted average life and principal window shown in the table on page S-5 of this prospectus supplement for each class of offered certificates were calculated based on the following assumptions with respect to each underlying mortgage loan--

                                     o    the related borrower timely makes all
                                          payments on the mortgage loan, and

                                     o    that mortgage loan will not otherwise
                                          be prepaid prior to stated maturity.

                                     The weighted average life and principal
                                     window shown in the table on page S-5 of this prospectus supplement for each class of offered certificates were further calculated based on the other modeling assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

E.   RATINGS ....................... The ratings shown in the table on page S-5 of this prospectus supplement for the
                                     offered certificates are those of Standard
                                     & Poor's Ratings Services, a division of
                                     The McGraw-Hill Companies, Inc. and Moody's
                                     Investors Service, Inc. respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page S-5 of this prospectus supplement.

                                     The ratings assigned to the respective
                                     classes of the offered certificates address the timely payment of interest and the ultimate payment of principal on or before the applicable rated final payment date described under "--Relevant Dates and Periods--Rated Final Payment Date" below.

                                     A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                                     For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus supplement.


                                RELEVANT PARTIES

WHO WE ARE ......................... Our name is Greenwich Capital Commercial
                                     Funding Corp. We are a special purpose
                                     Delaware corporation. Our principal offices are located at 600 Steamboat Road, Greenwich, Connecticut 06830. Our main telephone number is (203) 625-2700. We are an indirect wholly owned subsidiary of The Royal Bank of Scotland Group plc and an affiliate of Greenwich Capital Financial Products, Inc., the mortgage loan seller, and of Greenwich Capital Markets, Inc., one of the underwriters. We will deposit into the trust the mortgage loans that will back the series 2003-C2 certificates. See "Greenwich Capital Commercial Funding Corp." in the accompanying prospectus.

INITIAL TRUSTEE..................... LaSalle Bank National Association, a
                                     national banking association, will act as the initial trustee on behalf of all the series 2003-C2 certificateholders. See "Description of the Offered
                                     Certificates--The Trustee" in this
                                     prospectus supplement. The trustee will
                                     also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan.

INITIAL FISCAL AGENT................ ABN AMRO Bank N.V., a Netherlands banking corporation, will act as the initial fiscal agent with respect to the trustee. See "Description of the Offered
                                     Certificates--The Fiscal Agent" in this
                                     prospectus supplement.

INITIAL MASTER SERVICER............. Wachovia Bank, National Association, a
                                     national banking association, will act as the initial master servicer with respect to the mortgage loans. The mortgage loans, except for the Windsor Capital Portfolio mortgage loan, will be serviced under the pooling and servicing agreement entered into in connection with the issuance of series 2003-C2 certificates. The Windsor Capital Portfolio mortgage loan will be serviced under the pooling and servicing agreement entered into in connection with the Commercial Mortgage Pass-Through Certificates, Series 2003-C1 (Greenwich Capital Commercial Funding Corp. as depositor). The master servicer under the 2003-C1 pooling and servicing agreement is Wachovia Bank, National Association. See "Servicing Under the Pooling and Servicing Agreement--The Initial Master Servicer and the Initial Special Servicer" and "--Servicing of the Windsor Capital Portfolio Loan Pair" in this prospectus supplement.

INITIAL SPECIAL SERVICER............ Lennar Partners, Inc., a Florida
                                     corporation, will act as the initial
                                     special servicer with respect to the
                                     mortgage loans other than the Windsor
                                     Capital Portfolio mortgage loan, which will be specially serviced under the pooling and servicing agreement entered into in connection with the issuance of the Commercial Mortgage Pass-Through
                                     Certificates, Series 2003-C1 (Greenwich
                                     Capital Commercial Funding Corp. as
                                     depositor). The special servicer under the 2003-C1 pooling and servicing agreement is GMAC Commercial Mortgage Corporation. See "Servicing Under the Pooling and Servicing Agreement--The Initial Master Servicer and the Initial Special Servicer" in this prospectus supplement.

DIRECTING HOLDERS................... The directing holder will be--

                                     o    with respect to the mortgage loans
                                          included in the trust, other than the
                                          mortgage loans that are part of a
                                          split loan structure, the holder of
                                          certificates representing a majority
                                          interest in a designated controlling
                                          class of the series 2003-C2
                                          certificates;

                                     o    with respect to a mortgage loan that
                                          is part of a split loan structure that
                                          has a subordinate non-trust mortgage
                                          loan (i.e., the mortgage loans
                                          identified on Annex A as Windsor
                                          Capital Portfolio, U.S. Bank Tower,
                                          Independent Square and Morris Business
                                          Campus), for so long as a control
                                          appraisal event does not exist, the
                                          holder of such subordinate non-trust
                                          mortgage loan, and while a control
                                          appraisal event does exist, the holder
                                          of certificates representing a
                                          majority interest in a designated
                                          controlling class of the series
                                          2003-C2 certificates subject, in the
                                          case of the Windsor Capital Portfolio
                                          loan and the U.S. Bank Tower loan, to
                                          the non-binding consultation rights of
                                          the holder(s) of the corresponding
                                          pari passu mortgage loan(s) that are
                                          not included in the trust, which
                                          rights will be exercised by the holder
                                          of such mortgage loan or, if such
                                          mortgage loan is or has been put into
                                          a securitization, the controlling
                                          class of such securitization;

                                     o    with respect to the mortgage loan
                                          secured by 1801 K Street property, the
                                          holder of certificates representing a
                                          majority interest in a designated
                                          controlling class of the series
                                          2003-C2 certificates, subject to the
                                          non-binding consultation rights of the
                                          holder of the corresponding pari passu
                                          mortgage loan that is not included in
                                          the trust, which rights will be
                                          exercised by the holder of such
                                          mortgage loan or, if such mortgage
                                          loan is put into a securitization, the
                                          controlling class of such
                                          securitization;

                                     o    with respect to the mortgage loan
                                          secured by the 237 Park Avenue
                                          property, the holders of a majority of
                                          the interests in all three pari passu
                                          mortgage loans in that split loan
                                          structure (which, with respect to the
                                          pari passu mortgage included in the
                                          trust will be exercised by the holder
                                          of certificates representing a
                                          majority interest in a designated
                                          controlling class of the series
                                          2003-C2 certificates and, with respect
                                          to the other pari passu mortgage loans
                                          that are not included in the trust,
                                          the holders of such
                                          mortgage loans or, if such mortgage
                                          loans are put into securitizations,
                                          the controlling class of such
                                          securitizations);

                                     o    with respect to the mortgage loan
                                          secured by the Wells Fargo Tower
                                          property, the holder of one of the
                                          pari passu mortgage loans that are not
                                          included in the trust, although the
                                          controlling class of the series
                                          2003-C2 certificates, together with
                                          the holders of the other pari passu
                                          mortgage loans in that split loan
                                          structure, will have consultation
                                          rights with respect to certain actions
                                          taken by the special servicer with
                                          respect to the mortgage loans in this
                                          split loan structure.

                                     In each case, the directing holder will
                                     have the right to--

                                     o    replace the special servicer with or
                                          without cause, except in the case of
                                          the 237 Park Avenue and the Morris
                                          Business Campus mortgage loans, as
                                          described under "Servicing Under the
                                          Pooling and Servicing
                                          Agreement--Replacement of the Special
                                          Servicer" in this prospectus
                                          supplement,

                                     o    in the case of the 237 Park Avenue and
                                          Morris Business Campus mortgage loans,
                                          replace the special servicer for
                                          cause, as described under "Servicing
                                          Under the Pooling and Servicing
                                          Agreement--Replacement of the Special
                                          Servicer" in this prospectus
                                          supplement, and

                                     o    select a representative that may
                                          advise the special servicer on various
                                          servicing matters, as described in
                                          "Servicing Under the Pooling and
                                          Servicing Agreement--The Directing
                                          Holders" in this prospectus
                                          supplement.

                                     Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2003-C2 certificateholders will be the holders of a non-offered class of series 2003-C2 certificates.

                                     See "Servicing under the Pooling and
                                     Servicing Agreement--The Directing Holder" in this prospectus supplement.

MORTGAGE LOAN SELLER................ We will acquire the mortgage loans from our affiliate, Greenwich Capital Financial
                                     Products, Inc., the mortgage loan seller, which is also an affiliate of Greenwich Capital Markets, Inc.

UNDERWRITERS........................ Greenwich Capital Markets, Inc., Credit
                                     Suisse First Boston LLC, Morgan Stanley &
                                     Co. Incorporated and J.P. Morgan Securities
                                     Inc. are the underwriters of this offering.
                                     With respect to this offering--

                                     o    Greenwich Capital Markets, Inc. is
                                          acting as lead manager and sole
                                          bookrunner, and

                                     o    Credit Suisse First Boston LLC, Morgan
                                          Stanley & Co. Incorporated and J.P.
                                          Morgan Securities Inc. are acting as
                                          co-managers.

                                     Greenwich Capital Markets, Inc. is our
                                     affiliate and an affiliate of the mortgage loan seller. See "Method of Distribution" in this prospectus supplement.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE........................ The cut-off date for each of the mortgage loans included in the trust, except for
                                     four mortgage loans identified in Annex A to this prospectus supplement as Burlington Town Center, Redwood Shores Parkway, Chapel Square-Tower and Columbia Commons, will be December 1, 2003. The cut-off date for each of the mortgage loans identified in Annex A to this prospectus supplement as Burlington Town Center, Redwood Shores Parkway, Chapel Square-Tower and Columbia Commons will be the respective dates of origination of such mortgage loans. Such mortgage loans will be originated after December 1, 2003 (but prior to the date of initial issuance of the series 2003-C2 certificates). All of the mortgage loans will be considered part of the trust as of December 1, 2003. All payments and collections received on the underlying mortgage loans after the cut-off date, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust.

ISSUE DATE.......................... The date of initial issuance for the offered certificates will be on or about
                                     December 30, 2003.

PAYMENT DATE........................ Payments on the offered certificates are scheduled to occur monthly, commencing in January 2004. During any given month, the payment date will be the 5th day of the month, or if such 5th day is not a business day, then the business day immediately following such fifth day, provided that the payment date will be at least 4 business days following the determination date.

DETERMINATION DATE.................. The determination date with respect to any payment date will be the 1st day of the
                                     same calendar month as such payment date or, if that 1st day is not a business day, the following business day.

RECORD DATE......................... The record date for each monthly payment on an offered certificate will be the last
                                     business day of the prior calendar month, except that the first record date will be the date of initial issuance. The registered holders of the series 2003-C2 certificates at the close of business on each record date will be entitled to receive, on the following payment date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

COLLECTION PERIOD................... Amounts available for payment on the offered certificates on any payment date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans included in the trust during the related collection period. Each collection period--

                                     o    will relate to a particular payment
                                          date,

                                     o    will be approximately one month long,

                                     o    will begin immediately after the prior
                                          collection period ends or, in the case
                                          of the first collection period, will
                                          begin on the cut-off date, and

                                     o    will end on the determination date in
                                          the same calendar month as the related
                                          payment date.

INTEREST ACCRUAL PERIOD............. The amount of interest payable with respect to the offered certificates on any payment date will be calculated based upon the interest accrued during the related interest accrual period. The interest accrual period for any payment date will be the preceding calendar month, however, for purposes of determining the interest due on each class of certificates each interest accrual period will be assumed to consist of 30 days.

RATED FINAL PAYMENT DATE............ As discussed in this prospectus supplement, the ratings assigned to the respective
                                     classes of offered certificates will
                                     represent the likelihood of--

                                     o    timely receipt of all interest to
                                          which each certificateholder is
                                          entitled on each payment date, and


                                     o    the ultimate receipt of all principal
                                          to which each certificateholder is
                                          entitled by the related rated final
                                          payment date, which is the final
                                          payment date used by the rating
                                          agencies in providing their ratings.

                                     The rated final payment dates for the
                                     respective classes of the offered
                                     certificates are as follows:

                                     o    for the class A-1 certificates, the
                                          payment date in ____________;

                                     o    for the class A-2 and class A-3
                                          certificates, the payment date in
                                           ____________; and

                                     o    for the class A-4, class B and class C
                                          certificates, the payment date in
                                          ____________.

ASSUMED FINAL PAYMENT DATE.......... With respect to any class of offered certificates, the assumed final payment
                                     date is the payment date on which the
                                     holders of those certificates would be
                                     expected to receive their last payment and the total principal balance of those certificates would be expected to be reduced to zero, based upon--

                                     o    the assumption that each borrower
                                          timely makes all payments on its
                                          mortgage loan;

                                     o    the assumption that no borrower
                                          otherwise prepays its mortgage loan
                                          prior to stated maturity; and

                                     o    the other modeling assumptions
                                          referred to under "Yield and Maturity
                                          Considerations" in, and set forth in
                                          the glossary to, this prospectus
                                          supplement.

                                     Accordingly, the assumed final payment date for each class of offered certificates is the payment date in the calendar month and year set forth below for that class:

                                                          MONTH AND YEAR OF
                                       CLASS          ASSUMED FINAL PAYMENT DATE
                                     ---------       ---------------------------
                                        A-1                  October 2008
                                        A-2                   July 2010
                                        A-3                  January 2013
                                        A-4                 November 2013
                                         B                  November 2013
                                         C                  November 2013

                                     The actual final payment date is likely to vary materially from the assumed final payment date due to potential defaults by borrowers, unanticipated expenses of the trust and voluntary and involuntary prepayments on the mortgage loans included in the trust.


                     DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND DENOMINATIONS...... We intend to deliver the offered certificates in book-entry form in original denominations of $25,000 initial principal balance and in any greater whole dollar denominations.

                                     You will initially hold your offered
                                     certificates, directly or indirectly,
                                     through The Depository Trust Company, in the United States, or Clearstream Banking, societe anonyme, Luxembourg or The Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and
                                     Denominations" in this prospectus
                                     supplement and under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

PAYMENTS

A.   GENERAL........................ The trustee will make payments of interest and principal to the classes of series
                                     2003-C2 certificateholders in the following order of priority, subject to available funds:

                                     PAYMENT ORDER             CLASS
                                     ------------- -----------------------------
                                          1st      A-1, A-2, A-3, A-4, XP and XC
                                          2nd                     B
                                          3rd                     C
                                          4th                     D
                                          5th                     E
                                          6th                     F
                                          7th                     G
                                          8th                     H
                                          9th                     J
                                          10th                    K
                                          11th                    L
                                          12th                    M
                                          13th                    N
                                          14th                    O
                                          15th                    P

                                     For risks associated with owning
                                     subordinate certificates see "Risk
                                     Factors--Risks Related to the Offered
                                     Certificates."


                                     Allocation of interest payments among the class A-1, class A-2, class A-3, class A-4, class XP and class XC certificates is pro rata based on the respective amounts of interest payable on each of those classes. Allocation of principal payments among the class A-1, class A-2, class A-3 and class A-4 certificates is described under "--C. Payments of Principal" below. The class XP and class XC certificates entitle their respective holders to payments of interest at the related pass-through rate, but do not have principal balances and do not entitle their respective holders to payments of principal.

                                     See "Description of the Offered
                                     Certificates--Payments--Priority of
                                     Payments" in this prospectus supplement.

B.   PAYMENTS OF INTEREST........... Each class of series 2003-C2 certificates, other than the class R-I and class R-II
                                     certificates, will bear interest. In each case, that interest will accrue during each interest accrual period based upon--

                                     o    the pass-through rate applicable for
                                          the particular class for that interest
                                          accrual period,

                                     o    the total principal balance or
                                          notional amount, as the case may be,
                                          of the particular class outstanding
                                          immediately prior to the related
                                          payment date, and

                                     o    the assumption that each year consists
                                          of twelve 30-day months.

                                     The borrowers under the mortgage loans are generally prohibited under the related mortgage loan documents from making whole or partial prepayments that are not accompanied by a full month's interest on the prepayment. If, however, a whole or partial voluntary prepayment (or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment) on an underlying mortgage loan is not accompanied by the amount of one full month's interest on the prepayment, then, as and to the extent described under "Description of the Offered
                                     Certificates--Payments--Payments of
                                     Interest" in this prospectus supplement, the resulting shortfall, less--

                                     o    the amount of the master servicing fee
                                          that would have been payable from that
                                          uncollected interest, and

                                     o    in the case of a voluntary prepayment
                                          on a non-specially serviced mortgage
                                          loan, the applicable portion of the
                                          payment made by the master servicer to
                                          cover prepayment interest shortfalls
                                          resulting from voluntary prepayments
                                          on non-specially serviced mortgage
                                          loans during the related collection
                                          period,

                                     may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2003-C2 certificates, including the offered certificates, on a pro rata basis in accordance with respective amounts of current accrued interest for those classes.

                                     On each payment date, subject to available funds and the payment priorities described under "--A. General" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                     See "Description of the Offered
                                     Certificates--Payments--Payments of
                                     Interest" and "--Payments--Priority of
                                     Payments" in this prospectus supplement.

C.   PAYMENTS OF PRINCIPAL.......... Subject to available funds and the payment priorities described under "--A. General" above, the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total initial principal balance of their particular class. The trustee must make payments of principal in a specified sequential order to ensure that:

                                     o    no payments of principal will be made
                                          to the holders of any non-offered
                                          class of series 2003-C2 certificates
                                          until the total principal balance of
                                          the offered certificates is reduced to
                                          zero;

                                     o    no payments of principal will be made
                                          to the holders of the class B and
                                          class C certificates until, in the
                                          case of each of those classes, the
                                          total principal balance of all more
                                          senior classes of offered certificates
                                          is reduced to zero;

                                     o    no payments of principal will be made
                                          to the holders of the class A-4
                                          certificates until the total principal
                                          balance of the class A-1, class A-2
                                          and class A-3 certificates is reduced
                                          to zero;

                                     o    no payments of principal will be made
                                          to the holders of the class A-3
                                          certificates until the total principal
                                          balance of the class A-1 and class A-2
                                          certificates is reduced to zero; and

                                     o    no payments of principal will be made
                                          to the holders of the class A-2
                                          certificates until the total principal
                                          balance of the class A-1 certificates
                                          is reduced to zero.

                                     Because of losses on the underlying
                                     mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O and class P certificates could be reduced to zero at a time when the class A-1, class A-2, class A-3 and class A-4 certificates remain outstanding. See "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" in the accompanying prospectus. Under those circumstances, any payments of principal on the class A-1, class A-2, class A-3 and/or class A-4 certificates will be made on a pro rata basis in accordance with their respective principal balances.

                                     The interest-only certificates, class R-I and class R-II certificates do not have principal balances and do not entitle their holders to payments of principal.

                                     The total payments of principal to be made on the series 2003-C2 certificates on any payment date will be a function of--

                                     o    the amount of scheduled payments of
                                          principal due or, in some cases,
                                          deemed due on the underlying mortgage
                                          loans during the related collection
                                          period, which payments are either
                                          received as of the end of that
                                          collection period or advanced by the
                                          master servicer, the trustee or the
                                          fiscal agent; and

                                     o    the amount of any prepayments and
                                          other unscheduled collections of
                                          previously unadvanced principal with
                                          respect to the underlying mortgage
                                          loans that are received during the
                                          related collection period.

                                     However, if the master servicer, the
                                     trustee or the fiscal agent reimburses
                                     itself out of principal collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related underlying mortgage loan, as described under "Description of the Offered
                                     Certificates--Reimbursement of

                                     Advances" in this prospectus supplement, then the total payments of principal to be made on the series 2003-C2 principal balance certificates on the corresponding payment date will be reduced by the amount of such reimbursement.

                                     See "Description of the Offered
                                     Certificates--Payments--Payments of
                                     Principal" and "--Payments--Priority of
                                     Payments" in this prospectus supplement.

D.   PAYMENTS OF PREPAYMENT
     PREMIUMS AND YIELD
     MAINTENANCE CHARGES............ If any prepayment premium or yield maintenance charge is collected on any of the mortgage loans included in the trust, then the trustee will pay that amount in the proportions described under "Description of the Offered
                                     Certificates--Payments--Payments of
                                     Prepayment Premiums and Yield Maintenance
                                     Charges" in this prospectus supplement,
                                     to--

                                     o    the holders of any of the class A-1,
                                          class A-2, class A-3, class A-4, class
                                          B, class C, class D, class E, class F,
                                          class G and class H certificates that
                                          are then entitled to receive payments
                                          of principal on that payment date, as
                                          described herein, and, to the extent
                                          funds are available,

                                     o    commencing with the payment date in
                                          ____________ through and including the
                                          payment date in     ,    % to the
                                          holders of the class XC certificates,
                                          and

                                     o    commencing with the payment date in
                                                ,   % to the holders of the
                                          class XC certificates.

REDUCTIONS OF CERTIFICATE PRINCIPAL
   BALANCES IN CONNECTION WITH
   LOSSES ON THE UNDERLYING MORTGAGE
   LOANS AND DEFAULT-RELATED AND
   OTHER UNANTICIPATED EXPENSES .... Future losses on the underlying mortgage loans and/or default-related and other
                                     unanticipated expenses of the trust may
                                     cause the total principal balance of the mortgage pool, net of advances of principal, to fall below the total principal balance of the series 2003-C2 certificates. If and to the extent that those losses and expenses cause a deficit to exist following the payments made on the series 2003-C2 certificates on any payment date, the total principal balances of the following classes of series 2003-C2 certificates will be sequentially reduced in the following order, until that deficit is eliminated:

                                     REDUCTION ORDER              CLASS
                                     ---------------     -----------------------
                                           1st                      P
                                           2nd                      O
                                           3rd                      N
                                           4th                      M
                                           5th                      L
                                           6th                      K
                                           7th                      J
                                           8th                      H
                                           9th                      G
                                          10th                      F
                                          11th                      E
                                          12th                      D
                                          13th                      C
                                          14th                      B
                                          15th            A-1, A-2, A-3 and A-4

                                     Any reduction to the respective total
                                     principal balances of the class A-1, class
                                     A-2, class A-3 and class A-4 certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances.

                                     Any losses and expenses that are associated with any of the mortgage loans secured by the Windsor Capital Portfolio or the U.S. Bank Tower properties that exceed the principal balance of the related subordinate non-trust mortgage loan will be allocated pro rata between the two senior mortgage loans secured by the respective properties. Any losses and expenses that are associated with any of the mortgage loans secured by the 237 Park Avenue, 1801 K Street and Wells Fargo Tower properties (i.e., the mortgage loans that are part of a split loan structure that is comprised only of pari passu mortgage loans) will be allocated pro rata between the two or more pari passu mortgage loans secured by such properties. The portion of such losses and expenses that is allocated to the senior mortgage loan that is included in the trust will be allocated among the series 2003-C2 certificates in the manner described above.

                                     See "Description of the Offered
                                     Certificates--Reductions of Certificate
                                     Principal Balances in Connection With
                                     Realized Losses and Additional Trust Fund
                                     Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT
   MONTHLY DEBT SERVICE PAYMENTS.... Except as described below in this subsection, the master servicer will be
                                     required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due on the mortgage loans included in the trust in each case net of related master servicing fees and workout fees. In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make, and the fiscal agent must make any of those advances that the trustee is required, but fails, to make. As described under "Description of the Offered
                                     Certificates--Advances of Delinquent
                                     Monthly Debt Service Payments" in this
                                     prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                     Notwithstanding the foregoing, none of the master servicer, the trustee or the fiscal agent will be required to make any advance that it determines will not be recoverable from proceeds of the related mortgage loan.

                                     In addition, if any of the adverse events or circumstances that we refer to under "Servicing Under the Pooling and Servicing Agreement--Required Appraisals" in, and identify in the glossary to, this prospectus supplement, occurs or exists with respect to any mortgage loan included in the trust or the mortgaged property for that mortgage loan, a new appraisal (or, in some cases involving mortgage loans or mortgaged properties with principal balances or allocated loan amounts, as the case may be, of less than $2,000,000, a valuation estimate of that property) must be obtained or conducted. If, based on that appraisal or other valuation, it is determined that the principal balance of, and other delinquent amounts due under, the mortgage loan, exceed an amount equal to,

                                     o    90% of the new estimated value of that
                                          real property, plus

                                     o    certain escrows and reserves and any
                                          letters of credit constituting
                                          additional security for the mortgage
                                          loan, minus

                                     o    the amount of any obligations secured
                                          by liens on the property, which liens
                                          are prior to the lien of the mortgage
                                          loan,

                                     then the amount otherwise required to be advanced with respect to that mortgage loan will be reduced. The reduction will be in generally the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, net of related advances of principal. Due to the payment priorities, any reduction in advances will reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2003-C2 certificates then outstanding.

                                     See "Description of the Offered
                                     Certificates--Advances of Delinquent
                                     Monthly Debt Service Payments" and
                                     "Servicing Under the Pooling and Servicing
                                     Agreement--Required Appraisals" in this
                                     prospectus supplement. See also
                                     "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS....... On each payment date, the trustee will make available to the registered holders of the series 2003-C2 certificates a monthly report substantially in the form of Annex D to this prospectus supplement. The trustee's report will detail among other things, the payments made to the series 2003-C2 certificateholders on that payment date and the performance of the underlying mortgage loans and the mortgaged properties.

                                     Upon reasonable prior notice, you may also review at the trustee's offices during normal business hours a variety of information and documents that pertain to the mortgage loans and the mortgaged properties for those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                                     See "Description of the Offered
                                     Certificates--Reports to
                                     Certificateholders; Available Information" in this prospectus supplement.

OPTIONAL TERMINATION................ Specified parties to the transaction may terminate the trust by purchasing the
                                     remaining trust assets when the total
                                     principal balance of the mortgage pool, net of advances of principal, is less than 1.0% of the initial mortgage pool balance. See "Description of the Offered
                                     Certificates--Termination" in this
                                     prospectus supplement.

           THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED PROPERTIES

GENERAL............................. In this section, "--The Underlying Mortgage
                                     Loans and the Mortgaged Properties," we
                                     provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                     o    "Description of the Mortgage Pool;"

                                     o    "Risk Factors--Risks Related to the
                                          Underlying Mortgage Loans;"

                                     o    Annex A--Certain Characteristics of
                                          the Underlying Mortgage Loans, and

                                     o    Annex B--Structural and Collateral
                                          Term Sheet.

                                     When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note that--

                                     o    All numerical information provided
                                          with respect to the mortgage loans is
                                          provided on an approximate basis.

                                     o    All weighted average information
                                          provided with respect to the mortgage
                                          loans reflects a weighting based on
                                          their respective cut-off date
                                          principal balances. We will transfer
                                          the cut-off date principal balance for
                                          each of the mortgage loans to the
                                          trust. We show the cut-off date
                                          principal balance for each of the
                                          mortgage loans on Annex A to this
                                          prospectus supplement.

                                     o    If any of the mortgage loans is
                                          secured by multiple properties located
                                          in more than one state, a portion of
                                          that mortgage loan has been allocated
                                          to each of those properties.

                                     o    Certain of the mortgage loans included
                                          in the trust are secured by mortgaged
                                          property that also secures another
                                          loan that is not included in the
                                          trust, which mortgage loan may be
                                          subordinated to or pari passu in right
                                          to payment with the other mortgage
                                          loan included in the trust. See
                                          "Description of the Mortgage
                                          Pool--Split Loan Structure" and
                                          "--Additional Loan and Property
                                          Information--Other Financing" in this
                                          prospectus supplement.

                                     o    When information with respect to
                                          mortgaged properties is expressed as a
                                          percentage of the initial mortgage
                                          pool balance, the percentages are
                                          based upon the cut-off date principal
                                          balances of the related mortgage loans
                                          or allocated portions of those
                                          balances.

                                     o    Statistical information regarding the
                                          mortgage loans may change prior to the
                                          date of initial issuance of the
                                          offered certificates due to changes in
                                          the composition of the mortgage pool
                                          prior to that date.

SOURCE OF THE UNDERLYING
   MORTGAGE LOANS................... We are not the originator of any of the mortgage loans that we intend to include in the trust. We will acquire those mortgage loans from our affiliate, Greenwich Capital Financial Products, Inc., pursuant to a Mortgage Loan Purchase Agreement dated as of December 30, 2003. Each of those mortgage loans was originated by--

                                     o    the mortgage loan seller from whom we
                                          acquired the mortgage loan, or

                                     o    a correspondent in the mortgage loan
                                          seller's conduit lending program.

                                     The mortgage loan seller is an affiliate of us and of Greenwich Capital Markets, Inc., the lead underwriter.

PAYMENT AND OTHER TERMS............. Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with a fixed rate of interest.

                                     The repayment obligation of each of the
                                     mortgage loans that we intend to include in the trust is evidenced by a promissory note executed by the related borrower and is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily properties. Except for limited permitted encumbrances, which we identify in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien.

                                     All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse. None of those mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by the depositor, the underwriters, the mortgage loan seller, or any other party.

                                     Each of the mortgage loans that we intend to include in the trust currently accrues interest at the annual rate specified with respect to that loan on Annex A to this prospectus supplement. The mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                                     Subject, in some cases, to a next business day convention, all of the mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month.

                                     65 of the mortgage loans, representing
                                     45.5% of the initial mortgage pool balance, provide for:

                                     o    amortization schedules that are
                                          significantly longer than their
                                          respective remaining terms to stated
                                          maturity; and

                                     o    a substantial balloon payment of
                                          principal on each of their respective
                                          maturity dates.

                                     13 of the mortgage loans, representing
                                     40.9% of the initial mortgage pool balance, require payments of interest only to be due on each due date until the expiration of a designated interest-only period, and the amortization of principal commencing on the due date following the expiration of that interest-only period.

                                     Three of the mortgage loans, representing
                                     13.6% of the initial mortgage pool balance, require payments of interest only to be due on each due date and the repayment of the full principal balance on its maturity date.

SPLIT LOAN STRUCTURE................ The mortgage loans identified in the table below are each part of a split loan
                                     structure, comprised of two or more
                                     mortgage loans that are secured by a single mortgage instrument on the same mortgaged property. The mortgage loans in a split loan structure that are outside the trust may be subordinated and/or pari passu in right of payment with the mortgage loan included in the trust.

                                     The payment priority between the mortgage loans in a split loan structure are as follows--

                                     o    with respect to the mortgage loans
                                          identified in the table below as
                                          Independent Square and Morris Business
                                          Campus (which are each comprised of
                                          one senior and one subordinated
                                          mortgage loan), prior to certain
                                          defaults the mortgage loan in the
                                          trust and the mortgage loan outside
                                          the trust are pari passu in right of
                                          payment and subsequent to such
                                          defaults the mortgage loan in the
                                          trust is senior in right of payment to
                                          the subordinate mortgage loan outside
                                          the trust.

                                     o    with respect to the mortgage loan
                                          identified in the table below as
                                          Windsor Capital Portfolio and U.S.
                                          Bank Tower (which are each comprised
                                          of two pari passu senior mortgage
                                          loans and one subordinate mortgage
                                          loan), prior to certain defaults each
                                          of such mortgage loans are pari passu
                                          in right of payment and subsequent to
                                          such defaults the pari passu senior
                                          mortgage loan in the trust and the
                                          pari passu senior mortgage loan
                                          outside the trust are pari passu in
                                          right of payment and both of such
                                          mortgage loans are senior to the
                                          subordinate mortgage loan outside the
                                          trust.

                                     o    with respect to the mortgage loans
                                          identified in the table below as 1801
                                          K Street, Wells Fargo Tower and 237
                                          Park Avenue, each of such mortgage
                                          loans are always pari passu in right
                                          of payment.

                                     See "Description of the Mortgage
                                     Pool--Split Loan Structure."

                                                       TRUST MORTGAGE
                                                       LOAN AS A % OF     AGGREGATE
                                                           INITIAL        NON-TRUST         NON-TRUST        NON-TRUST PARI
                                 TRUST MORTGAGE LOAN    MORTGAGE POOL   MORTGAGE LOAN         B NOTE           PASSU LOAN
         MORTGAGE LOAN                 BALANCE             BALANCE         BALANCE           BALANCE            BALANCE
------------------------------ ---------------------- ---------------- ---------------- ---------------- ----------------------
U.S. Bank Tower                  $120,240,000.00             6.8%       $139,760,000.00   $10,020,000.00    $129,740,000.00
237 Park Avenue                  $119,333,334.00             6.8%       $178,666,666.00          NA         $178,666,666.00(1)
1801 K Street                    $117,115,625.00             6.6%        $12,371,875.00          NA          $12,371,875.00
Independent Square                $55,000,000.00             3.1%        $14,000,000.00   $14,000,000.00           NA
Windsor Capital Portfolio         $54,630,244.44             3.1%        $69,527,577.31   $14,897,332.00     $54,630,244.44
Wells Fargo Tower                 $38,812,500.00(2)          2.2%       $211,187,500.00          NA         $211,187,500.00(3)
Morris Business Campus            $30,690,338.52             1.7%         $5,445,060.06    $5,445,060.06           NA

----------------------

                                     (1)  Comprised of 2 separate pari passu
                                          mortgage notes.

                                     (2)  The mortgage loan in the trust that is
                                          secured by the Wells Fargo Tower
                                          property is comprised of two separate
                                          pari passu mortgage notes. The figures
                                          set forth above present this mortgage
                                          loan on an aggregate basis. The
                                          individual components of such mortgage
                                          loan are more particularly set forth
                                          on "Annex A-2 - Wells Fargo Tower
                                          Amortization Schedule" to this
                                          prospectus supplement.

                                     (3)  Comprised of multiple separate pari
                                          passu mortgage notes.

                                     Each of the mortgage loans that is part of a split loan structure is subject to a co-lender agreement, which (except for the mortgage loans secured by the Windsor Capital Portfolio properties) generally provides that each of those mortgage loans (including the mortgage loan that is not included in the series 2003-C2 trust) will be serviced and administered pursuant to the pooling and servicing agreement.

                                     The Windsor Capital Portfolio mortgage loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the Commercial Mortgage Pass-Through
                                     Certificates, Series 2003-C1. The master servicer under the 2003-C1 pooling and servicing agreement is Wachovia Bank, National Association and the special servicer is GMAC Commercial Mortgage Corporation. The terms of the 2003-C1 pooling and servicing agreement are substantially similar to the terms of the pooling and servicing agreement for this transaction. See "Risk Factors--Conflicts of Interest," "Servicing

                                     Under the Pooling and Servicing
                                     Agreement--Servicing of the Windsor Capital
                                     Portfolio Loan Pair" and "Annex
                                     B--Structural and Collateral Term
                                     Sheet--Ten Largest Mortgage Loans--Windsor
                                     Capital Portfolio" in this prospectus
                                     supplement.

                                     With respect to the mortgage loans in a
                                     split loan structure with a subordinate
                                     non-trust mortgage loan, for so long as a control appraisal event has not occurred, the holder of the applicable subordinate non-trust mortgage loan will have the right to (i) advise the special servicer with respect to various servicing matters affecting all of the mortgage loans in the split loan structure and (ii) certain rights to replace the special servicer with respect to the mortgage loans in the split loan structure. See "Servicing under the Pooling and Servicing Agreement--The Directing Holders" in this Prospectus Supplement.

                                     A "control appraisal event" will exist with respect to any non-trust mortgage loan, if and for so long as the initial balance of such non-pooled subordinate mortgage loan, less principal payments, appraisal reduction amounts and (without duplication) realized losses allocated thereto is less than 25% of an amount equal to the initial principal balance of the non-trust mortgage loan minus all principal payments allocated thereto.

DELINQUENCY STATUS.................. None of the mortgage loans that we intend to include in the trust were 30 days or
                                     more delinquent with respect to any monthly debt service payment as of the cut-off date or at any time during the 12-month period preceding that date.

LOCKBOX TERMS....................... 43 of the mortgage loans that we intend to include in the trust, representing 87.0% of the initial mortgage pool balance, contain provisions for the payment of all rents, credit card receipts, accounts receivable payments and/or other income derived from the related mortgaged properties into a lockbox account.

                                     The above-referenced mortgage loans provide for the following types of lockbox accounts:

                                                                                NUMBER OF     % OF INITIAL
                                                                                MORTGAGE        MORTGAGE
                                                  TYPE OF LOCKBOX                 LOANS       POOL BALANCE
                                     ----------------------------------------  -----------  ----------------
                                     Hard....................................       33            74.3%
                                     Soft....................................       10            12.7%

                                     In general, "hard" means that tenants at the mortgaged property have been instructed to send rent payments directly to the lockbox bank; "soft" means that tenants send or deliver rent payments to the borrower or property manager who is required to send rents to the lockbox account. A more complete description of "soft" and "hard" lockbox accounts with respect to the above referenced mortgage loans is set forth under "Description of the Mortgage Pool--Additional Loan and Property Information--Lockboxes" in this prospectus supplement.


PREPAYMENT LOCK-OUT
   PERIODS AND DEFEASANCE........... All of the mortgage loans that we intend to include in the trust, representing 100% of the initial mortgage pool balance, contain provisions for a prepayment lock-out period that is currently in effect. A lock-out period is a period during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part. See

                                     "Description of the Mortgage Pool--Terms and Conditions of the Trust Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

                                     74 of the mortgage loans that we intend to include in the trust, representing 96.5% of the initial mortgage pool balance, provide for a period, during the prepayment lock-out period, when voluntary prepayments are still prohibited but the related borrower may defease the loan in full or, in certain cases, in part, and obtain a full or partial release of the mortgaged property from the mortgage lien by delivering acceptable U.S. Treasury securities or other acceptable "government securities," as such term is defined under section 2(a)(16) of the Investment Company
                                     Act of 1940, as substitute collateral for the mortgage loan. None of these mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

                                     Seven of the mortgage loans that we intend to include in the trust, representing 3.5% of the initial mortgage pool balance, provide for a period, following the initial prepayment lock-out period, when the loan is prepayable together with a yield maintenance charge, but does not provide for defeasance.

                                     Set forth below is information regarding the remaining terms of the lock-out period for those mortgage loans included in the trust that currently provide for a prepayment lock-out period:

                                     Maximum remaining lock-out period.......................       117 months
                                     Minimum remaining lock-out period.......................        23 months
                                     Weighted average remaining lock-out period..............        92 months

PROPERTY, LIABILITY AND OTHER
   INSURANCE........................ The loan documents for each of the mortgage loans that we intend to include in the
                                     trust generally require the related
                                     borrower to maintain or cause to be
                                     maintained with respect to the
                                     corresponding mortgaged property the
                                     following insurance coverage--

                                     o    property insurance;

                                     o    flood insurance, if applicable;

                                     o    comprehensive general liability
                                          insurance against claims for personal
                                          and bodily injury, death or property
                                          damage occurring on, in or about the
                                          insured property; and

                                     o    business interruption or rent loss
                                          insurance.

                                     Substantially all of the mortgage loans
                                     that we intend to include in the trust
                                     provide that the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located) through either (a) a direct covenant specifically requiring terrorism coverage or (b) through a general provision requiring the borrowers to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. Substantially all of the borrowers have obtained the required insurance against damage caused by terrorism, although most of those policies have exclusions that provide that coverage will not apply for damage caused by nuclear, chemical or biological events.

                                     See "Risk Factors--Risks Related to the
                                     Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates" and "Description of the Mortgage
                                     Pool--Additional Loan and Property
                                     Information--Property, Liability and Other
                                     Insurance" in this prospectus supplement.

ADDITIONAL STATISTICAL INFORMATION

A.   GENERAL CHARACTERISTICS........ The mortgage pool will have the following general characteristics as of the cut-off date:(1)

                                     Initial mortgage pool balance..........................    $1,767,326,840
                                     Number of mortgage loans...............................                81
                                     Number of mortgaged properties.........................               115
                                     Maximum cut-off date principal balance.................      $120,240,000
                                     Minimum cut-off date principal balance.................          $796,911
                                     Average cut-off date principal balance.................       $21,818,850
                                     Maximum mortgage interest rate.........................            7.410%
                                     Minimum mortgage interest rate.........................            4.660%
                                     Weighted average mortgage interest rate................            5.855%
                                     Maximum original term to maturity .....................        144 months
                                     Minimum original term to maturity .....................         60 months
                                     Weighted average original term to maturity.............        102 months
                                     Maximum remaining term to maturity.....................        144 months
                                     Minimum remaining term to maturity.....................         58 months
                                     Weighted average remaining term to maturity............         99 months
                                     Weighted average underwritten debt service coverage
                                        ratio...............................................             1.67x
                                     Weighted average cut-off date loan-to-appraised value
                                        ratio...............................................             70.0%

                                     ------------------

                                     (1)  The initial mortgage pool balance and
                                          all other financial and statistical
                                          information provided herein, unless
                                          indicated otherwise, are based on the
                                          mortgage loans included in the trust
                                          and exclude any subordinate or pari
                                          passu non-trust mortgage loan.

                                     The initial mortgage pool balance is equal to the total cut-off date principal balance of the mortgage pool and is subject to a permitted variance of plus or minus 5%.

                                     Except as otherwise described in the next two sentences, the underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten annual net cash flow for the related mortgaged property, divided by the product of 12 times the monthly debt service payment due in respect of that mortgage loan on the first due date following the cut-off date or, if it is currently in an interest-only period, on the first due date after the commencement of the scheduled amortization. With respect to the mortgage loans that are part of a split loan structure the underwritten debt service coverage ratio is equal to the underwritten annual net cash flow for such mortgaged property, divided by 12 times the monthly debt service payment due (for a 30-day month) in respect of the mortgage loan included in the trust fund plus the non-trust pari passu senior mortgage loan in that split loan structure, if any, without regard to the monthly debt service that is due in connection with the non-trust subordinate mortgage loan in that split loan structure, if any.

                                     Except as otherwise described below in this paragraph, the cut-off date loan-to-appraised value ratio for any mortgage loan to be included in the trust is equal to its cut-off date principal balance, divided by the estimated value of the related mortgaged property as set forth in the most recent third-party appraisal available to us. Consistent with the foregoing, in the case of each of the mortgage loans that are part of a split loan structure, the cut-off date principal balance used in the calculation of cut-off date loan-to-appraised value ratio includes the cut-off date principal balance of the mortgage loan that has been included in the trust plus any related non-trust pari passu senior mortgage loan, but excludes the principal balance of any subordinate mortgage loan in that split loan structure.

B.   GEOGRAPHIC CONCENTRATION....... The table below shows the number of, and percentage of the initial mortgage pool
                                     balance secured by, mortgaged properties located in the indicated jurisdiction:

                                                                                       % OF INITIAL
                                                                        NUMBER OF        MORTGAGE
                                                   JURISDICTION         PROPERTIES     POOL BALANCE
                                     --------------------------------- ------------   ---------------
                                     California                              29            29.9%
                                     New York                                 3            16.0%
                                     Connecticut                              5             7.5%
                                     Washington, DC                           1             6.6%
                                     Texas                                    9             5.7%
                                     Florida                                  3             4.2%

                                     The remaining mortgaged properties with
                                     respect to the mortgage pool are located throughout 22 other states. No more than 3.1% of the initial mortgage pool balance is secured by mortgaged properties located in any of these other states.

C.   PROPERTY TYPES................. The table below shows the number of, and percentage of the initial mortgage pool
                                     balance secured by, mortgaged properties predominantly operated for each indicated purpose:

                                                                                                % OF INITIAL
                                                                                 NUMBER OF        MORTGAGE
                                                                                 PROPERTIES     POOL BALANCE
                                                                                ------------   ---------------
                                     Retail................................           31             24.6%
                                        Anchored Retail....................           16             14.9%
                                        Superregional Mall                             1              5.5%
                                        Regional Mall                                  1              1.8%
                                        Big Box                                        7              1.7%
                                        Shadow Anchored Retail.............            2              0.4%
                                        Unanchored Retail..................            3              0.3%
                                        Single Tenant Retail...............            1            < 0.1%
                                     Office................................           36             58.1%
                                     Multifamily...........................            9              3.8%
                                        Garden.............................            7              3.0%
                                        Townhouse..........................            1              0.6%
                                        Mid Rise...........................            1              0.2%
                                     Self Storage..........................           17              2.8%
                                     Hospitality...........................           17              7.2%
                                        Full Service.......................            8              5.0%
                                     Limited Service.......................            9              2.2%
                                     Mixed Use.............................            2              2.1%
                                     Industrial............................            2              1.2%
                                     Mobile Home Parks.....................            1              0.2%

D.   ENCUMBERED INTERESTS........... The table below shows the number of, and percentage of the initial mortgage pool
                                     balance secured by, mortgaged properties for which the whole or predominant encumbered interest is as indicated:

                                               ENCUMBERED INTEREST               NUMBER OF      % OF INITIAL
                                                 IN THE MORTGAGED                MORTGAGED        MORTGAGE
                                                  REAL PROPERTY                  PROPERTIES     POOL BALANCE
                                     ---------------------------------------    ------------  -----------------
                                     Fee simple.............................       110              94.8%
                                     Leasehold..............................         3               3.3%
                                     Fee simple in part and leasehold in part        2               1.9%

                                     It should be noted that each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as "fee simple" in the chart above.


                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES..... The trustee or its agent will make elections to treat designated portions of the assets of the trust as two separate real estate mortgage investment conduits, or REMICs, under sections 860A through 860G of the Internal Revenue Code of 1986, as amended. Those two REMICs are as follows:

                                     o    REMIC I, which will consist of, among
                                          other things, the mortgage loans that
                                          are included in the trust; and

                                     o    REMIC II, which will hold the regular
                                          interests in REMIC I.

                                     The offered certificates will be treated as regular interests in REMIC II. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer.

                                     It is anticipated that each class of
                                     offered certificates will be issued at a [premium] for federal income tax purposes.

                                     When determining the rate of accrual of
                                     original issue discount, market discount and premium, if any, for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

                                     o    no mortgage loan in the trust will be
                                          prepaid prior to maturity, and

                                     o    there will be no extension of maturity
                                          for any mortgage loan in the trust.

                                     For a more detailed discussion of the
                                     federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

                                     For a more detailed discussion of the
                                     federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

ERISA............................... We anticipate that, subject to satisfaction of the conditions referred to under
                                     "Certain ERISA Considerations" in this
                                     prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                     o    Title I of the Employee Retirement
                                          Income Security Act of 1974, as
                                          amended, or

                                     o    section 4975 of the Internal Revenue
                                          Code of 1986, as amended,

                                     will be able to invest in the offered
                                     certificates without giving rise to a
                                     prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Greenwich Capital Markets, Inc. by the U.S. Department of Labor.

                                     If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See "Certain ERISA Considerations" in this prospectus supplement and "ERISA Considerations" in the accompanying prospectus.

LEGAL INVESTMENT.................... Upon initial issuance, and for so long as such certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, the class A-1, class A-2, class A-3, class A-4, class B and class C certificates will be mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                                     You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS........... The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of any offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                                     See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus and "Description of the Mortgage Pool--Terms and Conditions of the Trust Mortgage Loans" in this prospectus supplement.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the relevant legal, tax, accounting and investment expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class B and Class C Certificates Are Subordinate to and Are Therefore Riskier than, the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates and, With Respect to Interest Distributions, the Class XP and Class XC Certificates. If you purchase class B or class C certificates, then your offered certificates will provide credit support to other classes of series 2003-C2 certificates with an earlier designation. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things--

     o the risk profile you seek for your investment compared to the risk profile of each of the offered certificates,

     o the payment priorities of the respective classes of the series 2003-C2 certificates,

     o the order in which the respective classes of the series 2003-C2 certificates will be reduced in connection with losses and default-related shortfalls on the mortgage loans included in the trust,

     o    the characteristics and quality of the mortgage loans in the trust;
          and

     o each of the risk factors described in this prospectus supplement and the accompanying prospectus.

     See "Description of the Mortgage Pool" and "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable," "--Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses" and "--Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make all Required Payments on Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The yields on your offered certificates will depend on--

     o    the price you paid for your offered certificates, and

     o    the rate, timing and amount of payments on your offered certificates.

     The rate, timing and amount of payments on your offered certificates will depend on:

     o the pass-through rate for, and other payment terms of, your offered certificates;

     o the rate and timing of payments and prepayments and other collections of principal on the underlying mortgage loans;

     o the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

     o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     o the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans; and

     o    servicing decisions with respect to the underlying mortgage loans.

     In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your offered certificates.

     In addition, if the master servicer, the trustee or the fiscal agent reimburses itself out of principal collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, as described under "Description of the Offered Certificates--Reimbursement of Advances" in this prospectus supplement, then the Total Principal Payment Amount for the corresponding payment date would be reduced by the amount of such reimbursement. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates.

     See "Description of the Mortgage Pool," "Servicing Under the Pooling and Servicing Agreement," "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

     The Right of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent to Receive Interest on Advances May Result in Additional Losses to the Trust Fund. The master servicer, the special servicer, the trustee and the fiscal agent will each be entitled to receive interest on unreimbursed advances made by it. This interest will accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

     The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates. The Mortgaged Properties may suffer casualty losses due to risks that are not covered by insurance (including acts of terrorism) or for which insurance coverage is not adequate or available at commercially reasonable rates.

     In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002, the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2004 (with a potential to extend to December 31, 2005), will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that resulted in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

     The Treasury Department will establish procedures for the program under which the federal share of compensation will be equal to 90 percent of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap).

     Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury will determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

     There can be no assurance that upon its expiration subsequent terrorism insurance legislation will be passed. Furthermore, because this program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance. Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance.

     To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain such insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of such commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

     Substantially all of the mortgage loans that we intend to include in the trust provide that the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located) through either (a) a direct covenant specifically requiring terrorism coverage or (b) through a general provision requiring the borrowers to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. Substantially all of the borrowers have obtained the required insurance against damage caused by terrorism, although most of those policies have exclusions that provide that coverage will not apply for damage caused by nuclear, chemical or biological events. With respect to certain of the mortgage loans, terrorism insurance coverage is provided under blanket policies that also cover other properties owned by affiliates of the related borrower and, accordingly, the amount of coverage would be reduced if insured events occur at such other properties. Most insurance policies covering commercial properties such as the mortgaged properties are subject to renewal on an annual basis and there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. In addition, depending upon the nature and extent of any damage that a mortgaged property may sustain, the coverage amount may be inadequate to cover a full restoration of such mortgaged property. In the event a mortgaged property securing a mortgage loan is damaged by an act of terrorism or suffers physical damage and the related insurance coverage is inadequate to cover the outstanding balance of the loan, certificateholders will suffer losses on their certificates based on the extent of the shortfall and the payment priority of their certificate.

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of property:

     o    office,

     o    retail,

     o    multifamily rental,

     o    industrial/warehouse,

     o    self-storage,

     o    mobile home parks,

     o    hospitality, and

     o    mixed use.

     The risks associated with lending on these types of properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     o income producing properties that require the successful operation of the related mortgaged property;

     o the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property, which may be more difficult with respect to a commercial property;

     o income from, and the market value of, a mortgaged property, which is dependent upon the ability to lease space in the mortgaged property and the length and terms of such leases (many of which have terms that expire prior to the maturity date of the related mortgage loan); and

     o evaluating the amount of liquidation proceeds that can be obtained from the related mortgage property, which are more likely to be determined based on a capitalization of the mortgaged property's cash flow than by the absolute value of the mortgaged property and improvements thereon.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" and "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     The Underlying Mortgage Loans Have a Variety of Characteristics Which May Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, several of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

     o The Mortgaged Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged property and any additional collateral for the relevant loan, such as escrows, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse under certain circumstances to the borrower or a guarantor, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. In addition, the trust may not be able to ultimately collect the amount due from the borrower or guarantor under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by any other party. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse" in the accompanying prospectus.

     o Tenant Actions May Affect Lender's Ability to Receive Underwritten Cash Flows. In general, the underwritten cash flow for a particular mortgaged property is based on certain assumptions made by the originator in connection with the origination of the mortgage loan, including assumptions related to tenants at the mortgaged property. Unanticipated actions of a tenant may, in the future, challenge these assumptions and cause a decline in the cash flow at the mortgaged property.

          With respect to the mortgage loan identified on Annex A as 237 Park Avenue, representing 6.8% of the initial mortgage pool balance, the largest tenant is J. Walter Thompson. This tenant, which occupies approximately 39.7% of the gross leasable square feet at the mortgaged property, has asserted a claim against the borrower for using improper methodology in computing the tenant's share of real estate tax escalations. The lease does not permit the tenant to offset against rent any amounts in connection with any tenant claim, and the tenant has agreed in writing that it will not offset against rent in connection with this dispute pending resolution. The mortgage loan seller has been advised by the borrower's counsel that because this method of computing this tenant's share of real estate tax escalation charges has been used since the lease inception (and the tenant has been receiving the landlord's escalation statements for over twenty years), it is unlikely that the tenant would prevail in this dispute. There can be no assurance, however, that the tenant will not in the future attempt to offset against rent in breach of this agreement, which, if done, might have an impact on the cash flow of the subject property. However, in the event the tenant breaches the lease, the related loan documents provide for an automatic "cash trap" whereby excess cash in the amount of any tenant offset will be retained by the lender as cash collateral for the subject loan.

          With respect to the mortgage loan identified on Annex A as 150 Fifth Avenue, representing 3.7% of the initial pool balance, Cable & Wireless, plc. ("BB" by S&P and "Ba3" by Moody's), the parent of Digital Island, one of the tenants at the mortgaged property (which tenant occupies approximately 10.7% of the gross leasable square feet at the mortgaged property), recently announced its desire to cease operations in the United States. Digital Island is current on its lease payments, but there can be no assurance that this tenant will continue to perform its obligations under the lease. If for any reason Digital Island ceases to make payments as required under the lease, such failure to pay would result in a shortfall of underwritten cash flows which could result in a reduction in the amount of funds available to certificateholders.

          With respect to the mortgage loan identified on Annex A as101 Redwood Shores Parkway, representing 0.8% of the initial mortgage pool balance, Macromedia, Inc., which occupies approximately 53.2% of the gross leasable square feet at the mortgaged property, has disputed the computation of the tenant's share of the operating expenses for the 2002 calendar year in the approximate aggregate amount of $400,000. The lease does not permit the tenant to offset against rent any amounts in connection with any tenant claim. The mortgage loan seller has been advised by the borrower that (i) the borrower has rejected the tenant's dispute in writing, (ii) all operating expenses charged to the tenant were made in accordance with the terms of the lease, (iii) the tenant has not asserted a legal claim with respect to such disputed amounts and (iv) the tenant has paid, and continues to pay, the tenant's share of the operating expenses in the amounts calculated by the borrower. There can be no assurance however that the tenant will not in the future attempt to offset any rent in breach of this agreement, which, if done, might have an impact on the cash flow of the subject property. At closing, the borrower deposited $250,000 into a reserve account as cash collateral for any potential liability of the borrower in connection with such dispute and as additional cash collateral for the subject loan. See "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--237 Park Avenue" and "--150 Fifth Avenue" and "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants" in the accompanying prospectus.

     o In Some Cases, a Mortgaged Property Is Dependent on a Single Tenant or on One or a Few Major Tenants. In the case of 35 mortgaged properties, securing 41.6% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. In the case of one of those properties, securing less than 0.1% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies all or substantially all of the property. Accordingly, although the leased space may be re-let at similar rents, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant at the mortgaged property.

          Arter & Hadden (a Cleveland-based law firm), the largest tenant at the 1801 K Street Property, is in dissolution and is winding up its affairs to dissolve their partnership and cease operations. The tenant had been subletting 52.6% of its space. The borrower is in the process of attempting to convert these subleases into formal tenant leases. An affiliate of the borrower, SOF-VI U.S. Holdings, L.L.C., has executed a master lease with respect to the entirety of the spaced demised under the lease with Arter & Hadden, which contains the same economic terms and the same expiration date as the Arter & Hadden lease. To the extent that the borrower enters into any new direct lease with a tenant covering a portion of the space demised under the master lease (including any existing sublease that becomes a direct lease), the obligations of SOF-VI U.S. Holdings, L.L.C. under the master lease will be reduced accordingly. See "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--1801 K Street."

          See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants," "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus.

     o 82.7% of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower's Interests in Each of the Following Property Types--Retail and Office. 31 of the mortgaged properties, securing 24.6% of the initial mortgage pool balance, are primarily used for retail purposes. We consider 18 of those retail properties, securing 15.2% of the initial mortgage pool balance, to be anchored or shadow anchored. An anchor tenant is a retail tenant whose space is substantially larger in size than that of other tenants at a retail mall or shopping center and whose operation is vital in attracting customers to a retail mall or shopping center. A shadow anchor is a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of that retail property that is not collateral for the related mortgage loan. Despite the importance of a shadow anchor to any particular retail property, the borrower and/or lender may have little or no ability to ensure that such shadow anchor continues operations at the subject site.

          In addition, retail tenants often have co-tenancy provisions permitting them to, among other things, cease operation or reduce their rent in the event an anchor or other significant tenant ceases operations, goes dark or fails to renew its lease. There can be no assurance that the actions of a significant tenant at a retail center (including a tenant that is not leasing a portion of the mortgaged property) will not have a significant impact on the collateral for the mortgage loan or the related borrower's ability to make its mortgage loan payments.

          36 of the mortgaged properties, securing 58.1% of the initial mortgage pool balance, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of or the entire property.

          Certain tenants at some of the mortgaged properties have been, may currently be or may in the future become, a party to a bankruptcy proceeding. For example, Regus Business Center, a tenant at a mortgaged property securing the mortgage loan identified on Annex A as Minnesota Center, representing 1.7% of the initial pool balance, is currently in bankruptcy. However, Regus Business Center has affirmed its lease. The bankruptcy of or financial difficulties affecting a tenant may adversely affect a borrower's ability to make its mortgage loan payments.

          The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

          Tenant risks are increased if there is a concentration of tenants in particular industries at one or more of the mortgaged properties. If a particular industry experiences an economic downturn, a concentration among the tenants of any mortgaged property in such industry may lead to losses on the related mortgage loan that are substantially more severe than would be the case if its tenants were in diversified industries. See Annex A to this prospectus supplement for a list of the three largest tenants (based on square feet occupied) at each of the mortgaged properties.

     o Hospitality Properties. 17 of the mortgage loans, representing 7.2% of the initial mortgage pool balance, are secured by a hospitality property. The economic success of hospitality properties is generally subject to the factors included in "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Hospitality Properties" in the accompanying prospectus.

     o Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Property Located in Each of the Following States-- California, New York, Texas, Connecticut, and Washington, DC. The mortgaged properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent 4.2% or more of the initial mortgage pool balance:

                                         % OF INITIAL
                                          NUMBER OF           MORTGAGE
                        STATE             PROPERTIES        POOL BALANCE
            --------------------------- ---------------- -------------------
            California                       29                 29.9%
            New York                          3                 16.0%
            Connecticut                       5                  7.5%
            Washington DC                     1                  6.6%
            Texas                             9                  5.7%
            Florida                           3                  4.2%

          The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Risk Factors--Geographic

          Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus. The mortgaged properties located in any given state may be concentrated in one or more areas within that state. Annex A to this prospectus supplement contains the address for each mortgaged property.

     o The Mortgage Pool Will Include Material Concentrations of Balloon Loans. 81 mortgage loans, representing 100% of the initial mortgage pool balance, are balloon loans. The ability of a borrower to make the required balloon payment on a balloon loan at maturity depends upon the borrower's ability either to refinance the loan or to sell the mortgaged property, which depends on economic and market factors that cannot be predicted. See "Description of the Mortgage Pool--Terms and Conditions of the Trust Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--There is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

     o The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five largest mortgage loans to be included in the trust represent 30.5% of the initial mortgage pool balance, and the ten largest mortgage loans to be included in the trust represent 46.0% of the initial mortgage pool balance. See "Description of the Mortgage Pool--General," "--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--U.S. Bank Tower," "--237 Park Avenue," "--1801 K Street," "--Broadway Mall," "--Pinnacle Building," "--150 Fifth Avenue," "--High Ridge Park," "--Independent Square," "--Windsor Capital Portfolio" and "--Pin Oak Portfolio" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

     o The Mortgage Pool Will Include Leasehold Mortgage Properties. Five mortgaged properties, representing 5.2% of the initial mortgage pool balance (based on allocated loan amount with respect to multi-property mortgage loans), are secured by a mortgage lien on the related borrower's leasehold interest in all or a material portion of the related mortgaged property, but not by the corresponding fee interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease and potential rental payment increases, lending on a leasehold interest in a property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. See also "Risk Factors--Ground Leases Create Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

     o Mortgage Loans with Condominium Ownership Have Special Risks. The mortgage loan identified on Annex A to this prospectus supplement as Chapel Square, representing 0.6% of the initial mortgage pool balance, is secured by the borrower's fee simple interest in one condominium unit in a two unit condominium. In addition, the borrower under one mortgage loan identified on Annex A as 237 Park Avenue, representing 6.8% of the initial mortgage pool balance, has the right to convert the mortgaged property to a condominium form of ownership in connection with the release of air rights above such mortgaged property. See "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--237 Park Avenue" in this prospectus supplement and "Risk Factors--A Discussion of Various Types of Multifamily and Commercial Properties that may Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     o Some of the Mortgaged Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures. Some of the mortgage loans are secured by a mortgage lien on a property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged property to its current form or use following a major casualty. See

          "Description of the Mortgage Pool--Additional Loan and Property Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

     o Some of the Mortgaged Properties May Not Comply with the Americans with Disabilities Act of 1990 or Similar Laws. Some of the mortgaged properties securing mortgage loans that we intend to include in the trust may not comply with the Americans with Disabilities Act of 1990 or similar state laws. Compliance, if required, can be expensive. See "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus.

     o Multiple Mortgaged Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants. Eight separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The 3 largest of these other separate groups represent 9.0%, 4.0% and 2.4%, respectively, of the initial mortgage pool balance. See "Description of the Mortgage Pool--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

          In addition, there are tenants who lease space at more than one mortgaged property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A to this prospectus supplement for a list of the three largest tenants (based on square feet occupied) at each of the mortgaged properties.

          The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged properties securing mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. A bankruptcy proceeding of a borrower or a tenant could materially and adversely affect the ability to liquidate the related mortgaged property. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance," "--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     o Some of the Mortgaged Properties Are Owned by Borrowers That Are Tenants-In-Common. Four of the mortgage loans that we intend to include in the trust, which collectively represent 4.6% of the initial mortgage pool balance, are owned by borrowers that are tenants-in-common. With respect to 2 such mortgage loans, each of the related tenant-in-common borrowers is a single purpose entity. With respect to two such mortgage loans, although the tenant-in-common borrowers are not currently special purpose entities, these borrowers are required, prior to February, 2004, to transfer title to the related mortgaged property to a special purpose entity.

          In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if a tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant-in-common has the ability to seek a partition of the property (requesting that a court order a sale of the property and a distribution of the proceeds proportionally). In order to reduce the likelihood of a partition action, the SPE tenant-in-common borrowers have (i) covenanted in their loan documents not to commence a partition action and (ii) affirmatively waived their right to seek a partition or covenanted not to exercise their right to commence a partition action under their respective tenant-in-common agreements. However, there can be no assurance that, if challenged, a waiver would be enforceable or that it would be enforced in a bankruptcy proceeding. The non-SPE tenant-in-common borrowers are not precluded from commencing a partition action under their organizational documents and have not waived their right to seek a partition action. As such, there is a greater risk of prepayment as a result of a partition.

          In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases. With respect to each of the tenant-in-common loans, the loan documents provide that the portion of the loan attributable to each tenant-in-common interest that files for bankruptcy protection (or the entire outstanding loan balance) will become full recourse to such tenant-in-common borrower, and its owner or guarantor, if such tenant-in-common borrower files for bankruptcy.

     o Some of the Mortgaged Properties Are or May Be Encumbered by Additional Debt. Certain mortgaged properties that secure mortgage loans that we intend to include in the trust are or may in the future be encumbered by subordinate debt. Seven of the mortgage loans, representing 30.3% of the initial mortgage pool balance, are secured by mortgaged properties that also secure other mortgage loans in a split loan structure, which other mortgage loans (also referred to as companion mortgage loans) are either subordinate or pari passu to the mortgage loans. The mortgage loans in each split loan structure are cross-defaulted with each other. See "Description of the Mortgage Pool--Split Loan Structure" and "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--U.S. Bank Tower," "--237 Park Avenue," "--1801 K Street," "--Independent Square" and "Windsor Capital Portfolio" in this prospectus supplement.

          The existence of secured subordinate indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged property. Any or all of the following may result from the existence of secured subordinate indebtedness on a mortgaged property:

          1. refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

          2. reduced cash flow could result in deferred maintenance at the particular property;

          3. if the holder of the other debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular property could be delayed; and

          4. if the mortgaged property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan in the trust.

          Except for the following mortgage loan identified on Annex A to this prospectus supplement as Independent Square, each of the mortgage loans in a split loan structure amortize at the same monthly rate and mature on the same maturity date. With respect to the Independent Square split loan structure, the mortgage loan included in the trust amortizes on a 360 month schedule and the corresponding subordinate Companion Loan amortizes on a 300-month schedule (using an assumed 8% interest rate). The mortgage loan in the trust matures on December 1, 2008, and the corresponding subordinate Companion Loan matures on December 1, 2006. The subordinate Companion Loan provides for two one-year extensions, provided, among other things, that (1) no event of default exists, (2) the borrower secures a LIBOR cap of 5% and (3) the borrower pays of an extension fee of 0.25% for the first extension and 0.50% for the second extension. The borrower may extend the mortgage loan without obtaining an interest rate cap, however the interest rate on the Independent Square Junior Companion Loan will then be 15.0%. See "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--Independent Square."

          The holder of a subordinate companion note may in the future be an affiliate of the borrower, however, the related co-lender agreement will provide that such holder will not be entitled to advise or direct the special servicer.

     o The Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt. Certain borrowers or affiliates of borrowers under mortgage loans we intend to include in the trust have pledged or may in the future pledge their interest in the borrower as security for a loan. With respect to five of the mortgage loans that we intend to include in the trust, secured by the mortgaged properties identified on Annex A to this prospectus supplement as 237 Park Avenue, 1801 K Street, Windsor Capital Portfolio, Burlington Town Center and Fox Chase Apartments, collectively representing 19.1% of the initial mortgage pool balance, equity holders of the related borrowers have incurred mezzanine debt secured by a pledge of an equity interest in the related borrower. With respect to five of the mortgage loans that we intend to include in the trust, secured by the mortgaged properties identified on Annex A to this prospectus supplement as High Ridge Park, Independent Square, 595 Double Eagle Court, Scottsdale Marriott and 9785 Gateway Drive, collectively representing 8.6% of the initial mortgage pool balance, equity holders of the related borrowers may in the future incur mezzanine debt secured by a pledge of an equity interest in the related borrower subject to the terms of the related loan documents.

          In general, with respect to each mezzanine loan other than the mezzanine loan related to the mortgage loan identified on Annex A as Burlington Town Center, if (i) an acceleration of the mortgage loan has occurred, (ii) certain enforcement actions in the nature of foreclosure have been commenced or (iii) the mortgage loan becomes a specially serviced mortgage loan as a result of a monetary event of default under the mortgage loan documents that the special servicer asserts may result in an impairment of the mortgage loan, the mezzanine lender has the option of purchasing the mortgage loan. The purchase price will be equal to the outstanding principal balance of the mortgage loan together with accrued and unpaid interest thereon, (including any late charges, default interest, exit fees, advances and post-petition interest), any protective advances made by the holder of the mortgage loan, and interest charged by the holder of the mortgage loan on any advances for monthly payments of principal and/or interest thereon and/or on any protective advances, including all costs and expenses (including legal fees and expenses) actually incurred by the holder of the mortgage loan in enforcing the terms of the loan documents. In addition to the conditions above, in the case of the mortgage loan identified on Annex A as Windsor Capital Portfolio, the mezzanine lender will have the option of purchasing the mortgage loan if (a) any borrower has become debtor in a bankruptcy proceeding or
          (b) such loan becomes a specially serviced mortgage loan, regardless of the conditions described in clause (iii) above. With respect to the mezzanine loan related to the mortgage loan identified on Annex A as Burlington Town Center, the mezzanine lender has no option to purchase the related mortgage loan.

          With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Dominicks Grocery & Garage, an indirect member of the borrower pledged its indirect equity interest in the borrower (such borrower, the "Dominicks Borrower") to secure a mezzanine loan made to the members of the owner of the residential portion of such property (which is not collateral for the Dominicks Grocery & Garage Loan). The Dominicks Grocery & Garage property is the commercial portion of a property that consists of a commercial portion, which secures the mortgage loan in the trust, and a residential portion, which is not security for the mortgage loan in the trust. The residential portion of the building is collateral for a first mortgage loan (not an asset of the trust) to a borrower (the "Residential Borrower"), which borrower is affiliated with the Dominicks Borrower, from an unaffiliated lender. Certain of the equity owners of the Residential Borrower pledged their respective interests in the Residential Borrower to a mezzanine lender (unaffiliated with the mortgage loan seller) (the "Residential Mezzanine Loan"). The pledge of indirect equity in the Dominicks Borrower is additional collateral for the Residential Mezzanine Loan and in the event of a default under the Residential Mezzanine Loan, the lender under the Residential Mezzanine Loan will have the ability to foreclose on the indirect equity pledges in the Dominicks Borrower and cause a change in control of the Dominicks Borrower, pursuant to and as set forth in the related intercreditor agreement.

          While a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to these mortgage loans, the relative rights of the mortgagee and the related mezzanine lender are set forth in an intercreditor agreement, which generally provides that the rights of the mezzanine lender (including the right to payment) are subordinate to the rights of the mortgage loan lender. See "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" and "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--237 Park Avenue," "--1801 K Street," "--High Ridge Park," "--Independent Square," and "--Windsor Capital Portfolio" in this prospectus supplement.

          The mezzanine debt holder with respect to the mortgage loan identified on Annex A to this prospectus supplement as Burlington Town Center is an affiliate of the borrower. In addition, the mezzanine debt holder with respect to any mezzanine debt and any future mezzanine debt may in the future be an affiliate of the borrower. Therefore, the interests of the mezzanine debt holder may conflict with your interests.

          The existence of mezzanine indebtedness may result in reduced cash flow to the related borrowers (after payments of debt service on the mortgage loan and the mezzanine loan), which in turn could result in the deferral of expenditures for property maintenance and/or increase the likelihood of a borrower bankruptcy. See "Risk Factors--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus. In a bankruptcy proceeding, the trust would face certain limitations, and the holders of mezzanine indebtedness would likely contest any attempt to foreclose on the related property or properties. See, generally, "Risk Factors--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

          See "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     o The Mortgaged Properties that Secure Five Mortgage Loans in the Trust also Secure Another Mortgage Loan that Is Not in the Trust and the Interests of the Holders of those Other Mortgage Loans May Conflict with Your Interests. Five mortgage loans, representing 25.5% of the initial mortgage pool balance, are each part of a split loan structure, each comprised of two or more mortgage loans that are secured by a single mortgage instrument on the same mortgaged property. Each of such mortgage loans is subject to a co-lender agreement, which provides, among other things, that the holder of the mortgage loans that are not included in the trust (whether subordinate or pari passu in right of payment with the mortgage loan included in the trust) will have certain rights (i) to advise or consult with the special servicer with respect to various servicing matters affecting all of the mortgage loans in the split loan structure and (ii) replace the special servicer with respect to the mortgage loans in the split loan structure. See "Description of the Mortgage Pool--Split Loan Structure" and "Servicing Under the Pooling and Servicing Agreement--The Directing Holders" in this prospectus supplement. The holders of the mortgage loans that are not included in the trust may have interests that conflict with your interests.

     o Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any of the class A-2, class A-3, class A-4, class B and class C certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own any other class of offered certificates with a shorter weighted average life, such as the class A-1 certificates. This is so because the longer mortgage loans are outstanding in a mortgage pool the greater the chances are that a borrower in such mortgage pool will default or prepay a mortgage loan. Such default or prepayment will in turn increase the concentration of all other borrowers, or other loans or property characteristics and therefore a certificate with a longer weighted average life is more likely to be exposed to such increased concentrations. See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

     o Lending on Income-Producing Real Properties Entails Environmental Risks. The trust could become liable for a material adverse environmental condition at any of the mortgaged properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     Except in the case of the mortgaged property identified on Annex A as Campbellton Plaza, with respect to each of the mortgaged properties securing mortgage loans that we intend to include in the trust, a third-party consultant conducted a Phase I environmental site assessment or updated a previously conducted Phase I environmental site assessment. In the case of 110 mortgaged properties, securing 97.0% of the initial mortgage pool balance, all of the environmental assessments were completed during the 12-month period ending on the cut-off date. With respect to five mortgaged properties, securing 3.0% of the initial mortgage pool balance, the environmental assessments were completed during the 21-month period, but more than 12 months, preceding the cut-off date. To the extent that any Phase I environmental site assessment recommended a Phase II environmental site assessment or other follow-up measures, such Phase II or other follow-up was performed.

     With respect to the Campbellton Plaza mortgage loan, the borrower delivered an environmental insurance policy in lieu of having a Phase I environmental site assessment report prepared.

     If the environmental assessments identified the presence of material amounts of asbestos-containing materials, lead-based paint and/or radon, the environmental consultant generally recommended, and the related loan documents generally required the establishment of, or there was generally implemented, an operation and maintenance plan or the implementation of a remediation program to address the issue. The presence of such materials could result in a claim for damages.

     If the environmental assessments identified potential problems at properties adjacent or otherwise near to the related mortgaged properties, the related borrower was generally required to monitor the environmental condition and/or to carry out additional testing, or obtain confirmation that a third party is the responsible party. To the extent a third party "responsible party" was identified, generally the borrower will not be required to take any action regarding potential problems at an adjacent or nearby property.

     In other cases, the environmental testing identified problems at certain of the mortgaged properties. In these cases, unless a state funded program was identified as a source of funding for remediation costs or the related borrower received a "no further action" letter from the relevant governmental department, the related borrower was required to do one or more of the following:

     o take remedial action if no third party was identified as being responsible for the remediation;

     o deposit a cash reserve in an amount generally equal to 100% to 125% of the estimated cost of the remediation;

     o monitor the environmental condition and/or carry out additional testing; and/or

     o obtain an environmental insurance policy (which may contain specific coverage limits and deductibles and which may not be sufficient to cover all losses resulting from certain environmental conditions).

     The environmental report prepared in connection with the origination of the mortgage loan identified on Annex A as Broadway Mall, identified hydraulic service bay lifts at the Broadway Mall Property. The environmental consultant concluded that such lifts had not significantly impacted the mortgaged property and estimated that cleanup costs should be no greater than $70,000. In addition, a previous subsurface investigation performed in June 2001, indicated that tetrachloroethylene ("PCE") was present in the groundwater at this mortgaged property. The environmental consultant contacted the New York State Department of Environmental Conservation, which indicated that PCE concentrations at the level found at the mortgaged property are found throughout the region. The environmental consultant opined that since PCE use (either current or historical) had not been documented on the portion of the mortgaged property where it was found, it is unlikely that the owner of the mortgaged property would be considered a responsible party. However, the environmental consultant recommended that, in the unlikely event that the owner of the mortgaged property is held responsible for the PCE contamination, $280,000 would be sufficient to cover any cleanup costs. The borrower under the Broadway Mall loan provided the lender with a 15-year term environmental insurance policy issued by The Chubb Group of Insurance Companies, covering up to $1,000,000, with a $10,000 deductible. The borrower has prepaid the premium in full. In the event of a default under the loan documents and the discovery of environmental damage (as defined in the policy), the policy is required to pay the lesser of the outstanding balance of the mortgage loan or the cost to remediate the mortgaged property.

     The Phase I environmental report prepared for the mortgaged property securing the mortgage loan identified on Annex A to this prospectus supplement as Manaport Plaza indicated possible contamination of soil and/or groundwater on the mortgaged property as a result of six incidents of leaking underground storage tanks ("LUSTS") at a Hess gas station located approximately 200 feet from the mortgaged property, each of which has received regulatory closure. The report also identified possible contamination of soil and/or groundwater on the mortgaged property from solvents used by a dry-cleaner formerly located on the mortgaged property. With respect to each such issue, the Phase I environmental report recommended that soil borings be performed on the mortgaged property. According to borrower's and lender's environmental consultants, the groundwater and soil samples taken from such recommended borings did not contain any chemical compounds associated with gasoline contamination. Accordingly, such consultants concluded that the LUSTS should not be an environmental concern to the mortgaged property and that no further action is necessary with respect to the LUSTS. According to borrower's and lender's environmental consultants, one of the soil samples and groundwater samples did detect the presence of dry cleaning solvents, but which do not require remediation or reporting to the Virginia Department of Environmental Quality. Accordingly, such consultants concluded that the existence of such dry cleaning solvents should not be an environmental concern to the mortgaged property and that no further action is necessary with respect to such solvents.

     The Phase I environmental report prepared for the mortgaged property securing the mortgage loan identified on Annex A to this prospectus supplement as the Marketplace at Huntingdon Valley recommended soil and groundwater testing for possible contamination relating to a dry cleaning business operating at the mortgaged property since 1990. The environmental consultant performed such testing, recommended and developed a plan for remediation of groundwater contamination (which remediation plan consists of the injection of hydrogen releasing compounds into the ground), and commenced implementation of such plan. At closing, the environmental consultant concluded that the cost of remediation should not be more than $360,000. At closing, the borrower deposited approximately $570,000 into a reserve account. In November 2003, the environmental consultant indicated that the required injections have been performed and, assuming effective results (which results may not be fully established until December 2005), estimates the remaining costs of remediation to be $31,000, which amount is anticipated to be used primarily for the costs and expenses necessary to perform the ongoing monitoring and testing required under Pennsylvania law following the implementation of a remediation plan. If it is determined that the groundwater contamination has not been adequately remediated by the current remediation plan, the environmental consultant estimates the remaining costs of remediation to be $195,000, which amount is anticipated to be used primarily for the implementation of a new remediation plan and for ongoing monitoring, testing, assessment and reporting. As of December 1, 2003, the environmental reserve account contains $250,000, which is in excess of 125% of such costs and expenses. If the lender or the environmental consultant determines, at any time, that the remaining cost of remediation exceeds the amount currently on deposit in the environmental reserve account the loan documents require excess cash to be deposited into such reserve until at least 125% of the then current estimate is on deposit.

     In a few cases where a responsible party, other than the related borrower, had been identified with respect to a potential adverse environmental condition at a mortgaged property securing a mortgage loan that we intend to include in the trust, the environmental consultant did not recommend that any action be taken by the related borrower. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     Furthermore, any particular environmental assessment may not have tested for all potentially adverse conditions. For example, testing for lead-based paint, lead in drinking water and radon was done only if the originating lender determined or the environmental consultant recommended that the use, age and condition of the subject property warranted that testing. There can be no assurance that--

     o the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     o the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     o any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action; or

     o    the required environmental insurance policy will be obtained.

     See "Description of the Mortgage Pool--Assessments of Property Condition--Environmental Assessments" in this prospectus supplement and "Risk Factors--Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

     Lending on Income-Producing Properties Entails Risks Related to Property Condition. Engineering firms inspected the mortgaged properties securing all of the mortgage loans that we intend to include in the trust, during the 12-month period preceding the cut-off date (except in the case of five mortgage loans representing 3.0% of the initial mortgage pool balance during the 18-month period, and in the case of one mortgage loan representing 0.2% of the initial mortgage pool balance prior to 21 months before the cut-off date), to assess--

     o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o the general condition of the site, buildings and other improvements located at each property.

     In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover these costs.

     There can be no assurance that the above-referenced inspections identified all risks related to property conditions at the mortgaged properties securing the mortgage loans or that adverse property conditions, including deferred maintenance and waste, have not developed at any of the mortgaged properties since that inspection.

     Limitations Related to Multi-Property Mortgage Loans. The mortgage pool will include mortgage loans that are secured by multiple mortgaged properties. These mortgage loans are identified in the tables contained in Annex A. The purpose of securing any particular mortgage loan with multiple properties is to reduce the risk of default or ultimate loss on such mortgage loan or mortgage loans as a result of an inability of any particular mortgaged property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

     o the release of one or more of the mortgaged properties from the related mortgage lien, and/or

     o a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Terms and Conditions of the Trust Mortgage Loans" and "--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     When multiple properties secure an individual mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

     Seven multi-property mortgage loans that we intend to include in the trust, collectively representing 10.3% of the initial mortgage pool balance, are each secured by mortgaged properties located in two or more states. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged properties simultaneously because foreclosure actions are brought in state or local court and the courts of one state cannot exercise jurisdiction over property in another state.

     Limited Information Causes Uncertainty. Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those properties.

     Tax Considerations Related to Foreclosure. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2003-C2 certificates. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution with respect to the series 2003-C2 certificates.

     Prior Bankruptcies. We are aware that, in the case of the mortgage loans identified on Annex A to this prospectus supplement as La Verne West, Manaport Plaza and College Plaza, which mortgage loans represent 2.4% of the initial mortgage pool balance, a principal of the related borrower or the actual borrower (in the case of the College Plaza loan) emerged from bankruptcy in 1997. The borrowers under the La Verne West, Manaport Plaza and College Plaza loans are affiliated entities. In the case of the mortgage loan identified on Annex A to this prospectus supplement as Marketplace at Huntingdon Valley, a principal of the related borrower emerged from bankruptcy in 1998. In the case of the mortgage loan identified on Annex A to this prospectus supplement as Belle Meadow Apartments, the previous owner of the mortgaged property filed and emerged from bankruptcy in 1993. A principal of the borrower under the mortgage loan was also a principal of the prior owner. We are not aware of any other mortgage loans that we intend to include in the trust as to which a direct principal of the related borrower was a party to a bankruptcy proceeding. However, there can be no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See "Risk Factors--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus. In addition, certain tenants at some of the mortgaged properties may have been, may currently be or in the future may become a party to a bankruptcy proceeding.

     Impact Of Current Events On Financial Markets. The impact of recent international events involving the United States, such as the war in Iraq and terrorist attacks, is uncertain. These events could lead to general economic downturn, including a reduction in travel and personal spending, increased oil prices, loss of jobs and an overall weakened investor confidence. Among other things, reduced investor confidence may result in substantial volatility in securities markets and a decline in real estate-related investments.

     Furthermore, it is uncertain what effects the events of September 11, 2001 and future terrorist activities and/or any consequent actions on the part of the United States Government and others, including military action, will have on:
(a) U.S. and world financial markets; (b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the mortgaged properties that secure the mortgage loans included in the trust; and/or (e) insurance costs and the availability of insurance coverage for terrorist acts.

     As a result of the foregoing, defaults on commercial real estate loans could increase, and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates," "--The Market Value of Your

Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" in the accompanying prospectus.

CONFLICTS OF INTEREST

     General. The potential for various conflicts of interest exists with respect to the offered certificates, including conflicts of interest among certain of the borrowers, the property or asset managers, the depositor, Greenwich Capital Markets, Inc., in its capacity as lead underwriter, and the master servicer and special servicer, who may purchase some of the non-offered certificates.

     Conflicts of Interest May Arise Between the Trust and the Mortgage Loan Seller or its Affiliates that Engage in the Acquisition, Development, Operation, Financing and Disposition of Real Estate. Conflicts may arise because the mortgage loan seller or its affiliates intend to continue to actively acquire, develop, operate, finance or dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, those affiliates may acquire or sell properties, or finance mortgage loans secured by properties, including the mortgaged properties or properties that are in the same markets as the mortgaged properties. In such case, the interests of those affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the value of the mortgaged properties and therefore the amount and, particularly in the case of a refinancing or sale of a mortgaged property, timing of distributions with respect to the offered certificates.

     The Special Servicer May Experience a Conflict of Interest in Owning Certain Classes of Non-Offered Certificates. The holder of certain of the non-offered certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder. It is anticipated that the special servicer or an affiliate thereof will be the holder of such non-offered certificates. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of their affiliates. See "Servicing Under the Pooling and Servicing Agreement--General" in this prospectus supplement.

     Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged properties because:

     o the property managers also may manage additional properties, including properties that may compete with those mortgaged properties; or

     o affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged properties.


              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement, including in Annexes A and B to this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.


                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 81 mortgage loans identified on Annex A to this prospectus supplement in the trust. The mortgage loans included in the trust will have an initial mortgage loan balance as of the cut-off date of $1,767,326,840.

     Seven of the mortgage loans included in the trust, representing 30.3% of the initial pool balance, are each part of a split loan structure, comprised of two or more mortgage loans that are secured by a single mortgage instrument on the same mortgaged property. See "--Split Loan Structure" below.

     The Initial Mortgage Pool Balance as of the cut-off date will be $1,767,326,840. However, the actual initial mortgage loan balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the Mortgage Pool or any other mortgage loans are added to the Mortgage Pool. See "--Changes In Mortgage Pool Characteristics" below.

     The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A to this prospectus supplement. Those cut-off date principal balances range from $796,911 to $120,240,000, and the average of those cut-off date principal balances is $21,818,850.

     Each of the mortgage loans that we intend to include in the trust was originated by Greenwich Capital Financial Products, Inc., the mortgage loan seller from whom we acquired the mortgage loans, or by a correspondent in the mortgage loan seller's conduit lending program.

     The Mortgage Loan Seller is our affiliate and an affiliate of Greenwich Capital Markets, Inc.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the mortgage loans that we intend to include in the trust to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or any other party.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

     o All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     o All weighted average information provided with respect to the mortgage loans included in the trust reflects a weighting by their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. We show the cut-off date principal balance for each of the mortgage loans on Annex A to this prospectus supplement.

     o If a mortgage loan is secured by multiple mortgaged properties located in more than one state, a portion of that mortgage loan has been allocated to each of those properties.

     o Certain of the mortgage loans included in the trust are secured by mortgaged property that also secures another loan that is not included in the trust, which mortgage loan may be subordinated to or pari passu in right to payment with the other mortgage loan included in the trust. See "Description of the Mortgage Pool--Split Loan Structure" and "--Additional Loan and Property Information--Other Financing" in this prospectus supplement.

     o When information with respect to mortgaged properties is expressed as a percentage of the Initial Mortgage Pool Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

     o Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the Mortgage Pool prior to that date.

MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The Mortgage Pool will include seven mortgage loans, representing 10.3% of the Initial Mortgage Pool Balance, that are secured by two or more real properties. In certain cases, in order to minimize the amount of mortgage recording tax due in connection with the transaction, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan.

     The Mortgage Pool also includes eight groups of mortgaged properties that are under common ownership and/or control, as identified in the following table:

                                                                                                      % OF INITIAL
                                                                                     NUMBER OF          MORTGAGE
                                 PROPERTY NAMES                                    MORTGAGE LOANS     POOL BALANCE
---------------------------------------------------------------------------------- --------------     -------------
U.S. Bank Tower and Wells Fargo Tower............................................         2                9.0%
Burlington Town Center, KLA Retail Pool B, KLA Retail Pool A and Chapel Square...         4                4.0%
Manaport Plaza, College Plaza and La Verne West..................................         3                2.4%
Park 2000 II, Park 2000 I and 6185 Harrison/6265 McLeod, LLC.....................         3                1.6%
Storage USA and NSS SW Investors.................................................         2                1.1%
840 South Hobart and Arroyo Parkway..............................................         2                0.4%
595 Double Eagle Court and 9785 Gateway Drive....................................         2                0.3%
Lake Carolina Building and Lakeview Gardens......................................         2                0.2%


TERMS AND CONDITIONS OF THE TRUST MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention, all of the mortgage loans that we intend to include in the trust provide for scheduled debt service payments to be due on the first day of each month.

     Mortgage Rates; Calculations of Interest. Each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A to this prospectus supplement. As of the cut-off date, the mortgage interest rates for the mortgage loans included in the trust ranged from 4.66% per annum to 7.41% per annum, and the weighted average of those mortgage interest rates was 5.86% per annum.

     The mortgage loan included in the trust that is secured by the Wells Fargo Tower property is comprised of two separate notes, each with a different mortgage interest rate. For purposes of this prospectus supplement, the mortgage interest rate is the blended interest rate set forth on Annex A. See also "Annex A-2 - Wells Fargo Tower Amortization Schedule."

     None of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     Each of the mortgage loans included in the trust will accrue interest on the basis of the actual number of days elapsed during each one-month accrual period in a year of 360 days.

     Balloon Loans. 78 of the mortgage loans included in the trust, representing 86.4% of the Initial Mortgage Pool Balance, are characterized by:

     o an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

     o a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

Three of the mortgage loans included in the trust, representing 13.6% of the Initial Mortgage Pool Balance, are interest only loans that provide for a balloon payment being due on its stated maturity date.

     Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates.

                                                     MORTGAGE LOANS
                                                     --------------

ORIGINAL TERM TO MATURITY (MOS.)
Maximum.......................................              144
Minimum.......................................               60
Weighted Average..............................              102

REMAINING TERM TO MATURITY (MOS.)
Maximum.......................................              144
Minimum.......................................               58
Weighted Average..............................               99

ORIGINAL AMORTIZATION TERM (MOS.)
Maximum.......................................              360
Minimum.......................................              240
Weighted Average..............................              349

REMAINING AMORTIZATION TERM (MOS.)
Maximum.......................................              360
Minimum.......................................              229
Weighted Average..............................              348

     13 mortgage loans that we intend to include in the trust, representing 40.9% of the Initial Mortgage Pool Balance, require that payments of interest only be made during a 5-month to 48-month period following origination of such mortgage loans. Accordingly, with respect to the calculation of original and remaining amortization terms in the table above, such mortgage loans are assumed to have amortizations terms ranging from 300 months to 360 months.

     Some of the mortgage loans included in the trust will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Prepayment Provisions. 80 mortgage loans that we intend to include in the trust, representing 95.1% of the Initial Mortgage Pool Balance, provide for a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by one of the following:

     o a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged property through defeasance (74 mortgage loans representing 96.5% of the initial pool balance), or

     o a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment (7 mortgage loans representing 3.5% of the initial pool balance).

     With respect to the mortgage loans that are in a prepayment lock-out period--

     o the maximum remaining prepayment lock-out period as of the cut-off date is 117 months,

     o the minimum remaining prepayment lock-out period as of the cut-off date is 23 months, and

     o the weighted average remaining prepayment lock-out period as of the cut-off date is 92 months.

     One of the mortgage loans that we intend to include in the trust, representing 4.9% of the Initial Mortgage Pool Balance, provides for prepayment in whole at any time, provided that any prepayment during the defeasance lock-out period shall be accompanied by a yield maintenance premium, and after the defeasance lockout period, the loan may be prepaid or defeased.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans may occur under the circumstances described under "--Other Prepayment Provisions" below.

     The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A to this prospectus supplement.

     Prepayment Consideration Periods. Seven of the mortgage loans included in the trust, representing 3.5% of the Initial Mortgage Pool Balance, provide for a period, following their initial prepayment lock-out periods, when the loan is voluntarily prepayable with the payment of an additional prepayment consideration. That prepayment consideration will equal an amount calculated based on a yield maintenance formula or the greater of:

     o    an amount calculated based on a yield maintenance formula, and

     o    a percentage of the amount prepaid.

     Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Payments-- Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Open Prepayment Periods. All of the mortgage loans that we intend to include in the trust provide for an open prepayment period that generally begins not more than six months prior to stated maturity.

     Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

     Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in the prior paragraph.

     Release Provisions. 7 mortgage loans that we intend to include in the trust, representing 10.3% of the Initial Mortgage Pool Balance, permit the borrower to obtain a release of one or more of its properties from the lien of the mortgage following the expiration of the Defeasance Lock-Out Period, subject to the satisfaction of certain conditions, including: (i) the deposit of defeasance collateral in a minimum amount of 125% to 133% (as specified in the related loan documents) of the allocated loan amount of the property or properties being released (or in the case of the mortgage loan identified on Annex A as Encino Office, 100%, (ii) satisfaction of certain DSCR tests and
(iii) no event of default. In some cases, the loan documents require that the amount of defeasance collateral be equal to the greater of (i) the sale or refinancing proceeds and (ii) the specified percentage of the allocated loan amount for such mortgaged property.

     In addition, under certain circumstances described below, the mortgage loans identified on Annex A to this prospectus supplement as Windsor Capital Portfolio and KLA Retail Pool A permit a release of one of the mortgaged properties prior to the expiration of the Defeasance Lock-out Period. With respect to the mortgaged properties identified on Annex A to this prospectus supplement as Windsor Capital Portfolio, the property located in Farmington Hills, Michigan, representing 0% of the initial pool balance based on allocated loan amount, may be released at any time in conjunction with a sale, subject to:
(i) payment of $2,468,466, which amount will be transferred by the lender into a cash collateral subaccount to be held for the benefit of the lender and (ii) no event of default. See "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--Windsor Capital Portfolio."

     In the case of the mortgage loan identified on Annex A to this prospectus supplement as KLA Retail Pool A, the owner of the adjacent shopping center has an option to purchase the North Charleston, South Carolina property (which mortgaged property represents 0.1% of the initial pool balance based on allocated loan amount) if such property has been dark for at least 12 consecutive months. If that option is exercised prior to the period during which defeasance is permitted, the loan documents permit the release of such property from the lien of the mortgage upon prepayment of 125% of the allocated loan amount for such property plus yield maintenance, provided that if 100% of the net sale proceeds exceeds the sum of 125% of the allocated loan amount plus the yield maintenance charge thereon, the loan documents require that the excess sale proceeds be applied to further prepay the loan with yield maintenance on such additional prepayment.

     With respect to the mortgaged properties identified on Annex A to this prospectus supplement as KLA Retail Pool A and KLA Retail Pool B, the borrower is permitted, once during the life of the loan, to obtain a release of one or more of its properties from the lien of the mortgage by substituting another property for the mortgaged property to be released. Such collateral substitution is subject to the satisfaction of certain conditions including receipt by the lender of a letter from each rating agency confirming that such substitution will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. No substitution shall be permitted if the substitute property represents more than (a) 25% of the net operating income or
(b) 25% of the aggregate property value of the original portfolio of properties.

     In addition, certain of the mortgage loans provide for the release of undeveloped land or certain portions of the related mortgaged property not considered material in underwriting such mortgage loan.

     Defeasance Loans. 74 of the mortgage loans included in the trust, representing 96.5% of the Initial Mortgage Pool Balance, permit the respective borrowers to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited. Each of these mortgage loans permits the related borrower to obtain a release of all or a portion of the mortgaged property or properties, as applicable, from the lien of the related mortgage during specified periods and subject to specified conditions, by pledging to the holder of the mortgage loan the requisite amount of Government Securities.

     In general, the Government Securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that:

     o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, in some instances, the expiration of the prepayment lock-out period; and

     o will, in the case of each due date, be in a total amount at least equal to the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date.

     7 of the mortgage loans that we intend to include in the trust, representing 10.3% of the Initial Mortgage Pool Balance, are multi-property loans, each of which may be partially defeased during the applicable defeasance period, whereupon the mortgage on the defeased mortgaged property or properties would be released and the cross-collateralization would terminate as to the property or properties so released. In general, the borrower will be required to pledge to the holder of the mortgage loan Government Securities in an amount generally equal to 115% to 133% of the allocated loan amount (except with respect to the mortgage loan identified on Annex A to this prospectus supplement as Encino Office Park, which provides for 100% of the allocated loan amount) for the property or properties to be released.

     In connection with a defeasance, the related borrower will generally be required to deliver a security agreement granting a first priority security interest in the collateral to the trust, together with an opinion of counsel confirming the first priority status of the security interest and a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity.

     None of the mortgage loans that we intend to include in the trust may be defeased prior to the second anniversary of the date of initial issuance of the series 2003-C2 certificates.

     Although many of the mortgage loans require that the defeasance collateral consist of U.S. Treasury securities, certain other mortgage loans permit other Government Securities to be used in connection with a defeasance. However, even if the loan documents require U.S. Treasury securities, subject to obtaining confirmation from the Rating Agencies that the use of other defeasance eligible collateral will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed below in this "--Due-on-Sale and Due-on-Encumbrance Provisions" subsection, these clauses either:

     o permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged property, or

     o prohibit the borrower from transferring or encumbering the corresponding mortgaged property without the consent of the holder of the mortgage.

     See, however, "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable" and "--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

     All of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

     o transfers of the corresponding mortgaged property if specified conditions are satisfied, which conditions normally include one or both of the following--

          1. confirmation by the Rating Agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, and/or

          2.   the reasonable acceptability of the transferee to the lender;

     o a transfer of the corresponding mortgaged property to a person that is affiliated with or otherwise related to the borrower;

     o transfers by the borrower of the corresponding mortgaged property to specified entities or types of entities;

     o    issuance by the borrower of new partnership or membership interests;

     o changes in ownership between existing shareholders, partners, members or to their respective affiliates, as applicable, of the related borrower;


     o a transfer of non-controlling ownership interests in the related borrower;

     o transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

     o    other transfers similar in nature to the foregoing.

TRUST MORTGAGE CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged properties, on an individual basis and in tabular format, is shown on Annex A and Annex B to this prospectus supplement. The statistics in the tables and schedules on Annex A and Annex B to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SPLIT LOAN STRUCTURE

     The Mortgage Pool will include seven mortgage loans that are each part of a Loan Pair. A Loan Pair generally consists of two or more mortgage loans that are each evidenced by a separate promissory note, but that are both or all, as the case may be, secured by the same mortgage instrument or instruments encumbering the related mortgaged property or properties. The mortgage loans in a split loan structure that are outside the trust may be subordinated and/or pari passu in right of payment with the mortgage loan included in the trust. The mortgage loans constituting a Loan Pair are generally cross-defaulted and secured by the same mortgaged property. The allocation of payments to the respective notes in a Loan Pair, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is reflected in the subject promissory notes and co-lender agreement. Such co-lender agreement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the mortgage loans in the Loan Pair.

     Two of the Loan Pairs, which are respectively secured by the Independent Square and Morris Business Campus properties, consist of two mortgage loans, one senior mortgage loan, which is included in the trust, and one subordinate mortgage loan, which is not included in the trust.

     Two of the Loan Pairs, which are respectively secured by the Windsor Capital Portfolio and the U.S. Bank Tower property, consists of three mortgage loans, two pari passu senior mortgage loans, one of which is included in the trust, and the other of which is not included in the trust, and a subordinate mortgage loan, which is not included in the trust. With respect to the Windsor Capital Portfolio mortgage loan, the pari passu mortgage loan inside the trust is referred to as the "Windsor Capital Portfolio Trust Loan," the pari passu mortgage loan outside the trust is referred to as the "Windsor Capital Portfolio Pari Passu Companion Loan" and the subordinate loan outside the trust is referred to as the "Windsor Capital Portfolio Junior Companion Loan." With respect to the U.S. Bank Tower mortgage loan, the pari passu mortgage loan inside the trust is referred to as the "U.S. Bank Tower Trust Loan," the pari passu mortgage loan outside the trust is referred to as the "U.S. Bank Tower Pari Passu Companion Loan" and the subordinate loan outside the trust is referred to as the "U.S. Bank Tower Junior Companion Loan." See "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--U.S. Bank Tower Loan" and "--Windsor Capital Portfolio."

     One of the Loan Pairs, which is secured by the 1801 K Street properties consists of two pari passu mortgage loans, one of which is included in the trust (the "1801 K Street Trust Loan"), and the other of which is not included in the trust (the "1801 K Street Pari Passu Companion Loan"). See "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--1801 K Street."

     One of the Loan Pairs, which is secured by the 237 Park Avenue property, consists of three pari passu mortgage loans, one of which is included in the trust (the "237 Park Avenue Trust Loan"), and the other two of which are not included in the trust (the "A-2 Note" and the "A-3 Note," which are collectively referred to as the "237 Park Avenue Pari Passu Companion Loans"). See "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--237 Park Avenue."

     One of the Loan Pairs, which is secured by the Wells Fargo Tower property, consists of multiple pari passu mortgage loans, two of which are included in the trust (the "Wells Fargo Tower Trust Loan"), and the others which are not included in the trust (collectively, the "Wells Fargo Tower Pari Passu Companion Loans"). See "Annex A-2 - Wells Fargo Tower Amortization Schedule."

     Five of the ten largest mortgage loans in the Mortgage Pool are each part of a Loan Pair. For a discussion of these mortgage loans, we refer you to "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--U.S. Bank Tower," "--237 Park Avenue," "--1801 K Street," "--Independent Square" and "--Windsor Capital Portfolio."

     The payment priority between each Loan Pair is as follows-

     o with respect to the Loan Pairs identified in the table below as Independent Square and Morris Business Campus prior to either (i) a monetary event of default with respect to the Loan Pair, (ii) a material non-monetary event of default with respect to the Loan Pair or (iii) the Loan Pair becoming a specially serviced loan that is in default, the mortgage loan and the Companion Loan are pari passu in right of payment and subsequent to the events described in clauses
          (i), (ii) and (iii) above, the mortgage loan will be senior in right of payment to its corresponding subordinate Companion Loan such that all amounts collected in respect of the Loan Pair will first be used to pay interest and principal on the mortgage loan until its principal balance has been reduced to zero and then to pay interest and principal on the subordinate Companion Loan.

     o with respect to the Loan Pairs identified in the table below as Windsor Capital Portfolio and U.S. Bank Tower prior to either (i) a monetary event of default with respect to the Loan Pair, (ii) a material non-monetary event of default with respect to the Loan Pair or (iii) the Loan Pair becoming a specially serviced loan that is in default, each of such mortgage loans are pari passu in right of payment and subsequent to the events described in clauses (i), (ii) and (iii) above, each of the pari passu mortgage loans are senior in right of payment to the related subordinate Companion Loan and (A) with respect to the Windsor Capital Portfolio mortgage loan (a) all amounts in respect of interest on such Loan Pair will be used to pay interest on the Windsor Capital Portfolio Trust Loan and Windsor Capital Portfolio Pari Passu Companion Loan and then to pay interest on the Windsor Capital Portfolio Junior Companion Loan and (b) all amounts collected in respect of principal on the Loan Pair will first be used to pay the Windsor Capital Portfolio Trust Loan and Windsor Capital Portfolio Pari Passu Companion Loan until their principal balance is reduced to zero and then to pay principal on the Windsor Capital Portfolio Junior Companion Loan and (B) with respect to the U.S. Bank Tower mortgage loan (a) all amounts in respect of interest on such Loan Pair will be used to pay interest on the U.S. Bank Tower Trust Loan and U.S. Bank Tower Pari Passu Companion Loan and (b) all remaining amounts collected in respect of the Loan Pair will first be used to pay the U.S. Bank Tower Trust Loan and U.S. Bank Tower Pari Passu Companion Loan until their principal balance is reduced to zero and then to pay interest and principal on the U.S. Bank Tower Junior Companion Loan.

     o with respect to the Loan Pair identified in the table below as 1801 K Street, Wells Fargo Tower and 237 Park Avenue and their corresponding pari passu Companion Loans, the mortgage loan and the corresponding pari passu Companion Loans are always pari passu in right of payment.

     Except for the following Loan Pair, the notes comprising each loan pair amortize at the same monthly rate and mature at the same maturity date:

     o With respect to the Loan Pair secured by the property identified in Annex A to this prospectus supplement as Independent Square, the mortgage loan included in the trust amortizes on a 360-month schedule and the corresponding subordinate Companion Loan amortizes on a 300-month schedule (using an assumed 8% interest rate). Interest on the mortgage loan included in the trust accrues at a fixed rate of 5.634%. Interest on the corresponding Companion Loan will accrue at the greater of (i) 10% or (ii) 30-day LIBOR (as defined in the related loan agreement) plus 8%. The mortgage loan in the trust matures on December 1, 2008, and the corresponding subordinate Companion Loan matures on December 1, 2006. The subordinate Companion Loan provides for two one-year extensions, provided, among other things, that (1) no event of default exists, (2) the debt service coverage ratio is at least 1.0 based on a 10.09% constant, (3) the borrower secures a LIBOR cap of 5% and (4) the borrower pays of an extension fee of 0.25% for the first extension and 0.50% for the second extension. The borrower may extend the mortgage loan without obtaining an interest rate cap, however the interest rate on the Independent Square Junior Companion Loan will then be 15.0%. The pooling and servicing agreement will provide that the master servicer and the special servicer will be required to waive condition (2) above if the borrower implements a cash sweep of all excess cash flow into a reserve account to be held as additional collateral for the loan. Upon such waiver, the Independent Square Loan Pair will not be considered in default for any purpose under the pooling and servicing agreement or the related co-lender agreement. See "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--Independent Square."

     The table below identifies each of the mortgage loans included in the trust and its corresponding Companion Loan.

                                   LOAN PAIRS

                                                                     AGGREGATE
                                               TRUST MORTGAGE        NON-TRUST
                                               LOAN AS A % OF      MORTGAGE LOAN                        NON-TRUST
                             TRUST MORTGAGE   INITIAL MORTGAGE       COMPANION        NON-TRUST        PARI PASSU
        LOAN PAIR             LOAN BALANCE      POOL BALANCE       LOAN BALANCE     B NOTE BALANCE    LOAN BALANCE
------------------------- ------------------- -----------------  ----------------- ---------------- -------------------
U.S. Bank Tower              $120,240,000.00        6.8%          $139,760,000.00    $10,020,000.00  $129,740,000.00
237 Park Avenue              $119,333,334.00        6.8%          $178,666,666.00          NA        $178,666,666.00(1)
1801 K Street                $117,115,625.00        6.6%           $12,371,875.00          NA         $12,371,875.00
Independent Square            $55,000,000.00        3.1%           $14,000,000.00    $14,000,000.00         NA
Windsor Capital Portfolio     $54,630,244.44        3.1%           $69,527,577.31    $14,897,332.87   $54,630,244.44
Wells Fargo Tower             $38,812,500.00(2)     2.2%          $211,187,500.00          NA        $211,187,500.00(2)
Morris Business Campus        $30,690,338.52        1.7%            $5,445,060.06     $5,445,060.06         NA

-----------------

(1)  Comprised of 2 separate pari passu mortgage notes.

(2) The mortgage loan in the trust that is secured by the Wells Fargo Tower property is comprised of two separate pari passu mortgage notes. The figures set forth above present this mortgage loan on an aggregate basis. The individual components of such mortgage loan are more particularly set forth on "Annex A-2 - Wells Fargo Tower Amortization Schedule" to this prospectus supplement.

(3)  Comprised of multiple separate pari passu mortgage notes.

     Except for the Windsor Capital Portfolio Loan Pair, the co-lender agreement for each Loan Pair generally provides that both the mortgage loan included in the trust and the corresponding Companion Loan will be serviced and administered pursuant to the pooling and servicing agreement. The Windsor Capital Portfolio Loan Pair will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the Commercial Mortgage Pass-Through Certificates, Series 2003-C1. The master servicer under the 2003-C1 pooling and servicing agreement is Wachovia Bank, National Association and the terms of the 2003-C1 pooling and servicing agreement provides for servicing arrangements that are substantially similar to those under the pooling and servicing agreement for this transaction.

     For a discussion regarding the directing holder with respect to the split loans, see "Servicing Under the Pooling and Servicing Agreement--The Directing Holders" in this prospectus supplement.

     Each co-lender agreement with respect to a Loan Pair that has a subordinate mortgage loan also provides that in the event that (a) any payment of principal or interest on the Loan Pair is 90 days delinquent, (b) the Loan Pair has been accelerated, (c) the principal balance of the Loan Pair is not paid at maturity,
(d) the Loan Pair is a specially serviced mortgage loan (and the Loan Pair is either in default or a default with respect thereto is reasonably foreseeable) or (e) the borrower has become the subject of any bankruptcy, insolvency or similar proceeding or admitted in writing its inability to pay its debts as they come due or made an assignment for the benefit of creditors, the holder of the subordinate Companion Loan will have the right, by written notice to the trustee, given within 90 days from receipt by the holder of the subordinate Companion Loan from the special servicer of such occurrence, to purchase the corresponding senior mortgage loan (or mortgage loans) at a price equal to the sum of (a) the outstanding principal balance of such senior mortgage loan (or mortgage loans), (b) accrued and unpaid interest thereon at the related interest rate up to (but excluding) the date of purchase, (c) any unreimbursed servicing advances made by the master servicer, the special servicer, the trustee or the fiscal agent, (d) any unpaid advance interest on any servicing or P&I advances (including any P&I Advances made in connection with the senior mortgage loan that is not included in this trust but was included in another securitization trust) and (e) any unreimbursed fees payable to the master servicer and the special servicer.

SIGNIFICANT UNDERLYING MORTGAGE LOANS

     General. The Mortgage Pool will include five mortgage loans that have, in each such case, a cut-off date principal balance in excess of 4.9% of the Initial Mortgage Pool Balance. For a discussion of these mortgage loans, we refer you to "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--U.S. Bank Tower," "--237 Park Avenue," "--1801 K Street," "--Broadway Mall" and "--Pinnacle Building."

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust was, as of the cut-off date, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged properties for the mortgage loans that we intend to include in the trust--

     o 35 of the mortgaged properties, securing 41.6% of the Initial Mortgage Pool Balance, are each leased to one or more major tenants that each occupy 25% or more of the net rentable area of the particular mortgaged property.

     o 1 of the mortgaged properties, securing less than 0.1% of the Initial Mortgage Pool Balance, is entirely or substantially leased to a single tenant.

     o A number of companies are major tenants at more than one of the mortgaged properties. Annex A to this prospectus supplement identifies the three largest tenants at each mortgaged property. In addition, the tenants listed on Annex A may also be tenants (but not one of the largest three) at other mortgaged properties.

     o Certain tenant leases at the mortgaged properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

     Ground Leases. Five of the mortgaged properties that we intend to include in the Mortgage Pool, representing 5.2% of the Initial Mortgage Pool Balance (based on allocated loan amount with respect to multi-property mortgage loans), are secured by a mortgage lien on the borrower's leasehold or subleasehold interest in all or a material portion of the corresponding mortgaged property, but not by a mortgage lien on the fee interest in the portion of that property subject to the related ground lease or sublease. Such ground lease or sublease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), either expires more than 20 years after the stated maturity of the related mortgage loan (or, if expiring earlier, an option to purchase the fee interest is exercisable for nominal consideration at the end of the ground lease or sublease term) and the related ground lessor or sublessor has agreed to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the lessee, although the holder of the related mortgage loan may not, in the case of a subleasehold mortgage, have notice and cure rights vis-a-vis the ground lease.

     Other Financing. Except as disclosed under "--Split Loan Structure" and this "--Other Financing" subsection, we are not aware of any other borrowers under the mortgage loans that we intend to include in the trust, that have any secured subordinate debt encumbering the related mortgaged property.

     In the case of five of the mortgage loans that we intend to include in the Mortgage Pool, the members of the respective related borrowers have incurred mezzanine debt. With respect to all of those mortgage loans, the relative rights of the related mortgagee and the related mezzanine lender are set forth in an intercreditor agreement.

     With respect to the mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as 237 Park Avenue, 1801 K Street, Windsor Capital Portfolio, Burlington Town Center and Fox Chase Apartments, which collectively represent 19.1% of the Initial Mortgage Pool Balance, equity holders of the related borrowers have incurred mezzanine debt in the original principal amount of $30,000,000, $25,000,000, $13,750,000,
$2,954,000 and $1,700,000, respectively, which mezzanine debt is secured by a pledge of an equity interest in the related borrower. The holders of such indebtedness have each executed an intercreditor agreement with the related mortgagee that provides, among other things, that the mezzanine loan is subordinate to the full payment of that mortgage loan, and no payments will be made on the mezzanine loan from funds derived from the related mortgaged property upon the occurrence of an event of default under the mortgage loan. With respect to five of the mortgage loans that we intend to include in the trust, secured by the mortgaged properties identified on Annex A to this prospectus supplement as High Ridge Park, Independent Square, 595 Double Eagle Court, Scottsdale Marriott and 9785 Gateway Drive, collectively representing 8.6% of the initial mortgage pool balance, equity holders of the related borrowers may in the future incur mezzanine debt, secured by a pledge of an equity interest in the related borrower, subject to the terms of the related loan documents. See "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--237 Park Avenue," "--1801 K Street," "--High Ridge Park," "--Independent Square" and "--Windsor Capital Portfolio." in this prospectus supplement.

     Mezzanine debt is secured by a principal's ownership interest in the borrower. While the mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under the mezzanine loan could cause a change in control of the related borrower.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other mezzanine debt affecting borrowers under the mortgage loans that we intend to include in the Mortgage Pool.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator examined whether the use and operation of the mortgaged property were in material compliance with zoning, land-use, building, fire and safety ordinances, rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator--

     o determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o determined that casualty insurance proceeds would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

     o determined that the mortgaged property, if permitted to be repaired or restored in conformity with current law, would in the originator's judgment constitute adequate security for the related mortgage loan; and/or

     o    required law and ordinance insurance.

     Lockboxes. 43 mortgage loans that we intend to include in the Mortgage Pool, representing approximately 87.0% of the Initial Mortgage Pool Balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be paid into one of the following types of lockboxes:

     o HARD LOCKBOX. With respect to 33 mortgage loans, representing 74.3% of the Initial Mortgage Pool Balance, the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. With respect to hospitality properties that have a hard lockbox, although cash or "over-the-counter" receipts are deposited into the lockbox account by the manager of the related mortgaged property, credit card receivables are required to be deposited directly into the hard lockbox account.

     o SOFT LOCKBOX. With respect to ten mortgage loans, representing 12.7% of the Initial Mortgage Pool Balance, the borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. With respect to one of those mortgage loans, the property manager retains any amounts distributable to the related borrower under the management agreement and transfers such distributable amounts to the lockbox account on approximately a monthly basis.

     Cash Management. With respect to lockbox accounts, funds deposited into the lockbox account are disbursed either:

          1. in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance and reserve account deposits with the remainder disbursed to the borrower (referred to as "in-place" cash management); or

          2. to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits (referred to as "springing" cash management).

     Examples of triggering events may include:

          1. a decline, by more than a specified amount, in the net operating income of the related mortgaged property; or

          2.   a failure to meet a specified debt service coverage ratio; or

          3. a failure to satisfy a condition specified in the related loan documents; or

          4.   an event of default under the related loan documents.


     The mortgage loans provide for cash management as follows:

                                                                  % OF INITIAL
                                                  NUMBER OF         MORTGAGE
           TYPE OF CASH MANAGEMENT             MORTGAGE LOANS     POOL BALANCE
-------------------------------------------  ------------------ ----------------
Springing.................................            32              53.2%
In-place..................................            11              33.7%

In addition, certain of the mortgage loans include a "cash trap" feature under which, upon a triggering event such as those listed above, excess cash will not be released from the lender controlled account to the borrower; rather, the lender will be permitted to retain such excess cash as additional collateral for the mortgage loan or, in certain limited cases, the lender may apply such excess cash as a prepayment of the mortgage loan. In many cases such prepayment will not require yield maintenance. The pooling and servicing agreement will provide that the master servicer will not be permitted to apply any of such excess funds to the prepayment of the mortgage loan without the consent of the special servicer.

     With respect to the mortgage loan identified in Annex A to this prospectus supplement as High Ridge Park, beginning December 1, 2003, 100% of the cash flow from the property will be trapped and used for a leasing reserve, which will remain in place until the earlier of (i) a particular tenant renews its lease or its space is otherwise leased or (ii) a total of $3,000,000 has been trapped. See "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--High Ridge Park" in this prospectus supplement.

     Property, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged property the following insurance coverage--

     o property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of--

          1. the outstanding principal balance of the subject mortgage loan (or, in the case of a Loan Pair, the outstanding principal balance of the Loan Pair), and

          2. the full insurable replacement cost of the improvements located on the insured property;

     o if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of--

          1. the outstanding principal balance of the subject mortgage loan (or, in the case of a Loan Pair, the outstanding principal balance of the Loan Pair),

          2. the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

          3. the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

          4. the full replacement cost of the improvements located on the mortgaged property;

     o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged properties in similar locales; and

     o business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

     Substantially all of the mortgage loans that we intend to include in the trust provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located) or (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. Substantially all of the borrowers have obtained the required insurance against damage caused by terrorism; however, most of these policies have exclusions from coverage for damage caused by nuclear, chemical or biological events.

     The mortgaged properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. A seismic assessment was conducted with respect to each mortgaged property that is located in California or in seismic zone 3 or 4. The seismic reports concluded that such mortgaged properties were not likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake and, therefore, neither of the borrowers nor any tenant occupying an entire mortgaged property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     39 of the mortgaged properties, securing 17.0% of the Initial Mortgage Pool Balance, are located in North Carolina, South Carolina, Georgia, Florida, Mississippi, Louisiana or Texas, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. All of the mortgaged properties located less than 20 miles from the coastline, together with a significant number of mortgaged properties located in various other states, are covered by windstorm insurance.

     Various forms of insurance are maintained with respect to any of the mortgaged properties for the mortgage loans included in the trust, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses" in the accompanying prospectus.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2003-C2 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Each of the mortgaged properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

     Appraisals. Each of the mortgaged properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation's Uniform Standards of Professional Appraisal Practices. Except in the case of seven mortgaged properties, securing mortgage loans representing 3.5% of the Initial Pool Balance, each of those appraisals was conducted within 12 months of the origination of the related mortgage loan that we intend to include in the trust. In all cases, such appraisals were conducted within 23 months of origination. The dates of those appraisals are indicated on Annex A to this prospectus supplement. With some exceptions, each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A to this prospectus supplement.

     Environmental Assessments. Except in the case of the mortgaged property identified on Annex A as Campbellton Plaza (as to which the borrower obtained an environmental insurance policy), a third-party consultant conducted a Phase I environmental assessment or updated a previously conducted Phase I environmental site assessment with respect to each mortgaged property. Except in the case of five mortgaged properties, securing mortgage loans representing 3.0% of the Initial Mortgage Pool Balance, such assessments or updates were completed during the 12-month period ending on the cut-off date. In all cases, such assessments or updates were conducted within 12 months of origination. Additionally, all such assessments or updates were completed within the 21-month period ending on the cut-off date.

     The environmental testing conducted at any particular mortgaged property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in drinking water were performed in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed this testing was warranted under the circumstances.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged properties. In cases where the testing identified the presence of asbestos-containing materials, lead-based paint and/or radon, the environmental consultant generally recommended, and the related loan documents generally required:

     o the continuation or the establishment of an operation and maintenance plan to address the issue, or

     o    the implementation of a remediation program.

     If the particular asbestos-containing materials or lead-based paint was in poor condition, then this could result in a claim for damages by any party injured by the condition.

         In cases where the environmental assessment identified an adverse or potentially adverse environmental condition at the mortgaged property, the related originator of the mortgage loan generally required the related borrower:

     1. to carry out the specific remedial measures prior to closing if no third party was identified as being responsible for the remediation; or

     2. to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

     4. to obtain environmental insurance (which contains specific coverage limits and deductibles and which may not be sufficient to cover all losses from certain environmental conditions).

     Some borrowers under the mortgage loans may not have satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged property because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In several cases, the environmental assessment for a mortgaged property identified environmental problems at nearby properties. Such assessment generally indicated, however, that--

     o the mortgaged property had not been affected or had been minimally affected,

     o the potential for the problem to affect the mortgaged property was limited, or

     o    a person responsible for remediation had been identified.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Lending on Income-Producing Real Properties Entails Environmental Risk" in this prospectus supplement.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged properties is based on the results of the environmental assessments referred to in this "--Environmental Assessments" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

     There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged properties securing the mortgage loans.

     Environmental Insurance. Certain mortgaged properties securing the mortgage loans are covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

     1. If during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default, including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to ten percent of the outstanding balance on the date of default. Under the policy, a "pollution condition" is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts for which a governmental entity with authority under environmental laws has ordered, directed or requested in writing, removal, remediation (including associated monitoring), or disposal of soil, surface water, or groundwater or other contamination, provided such conditions are not naturally present in the environment in the concentration or amounts discovered.

     2. If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

     3. If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.

     The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policies generally do not cover claims arising out of the presence of lead-based paint or asbestos, claims arising in connection with terrorist acts, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. In addition, the environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See "--Additional Loan and Property Information--Property, Liability and Other Insurance" above.

     The premium for the secured creditor impaired property policies described above has been paid in full as of the date of the initial issuance of the offered certificates.

     Engineering Assessments. In connection with the origination process, various engineering firms inspected the respective mortgaged properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, the following transfers of the underlying mortgage loans will occur. In each case, the transferor will assign the subject mortgage loans, without recourse (other than the repurchase obligation of the mortgage loan seller in connection with a breach of a representation or a warranty), to the transferee.

                          ----------------------------
                                 Mortgage Loan
                                    Seller
                          ----------------------------
                                       |
                                       |     All mortgage loans
                                       |     $1,767,326,840
                                       v
                          ----------------------------
                               Greenwich Capital
                           Commercial Funding Corp.
                          ----------------------------
                                       |
                                       |     All mortgage loans
                                       |     $1,767,326,840
                                       v
                          ----------------------------

                                  Commercial
                                Mortgage Trust
                                    2003-C2
                          ----------------------------


     In connection with the foregoing transfers, the Mortgage Loan Seller will be required to deliver to the trustee the following documents with respect to each mortgage loan;

     o    either--

          1.   the original promissory note evidencing that mortgage loan, or

          2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

     o the original or a copy of the co-lender agreement or intercreditor agreement, if such mortgage loan is part of a split loan structure;

     o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

     o    either--

          1. an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument, or

          2.   a certified copy of that assignment as sent for recording;

     o    either--

          1. an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents, or

          2.   a certified copy of that assignment as sent for recording; and

     o an original or copy of the related lender's title insurance policy, or if a title insurance policy has not yet been issued, a "marked-up" commitment for title insurance or a pro forma policy.

     Notwithstanding the foregoing, with respect to the Windsor Capital Portfolio Loan Pair, LaSalle Bank National Association as the trustee under the 2003-C1 pooling and servicing agreement will hold the original documents related to the Windsor Capital Portfolio Loan Pair for the benefit of the trust fund formed by the 2003-C1 pooling and servicing agreement and the trust fund formed by the pooling and servicing agreement for this transaction, other than the related note that is not an asset of the trust fund formed by the 2003-C1 pooling and servicing agreement, which will be held by the trustee under the pooling and servicing agreement for this transaction.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in the trust, in trust for the benefit of the series 2003-C2 certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the fiscal agent, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If, as provided in the pooling and servicing agreement--

     o any of the above-described documents required to be delivered by the Mortgage Loan Seller to the trustee is not delivered or is otherwise defective, and

     o that omission or defect materially and adversely affects the interests of the series 2003-C2 certificateholders in the subject loan,

then the omission or defect will constitute a material document defect as to which the trust will have the rights against the Mortgage Loan Seller, as applicable, described under "--Cures and Repurchases" below.

     Within a specified period following the later of--

     o    the date on which the offered certificates are initially issued, and

     o the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, the Mortgage Loan Seller will make with respect to each mortgage loan that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies as set forth and subject to the exceptions described in the mortgage loan purchase agreement:

     o The information pertaining to the mortgage loan set forth in the loan schedule attached to the pooling and servicing agreement is true, accurate and complete in all material respects as of the cut-off date.

     o Prior to the sale of the mortgage loan to the depositor, the mortgage loan seller was the owner of such mortgage loan, had good title to it, had full right, power and authority to sell, assign and transfer such mortgage loan and has transferred such mortgage loan free and clear of any and all liens, pledges and security interests of any nature encumbering such mortgage loan.

     o To the knowledge of the mortgage loan seller, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

     o The proceeds of the mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the mortgaged property), and there is no requirement for future advances.

     o The promissory note, each mortgage instrument, and each assignment of leases and rents, if any, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, redemption, moratorium and/or other similar laws and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the benefits provided by the subject agreement or instrument.

     o Each related mortgage instrument is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related mortgaged property, except for Permitted Encumbrances. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to pay its obligations under the subject mortgage loan when they become due (other than a balloon payment, which would require a refinancing).

     o Subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

     o The assignment of each related mortgage instrument in favor of the trustee constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment of that mortgage instrument to the trustee.

     o All real estate taxes and governmental assessments that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

     o To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of each related mortgaged property that materially affects its value, and each related mortgaged property was free of material damage.

     o To the actual knowledge of the representing party, except where a tenant under a lease is permitted to self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged property.

     o As of the date of initial issuance of the offered certificates, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

     o The related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

     If, as provided in the pooling and servicing agreement--

     o there exists a breach of any of the above-described representations and warranties made by us, and

     o that breach materially and adversely affects the interests of the series 2003-C2 certificateholders in the subject mortgage loan,

then that breach will be a material breach as to which the trust will have the rights against the Mortgage Loan Seller, as applicable, described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

     If there exists a material breach of any of the representations and warranties made by the Mortgage Loan Seller with respect to any of the mortgage loans, as discussed under "--Representations and Warranties" above, or if there exists a material document defect with respect to any mortgage loan, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then the Mortgage Loan Seller will be required either:

     o to remedy that material breach or material document defect, as the case may be, in all material respects, or

     o to repurchase the affected mortgage loan at a price generally equal to the sum of--

          1. the unpaid principal balance of that mortgage loan at the time of purchase, plus

          2. all unpaid interest, other than Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

          3. all unreimbursed servicing advances relating to that mortgage loan, plus

          4. all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan, plus

          5. to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan.

     The time period within which the Mortgage Loan Seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of the responsible party's discovery or receipt of notice of the subject material breach or material document defect, as the case may be. However, if the Mortgage Loan Seller is diligently attempting to correct the problem, then, with limited exception, it will be entitled to an additional 90 days (or more in the case of a material document defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy or repurchase.

     If a material breach or a material document defect exists with respect to any mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, and if the cross-collateralization can be terminated without any adverse tax consequence for the trust, then the Mortgage Loan Seller will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

     o determining the materiality of the subject breach or document defect, and

     o    the repurchase remedy.

     The cure/repurchase obligations described above will constitute the sole remedy available to the series 2003-C2 certificateholders in connection with a material breach of any representations or warranties or a material document defect with respect to any mortgage loan in the trust. None of the depositor, the underwriters nor any other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties or a material document defect if the Mortgage Loan Seller defaults on its obligations to do so. There can be no assurance that the Mortgage Loan Seller will have sufficient assets to repurchase a mortgage loan if required to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool is based upon the Mortgage Pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the Mortgage Pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans included in the trust described in this prospectus supplement, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. We will file that current report on Form 8-K, together with the pooling and servicing agreement as an exhibit, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the Mortgage Pool, that removal or addition will be noted in that current report on Form 8-K.


               SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

GENERAL

     The pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust (other than the Windsor Capital Portfolio Trust Loan), as well as the servicing and administration of the Companion Loans (other than the Companion Loans secured by the Windsor Capital Portfolio properties) and any REO Properties acquired by the trust as a result of foreclosure or other similar action. The following summaries describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of those mortgage loans and REO Properties. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     The pooling and servicing agreement provides that, except for the Windsor Capital Portfolio Loan Pair, the master servicer and the special servicer must each service and administer the mortgage loans and the Companion Loans and any REO Properties in the trust, directly or through sub-servicers, in accordance with--

     o    any and all applicable laws,

     o the express terms of the pooling and servicing agreement and, in the case of the Loan Pairs, the related co-lender agreement,

     o    the express terms of the subject mortgage loans, and

     o    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of each mortgage loan and the Companion Loans (in each case, other than the Windsor Capital Portfolio Loan Pair)--

     o    as to which no Servicing Transfer Event has occurred, or

     o that is a worked-out mortgage loan as to which no new Servicing Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan and each Companion Loan (in each case, other than the Windsor Capital Portfolio Loan Pair) as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property acquired by the trust.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to collect information and prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced mortgage loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist. In the case of any Loan Pair, the occurrence of a Servicing Transfer Event with respect to either mortgage loan in the Loan Pair will automatically result in the occurrence of a Servicing Transfer Event with respect to the other loan in the Loan Pair.

     Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

     In general, for so long as any mortgage loan that is part of a Loan Pair is included in the trust (other than the Windsor Capital Portfolio Loan Pair), the related Companion Loan will be serviced and administered under the pooling and servicing agreement generally as if it was a mortgage loan included in the trust.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

     The Master Servicer. Wachovia Bank, National Association will act as master servicer under the pooling and servicing agreement. Wachovia Bank is a wholly owned subsidiary of Wachovia Corporation. Its principal servicing offices are located at NC 1075, 8739 Research Drive-URP 4, Charlotte, North Carolina 28262-1075. Wachovia Bank is also the master servicer under the Series 2003-C1 pooling and servicing agreement, which governs the servicing of the Windsor Capital Portfolio Loan Pair.

     As of September 30, 2003, Wachovia and its affiliates were responsible for master or primary servicing approximately 9,536 commercial and multifamily loans, totaling approximately $83.2 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. Wachovia will make no representations as to the validity or sufficiency of the pooling and servicing agreement, the series 2003-C2 certificates, the mortgage loans or this prospectus supplement.

     The information set forth in this prospectus supplement concerning Wachovia has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     The Special Servicer. Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation ("LNR"), will initially be appointed as special servicer of the Mortgage Loans. The principal executive offices of the special servicer are located at 1601 Washington Avenue, Miami Beach, Florida, 33139, and its telephone number is (305) 695-5600. LNR, its subsidiaries and affiliates are involved in the real estate investment, finance and management business and engage principally in (i) acquiring, developing, repositioning, managing and selling commercial and multi-family residential real estate properties, (ii) investing in high-yielding real estate loans, and (iii) investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

     The special servicer and its affiliates have regional offices located across the country in Florida, Georgia, Oregon and California and in Europe in London, England and Paris, France. As of August 31, 2003, the Special Servicer and its affiliates were managing a portfolio which included an original count of 15,100 assets in most states across the country and in Europe with an original face value of over $99 billion, most of which are commercial real estate assets. Included in this managed portfolio are $97 billion of commercial real estate assets representing 111 securitization transactions, for which the special servicer acts as special servicer. The special servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth.

     The information set forth in this prospectus supplement concerning Lennar and LNR Property Corporation has been provided by them. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     As described herein under "Replacement of the Special Servicer," with respect to each Loan Pair the holder of a Companion Loan will have certain rights to terminate an existing special servicer with respect to the related Loan Pair. Accordingly, certain of the mortgage loans could have a different special servicer than the rest of the mortgage loans.

SERVICING OF THE WINDSOR CAPITAL PORTFOLIO LOAN PAIR

     The Windsor Capital Portfolio Loan Pair and any related REO property are being serviced under the 2003-C1 pooling and servicing agreement and therefore the 2003-C1 master servicer will make advances and remit collections on the Windsor Capital Portfolio Loan Pair to or on behalf of the trust. The 2003-C1 pooling and servicing agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the 2003-C1 pooling and servicing agreement are generally similar to the servicing arrangements under the pooling and servicing agreement for this transaction.

     In that regard:

          o The 2003-C1 master servicer and 2003-C1 special servicer, is Wachovia Bank, National Association and GMAC Commercial Mortgage Corporation, respectively, who will respectively be the master servicer and the special servicer, with respect to the servicing of the Windsor Capital Portfolio Loan Pair.

          o The 2003-C1 trustee, is LaSalle Bank National Association, who will be the mortgagee of record for the Windsor Capital Portfolio Loan Pair.

          o The master servicer, the special servicer, the trustee or the fiscal agent under the pooling and servicing agreement for this transaction will have no obligation or authority to supervise the 2003-C1 master servicer, the 2003-C1 special servicer, the 2003-C1 trustee or the 2003-C1 fiscal agent or to make servicing advances with respect to the Windsor Capital Portfolio Loan Pair (except to the limited extent described below). The obligation of the master servicer to provide information and collections to the trustee and the series 2003-C2 certificateholders with respect to the Windsor Capital Portfolio Loan Pair is dependent on its receipt of the corresponding information and collections from the 2003-C1 master servicer or the 2003-C1 special servicer.

          o Pursuant to the 2003-C1 pooling and servicing agreement, the workout fee and liquidation fee with respect to the Windsor Capital Portfolio Loan Pair will be generally the same as under the pooling and servicing agreement for this transaction.

          o The master servicer will be required to make principal and interest advances with respect to the Windsor Capital Portfolio Trust Loan that the 2003-C1 master servicer is required but fails to make, unless the 2003-C1 master servicer or the master servicer has determined that such advance would not be recoverable from collections on the Windsor Capital Portfolio Trust Loan.

     Although the Windsor Capital Portfolio Trust Loan is serviced under the 2003-C1 Pooling and Servicing Agreement, after a control appraisal event the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2003-C2 certificates. Nevertheless the holders of a majority interest in a designated controlling class of the series 2003-C1 certificates have non-binding consultation rights with respect to various servicing matters affecting the Windsor Capital Portfolio Loan Pair.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust and each Companion Loan (except for the Windsor Capital Portfolio Pari Passu Companion Loan and the Windsor Capital Portfolio Junior Companion Loan), including each such mortgage loan--

     o    that is being specially serviced;

     o as to which the corresponding mortgaged property has become an REO Property; or

     o    that has been defeased.

     In the case of each mortgage loan in the trust and each Companion Loan, the master servicing fee will--

     o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o    accrue at the related master servicing fee rate,

     o accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

     The master servicing fee rate will vary on a loan-by-loan basis and ranges from 0.02% per annum to 0.11% per annum. The master servicing fee rate includes any servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer. See the administrative fee rate, which includes the master servicing fee rate and the trustee fee rate, stated on Annex A under the column heading "Administrative Fee Rate."

     The Windsor Capital Portfolio Trust Loan will be serviced by the master servicer under the 2003-C1 Pooling and Servicing Agreement. A master servicing fee, however, will be payable with respect to such mortgage loan to the 2003-C2 master servicer by the trust at a master servicing fee rate of 0.01% per annum and a primary servicing fee will be payable to the 2003-C1 master servicer by the trust at a master servicing fee rate of 0.01% per annum.

     Additional Master Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire Mortgage Pool.

     In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow and/or reserve accounts maintained by the master servicer, in Permitted Investments. See "--Custodial Account" below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     All modification fees, assumption fees, assumption application fees, defeasance fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the mortgage loans included in the trust will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to the mortgage loans included in the trust during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to any mortgage loan included in the trust,

     o to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to any mortgage loan included in the trust and that, if paid from a source other than late payment charges and Default Interest, would be an Additional Trust Fund Expense, or

     o to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to any mortgage loan included in the trust in the 12-month period preceding the collection of the subject late payment charges and Default Interest.

     Some or all of the items referred to in the prior paragraph that are collected in respect of any Companion Loan may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement.

         Prepayment Interest Shortfalls. The pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the trust during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

     o    the total amount of those Prepayment Interest Shortfalls, and

     o with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

     No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2003-C2 certificates on that payment date as described under "Description of the Offered Certificates-- Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during the related collection period, then the resulting Net Aggregate Prepayment Interest

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Shortfall will be allocated among the respective interest-bearing classes of the series 2003-C2 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage loans and the Companion Loans will be--

     o    the special servicing fee,

     o    the workout fee, and

     o    the liquidation fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to each mortgage loan and each Companion Loan--

     o    that is being specially serviced, or

     o as to which the corresponding mortgaged property has become an REO Property.

     In the case of each mortgage loan referred to in the prior paragraph, the special servicing fee will--

     o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o    accrue at a special servicing fee rate of 0.25% per annum,

     o accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan and each Companion Loan that is a worked-out mortgage loan. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of--

     o    interest, other than Default Interest,

     o    principal, and

     o    prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.

     The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or replaced other than for cause or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan and Companion Loan that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2003-C2 certificateholders.

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     The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan for which it obtains a full, partial or discounted payoff from the related borrower, except as described in the next paragraph. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property as to which it receives any Liquidation Proceeds, except as described in the next paragraph. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

     o the repurchase of any mortgage loan in the trust by the Mortgage Loan Seller due to a breach of representation or warranty or for defective or deficient mortgage loan documentation within 90 days of the discovery by or notice to the Mortgage Loan Seller of such breach, defect or omission, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement. If the Mortgage Loan Seller is entitled to an additional 90 days to repurchase a mortgage loan, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement, no liquidation fee will be payable during that additional 90-day period;

     o the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under "--Fair Value Option" below;

     o the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement;

     o the purchase of all of the mortgage loans and REO Properties in the trust by us, the mortgage loan seller, the special servicer, any certificateholder(s) of the series 2003-C2 controlling class or the master servicer in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement; or

     o the purchase of any mortgage loan that is part of a Loan Pair by the holder of the related Companion Loan as described under "Description of the Mortgage Pool--Split Loan Structure" above in this prospectus supplement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2003-C2 certificateholders.

     Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the mortgage loans will be paid to, and allocated between, the master servicer and the special servicer in accordance with the pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to the mortgage loans during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to any mortgage loan included in the trust,

     o to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to any mortgage loan included in the trust and that, if paid from a source other than late payment charges and Default Interest, would be an Additional Trust Fund Expense, or

     o to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to any mortgage loan included in the trust in the 12-month period preceding the collection of the subject late payment charges and Default Interest, which payment was made from a source other than payment charges and Default Interest collected with respect to the mortgage loans.

     Some or all of the items referred to in the prior paragraph that are collected in respect of any Companion Loan may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a mortgage loan under the pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

     The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property under the pooling and servicing agreement, in lieu of the special servicer's making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer or the special servicer is required under the pooling and servicing agreement to make a servicing advance, but neither does so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     o if the failure continues for three more business days, to make the servicing advance.

     The pooling and servicing agreement will obligate the fiscal agent to make any servicing advances that the trustee was obligated, but failed, to make.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, in the judgment of the party making the advance, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's custodial account from time to time.

     None of the master servicer, the trustee, or the fiscal agent will be required to make any servicing advances with respect to the Windsor Capital Portfolio Loan Pair under the pooling and servicing agreement. Those advances will be made by the 2003-C1 master servicer, 2003-C1 special servicer, 2003-C1 trustee or the 2003-C1 fiscal agent in accordance with the 2003-C1 pooling and servicing agreement on generally the same terms and conditions as are applicable under the pooling and servicing agreement for this transaction. If any servicing advances are made with respect to the Windsor Capital Portfolio Loan Pair under the 2003-C1 pooling and servicing agreement, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the 2003-C1 pooling and servicing agreement, including in the event that the 2003-C1 master servicer, 2003-C1 special servicer, 2003-C1 trustee or 2003-C1 fiscal agent has made a servicing advance on the Windsor Capital Portfolio Loan Pair that it subsequently determines is not recoverable from expected collections on the Windsor Capital Portfolio Loan Pair, from general collections on all mortgage loans in this trust (up to the Windsor Capital Portfolio Trust Loan's proportionate share of such advance, or if such amount together with amounts available in the 2003-C1 trust is insufficient to reimburse the party that made such advance then up to the full amount of such advance and interest thereon).

     Likewise, in the event that the U.S. Bank Tower Pari Passu Companion Loan, 237 Park Avenue Pari Passu Companion Loans, 1801 K Street Pari Passu Companion Loan and the Wells Fargo Tower Pari Passu Companion Loans are each securitized, the ability of the master servicer, trustee and fiscal agent to be reimbursed out of collections in such other trust will be similar to the right described above with respect the rights of the 2003-C1 master servicer, 2003-C1 trustee and 2003-C1 fiscal agent to reimbursement out of this trust with respect to the Windsor Capital Portfolio Loan Pair. See "Description of the Offered Certificates--Reimbursement of Advances" in this prospectus supplement.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer's custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged properties securing a mortgage loan. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2003-C2 certificateholders and, if the subject specially serviced asset is a Loan Pair, the holder of the related Companion Loan, as a collective whole.

     The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound monthly, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period when the advance is reimbursed--

     o first, out of Default Interest and late payment charges collected on the related mortgage loan or any other mortgage loan in that collection period, and

     o then, if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

THE DIRECTING HOLDERS

     General.  The directing holder will be--

     o with respect to the mortgage loans that are not part of a Loan Pair, the holder of certificates representing a majority interest in a designated controlling class of the series 2003-C2 certificates;

     o with respect to each Loan Pair that has a subordinate non-trust Companion Loan (i.e., the mortgage loans identified on Annex A in this prospectus supplement as Windsor Capital Portfolio, U.S. Bank Tower, Independent Square and Morris Business Campus), for so long as a control appraisal event does not exist, the holder of the subordinate non-pooled Companion Loan and while a control appraisal event does exist, the certificates representing a majority interest in a designated controlling class of series 2003-C2 certificates, subject, in the case of the Windsor Capital Portfolio Loan Pair and the U.S. Bank Tower Loan Pair, to the non-binding consultation rights of the holder of the Windsor Capital Portfolio Pari Passu Companion Loan and the holders of the U.S. Bank Tower Pari Passu Companion Loans, respectively, which rights will be exercised by the holders of such mortgage loan(s) or, if such mortgage loan is or has been put into a securitization, the controlling class of such securitization;

     o with respect to the Loan Pair secured by the 1801 K Street property, the holder of certificates representing a majority interest in a designated controlling class of the series 2003-C2 certificates subject to the non-binding consultation rights of the holder of the 1801 K Street Pari Passu Companion Loan, which rights will be exercised by the holder of such mortgage loan or, if such mortgage loan is put into a securitization, the controlling class of such securitization;

     o with respect to the Loan Pair secured by the 237 Park Avenue property, the holders of a majority of the interests in all three pari passu mortgage loans in that Loan Pair (which, with respect to 237 Park Avenue Trust Loan will be exercised by the holder of certificates representing a majority interest in a designated controlling class of the series 2003-C2 certificates and, with respect to the 237 Park Avenue Pari Passu Companion Loans, the holders of such mortgage loans or, if such mortgage loans are put into securitizations, the controlling class of such securitizations;

     o with respect to the Loan Pair secured by the Wells Fargo Tower property, the holder of one of the Wells Fargo Tower Pari Passu Companion Loans, although the controlling class of the series 2003-C2 certificates, together with the holders of the other Wells Fargo Tower Pari Passu Companion Loans, will have consultation rights with respect to certain actions taken by the special servicer with respect to this Loan Pair.

     Series 2003-C2 Controlling Class. As of any date of determination, the controlling class of series 2003-C2 certificateholders will be the holders of the most subordinate class of series 2003-C2 certificates then outstanding, other than the class XP, class XC, class R-I and class R-II certificates, that has a total principal balance that is not less than (i) 25% of that class's original total principal balance and (ii) 1% of the total original principal balance of the principal balance certificates. However, if no class of series 2003-C2 certificates, exclusive of the class XP, class XC, class R-I and class R-II certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2003-C2 certificateholders will be the holders of the most subordinate class of series 2003-C2 certificates then outstanding, other than the class XP, class XC, class R-I and class R-II certificates, that has a total principal balance greater than zero. The A-1, class A-2, class A-3 and class A-4 certificates will be treated as one class for purposes of determining and exercising the rights of the controlling class of series 2003-C2 certificates.

     Selection of the Directing Holder Representative. The pooling and servicing agreement provides that a directing holder representative may be appointed by the directing holder. The special servicer will be required to seek advice and approval from the directing holder representative under the circumstances described below. The directing holder representative will also have certain rights to replace the special servicer.

     The directing holder representative with respect to any Loan Pair will have the right to advise and approve certain actions of the special servicer only as they relate to the related Loan Pair and any rights to replace the special servicer will be limited to the related Loan Pair.

     Rights and Powers of the Directing Holder Representative. The special servicer will, in general, not be permitted to take any of the following actions with respect to the Mortgage Pool as to which the directing holder representative has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

     o any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

     o any modification, extension, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term (including any material term relating to insurance) of a specially serviced mortgage loan in the trust;

     o any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest) thereon;

     o any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

     o any determination to bring an REO Property, or the mortgaged property securing a defaulted mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

     o any release of collateral for a mortgage loan or any release of a borrower, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

     o any acceptance of substitute or additional collateral for a mortgage loan, other than in accordance with the terms of that mortgage loan;

     o any waiver of a due-on-sale or due-on-encumbrance clause with respect to a mortgage loan; and

     o any acceptance of an assumption agreement releasing a borrower or a guarantor from liability under a mortgage loan;

provided that, in the event that the special servicer determines that immediate action is necessary to protect the interests of the certificateholders (as a collective whole) (or, in the case of a Loan Pair, to protect the interests of the certificateholders and the related Companion Loan Holders (as a collective whole)), the special servicer may take any such action without waiting for the directing holder's response.

     In addition, the directing holder representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage assets in the trust fund that the directing holder representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the directing holder representative, as contemplated by either of the two preceding paragraphs, may require or cause the special servicer to violate any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus (including the special servicer's obligation to act in accordance with the Servicing Standard), the related mortgage loan documents or the REMIC provisions of the Internal Revenue Code. Furthermore, the special servicer will not be obligated to seek approval from the directing holder representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan in the trust if--

     o the special servicer has, as described above, notified the directing holder representative in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan, and

     o for 60 days following the first of those notices, the directing holder representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     Also, notwithstanding the foregoing--

     o with respect to the Windsor Capital Portfolio Loan Pair, in the event that the holder of the Windsor Capital Portfolio Junior Companion Loan is no longer the directing holder, in addition to obtaining the consent of the directing holder in connection with the items listed above, the special servicer will be required to consult, on a non-binding basis, with the holder of the Windsor Capital Portfolio Pari Passu Companion Loan (which is the controlling class of the Commercial Mortgage Pass-Through Certificates, Series 2003-C1);

     o with respect to the U.S. Bank Tower Loan Pair, in the event that the holder of the U.S. Bank Tower Junior Companion Loan is no longer the directing holder, in addition to obtaining the consent of the directing holder in connection with the items listed above, the special servicer will be required to consult, on a non-binding basis, with the holders of the U.S. Bank Tower Pari Passu Companion Loans (or if any of such Companion Loans is included in a securitization, the majority interests of the designated controlling class of certificates of such securitization);

     o with respect to the 1801 K Street Loan Pair, in addition to obtaining the consent of the directing holder in connection with the items listed above, the special servicer will be required to consult, on a non-binding basis, with the holder of the 1801 K Street Pari Passu Companion Loan (or if such Companion Loan is included in a securitization, the majority interests of the designated controlling class of certificates of such securitization); and

     o with respect to the Wells Fargo Tower Loan Pair, in addition to obtaining the consent of the directing holder (which will be the holder of one of the Wells Fargo Tower Pari Passu Companion Loans) in connection with the items listed above, the special servicer will also be required to consult with the majority of the interests in the designated controlling class of the series 2003-C2 certificates (in respect of the Wells Fargo Tower Trust Loan) and the holder of the other Wells Fargo Tower Pari Passu Loans (which, if such loans are deposited into a securitization, will be exercised by the designated controlling class of such securitization).

     Limitation on Liability of the Directing Holder Representative. The directing holder representative will not be liable to the trust or the series 2003-C2 certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment; except that the directing holder representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2003-C2 certificateholder acknowledges and agrees, by its acceptance of its series 2003-C2 certificates, that:

     o the directing holder representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2003-C2 certificates;

     o the directing holder representative may act solely in the interests of the holders of the series 2003-C2 controlling class or the related Companion Loan;

     o the directing holder representative does not have any duties to the holders of any class of series 2003-C2 certificates (other than the series 2003-C2 controlling class if the directing holder representative was appointed by such class);

     o the directing holder representative may take actions that favor the interests of the holders of the series 2003-C2 controlling class or the related Companion Loan over the interests of the holders of one or more classes of series 2003-C2 certificates;

     o the directing holder representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2003-C2 controlling class or the related Companion Loan, as the case may be; and

     o the directing holder representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2003-C2 controlling class or the related Companion Loan, as the case may be, and no series 2003-C2 certificateholder may take any action whatsoever against the directing holder representative for having so acted.

REPLACEMENT OF THE SPECIAL SERVICER

     The directing holder representative with respect to any mortgage loan, other than the mortgage loans identified on Annex A to this prospectus supplement as 237 Park Avenue and Morris Business Campus, may terminate an existing special servicer without cause, and appoint a successor to any special servicer that has resigned or been terminated. With respect to the 237 Park Avenue and Morris Business Campus mortgage loans, the related directing holders may only terminate an existing special servicer for cause.

     If the directing holder with respect to any Loan Pair is the holder of a majority interest in the Companion Loan, the related directing holder representative will have the right to terminate an existing special servicer only with respect to the related Loan Pair, and the replaced special servicer will continue to act as special servicer for the other mortgage loans.

         Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the respective classes of series 2003-C2 certificates, and

     2. the written agreement of the proposed successor special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed successor special servicer.

     Any costs and expenses incurred in connection with the removal of a special servicer as described in this section that are not paid by the replacement special servicer will be paid by parties that exercised their rights to replace the special servicer.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Due-on-Sale. Subject to the discussion under "--The Directing Holders" above, the master servicer or the special servicer, as applicable, will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right of the lender under any mortgage loan may have under a due-on-sale clause to accelerate payment of that mortgage loan. Neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-sale clause, unless--

     o the master servicer or the special servicer, as applicable, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2003-C2 certificates, or

     o such mortgage loan (A) represents less than 5% the principal balance of all of the mortgage loans in the trust, (B) has a principal balance that is $35 million or less, and (C) is not one of the 10 largest mortgage loans in the pool based on principal balance,

In addition, the master servicer may not waive its rights or grant its consent under any due-on-sale clause under any mortgage loan without the consent of the special servicer.

     Due-on-Encumbrance. Subject to the discussion under "--The Directing Holders" above, the special servicer will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right of the lender under any mortgage loan may have under a due-on-encumbrance clause to accelerate payment of that mortgage loan. The special servicer may not waive its rights or grant its consent under any due-on-encumbrance clause, unless--

     o the special servicer has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2003-C2 certificates,

     o such mortgage loan (A) represents less than 2% the principal balance of all of the mortgage loans in the trust, (B) has a principal balance that is $20 million or less, (C) is not one of the 10 largest mortgage loans in the pool based on principal balance, (D) does not have an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85%, and (E) does not have an aggregate debt service coverage ratio (including the debt service on the existing and proposed additional debt) that is equal to or less than 1.2x to 1.0x, or

     o the encumbrance relates to the grant of an easement, right-of-way or similar encumbrance that the special servicer determines will not have a material adverse impact on the value, use or operation of the mortgaged property or the ability of the borrower to perform its obligations under the mortgage loan.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     In the case of any mortgage loan other than a specially serviced mortgage loan and the Windsor Capital Portfolio Loan Pair, and subject to the rights of the special servicer described below in this "--Modifications, Waivers, Amendments and Consents" section, the master servicer will be responsible for responding to any request by a borrower for the consent or approval of the mortgagee with respect to a modification, extension, waiver or amendment which would not, except in limited circumstances generally involving the waiver of Default Interest, late payment charges or as described under "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above--

     o affect the amount or timing of any of the payment terms of the mortgage loan,

     o result in the release of the related borrower from any material terms of the mortgage loan,

     o waive any rights under the mortgage loan with respect to any guarantor of the mortgage loan,

     o relate to the release, addition or substitution of any material collateral for the mortgage loan, or

     o relate to any waiver of or granting of consent under a due-on-sale or due-on-encumbrance clause (unless, in the case of a due-on-sale clause, the master servicer has obtained the consent of the special servicer).

     To the extent consistent with the foregoing, the master servicer will also be responsible for providing or withholding mortgagee consent with respect to certain routine matters.

     Except as described above and in other limited matters, the master servicer may not agree to waive, modify or amend any term of any mortgage loan. Furthermore, the master servicer may not agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC provisions of the Internal Revenue Code.

         The pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term (including, with respect to waivers, a term requiring terrorism insurance) of any mortgage loan or Companion Loan if that modification, extension, waiver or amendment:

     o    is consistent with the Servicing Standard, and

     o    except under the circumstances described below, will not--

          1. affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and other amounts constituting additional servicing compensation, payable under the mortgage loan,

          2. affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

          3. except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

          4. in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

     Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Directing Holders" above, the special servicer may--

     o reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge,

     o reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

     o forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

     o accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

     o subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that--

     1. the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

     2. in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2003-C2 certificateholders and, if the mortgage loan is part of a Loan Pair, to the related Companion Loan Holder, as a collective whole, on a present value basis, and

     3. that modification, extension, waiver or amendment does not result in a tax on "prohibited transactions" or "contributions" being imposed on the trust after the startup day under the REMIC provisions of the Internal Revenue Code or cause any REMIC created pursuant to the pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

     In no event, however, will the special servicer be permitted to:

     o extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final payment date;

     o extend the maturity date of any mortgage loan for more than five years beyond its original maturity date; or

     o if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

     Any modification, extension, waiver or amendment of the payment terms of a mortgage loan that is part of a Loan Pair will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related co-lender agreement, such that neither the trust as holder of that mortgage loan nor the Companion Loan Holder gains a priority over the other such holder that is not reflected in the related loan documents and the related co-lender agreement.

     The special servicer and master servicer will each be required to notify the trustee of any modification, extension, waiver or amendment of any term of any mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, extension, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.

REQUIRED APPRAISALS

     Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the mortgage loans, the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged property, from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged property, assuming there is more than one mortgaged property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged property instead of obtaining an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent monthly debt service payments required to be made with respect to the affected mortgage loan. The Appraisal Reduction Amount for any mortgage loan will be determined following either--

     o the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

     o the receipt of a new appraisal or estimate, if one is required and obtained.

     See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust, then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when--

     o if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under "--General" above,

     o the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

     o no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the special servicer or, at its request, by the master servicer and will be reimbursable to the special servicer or the master servicer, as the case may be, as a servicing advance.

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust or with respect to a mortgage loan that is part of a Loan Pair, the applicable directing holder representative will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee (and, in the case of the Windsor Capital Portfolio Loan Pair, to the master servicer, special servicer and trustee under the 2003-C1 Pooling and Servicing Agreement) an appraisal that satisfies the criteria for a required appraisal. Upon request of the directing holder, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

CUSTODIAL ACCOUNT

     General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the mortgage loans included in the trust. Payments and collections received in respect of a Companion Loan will not be deposited in the custodial account. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

     Deposits. Under the pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the mortgage loans included in the trust, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage loans subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o all payments on account of principal on the subject mortgage loans, including principal prepayments;

     o all payments on account of interest on the subject mortgage loans, including Default Interest;

     o all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the subject mortgage loans;

     o all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the subject mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer's REO account;

     o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

     o all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "--Maintenance of Insurance" below;

     o any amount required to be transferred from the special servicer's REO account; and

     o any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans.

     Upon receipt of any of the amounts described in the first four bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's custodial account.

     Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority and as are more specifically described in the pooling and servicing agreement:

     1. to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account," in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust attributable to the mortgage loans that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b) payments and other collections received after the end of the related collection period, and

          (c) amounts that are payable or reimbursable from the custodial account to any person other than the series 2003-C2 certificateholders in accordance with any of clauses 3. through 8., below;

     2. to apply amounts held for future distribution on the series 2003-C2 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement;

     3. to reimburse the fiscal agent, the trustee, the master servicer or the special servicer (or any other party that has made such advance), as applicable, for any unreimbursed advances (including interest thereon to the extent not paid pursuant to clause 5. below) made by that party under the pooling and servicing agreement or, with respect to the advances made on the Windsor Capital Portfolio Trust Loan, under the 2003-C1 Pooling and Servicing Agreement, which reimbursement is to be made first out of collections on the mortgage loan or REO Property as to which the advance was made and then out of general collections on deposit in the custodial account; see "Description of the Offered Certificates--Reimbursement of Advance" in this prospectus supplement;

     4.   to pay out of general collections on deposit in the custodial account:
          (a) to the master servicer earned and unpaid servicing fees in respect of each mortgage loan and any items of additional servicing compensation on deposit in the custodial account (b) certain servicing expenses that would, if advanced, be nonrecoverable, as discussed under "--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances" above; (c) certain other costs and expenses incurred by the trust that are permitted to be paid out of the custodial account pursuant to the pooling and servicing agreement; (d) to the fiscal agent, the trustee, the master servicer, the special servicer, the depositor or any of their respective members, managers, directors, officers, employees and agents, as the case may be, any of the reimbursements or indemnities to which they are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters regarding the Trustee" in the accompanying prospectus; (e) to pay the special servicer earned and unpaid special servicing fees, earned and unpaid workout fees and liquidation fees and any items of additional special servicing compensation on deposit in the custodial account to which it is entitled with respect to any mortgage loan, which payment is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

     5. to pay the fiscal agent, the trustee, the master servicer or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the pooling and servicing agreement, which payment is to be made out of Default Interest and late payment charges received with respect to the related mortgage loan during the collection period in which the advance is reimbursed;

     6. to pay unpaid expenses, other than interest on advances covered by clause 5. above, and other than special servicing fees, workout fees and liquidation fees, that were incurred with respect to any mortgage loan or related REO Property and that, if paid from a source other than the late payment charges and Default Interest referred to below in this clause 6., would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges received with respect to the related mortgage loan, to the extent such amounts have not been otherwise applied according to clause 5. above;

     7. to pay any other items described in this prospectus supplement as being payable from the custodial account;

     8.   to withdraw amounts deposited in the custodial account in error;

     9. and to clear and terminate the custodial account upon the termination of the pooling and servicing agreement.

     The pooling and servicing agreement will prohibit the application of amounts received on any Companion Loan to cover expenses payable or reimbursable out of general collections on non-related mortgage loans and REO Properties in the trust unless such amounts are identifiable as being solely attributable to such Companion Loans.

MAINTENANCE OF INSURANCE

     The pooling and servicing agreement will require the master servicer or the special servicer, as applicable, consistent with the Servicing Standard, to cause to be maintained for each mortgaged property (other than the Windsor Capital Portfolio property), all insurance coverage as is required under the related mortgage loan. However, the master servicer will be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain only to the extent that the trust has an insurable interest, such insurance is available at a commercially reasonable rate and the subject hazards are at the time commonly insured against for properties similar to the subject mortgaged property and located in or around the region in which such mortgaged property is located.

     Notwithstanding the foregoing, the master servicer or special servicer, as applicable, will not be required to cause a borrower to maintain for a mortgaged property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related mortgage loan, in the event the special servicer determines that such insurance (a) is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the subject mortgaged property and located in and around the region in which such mortgaged property is located (but only by reference to such insurance that has been obtained at current market rates) or (b) is not available at any rate.

     Any holder of a certificate that belongs to the series 2003-C2 controlling class (or in the case of a Loan Pair, the holder of the related Companion Note) may request that earthquake insurance be secured for one or more mortgaged properties by the related borrower, to the extent that insurance may reasonably be obtained and to the extent the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee's request.

     The pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

     If either the master servicer or the special servicer obtains and maintains a blanket policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the pooling and servicing agreement, then, to the extent such policy--

     o is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the pooling and servicing agreement, and

     o provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties and/or REO Properties. That blanket policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged property or REO Property an individual hazard insurance policy complying with the requirements described above in this "--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy because of the deductible clause in the blanket policy.

FAIR VALUE OPTION

     Within five business days after any mortgage loan in the trust has become a specially serviced mortgage loan as to which an event of default has occurred or is reasonably foreseeable, the special servicer will give notice of that event to, among others, each certificateholder of the series 2003-C2 controlling class and the trustee. Any single certificateholder or group of certificateholders with a majority interest in the series 2003-C2 controlling class, the holder of any subordinate Companion Loan will have the option to purchase that specially serviced mortgage loan at a price generally equal to the sum of--

     o    the outstanding principal balance of the mortgage loan,

     o all accrued and unpaid interest on the mortgage loan, other than Default Interest,

     o all unreimbursed servicing advances with respect to the mortgage loan, and

     o all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan.

     The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

     With respect to a Loan Pair that consists of two or more pari passu mortgage loans, the party that exercises the foregoing purchase option will only be entitled to purchase the pari passu mortgage loan in the trust.

     If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan as described in the prior paragraph, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the preceding paragraph, the special servicer is required to promptly obtain an appraisal of the related mortgaged property by an independent appraiser (unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal). Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the penultimate paragraph of this "--Fair Value Option" section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option. With respect to the Windsor Capital Portfolio Trust Loan, the special servicer will use the fair value determined by the special servicer under the 2003-C1 pooling and servicing agreement, which generally provides for the same method of fair value determination as the pooling and servicing agreement for this transaction.

     In the event that the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten business day period, the special servicer is required to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, such holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of such acceptance.

     THERE CAN BE NO ASSURANCE THAT THE SPECIAL SERVICER'S FAIR MARKET VALUE DETERMINATION FOR ANY SPECIALLY SERVICED MORTGAGE LOAN WILL EQUAL THE AMOUNT THAT COULD HAVE ACTUALLY BEEN REALIZED IN AN OPEN BID OR WILL EQUAL OR BE GREATER THAN THE AMOUNT THAT COULD HAVE BEEN REALIZED THROUGH FORECLOSURE OR A WORKOUT OF THE SUBJECT SPECIALLY SERVICED MORTGAGE LOAN.

     If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer is required to, within 45 days, recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates. In connection with such recalculation, the special servicer may obtain an updated appraisal if it determines that market conditions or conditions at the mortgaged property warrant an updated appraisal.

     If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee is required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years' experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

     Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than another holder of the purchase option and, upon such assignment, such third party will have all of the rights that had been granted to the assignor in respect of the purchase option. Such assignment will only be effective after written notice (together with a copy of the executed assignment and assumption agreement) has been delivered to the trustee, the master servicer and the special servicer.

     In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling such mortgage loan to a holder of the purchase option.

     The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price, (b) such specially serviced mortgage loan has ceased to be a specially serviced mortgage loan, (c) the related mortgaged property has become an REO Property or (d) a final recovery determination has been made with respect to such specially serviced mortgage loan. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the Servicing Standard.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     With respect to any specially serviced mortgage loan that has become and continues to be in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The Directing Holders" above, the special servicer may, on behalf of the trust, take any of the following actions:

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     o    institute foreclosure proceedings;

     o exercise any power of sale contained in the related mortgage instrument;

     o    obtain a deed in lieu of foreclosure; or

     o otherwise acquire title to the corresponding mortgaged property, by operation of law or otherwise.

     Notwithstanding the foregoing, the special servicer may not, on behalf of the trust, obtain title to a mortgaged property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged property, if, as a result of that action, the trustee, on behalf of the series 2003-C2 certificateholders and/or the Companion Loan Holder, could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged property within the meaning of CERCLA or any comparable law, unless:

     o the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     o in the event that the determination described in the preceding bullet cannot be made--

          1. The special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2003-C2 certificateholders and, if the subject mortgaged property secures a Loan Pair, the related Companion Loan Holder, as a collective whole, on a present value basis to acquire title to or possession of the mortgaged property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet, and

          2.   either--

               (a) the applicable directing holder representative has not objected to the special servicer's doing so, or

               (b) if the applicable directing holder representative has objected, that objection is, in the special servicer's judgment, contrary to the Servicing Standard,

in any event as described under "--The Directing Holders--Rights and Powers of the Directing Holder Representative" above.

     The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the preceding paragraph will generally be payable directly out of the master servicer's custodial account.

     If neither of the conditions set forth in the two bullets of the second preceding paragraph has been satisfied with respect to any mortgaged property securing a defaulted mortgage loan serviced under the pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the mortgaged property. In connection with the foregoing, the special servicer may, on behalf of the trust, but subject to the discussion under "--The Directing Holders--Rights and Powers of The Directing Holder Representative" above, release all or a portion of the mortgaged property from the lien of the related mortgage. However, if the affected mortgage loan has a then outstanding principal balance greater than $1,000,000, then prior to the special servicer's effecting that release the following conditions, among others, must also be satisfied:

     o    the special servicer must have notified the trustee, among others,

     o the trustee must have notified the series 2003-C2 certificateholders, and

     o the holders of series 2003-C2 certificates entitled to a majority of the voting rights must not have objected to the release within 30 days of their having been notified.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of the Liquidation Proceeds to the series 2003-C2 certificateholders, for--

     o any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

     o unreimbursed servicing expenses incurred with respect to the mortgage loan, and

     o any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     In addition, amounts otherwise payable on the series 2003-C2 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

REO PROPERTIES

     If title to any mortgaged property is acquired by the special servicer on behalf of the trust, then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     o    the IRS grants an extension of time to sell the property, or

     o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property. The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

     Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

     o maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

     o would, to the extent commercially reasonable and consistent with the preceding bullet, maximize the trust's net after-tax proceeds from that property without materially impairing the special servicer's ability to sell the REO Property promptly at a fair price.

     The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code.

     This determination is most likely to occur in the case of an REO Property on which an operating business, such as a hotel, is located. To the extent that income the trust receives from an REO Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties and other operating businesses. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2003-C2 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

     o any withdrawals made out of those amounts as described in the preceding sentence, and

     o any portion of those amounts that may be retained as reserves as described in the next sentence.

     The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged property as soon as practicable after the related mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as the related mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust at least once per calendar year, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. Beginning in 2004, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged property (other than the Windsor Capital Portfolio property) securing a non-specially serviced mortgage loan--

     o at least once every two calendar years in the case of mortgaged properties securing mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

     o at least once every calendar year in the case of all other mortgaged properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged property if such property has been inspected by the master servicer or the special servicer in the preceding six months.

     The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the mortgaged property and that specifies the existence of any sale, transfer or abandonment of the mortgaged property or any material change in its condition or value.

     The special servicer, in the case of any specially serviced mortgage loans, and the master servicer, in the case of all other mortgage loans (other than the Windsor Capital Portfolio Loan Pair), will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers and review the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged properties and REO Properties. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects. The master servicer will be required to deliver, based on reports generated by itself and the special servicer, to the trustee, upon request, an operating statement analysis report with respect to each mortgaged property and REO Property for the applicable period. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. Each of the mortgage loans requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

     No later than April 20 of each year, beginning in 2004, each of the master servicer and the special servicer must:

     o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

          1. The firm has obtained a letter of representation regarding certain matters from the management of the master servicer or special servicer, as applicable, which includes an assertion that the master servicer or special servicer, as applicable, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and

          2. on the basis of an examination conducted by the firm in accordance with standards established by the American Institute of Certified Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other qualifications that may be appropriate;

except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers and, further, except that the special servicer will not be required to cause such a report to be delivered if there were no specially serviced mortgage loans during the most recently ended calendar year; and

     o deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its material obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2003-C2 certificates were outstanding.

     Copies of the above-mentioned annual accountants' statement and officer's certificate of each of the master servicer and the special servicer will be made available to series 2003-C2 certificateholders, at their expense, upon written request to the trustee.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

     o the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

     o the master servicer fails to remit to the trustee for deposit in the trustee's distribution account any amount required to be so remitted, and that failure continues unremedied until 11:00 a.m., New York City time, on the applicable payment date, or the master servicer fails to make in a timely manner any payments required to be made to any Companion Loan Holder, and that failure continues unremedied until 11:00 a.m., New York City time, on the first business day following the applicable payment date;

     o the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as the case may be, by the trustee or any other parties to the pooling and servicing agreement;

     o the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days or, if the responsible party is diligently attempting to remedy the failure, 60 days after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by series 2003-C2 certificateholders entitled to not less than 25% of the voting rights for the series or by a Companion Loan Holder, if affected;

     o it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2003-C2 certificateholders or a Companion Loan Holder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by series 2003-C2 certificateholders entitled to not less than 25% of the voting rights for the series or by the affected Companion Loan Holder;

     o various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

     o one or more ratings assigned by Moody's to the series 2003-C2 certificates or any securities backed by a Companion Loan are qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch, and Moody's has given written notice to the trustee that such action is solely or in material part a result of the master servicer or special servicer acting in that capacity; and

     o the master servicer or the special servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and any of the ratings assigned by S&P to the series 2003-C2 certificates or any securities backed by a Companion Loan is qualified, downgraded or withdrawn in connection with that removal.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series 2003-C2 certificateholders entitled to not less than 25% of the voting rights for the series or, if it has been adversely affected by the event of default, at the direction of a Companion Loan Holder, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2003-C2 certificateholder. Upon any termination, the trustee must either:

     o succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

     o appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

     The holders of series 2003-C2 certificates entitled to a majority of the voting rights for the series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last two bullets under "--Events of Default" above, the master servicer will have the right for a period of 45 days, at its expense, to sell its master servicing rights with respect to the mortgage loans to a master servicer whose appointment Moody's and S&P have confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2003-C2 certificates.

     Notwithstanding the foregoing in this "--Rights Upon Event of Default" section, if an event of default on the part of the master servicer affects only a Companion Loan, the master servicer may not be terminated, but the Companion Loan Holder may appoint a sub-servicer that will be responsible for servicing the related Loan Pair.

     In general, series 2003-C2 certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2003-C2 certificates affected by any event of default, together with any Companion Loan Holder(s) (that is adversely affected by the subject event of default), may waive the event of default. However, the events of default described in the first two and last two bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of the series 2003-C2 certificates and all Companion Loan Holders that are adversely affected by the subject event of default. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

     The foregoing notwithstanding, if series 2003-C2 certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2003-C2 certificates desire to waive an event of default described under "--Events of Default" above by the master servicer, but a Companion Loan Holder is adversely affected thereby and does not want to waive that default, those holders of the series 2003-C2 certificates may still waive that default and the Companion Loan Holder will be entitled to request that the master servicer appoint a sub-servicer that will be responsible for servicing the subject Loan Pair.

     No series 2003-C2 certificateholder will have the right under the pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any mortgage loan unless--

     o that holder previously has given to the trustee written notice of default,

     o except in the case of a default by the trustee, series 2003-C2 certificateholders entitled to not less than 25% of the voting rights for the 2003-C2 series have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

     o except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the series 2003-C2 certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.


                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2003-C2 certificates will be issued, on or about December 30, 2003, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o    the mortgage loans;

     o any and all payments under and proceeds of the mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the mortgage loans;

     o our rights under our mortgage loan purchase agreement with the Mortgage Loan Seller;

     o any REO Properties acquired by the trust with respect to defaulted mortgage loans; and

     o those funds or assets as from time to time are deposited in the master servicer's custodial account described under "Servicing Under the Pooling and Servicing Agreement--Custodial Account," the special servicer's REO account described under "Servicing Under the Pooling and Servicing Agreement--REO Properties," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2003-C2 certificates will include the following classes:

     o class A-1, class A-2, class A-3, class A-4, class B and class C, which are the classes of series 2003-C2 certificates that are offered by this prospectus supplement, and

     o class XP, class XC, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class R-I and class R-II, which are the classes of series 2003-C2 certificates, which will be retained or privately placed by us, and are not offered by this prospectus supplement.

     The class A-1, class A-2, class A-3, class A-4, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O and class P certificates are the series 2003-C2 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. However, in limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2003-C2 principal balance certificates immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2003-C2 principal balance certificates that was previously so reduced, without a corresponding payment of principal, may be reinstated, with past due interest on such balance, to the extent of funds available therefor. See "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below.

     The class XP and class XC certificates will not have principal balances and are sometimes referred to herein collectively, as the interest-only certificates. For purposes of calculating the amount of accrued interest, each of the interest-only certificates will have a notional amount. The initial
notional amount of the class XP and class XC certificates will be $          and
$1,767,326,840, respectively, although in each case it may be as much as 5% larger or smaller.

         The notional amount of the class XP certificates will vary over time and will be determined in accordance with Annex E to this prospectus supplement.

     On each payment date, the notional amount of the class XC certificates will generally equal the aggregate outstanding principal balance of the class A-1, class A-2, class A-3, class A-4, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O and class P certificates.

     The class R-I and class R-II certificates will not have principal balances or notional amounts.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's payment date statement.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $25,000 initial principal balance and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through DTC, in the United States, or Clearstream Banking, societe anonyme, Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry Registration-- Holding and Transferring Book-Entry Certificates" in the accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.

DISTRIBUTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2003-C2 certificates and from which it will make those payments. Funds held in the trustee's distribution account will remain uninvested.

     Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     o All payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2. payments and other collections received after the end of the related collection period;

          3. amounts that are payable or reimbursable from the master servicer's custodial account to any person other than the series 2003-C2 certificateholders, including--

               (a) amounts payable to the master servicer or the special servicer as compensation, as described under "Servicing Under the Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, as permitted under the pooling and servicing agreement, and

               (c) amounts payable with respect to other expenses of the trust; and

          4. amounts deposited in the master servicer's custodial account in error.

     o Any advances of delinquent monthly debt service payments made by the master servicer on the mortgage loans included in the trust with respect to that payment date.

     o Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing Under the Pooling and Servicing Agreement--Custodial Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each payment date that occurs during March, commencing in 2004, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account or the sub-account, as applicable, the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     o to pay itself a monthly fee which is described under "--The Trustee" below;

     o to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus, and to make comparable indemnifications with respect to the fiscal agent;

     o to pay for various opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and the administration of the trust;

     o to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing Under the Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

     o to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

     o with respect to each payment date during January of 2004 or any year thereafter that is not a leap year or during February of 2004 or any year thereafter, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis; and

     o to pay to the person entitled thereto any amounts deposited in the distribution account in error.

     On each payment date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2003-C2 certificates. For any payment date, those funds will consist of three separate components--

     o the portion of those funds that represent prepayment consideration collected on the mortgage loans included in the trust as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, class A-2, class A-3, class A-4, class B, class C, class D, class E, class F, class G, class H, class J, class XP and class XC certificates, as described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below, and

     o the remaining portion of those funds, which we refer to as the Available P&I Funds and will be paid to the holders of all the series 2003-C2 certificates as described under "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

     The trustee will be required to maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

     During January, except in a leap year, and during February of each calendar year, beginning in 2004, the trustee will, on or before the payment date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans included in the trust that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans included in the trust will equal one day's interest accrued at the related mortgage interest rate on the Stated Principal Balance of that loan as of the end of the related collection period.

     During March of each calendar year, beginning in 2004, the trustee will, on or before the payment date in that month, withdraw from its interest reserve account and deposit in its distribution account or the sub-account thereof, as applicable, any and all interest reserve amounts then on deposit in the interest reserve account with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account or sub-account will be included in the Available P&I Funds for the payment date during the month of transfer.

     Each of the mortgage loans included in the trust accrue interest on an Actual/360 Basis.

PAYMENTS

     General. On each payment date, the trustee will, subject to the available funds, make all payments required to be made on the series 2003-C2 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur (or, in the case of the initial payment date, the holders of record as of the close of business on the date of initial issuance). The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2003-C2 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to (or, in the case of the initial payment date, no later than) the record date for that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the series 2003-C2 certificates will bear interest, except for class R-I and class R-II certificates.

     With respect to each interest-bearing class of the series 2003-C2 certificates, that interest will accrue during each interest accrual period based upon--

     o the pass-through rate applicable for that class for that interest accrual period,

     o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

     o    the assumption that each year consists of twelve 30-day months.

     On each payment date, subject to the Available P&I Funds for that date and the priorities of payment described under "--Priority of Payments" below, the holders of each interest-bearing class of the series 2003-C2 certificates will be entitled to receive--

     o the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

     o the portion of any Net Aggregate Prepayment Interest Shortfall for that payment date that is allocable to that class of certificates.

     If the holders of any interest-bearing class of the series 2003-C2 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, without further interest accrued on the unpaid portion, subject to the Available P&I Funds for those future payment dates and the priorities of payment described under "--Priority of Payments" below.

     Calculation of Pass-Through Rates. The pass-through rates for the class A-1, class A-2, class A-3 and class A-4 certificates will, in the case of each of these classes, be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for the subject class.

     The pass-through rates for the class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O and class P certificates will, in the case of each of these classes, generally be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class. However, with respect to any interest accrual period, if the Weighted Average Pool Pass-Through Rate is below the fixed pass-through rate for the subject class of certificates, then the pass-through rate that will be in effect for the subject class of certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

         The pass-through rate applicable to the class XC certificates for each payment date will equal the weighted average of the class XC strip rates at which interest accrues from time to time on the various components of the class XC certificates outstanding immediately prior to such payment date (weighted on the basis of the balances of those class XC components immediately prior to the related payment date). Each class XC component will be comprised of all or a designated portion of the principal balance certificates. In general, the entire principal balance of each class of principal balance certificates will constitute a separate class XC component. However, if a portion, but not all, of the principal balance of any particular class of principal balance certificates is identified under "Description of the Offered Certificates--General" above, as being part of the notional amount of the class XC or class XC certificates immediately prior to any such payment date, then the identified portion of the principal balance of such class will also represent one or more separate class XC components for purposes of calculating the pass-through rate of the class XC certificates, and the remaining portion of the principal balance of such class will represent one or more other separate class XC components for purposes of calculating the pass-through rate of the class XC certificates. For each payment
date through and including the payment date in         , the class XC strip rate
for each class XC component will be calculated as follows:

     (1) if such class XC component consists of the entire principal balance or a designated portion of any class of principal balance certificates, and if the principal balance does not, in whole or in part, also constitute a class XP component immediately prior to the payment date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the payment date, over

          (b) the pass-through rate in effect for the payment date for the applicable class of principal balance certificates; and

     (2) if such class XC component consists of the entire principal balance or a designated portion of the principal balance of any class of principal balance certificates, and if the designated portion of the principal balance also constitutes one or more class XP components immediately prior to the payment date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the payment date, over (b) the sum of (i) the class XP strip rate (as described in Annex E) for the applicable class XP component(s), and (ii) the pass-through rate in effect for the payment date for the applicable class of principal balance certificates.

     For each payment date after the payment date in        , the principal
balance of each class of principal balance certificates will constitute one or more separate class XC components, and the applicable class XC strip rate with respect to each such class XC component for each payment date will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the related payment date, over (b) the pass-through rate in effect for the payment date for the class of principal balance certificates.

     The pass-through rate applicable to the class XP certificates for each payment date will be as set forth on Annex E to this prospectus supplement.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan from what it was on the date of initial issuance of the offered certificates, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R-I and class R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to the Available P&I Funds and the priority of payments described under "--Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2003-C2 certificates, other than the class XP, class XC, class R-I and class R-II certificates, on each payment date will equal that class's allocable share of the Total Principal Payment Amount for that payment date.

     In general, on each payment date, the Total Principal Payment Amount will be allocated to the class A-1, class A-2, class A-3 and class A-4 certificates in the following order of priority:

     o first, to the class A-1 Certificates, until the class A-1 Certificates are reduced to zero;

     o second, to the class A-2 Certificates, until the class A-2 Certificates are reduced to zero;

     o third, to the class A-3 Certificates, until the class A-3 Certificates are reduced to zero; and

     o third, to class A-4 Certificates, until the class A-4 Certificates are reduced to zero.

     However, on each payment date coinciding with and following the Class A Principal Payment Cross-Over Date, and in any event on the final payment date, assuming that any two or more of the class A-1, class A-2, class A-3 and class A-4 certificates are outstanding at that time, the Total Principal Payment Amount will be allocable among those outstanding classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that payment date, in each case up to that total principal balance.

     WHILE THE CLASS A-1, CLASS A-2, CLASS A-3 AND CLASS A-4 CERTIFICATES ARE OUTSTANDING, NO PORTION OF THE TOTAL PRINCIPAL PAYMENT AMOUNT FOR ANY PAYMENT DATE WILL BE ALLOCATED TO ANY OTHER CLASS OF SERIES 2003-C2 CERTIFICATES.

     Following the retirement of the class A-1, class A-2, class A-3 and class A-4 certificates, the Total Principal Payment Amount for each payment date will be allocated to the respective classes of series 2003-C2 certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

     o the portion of that Total Principal Payment Amount that remains unallocated, and

     o the total principal balance of the particular class immediately prior to that payment date.

                         ORDER OF ALLOCATION      CLASS
                       -----------------------  ----------
                                 1st                B
                                 2nd                C
                                 3rd                D
                                 4th                E
                                 5th                F
                                 6th                G
                                 7th                H
                                 8th                J
                                 9th                K
                                10th                L
                                11th                M
                                12th                N
                                13th                O
                                14th                P

     IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2003-C2 CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS A-3 AND CLASS A-4 CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2003-C2 CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER CLASSES OF SERIES 2003-C2 CERTIFICATES, IF ANY, LISTED ABOVE IT IN THE FOREGOING TABLE IS REDUCED TO ZERO.

     If the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the underlying mortgage loans, such reimbursement will reduce the amount of principal available to be distributed on the series 2003-C2 principal balance certificates. See "--Reimbursement of Advances" below. If there is a subsequent recovery of a non-recoverable advance that was reimbursed out of principal collections, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2003-C2 principal balance certificates.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2003-C2 certificates, other than the class XP, class XC, class R-I and class R-II certificates, may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2003-C2 certificates, then, subject to Available P&I Funds and the priority of payments described under "--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under "--Priority of Payments" below means, in the case of any class of series 2003-C2 certificates, other than the class XP, class XC, class R-I and class R-II certificates, for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below.

     In limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2003-C2 principal balance certificates immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2003-C2 principal balance certificates that was previously reduced as described in the preceding paragraph, without a corresponding payment of principal, may be reinstated, with past due interest on such balance, to the extent of funds available therefor. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2003-C2 principal balance certificates. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     Priority of Payments. On each payment date, the trustee will apply the Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

  ORDER OF       RECIPIENT CLASS OR
  PAYMENT              CLASSES                                    TYPE AND AMOUNT OF PAYMENT
------------- -------------------------- -----------------------------------------------------------------------------
1                A-1, A-2, A-3, A-4,     Interest up to the total interest payable on those classes, pro rata based
                      XP and XC          on the respective amounts of that interest payable on each of those classes
2               A-1, A-2, A-3 and A-4    Principal up to the total principal payable on those classes, allocable as among those classes as described above under "--Payments of Principal"
3               A-1, A-2, A-3 and A-4    Reimbursement up to the total loss reimbursement amount for those classes, pro rata based on the loss reimbursement amount for each of those classes
----------------------------------------------------------------------------------------------------------------------
4                         B              Interest up to the total interest payable on that class
5                         B              Principal up to the total principal payable on that class
6                         B              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
7                         C              Interest up to the total interest payable on that class
8                         C              Principal up to the total principal payable on that class
9                         C              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
10                        D              Interest up to the total interest payable on that class
11                        D              Principal up to the total principal payable on that class
12                        D              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
13                        E              Interest up to the total interest payable on that class
14                        E              Principal up to the total principal payable on that class
15                        E              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
16                        F              Interest up to the total interest payable on that class
17                        F              Principal up to the total principal payable on that class
18                        F              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
19                        G              Interest up to the total interest payable on that class
20                        G              Principal up to the total principal payable on that class
21                        G              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
22                        H              Interest up to the total interest payable on that class
23                        H              Principal up to the total principal payable on that class
24                        H              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
25                        J              Interest up to the total interest payable on that class
26                        J              Principal up to the total principal payable on that class
27                        J              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
28                        K              Interest up to the total interest payable on that class
29                        K              Principal up to the total principal payable on that class
30                        K              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
31                        L              Interest up to the total interest payable on that class
32                        L              Principal up to the total principal payable on that class
33                        L              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
34                        M              Interest up to the total interest payable on that class
35                        M              Principal up to the total principal payable on that class
36                        M              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
37                        N              Interest up to the total interest payable on that class
38                        N              Principal up to the total principal payable on that class
39                        N              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------

                                     S-104


  ORDER OF       RECIPIENT CLASS OR
  PAYMENT              CLASSES                                    TYPE AND AMOUNT OF PAYMENT
------------- -------------------------- -----------------------------------------------------------------------------
40                        O              Interest up to the total interest payable on that class
41                        O              Principal up to the total principal payable on that class
42                        O              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
43                        P              Interest up to the total interest payable on that class
44                        P              Principal up to the total principal payable on that class
45                        P              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
46                  R-I and R-II         Any remaining Available P&I Funds

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, class A-2, class A-3, class A-4, class B, class C, class D, class E, class F, class G and class H certificates that are entitled to payments of principal on that payment date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o the full amount of that prepayment consideration, net of workout fees and liquidation fees payable from it, multiplied by

     o a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

     o a fraction, the numerator of which is equal to the amount of principal payable to that class of certificates on that payment date, and the denominator of which is the Total Principal Payment Amount for that payment date.

     The trustee will thereafter pay any remaining portion of that net prepayment consideration (i) commencing with the initial payment date through
and including the payment date in            ,    % to the holders of the class
XP certificates and     % to the holders of the class XC certificates, (ii)
commencing with the payment date in through and including the payment date in
        ,    % to the holders of the class XP certificates and    % to the
holders of the class XC certificates, and (iii) commencing with the payment date
in         ,    % to the holders of the class XC certificates.

     The discount rate applicable to any class of offered certificates with respect to any prepaid mortgage loan in the trust will equal the yield, when compounded monthly, on the U.S. Treasury primary issue with a maturity date closest to the maturity date for the prepaid mortgage loan. In the event that there are two such U.S. Treasury issues--

     o with the same coupon, the issue with the lower yield will be utilized, or

     o with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

     Neither we nor the underwriters make any representation as to--

     o the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     o the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the Trust Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged property securing a mortgage loan included in the trust may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the series 2003-C2 certificates,

     o allocations of Realized Losses and Additional Trust Fund Expenses to the series 2003-C2 certificates, and

     o the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

     In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.

     Operating revenues and other proceeds derived from an REO Property will be applied--

     o first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each mortgage loan included in the trust as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the Mortgage Pool may decline below the total principal balance of the series 2003-C2 certificates. If this occurs following the payments made to the certificateholders on any payment date, then the respective total principal balances of the following classes of the series 2003-C2 certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following that payment date.

            ORDER OF ALLOCATION                   CLASS
          -----------------------  -----------------------------------
                   1st                              P
                   2nd                              O
                   3rd                              N
                   4th                              M
                   5th                              L
                   6th                              K
                   7th                              J
                   8th                              H
                   9th                              G
                  10th                              F
                  11th                              E
                  12th                              D
                  13th                              C
                  14th                              B
                  15th               A-1, A-2, A-3 and A-4, pro rata
                                       based on total outstanding
                                           principal balances

     The reductions in the total principal balances of the respective classes of series 2003-C2 certificates with principal balances, as described in the previous paragraph, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between the mortgage loans included in the trust and those classes of series 2003-C2 certificates.

     Any Realized Losses or Additional Trust Fund Expenses that are associated with the Windsor Capital Portfolio Loan Pair that exceed the principal balance of the Windsor Capital Portfolio Junior Companion Loan will be allocated pro rata between the Windsor Capital Portfolio Trust Loan and the Windsor Capital Portfolio Pari Passu Companion Loan. Any Realized Losses or Additional Trust Fund Expenses that are associated with the U.S. Bank Tower Loan Pair that exceed the principal balance of the U.S. Bank Tower Junior Companion Loan will be allocated pro rata between the U.S. Bank Tower Trust Loan and the U.S. Bank Tower Pari Passu Companion Loan. Any Realized Losses or Additional Trust Fund Expenses that are associated with any of the Loan Pairs secured by the 237 Park Avenue, 1801 K Street and Wells Fargo Tower properties will be allocated pro rata between the corresponding Companion Loans secured by such properties. The portion of such Realized Losses or Additional Trust Fund Expenses that are allocated to the Windsor Capital Portfolio Trust Loan, U.S. Bank Tower Trust Loan, 237 Park Avenue Trust Loan, 1801 K Street Trust Loan and Wells Fargo Tower Trust Loan will be allocated among the series 2003-C2 certificates in the manner described above.

     The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, is an amount generally equal to the excess, if any, of:

     o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest), over

     o the total amount of Liquidation Proceeds, if any, recovered in connection with the liquidation, net of all related unreimbursed servicing advances and unpaid liquidation expenses payable from such Liquidation Proceeds;

provided that, in the case of the Windsor Capital Portfolio Loan Pair, U.S. Bank Tower Loan Pair, 237 Park Avenue Loan Pair, 1801 K Street Loan Pair and Wells Fargo Tower Loan Pair any Realized Loss shall take into account the application of the net Liquidation Proceeds referred to in the second bullet of this sentence to the payment of amounts due in respect of the Windsor Capital Portfolio Pari Passu Companion Loan, U.S. Bank Tower Pari Passu Companion Loan, 237 Park Avenue Pari Passu Companion Loans, 1801 K Street Pari Passu Companion Loan and Wells Fargo Tower Pari Passu Companion Loans.

     If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest, also will be treated as a Realized Loss.

     Some examples of Additional Trust Fund Expenses are:

     o any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o any interest paid to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust;

     o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans included in the trust and the administration of the other trust assets that is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust;

     o any unanticipated, non-trust mortgage loan specific expense of the trust that is not covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust, including--

          1. any reimbursements and indemnifications to the trustee and the fiscal agent described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus, the fiscal agent having the same rights to indemnity and reimbursement as described with respect to the trustee,

          2. any reimbursements and indemnification to the master servicer, the special servicer and us described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

          3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     o rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust; and

     o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan as described under "Servicing Under the Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust.

     The Total Principal Payment Amount may from time to time include Recovered Amounts. In such circumstances, it is possible that the total Stated Principal Balance of the mortgage pool may exceed the total principal balance of the series 2003-C2 principal balance certificates. If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2003-C2 principal balance certificates, the total principal balances of one or more classes of series 2003-C2 principal balance certificates that had previously been reduced as described above in this "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" section may be increased. Any such increases would be made among the respective classes of series 2003-C2 principal balance certificates in the reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2003-C2 principal balance certificates being in excess of the Stated Principal Balance of the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees, that--

     o were due or deemed due, as the case may be, with respect to the mortgage loans included in the trust during the related collection period, and

     o were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     The master servicer will not be required to make any advances of delinquent monthly debt service payments with respect to any of the Companion Loans other than the U.S. Bank Tower Pari Passu Companion Loan, 1801 K Street Pari Passu Companion Loan, 237 Park Avenue Pari Passu Companion Loans and the Wells Fargo Tower Pari Passu Companion Loans, if any such loan is securitized in a securitization transaction.

     In general, none of the master servicer, the trustee or the fiscal agent will be required to make any P&I advances with respect to the Windsor Capital Portfolio Trust Loan under the pooling and servicing agreement. Those advances will be made by the 2003-C1 master servicer in accordance with the 2003-C1 Pooling and Servicing Agreement on generally the same terms and conditions as are applicable under the pooling and servicing agreement for this transaction. If the 2003-C1 master servicer fails to make a required P&I advance on the Windsor Capital Portfolio Trust Loan pursuant to the 2003-C1 Pooling and Servicing Agreement (other than based on a determination that such advance will not be recoverable out of collections on the Windsor Capital Portfolio Loan
Pair), the master servicer, if it has received information sufficient to determine recoverability from the 2003-C1 master servicer, will be required to make such P&I Advance. If the master servicer fails to make such required P&I Advance, the trustee, and if the trustee fails to make such advance, the fiscal agent is required to make such P&I Advance, subject to the same limitations, and with the same rights, as described above for the master servicer. The master servicer, trustee and fiscal agent may conclusively rely on the non-recoverability determination of the 2003-C1 master servicer. If any P&I advances are made with respect to the Windsor Capital Portfolio Trust Loan under the 2003-C1 Pooling and Servicing Agreement or under the pooling and servicing agreement for this transaction, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the 2003-C1 Pooling and Servicing Agreement or the pooling and servicing agreement for this transaction, as applicable, including in the event that the 2003-C1 master servicer has made a P&I advance on the Windsor Capital Portfolio Trust Loan that it subsequently determines is not recoverable from expected collections on the Windsor Capital Portfolio Trust Loan, from general collections on all mortgage loans in this trust.

     Likewise, in the event that any of the U.S. Bank Tower Pari Passu Companion Loan, 237 Park Avenue Pari Passu Companion Loans, 1801 K Street Pari Passu Companion Loan and the Wells Fargo Tower Pari Passu Companion Loans are securitized, the ability of the master servicer, trustee and fiscal agent to be reimbursed out of collections in such other trust will be similar to the right described above with respect the rights of the 2003-C1 master servicer, 2003-C1 trustee and 2003-C1 fiscal agent to reimbursement out of this trust with respect to the Windsor Capital Portfolio Loan Pair. See "--Reimbursement of Advances" below.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust then the master servicer will reduce the amount of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The amount of any P&I advance required to be made with respect to any such mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

     o the amount of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

     o a fraction, the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount for such mortgage loan, and the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

     With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 2003-C2 certificates on that payment date.

     The trustee will be required to make any P&I advance relating to a mortgage loan included in the trust that the master servicer is required, but fails, to make. If the trustee fails to make a required P&I advance, then the fiscal agent will be required to make the advance. If the fiscal agent makes a P&I advance on behalf of the trustee, the trustee will not be in default. See "--The Trustee" and "--The Fiscal Agent" below.

     None of the master servicer, the trustee or the fiscal agent will be obligated to make any P&I advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. The trustee and the fiscal agent will be entitled to rely on the master servicer's determination that an advance, if made, would not be ultimately recoverable from collections on the related mortgage loan. See "Description of the Certificates--Advances" in the accompanying prospectus and "Servicing Under the Pooling and Servicing Agreement--Custodial Account" in this prospectus supplement.

     A monthly debt service payment will be assumed to be due with respect to:

     o each mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o each mortgage loan as to which the corresponding mortgaged property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property.

REIMBURSEMENT OF ADVANCES

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any advance made by it out of its own funds from collections on the mortgage loan or related mortgaged property as to which the advance was made.

     If the master servicer, the trustee or the fiscal agent makes any advance that it subsequently determines will not be recoverable out of collections on the related mortgage loan or related mortgaged property, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans included in the trust and any REO Properties in the trust on deposit in the master servicer's custodial account from time to time.

     Upon a determination that a previously made advance is not recoverable out of collections on the related mortgage loan or related mortgaged property, instead of obtaining reimbursement immediately out of general collections on the mortgage pool, any of the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable advance over a period of time, with interest thereon at the prime rate described below. At any time after such determination, the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable advance over time, or not to do so, benefits some classes of series 2003-C2 certificateholders to the detriment of other classes of series 2003-C2 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2003-C2 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2003-C2 certificateholders.

     When the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2003-C2 principal balance certificates, prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2003-C2 certificates. As a result, the Total Principal Payment Amount for the corresponding payment date would be reduced, to not less than zero, by the amount of any such reimbursement.

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on advances made thereby out of its own funds. That interest will commence accruing upon the date the applicable advance was made and will continue to accrue on the amount of each advance, and compound monthly, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

     Interest accrued with respect to any advance will be payable during the collection period in which that advance is reimbursed--

     o first, out of Default Interest and late payment charges collected by the trust on the related mortgage loan or any other mortgage loan during that collection period, and

     o then, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which an advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the fiscal agent, as the case may be, on that advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding advances will result in a reduction in amounts payable on one or more classes of the certificates.

     The Co-lender agreement for each of the U.S. Bank Tower Loan Pair, the 237 Park Avenue Loan Pair, the 1801 K Street Loan Pair and the Wells Fargo Tower Loan Pair will provide that if any of the master servicer, the special servicer, the trustee or the fiscal agent has determined that a servicing advance made with respect to a Loan Pair is not recoverable out of collections on the related Loan Pair related mortgaged property, then the party that made such advance will be entitled to seek reimbursement with interest thereon from the holders of the pari passu Companion Loans that are not in the trust for its proportionate share of such non-recoverable advance or, if such amounts together with amounts available from the general collections on all mortgage loans in this trust are insufficient to reimburse the party that made such advance, up to the full amount of such advance. In the event that a pari passu Companion Loan has been securitized, the party that made such servicing advance will be entitled to be reimbursed with interest thereon from general collections on all mortgage loans in the other trust (up to the other trust's proportionate share of such advance or, if such amount together with amounts available in this trust is insufficient to reimburse the party that made such advance, up to the full amount of such advance and interest thereon).

     The Co-lender agreement for each of the U.S. Bank Tower Loan Pair, the 237 Park Avenue Loan Pair, the 1801 K Street Loan Pair and the Wells Fargo Tower Loan Pair will also provide that if the master servicer has determined that a P&I advance made with respect to a pari passu Companion Loan is not recoverable out of collections on such pari passu Companion Loan, then the master servicer will be entitled to seek reimbursement from general collections on all mortgage loans in the trust holding such pari passu Companion Loan.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available as described under "--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

     o A payment date statement substantially in the form of Annex D to this prospectus supplement.

     o A CMSA Loan Periodic Update File, a CMSA Financial File and a CMSA Property File setting forth information with respect to the mortgage loans and the corresponding mortgaged properties, respectively.

     o A trust data update report, which is to contain substantially the categories of information regarding the mortgage loans set forth on Annex A to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The Mortgage Pool data update report may be included as part of the payment date statement.

     The master servicer or the special servicer, as specified in the pooling and servicing agreement, is required to deliver to the trustee monthly, and the trustee is required to make available as described below under "--Information Available Electronically," a copy of each of the following reports with respect to the mortgage loans and the corresponding mortgaged properties:

     o    A CMSA Delinquent Loan Status Report.

     o    A CMSA Historical Loan Modification and Corrected Mortgage Loan
          Report.

     o    A CMSA Historical Liquidation Report.

     o    A CMSA REO Status Report.

     o    A CMSA Servicer Watch List.

     o    A CMSA Loan Level Reserve/LOC Report.

     o    A loan payoff notification report.

     o    A CMSA Comparative Financial Status Report.

     In addition, upon the request of any holder of a series 2003-C2 certificate or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

     o with respect to any mortgaged property or REO Property, a CMSA Operating Statement Analysis Report; and

     o with respect to any mortgaged property or REO Property, a CMSA NOI Adjustment Worksheet.

     The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA's internet website, located at www.cmbs.org.

     Within a reasonable period of time after the end of each calendar year, the trustee is required to send to each person who at any time during the calendar year was a series 2003-C2 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly payment date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

     Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the depositor (including information in this prospectus supplement), any mortgage loan seller or other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the series 2003-C2 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2003-C2 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2003-C2 certificateholders and beneficial owners of series 2003-C2 certificates identified to the reasonable satisfaction of the trustee, the payment date statement, any Mortgage Pool data update report, any loan payment notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee's internet website. The trustee's internet website will initially be located at www.etrustee.net.

     The master servicer also may make some or all of the reports identified in the preceding paragraph available via its internet website, www.wachovia.com.

     None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

     The trustee and the master servicer may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to their respective internet websites. Neither the trustee nor the master servicer will be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

     At the request of the underwriters, as provided in the pooling and servicing agreement, the trustee will be required to make available electronically, on each payment date, to the Trepp Group, Intex Solutions, Inc., Charter Research Corporation and any other similar third party information provider, a copy of the reports made available to the series 2003-C2 certificateholders.

     Other Information. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     o this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series 2003-C2 certificates, in the form most recently provided by us or on our behalf to the trustee;

     o the pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the date of initial issuance of the offered certificates, and any amendments to those agreements;

     o all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2003-C2 certificateholders since the date of initial issuance of the offered certificates;

     o all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing Under the Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     o all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing Under the Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     o the most recent appraisal, if any, with respect to each mortgaged property for a mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

     o the mortgage files for the mortgage loans included in the trust, including all documents, such as modifications, waivers and amendments of such mortgage loans, that are to be added to the mortgage files from time to time;

     o upon request, the most recent inspection report with respect to each mortgaged property with respect to a mortgage loan included in the trust prepared by the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

     o upon request, the most recent quarterly and annual operating statement and rent roll for each mortgaged property for a mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee may require:

     o in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

     o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

     The voting rights for the series 2003-C2 certificates will be allocated among the respective classes of those certificates as follows:

     o 99% of the voting rights will be allocated among the holders of the various classes of series 2003-C2 certificates that have principal balances, pro rata in accordance with those principal balances;

     o 1% of the voting rights will be allocated among the holders of the interest-only certificates pro rata, based on their respective notional amount; and

     o 0% of the voting rights will be allocated among the holders of the class R-I and class R-II certificates.

     Voting rights allocated to a class of series 2003-C2 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earliest of--

     1. The final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

     2. The purchase of all of the mortgage loans and REO Properties remaining in the trust by us, the mortgage loan seller, the special servicer, any single certificateholder or group of certificateholders of the series 2003-C2 controlling class or the master servicer, in that order of preference.

     Written notice of termination of the pooling and servicing agreement will be given to each series 2003-C2 certificateholder. The final payment with respect to each series 2003-C2 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2003-C2 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by us, the mortgage loan seller, the special servicer, any single holder or group of holders of the controlling class or the master servicer of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

     o    the sum of--

          1. the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged properties have become REO Properties, together with (a) interest, other than Default Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

          2. the appraised value of all REO Properties then included in the trust, minus

     o solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding series 2003-C2 certificates. However, our right, and the rights of the mortgage loan seller, the special servicer, any single holder or group of holders of the series 2003-C2 controlling class or the master servicer, to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage loans that are included in the trust be less than 1.0% of the initial balance of the mortgage loans included in the trust. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2003-C2 certificateholders, will constitute part of the Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

THE TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as trustee on behalf of the series 2003-C2 certificateholders. As of the date of initial issuance of the offered certificates, the office of the trustee primarily responsible for administration of the trust assets, its corporate trust office, is located at 135 South LaSalle

Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust Series 2003-C2.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     o    be authorized under those laws to exercise trust powers,

     o    have a combined capital and surplus of at least $50,000,000, and

     o be subject to supervision or examination by federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2003-C2 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services, which fee will--

     o accrue at the annual rate stated in the pooling and servicing agreement,

     o accrue on the total Stated Principal Balance of the mortgage loans included in the trust outstanding from time to time, and

     o    be calculated on a 30/360 Basis.

     The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     The ratings of the long-term debt obligations of LaSalle Bank National Association are "A+" by S&P and "Aa3" by Moody's.

     See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation, will act as fiscal agent pursuant to the pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Asset-Backed Securities Trust Services Group - Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2003-C2. The duties and obligations of the fiscal agent consist only of making P&I advances as described under "--Advances of Delinquent Monthly Debt Service Payments" above and servicing advances as described under "Servicing Under the Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The fiscal agent will not be liable except for the performance of those duties and obligations. The fiscal agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer.

The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded to the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent.


     The ratings of the long-term debt obligations of ABN AMRO Bank N.V. are "AA-" by S&P and "Aa3" by Moody's.


                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor, and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

     o the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

     o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

     o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate, and

     o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     See "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2003-C2 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2003-C2 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing Under the Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have a higher interest rate relative to the other underlying mortgage loans, the Weighted Average Pool Pass-Through

Rate would decline. Such a decline in the Weighted Average Pool Pass-Through Rate could cause a corresponding decline in the pass-through rate on the class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O or class P certificates.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid and result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the Mortgage Pool.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     In addition, if the master servicer, the trustee or the fiscal agent reimburses itself out of principal collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, as described under "Description of the Offered Certificates--Reimbursement of Advances" in this prospectus supplement, then the Total Principal Payment Amount for the corresponding payment date would be reduced by the amount of such reimbursement. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1. provisions that require the payment of prepayment premiums and yield maintenance charges,

          2.   provisions that impose prepayment lock-out periods, and

          3.   amortization terms that require balloon payments;

     o the demographics and relative economic vitality of the areas in which the related mortgaged properties are located;

     o the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Mortgage Pool" and "Servicing Under the Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties prior to the exhaustion of tax depreciation benefits.

     Certain of the mortgage loans provide for a "cash trap" feature under which, upon the occurrence of certain trigger events, the lender will be permitted to apply excess cash in the lock box to repay the mortgage loan. The pooling and servicing agreement will provide that the master servicer will not be permitted to apply any of such excess funds as a prepayment of the mortgage loan without the consent of the special servicer.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o    the relative importance of those factors;

     o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate is determined as follows:

     o multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related payment date;

     o    sum the results; and

     o divide the sum by the total amount of the reductions in the principal balance of the certificate.

     Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of offered certificates to which the subject certificate belongs.

     As described in this prospectus supplement, the Total Principal Payment Amount for each payment date will be payable first with respect to the class A-1, class A-2, class A-3 and class A-4 certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes series 2003-C2 certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Payment Amount is applied, the weighted average lives of the class A-1, class A-2, class A-3 and class A-4 certificates may be shorter, and the weighted average lives of the other classes of series 2003-C2 certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a pro rata basis among the respective classes of certificates with principal balances.

     The tables set forth in Annex C show with respect to each class of offered certificates--

     o    the weighted average life of that class, and

     o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     We make no representation that--

     o the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

     o all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     o mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.


                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

     o    purchase the mortgage loans that we will include in the trust, and

     o pay expenses incurred in connection with the issuance of the series 2003-C2 certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming (i) the making of appropriate elections, (ii) compliance with the pooling and servicing agreement (iii) the 2003-C1 Pooling and Servicing Agreement is administered in accordance with its terms and the REMICs formed thereunder continue to qualify as REMICs and (iv) subject to any other assumptions set forth in the opinion, each of REMIC I and REMIC II will qualify as a REMIC under the Internal Revenue Code.

     The assets of REMIC I will generally include--

     o    the mortgage loans included in the trust,

     o any REO Properties acquired on behalf of the series 2003-C2 certificateholders,

     o    the master servicer's custodial account,

     o    the special servicer's REO account, and

     o    the trustee's distribution account and interest reserve account.

     For federal income tax purposes,

     o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o the class R-I certificates will evidence the sole class of residual interests in REMIC I,

     o the class A-1, class A-2, class A-3, class A-4, class XP, class XC, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O and class P certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC II, and

     o the class R-II certificates will evidence the sole class of residual interests in REMIC II.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     It is anticipated that the classes of offered certificates will be treated for federal income tax purposes as having been issued [at a premium]. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of original issue discount, market discount and amortization of premium, if any, with respect to the series 2003-C2 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

     o no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

     o there will be no extension of maturity for any mortgage loan in the trust.

     For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. In such event, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code and "permitted assets" for a "financial asset securitization investment trust" under section 860L(c) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     (1) the borrower pledges substitute collateral that consist solely of Government Securities;

     (2)  the mortgage loan documents allow that substitution;

     (3) the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     (4)  the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.


                          CERTAIN ERISA CONSIDERATIONS

     If you are--

     o    a fiduciary of a Plan, or

     o    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires a series 2003-C2 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series 2003-C2 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2003-C2 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2003-C2 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to Greenwich Capital Markets, Inc., which exemption is identified as Prohibited Transaction Exemption 90-59. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

     o the servicing and operation of pools of real estate loans, such as the Mortgage Pool, and

     o the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

     o first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch Ratings or Moody's;

     o third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter;

     o    fourth, the following must be true--

          1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2. the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

          3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of S&P and Moody's. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust meet the following requirements:

     o the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch Ratings or Moody's for at least one year prior to the Plan's acquisition of an offered certificate; and

     o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with--

     o the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or either mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

     o the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

     o    the continued holding of an offered certificate by a Plan.


     However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

     o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

     o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

     o    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

     solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that:

     o the offered certificates are "securities" for purposes of the Underwriter Exemption, and

     o the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

     A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o the investment is appropriate for Plans generally or for any particular Plan.


                                LEGAL INVESTMENT

     Upon initial issuance, and for so long as such certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, the class A-1, class A-2, class A-3, class A-4, class B and class C certificates will be mortgage related securities for purposes of SMMEA.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o    are legal investments for them, or

     o    are subject to investment, capital or other restrictions.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for them.

     See "Legal Investment" in the accompanying prospectus.


                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allotments of the offered certificates as set forth on the table below. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately % of the total principal balance of the offered certificates, plus accrued interest on all the offered certificates from December 30, 2003. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about December 30, 2003, against payment for them in immediately available funds.


UNDERWRITER                             CLASS A-1    CLASS A-2    CLASS A-3     CLASS A-4     CLASS B       CLASS C
-----------------------------------    -----------  -----------  -----------   -----------  -----------   ------------
Greenwich Capital Markets, Inc....     $            $            $             $            $             $
Credit Suisse First Boston LLC....     $            $            $             $            $             $
Morgan Stanley & Co. Incorporated.     $            $            $             $            $             $
                                                                                                          ------------
J.P. Morgan Securities Inc........
                                                                                                          ------------
TOTAL.............................     $            $            $             $            $             $
                                       ===========  ===========  ===========   ===========  ============  ============

     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

     o    the receipt of various legal opinions; and

     o    the satisfaction of various conditions, including that--

          1. no stop order suspending the effectiveness of our registration statement is in effect, and

          2. no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

     The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The underwriting agreement provides that we will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.

     We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates" in the accompanying prospectus.

     With respect to this offering--

     o Greenwich Capital Markets, Inc., one of our affiliates, is acting as lead manager and sole bookrunner, and

     o Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. are acting as co-managers.

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.


                                  LEGAL MATTERS

     Particular legal matters relating to the certificates will be passed upon for us and the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                       CLASS              S&P           MOODY'S
                   -------------     -------------   -------------
                        A-1               AAA             Aaa
                        A-2               AAA             Aaa
                        A-3               AAA             Aaa
                        A-4               AAA             Aaa
                         B                AA              Aa2
                         C                AA-             Aa3

     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each payment date and the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final payment date. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust,

     o whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

     o whether and to what extent prepayment premiums, yield maintenance charges or Default Interest will be received, and

     o    the yield to maturity that investors may experience.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A and B to this prospectus supplement.

     "1801 K STREET LOAN PAIR" means collectively, the two mortgage loans, secured by the one mortgaged property, which is located in Washington D.C. These loans are pari passu with each other (the 1801 K Street Trust Loan and the 1801 K Street Pari Passu Companion Loan)

     "1801 K STREET PARI PASSU COMPANION LOAN" means the mortgage loan that is part of a split loan structure secured by the 1801 K Street property and that is pari passu with the 1801 K Street Trust Loan but is not an asset of the trust.

     "1801 K STREET TRUST LOAN" means the mortgage loan that is included in the trust and identified as Mortgage Loan No. 3 on Annex A to this prospectus supplement. The 1801 K Street Trust Loan is pari passu with the 1801 K Street Pari Passu Companion Loan.

     "2003-C1 POOLING AND SERVICING AGREEMENT" means a pooling and servicing agreement dated as of June 30, 2003 among Greenwich Capital Commercial Funding Corp., as depositor, Wachovia Bank, National Association, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent.

     "237 PARK AVENUE LOAN PAIR" means collectively, the three mortgage loans, secured by the one mortgaged property, which is located in New York, New York. These loans are pari passu with each other (the 237 Park Avenue Trust Loan and the 237 Park Avenue Pari Passu Companion Loans).

     "237 PARK AVENUE PARI PASSU COMPANION LOANS" means the two mortgage loans that are part of a split loan structure secured by the 237 Park Avenue property and that are pari passu with the 237 Park Avenue Trust Loan but are not assets of the trust.

     "237 PARK AVENUE TRUST LOAN" means the mortgage loan that is included in the trust and identified as Mortgage Loan No. 2 on Annex A to this prospectus supplement. The 237 Park Avenue Trust Loan is pari passu with the 237 Park Avenue Pari Passu Companion Loans.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that--

     o arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o is not required to be paid by any party to the pooling and servicing agreement,

     o    is not included in the calculation of a Realized Loss,

     o is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the Mortgage Pool, and

     o causes a shortfall in the payments of interest or principal on any class of series 2003-C2 certificates.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "ADMINISTRATIVE FEE RATE" means, with respect to each mortgage loan in the trust, the sum of the master servicing fee rate and the per annum rate at which the monthly fee of the trustee is calculated.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

     o    "x" is equal to the sum of:

          1.   the Stated Principal Balance of the mortgage loan;

          2. to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest, other than any Default Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

          3. all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

          4. all related unreimbursed advances made by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent with respect to the mortgage loan, together with interest on those advances as permitted under the pooling and servicing agreement;

          5. any other unpaid Additional Trust Fund Expenses in respect of the mortgage loan; and

          6. all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged property, net of any escrow reserves held by the master servicer or the special servicer which covers any such item; and

     o    "y" is equal to the sum of:

          1.   the excess, if any, of--

               (a) 90% of the resulting appraised or estimated value of the related mortgaged property or REO Property, over

               (b) the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

          2. the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

               (a) are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

               (b) are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the next 12 months, and

               (c) may be used to reduce the principal balance of the mortgage loan; and

          3. the amount of any letter of credit that constitutes additional security for the mortgage loan that may be used to reduce the principal balance of the mortgage loan.

     If, however--

     o an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust,

     o no appraisal or other valuation estimate, as described under "Servicing Under the Pooling and Servicing Agreement--Required Appraisals," is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

     o    either--

          1. no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

          2. there has been a material change in the circumstances surrounding the related mortgaged property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that, in the special servicer's judgment, materially affects the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount.

     Each Loan Pair will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to those loans.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

     o the mortgage loan has been modified by the special servicer in a manner that--

          1. affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

          2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

          3. In the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on the mortgage loan;

     o the mortgage loan is 20 days (or, in certain circumstances involving the delivery of a refinancing commitment, 30 days) or more delinquent in respect of any balloon payment or 60 days or more delinquent in respect of any other monthly debt service payment;

     o a receiver is appointed and continues for 60 days in that capacity in respect of the mortgaged property securing the mortgage loan;

     o the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

     o the mortgaged property securing the mortgage loan becomes an REO Property; or

     o the mortgage loan remains outstanding five years after any extension of its maturity.

     "AVAILABLE P&I FUNDS" means the total amount available to make payments of interest and principal on the series 2003-C2 certificates on each payment date.

     "BALLOON LOAN" means any mortgage loan in the trust fund that by its original terms or by virtue of any modification entered into as of the issue date for the series 2003-C2 certificates provides for an amortization

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schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

     "CERCLA" means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

     "CLASS A PRINCIPAL PAYMENT CROSS-OVER DATE" means the first payment date as of the commencement of business on which--

     o the class A-1, class A-2, class A-3 and class A-4 certificates, or any two or more of those classes, remain outstanding, and

     o the total principal balance of the class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O and class P certificates have previously been reduced to zero as described under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "CLEARSTREAM" means Clearstream Banking, societe anonyme, Luxembourg.

     "COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-C1" means the Commercial Mortgage Trust 2003-C1, Commercial Mortgage Pass-Through Certificates, Series 2003-C1 issued pursuant to a pooling and servicing agreement dated as of June 30, 2003 among Greenwich Capital Commercial Funding Corp., as depositor, Wachovia Bank, National Association, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V, as fiscal agent.

     "COMPANION LOAN" means a mortgage loan that is part of a Loan Pair but is not included in the trust. A subordinate Companion Loan is a Companion Loan as to which subsequent to either (i) a monetary event of default with respect to the Loan Pair, (ii) a material non-monetary event of default with respect to the Loan Pair or (iii) the Loan Pair becoming a specially serviced loan that is in default, the mortgage loan in the trust is senior in right of payment to the Companion Loan. A pari passu Companion Loan is a Companion Loan that is pari passu in right of payment to a mortgage loan in the Trust.

     "COMPANION LOAN HOLDER(S)" means the holder of a note evidencing a Companion Loan.

     "CONDEMNATION PROCEEDS" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "CONTROL APPRAISAL EVENT" a Control Appraisal Event will exist with respect to any Companion Loan, if and for so long as the initial balance of such non-pooled subordinate mortgage loan, less principal payments, appraisal reduction amounts and (without duplication) Realized Losses allocated thereto is less than 25% of an amount equal to the initial principal balance of the Companion Loan minus all principal payments allocated thereto.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" or "CUT-OFF DATE LTV" means:

     o with respect to any mortgage loan in the trust, the ratio, expressed as a percentage, of--

          1. the cut-off date principal balance of the subject mortgage loan, as shown on Annex A to this prospectus supplement, to

          2. the appraised value of the related mortgaged property, as shown on Annex A to this prospectus supplement.

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     "DEFAULT INTEREST" means any interest that--

     o accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o is in excess of all interest at the related mortgage interest rate accrued on the mortgage loan.]

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "EUROCLEAR" means The Euroclear System.

     "EXEMPTION-FAVORED PARTY" means any of--

     o    Greenwich Capital Markets, Inc.;

     o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Greenwich Capital Markets, Inc.; and

     o any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "FITCH RATINGS" means Fitch, Inc.

     "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "INITIAL MORTGAGE POOL BALANCE" means the aggregate principal balance of the mortgage loans included in the trust as of the cut-off date.

     "INSURANCE PROCEEDS" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan included in the trust, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "LIQUIDATION PROCEEDS" means all cash proceeds received and retained by the trust in connection with--

     o the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

     o the repurchase of any mortgage loan by the Mortgage Loan Seller, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

     o the purchase of any specially serviced mortgage loan by any holder of a purchase option as described under "Servicing Under the Pooling and Servicing Agreement--Fair Value Option" in this prospectus supplement;

     o the purchase of all remaining mortgage loans and REO Properties in the trust by us, the mortgage loan seller, the special servicer, any certificateholder of the series 2003-C2 controlling class or the master servicer, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement;

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     o    the purchase of a mortgage loan in the trust by the related Companion
          Loan Holder as described under "Description of the Mortgage Pool--Split Loan Structure" in this prospectus supplement;

     o the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

     o    the sale of an REO Property.

     "LOAN PAIR" means, a group of two or more mortgage loans secured by a single mortgage instrument on the same mortgaged property. Each of the Loan Pairs is more particularly identified on the table entitled "Loan Pairs" under "Description of the Mortgage Pool--Split Loan Structure."

     "MOODY'S" means Moody's Investors Service, Inc.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2003-C2 certificates and the mortgage loans in the trust:

     o the mortgage loans have the characteristics set forth on Annex A and the Initial Mortgage Pool Balance is approximately $1,767,326,840;

     o the initial total principal balance or notional amount, as the case may be, of each class of series 2003-C2 certificates is as described in this prospectus supplement;

     o the pass-through rate for each class of series 2003-C2 certificates is as described in this prospectus supplement;

     o there are no delinquencies or losses with respect to the mortgage loans;

     o there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

     o there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o there are no casualties or condemnations affecting the corresponding mortgaged properties;

     o each of the mortgage loans provides for monthly payments to be due on the first day of each month, which monthly payments are timely received, and each of the mortgage loans accrues interest on an Actual/360 Basis;

     o all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o there are no breaches of our representations and warranties or those of the Mortgage Loan Seller regarding the mortgage loans;

     o no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period, yield maintenance period or declining premium period, in each case if any;

     o except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

     o no mortgage loan is required to be repurchased by us or the Mortgage Loan Seller;

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     o    no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

     o    there are no Additional Trust Fund Expenses;

     o payments on the offered certificates are made on the 5th day of each month, commencing in January 2004; and

     o    the offered certificates are settled on December 30, 2003.

     For purposes of the Modeling Assumptions, a "yield maintenance period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a yield maintenance charge, and a "declining premium period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a prepayment premium calculated as a declining percentage of the principal amount prepaid.

     "MORTGAGE LOAN SELLER" means our particular affiliate that transferred mortgage loans to us for inclusion in the trust.

     "MORTGAGE POOL" means the pool of mortgage loans comprised of the mortgage loans included in the trust.

     "NAP" means that, with respect to a particular category of data, the data is not applicable.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of--

     o the Prepayment Interest Shortfalls incurred with respect to the entire Mortgage Pool during the related collection period, over

     o the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

     "NET CASH FLOW" or "U/W NET CASH FLOW" means for any mortgaged property securing a mortgage loan in the trust:

     o    the revenue derived from the use and operation of that property; less

     o    the total of the following items--

          (a)  allowances for vacancies and credit losses,

          (b) operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

          (c) fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

          (d) replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

     Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

     In determining the Net Cash Flow for any mortgaged property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

     o    rolling 12-month operating statements;

     o anticipated percentage rents to be collected, as deemed reasonable by the mortgage loan seller;

     o    applicable year-to-date financial statements, if available;

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     o    full year budgeted financial statements, if available; and

     o rent rolls were generally current as of the date not earlier than 6 months prior to the cut-off date.

     In general, these items were not audited or otherwise confirmed by an independent party.

     In determining the "revenue" component of Net Cash Flow for each mortgaged property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower. Where the actual vacancy shown on that rent roll and the market vacancy was less than 5.0%, the originator generally assumed a minimum of 5.0% vacancy, for most property types, and 7.5% vacancy, for office types, in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator's underwriting standards.

     In determining rental revenue for multifamily rental, mobile home park and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

     For the other mortgaged properties other than hospitality properties, the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

     In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements. Downward adjustments were made to assure that, in the judgment of the mortgage loan seller, occupancy levels and average daily rates were limited to sustainable levels.

     In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation.

     In determining the "expense" component of Net Cash Flow for each mortgaged property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

     o if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used;

     o property management fees were generally assumed to be 2% to 5% of effective gross revenue;

     o in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

     o expenses were generally assumed to include annual replacement reserves equal to--

          (a) in the case of retail, office, self-storage and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.25 per square foot of net rentable commercial area;

          (b) in the case of multifamily rental apartments, generally not less than $250 or more than $400 per residential unit per year, depending on the condition of the property; and

          (c) in the case of hospitality properties, 5% of the gross revenues received by the property owner on an ongoing basis.

     In some instances, the related originator recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Net Cash Flow," where the originator determined appropriate.

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     "ORIGINAL AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

     "ORIGINAL TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity.

     "P&I" means principal and/or interest.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged property securing a mortgage loan in the trust, any and all of the following:

     o liens for real estate taxes, water charges and sewer rents and special assessments not yet due and payable,

     o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     o exceptions and exclusion specifically referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy on title policy commitment),

     o other matters to which like properties are commonly subject, the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged property, and condominium declarations, and

     o if the subject loan is a cross-collateralized mortgage loan, the lien of any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA describing what constitutes the assets of a Plan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan included in the trust made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period after the due date for that loan and prior to the Determination Date following such due date, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Default Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan included in the trust made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment prior to that due date, less the amount of related master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest.

     "RATING AGENCY" means each of Moody's and S&P.

     "REALIZED LOSSES" mean losses on or with respect of the mortgage loans in the trust arising from the inability to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a

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borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "RECOVERED AMOUNT" has the meaning assigned to that term in the fourth paragraph of the definition of "Total Principal Payment Amount" below in this glossary.

     "RELEVANT PERSONS" has the meaning assigned to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

     "REMAINING AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

     "REMAINING TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity.

     "REMIC" means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

     "REO PROPERTY" means any mortgaged property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan included in the trust.

     "REPLACEMENT RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.


     "RESTRICTED GROUP" means, collectively--

     1.   the trustee,

     2.   the Exemption-Favored Parties,

     3.   us,

     4.   the master servicer,

     5.   the special servicer,

     6.   any sub-servicers,

     7.   the mortgage loan sellers,

     8. each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the offered certificates, and

     9.   any and all affiliates of any of the aforementioned persons.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

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     "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, to service and administer those mortgage loans and any REO Properties that such party is obligated to service and administer under the pooling and servicing agreement:

     o    in accordance with the higher of the following standards of care--

          1. the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties, and

          2. the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special servicer, as the case may be, services and administers comparable mortgage loans owned by the master servicer or special servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective subject mortgage loans;

     o    with a view to--

          1. the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

          2. in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan in the trust as to which the related mortgaged property is an REO Property, the maximization of recovery on that mortgage loan to the series 2003-C2 certificateholders (as a collective whole) (or, if a Loan Pair is involved, with a view to the maximization of recovery on the Loan Pair to the series 2003-C2 certificateholders and the related Companion Loan Holder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

     o    without regard to--

          1. any relationship, including as lender on any other debt, that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the pooling and servicing agreement,

          2. the ownership of any series 2003-C2 certificate (or any security backed by a Companion Loan) by the master servicer or the special servicer, as the case may be, or any affiliate thereof,

          3. the obligation of the master servicer or the special servicer, as the case may be, to make advances,

          4. the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the pooling and servicing agreement generally or with respect to any particular transaction, and

          5. The ownership, servicing or management for others of any mortgage loan or property not covered by the pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan being serviced under the pooling and servicing agreement, any of the following events:

     1. the related borrower fails to make when due any scheduled debt service payment, including a balloon payment, and either the failure actually continues, or the master servicer believes it will continue, unremedied (without regard to any grace period)--

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          (a)  except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

          (b) solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

     2. the master servicer or special servicer (in the case of the special servicer, with the consent of the directing holder) determines that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition;

     3. a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged property that covers acts of terrorism in the event that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against by prudent owners of similar mortgaged properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) is not available at any rate) occurs under the mortgage loan that materially impairs the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2003-C2 certificateholders or, in the case of the Loan Pairs, the interests of the related Companion Loan Holder(s), and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days, (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan);

     4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

     A Servicing Transfer Event will cease to exist, if and when:

     o with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

     o with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

     o with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to one mortgage loan in a Loan Pair, it will also be considered to exist for the related Companion Loan.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

     o    will initially equal its cut-off date principal balance; and

     o will be permanently reduced on each payment date, to not less than zero, by--

          1. that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan (without regard to Recovered Amounts and without regard to any reduction in that Total Principal Payment Amount contemplated by the second paragraph of the definition of "Total Principal Payment Amount" below in this glossary in connection with the reimbursement of certain otherwise nonrecoverable advances out of general collections of principal on the mortgage pool), and

          2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of a mortgage loan in the trust will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

     "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount equal to the total, without duplication, of the following:

     o all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the mortgage loans included in the trust during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

     o all monthly payments of principal received by or on behalf of the trust on the mortgage loans included in the trust prior to, but that are due during, the related collection period;

     o all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan included in the trust or, in the case of an REO Property, of the related mortgage loan included in the trust, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date; and

     o all advances of principal made with respect to the mortgage loans included in the trust for that payment date.

     The Total Principal Payment Amount will not include any payments or other collections of principal with respect to the Companion Loans.

     Notwithstanding the foregoing, if the master servicer, the trustee or the fiscal agent reimburses itself out of principal collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, as described under "Description of the Offered Certificates--Reimbursement of Advances," then the Total Principal Payment Amount for the corresponding payment date by the amount of any such reimbursement.

     If any advance is considered to be nonrecoverable and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool, as described under "Description of the Offered Certificates--Reimbursement of Advances," and if there is a subsequent recovery of that item (such recovery, a

"Recovered Amount"), that Recovered Amount would generally be included as part of the Total Principal Payment Amount for the payment date following the collection period in which that Recovered Amount was received.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 90-59, as amended to date, including by Prohibited Transaction Exemption 2002-41, as described under "Certain ERISA Considerations" in this prospectus supplement.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO," "DSCR NET CASH FLOW" or "U/W NCF DSCR" means:

     o    with respect to any mortgage loan in the trust, the ratio of--

          1.   the Net Cash Flow for the related mortgaged property, to

          2. the annualized amount of debt service that will be payable under the subject mortgage loan commencing after the cut-off date or, if the mortgage loan is in an initial interest-only period, after the commencement of amortization.

     "U.S. BANK TOWER JUNIOR COMPANION LOAN" means the mortgage loan that is part of the U.S. Bank Tower Loan Pair and that is subordinate to the U.S. Bank Tower Trust Loan and the U.S. Bank Tower Pari Passu Companion Loan, but is not an asset of the trust.

     "U.S. BANK TOWER LOAN PAIR" means collectively, the three mortgage loans, secured by the mortgaged property, which is located in Los Angeles, California. Two of these loans are pari passu with each other (the U.S. Bank Tower Trust Loan and the U.S. Bank Tower Pari Passu Companion Loan) and one loan is subordinate (the U.S. Bank Tower Junior Companion Loan).

     "U.S. BANK TOWER PARI PASSU COMPANION LOAN" means the mortgage loan that is part of a split loan structure secured by the U.S. Bank Tower property and that is pari passu with the U.S. Bank Tower Trust Loan but is not an asset of the trust.

     "U.S. BANK TOWER TRUST LOAN" means the mortgage loan that is included in the trust and identified as Mortgage Loan No. 1 on Annex A to this prospectus supplement. The U.S. Bank Tower Trust Loan is pari passu with the U.S. Bank Tower Pari Passu Companion Loan and senior in interest to the U.S. Bank Tower Junior Companion Loan.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each interest accrual period, the weighted average of the below-described annual rates with respect to all of the mortgage loans included in the trust, weighted on the basis of such mortgage loans' respective Stated Principal Balances immediately prior to the related payment date:

     o in the case of each mortgage loan that accrues interest on a 30/360 Basis, an annual rate equal to--

          1. the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus

          2.   the related Administrative Fee Rate; and

     o in the case of each mortgage loan included in the trust that accrues interest on an Actual/360 Basis, an annual rate generally equal to--

          1. the product of (a) twelve (12), times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during that interest accrual period, based on its Stated Principal Balance immediately preceding the related payment date and its mortgage interest rate in effect as of the cut-off date, and the denominator of which is the Stated Principal Balance of the mortgage loan immediately prior to the related payment date, minus

          2.   the related Administrative Fee Rate.

     Notwithstanding the foregoing, if the related payment date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the related payment date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be increased to reflect any interest reserve amounts with respect to that mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

     All of the mortgage loans included in the trust accrue interest on an Actual/360 Basis.

     "WELLS FARGO TOWER LOAN PAIR" means collectively, the four mortgage loans, secured by one mortgaged property, which is located in Los Angeles, California. These loans are pari passu with each other (the Wells Fargo Tower Trust Loan and the Wells Fargo Tower Pari Passu Companion Loans).

     "WELLS FARGO TOWER PARI PASSU COMPANION LOANS" means the multiple mortgage loans that are part of a split loan structure secured by the Wells Fargo Tower property and that are pari passu with the Wells Fargo Tower Trust Loan but are not assets of the trust.

     "WELLS FARGO TOWER TRUST LOAN" means the two mortgage notes that are included in the trust and identified as Mortgage Loan No. 13 on Annex A to this prospectus supplement. The Wells Fargo Tower Trust Loan is pari passu with the Wells Fargo Tower Pari Passu Companion Loans. The amortization schedules and other information regarding individual notes that comprise the Wells Fargo Tower Trust Loan are set forth in Annex A-2 to this prospectus supplement.

     "WINDSOR CAPITAL PORTFOLIO JUNIOR COMPANION LOAN" means the mortgage loan that is part of the Windsor Capital Portfolio Loan Pair and that is subordinate to the Windsor Capital Portfolio Trust Loan and the Windsor Capital Portfolio Pari Passu Companion Loan, but is not an asset of the trust.

     "WINDSOR CAPITAL PORTFOLIO LOAN PAIR" means collectively, the three mortgage loans, secured by the seven mortgaged properties, of which six are located in California and one of which is located in Farmington Hills, Michigan. Two of these loans are pari passu with each other (the Windsor Capital Portfolio Trust Loan and the Windsor Capital Portfolio Pari Passu Companion Loan) and one loan is subordinate (the Windsor Capital Portfolio Junior Companion Loan).

     "WINDSOR CAPITAL PORTFOLIO PARI PASSU COMPANION LOAN" means the mortgage loan that is part of the Windsor Capital Portfolio Loan Pair and that is pari passu with the Windsor Capital Portfolio Trust Loan but is not an asset of the trust.

     "WINDSOR CAPITAL PORTFOLIO TRUST LOAN" means the mortgage loan that is included in the trust and identified as Mortgage Loan No. 9 on Annex A to this prospectus supplement. The Windsor Capital Portfolio Trust Loan is pari passu with the Windsor Capital Portfolio Pari Passu Companion Loan and senior in interest to the Windsor Capital Portfolio Junior Companion Loan.

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                                    ANNEX A
            CERTAIN CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS



























                                     A-1-1



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

GCCFC 2003-C2 ANNEX A

------------------------------------------------------------------------------------------------------------------------------------
        MORTGAGE                                   CROSSED WITH
CONTROL   LOAN                                      OTHER LOANS    AFFILIATED WITH OTHER
 NUMBER  SELLER  LOAN NAME                        (CROSSED GROUP)  LOANS (AFFILIATED GROUP)               PROPERTY NAME
------------------------------------------------------------------------------------------------------------------------------------
  1       GCFP   U.S. Bank Tower (1)                                        R-01            U.S. Bank Tower
  2       GCFP   237 Park Avenue (1)                                                        237 Park Avenue
  3       GCFP   1801 K Street (1)                                                          1801 K Street
  4       GCFP   Broadway Mall                                                              Broadway Mall
  5       GCFP   Pinnacle                                                                   Pinnacle
  6       GCFP   150 Fifth Avenue  (2)                                                      150 Fifth Avenue
  7       GCFP   High Ridge Park                                                            High Ridge Park
  8       GCFP   Independent Square                                                         Independent Square
  9       GCFP   Windsor Capital Portfolio (1)
 9.01     GCFP   Windsor Capital Portfolio                                                  Embassy Suites Brea & Embassy Court Brea
 9.02     GCFP   Windsor Capital Portfolio                                                  Embassy Suites Orange County Airport
 9.03     GCFP   Windsor Capital Portfolio                                                  Marriott Walnut Creek
 9.04     GCFP   Windsor Capital Portfolio                                                  Embassy Suites San Luis Obispo
 9.05     GCFP   Windsor Capital Portfolio                                                  Embassy Suites Temecula
 9.06     GCFP   Windsor Capital Portfolio                                                  Embassy Suites Lompoc
 9.07     GCFP   Windsor Capital Portfolio                                                  Radisson Suites- Farmington Hills
  10      GCFP   Pin Oak Portfolio                                                          Pin Oak Portfolio
  11      GCFP   Generation Co Hotel Portfolio
11.01     GCFP   Generation Co Hotel Portfolio                                              Durham RTP Candlewood Suites
11.02     GCFP   Generation Co Hotel Portfolio                                              Fairfax Candlewood Suites
11.03     GCFP   Generation Co Hotel Portfolio                                              Richmond West Candlewood Suites
11.04     GCFP   Generation Co Hotel Portfolio                                              Raleigh Candlewood Suites
11.05     GCFP   Generation Co Hotel Portfolio                                              Dulles-Herndon Candlewood Suites
11.06     GCFP   Generation Co Hotel Portfolio                                              Richmond Suburban Lodge
11.07     GCFP   Generation Co Hotel Portfolio                                              Greensboro Suburban Lodge
11.08     GCFP   Generation Co Hotel Portfolio                                              Fayetteville Suburban Lodge
11.09     GCFP   Generation Co Hotel Portfolio                                              Hampton Suburban Lodge
  12      GCFP   AmeriVest Portfolio
12.01     GCFP   AmeriVest Portfolio                                                        AmeriVest - Parkway
12.02     GCFP   AmeriVest Portfolio                                                        Amerivest - Centerra
12.03     GCFP   AmeriVest Portfolio                                                        Amerivest - SW Gas
  13      GCFP   Wells Fargo Tower (1) (3)                                  R-01            Wells Fargo Tower
  14      GCFP   Sand Creek Crossing                                                        Sand Creek Crossing
  15      GCFP   Marketplace at Huntingdon Valley                                           Marketplace at Huntingdon Valley
  16      GCFP   Scottsdale Marriott                                                        Scottsdale Marriott
  17      GCFP   Burlington Town Center                                     R-02            Burlington Town Center
  18      GCFP   Morris Business Campus                                                     Morris Business Campus
  19      GCFP   Preston Forest                                                             Preston Forest
  20      GCFP   Minnesota Center                                                           Minnesota Center
  21      GCFP   Greenwich Financial Center                                                 Greenwich Financial Center
  22      GCFP   9777 Wilshire Boulevard                                                    9777 Wilshire Boulevard
  23      GCFP   Embry Village Shopping Center                                              Embry Village Shopping Center
  24      GCFP   200 Greenwich Avenue                                                       200 Greenwich Avenue
  25      GCFP   Encino Office Park                                                         Encino Office Park
  26      GCFP   Price Self Storage - West LA                                               Price Self Storage - West LA
  27      GCFP   Manaport Plaza                                             R-03            Manaport Plaza
  28      GCFP   Hickory Ridge Pavilion                                                     Hickory Ridge Pavilion
  29      GCFP   Park 2000 II                                               R-04            Park 2000 II
  30      GCFP   Airport Trade Center                                                       Airport Trade Center
  31      GCFP   City Center                                                                City Center
  32      GCFP   KLA Retail Pool B                                          R-02
32.01     GCFP   KLA Retail Pool B                                                          Metairie, LA
32.02     GCFP   KLA Retail Pool B                                                          Franklin, TN
32.03     GCFP   KLA Retail Pool B                                                          Richardson, TX
  33      GCFP   8670 Wilshire Boulevard                                                    8670 Wilshire Boulevard
  34      GCFP   Fox Chase Apartments                                                       Fox Chase Apartments
  35      GCFP   101 Redwood Shores Parkway                                                 Redwood Shores Parkway
  36      GCFP   Dominicks Grocery & Garage                                                 Dominicks Grocery & Garage
  37      GCFP   Plaza North Shopping Center                                                Plaza North Shopping Center
  38      GCFP   Chateau des Lions                                                          Chateau des Lions
  39      GCFP   Oak Hills Shopping Center                                                  Oak Hills Shopping Center
  40      GCFP   KLA Retail Pool A                                          R-02
40.01     GCFP   KLA Retail Pool A                                                          Antioch, TN
40.02     GCFP   KLA Retail Pool A                                                          McAllen, TX
40.03     GCFP   KLA Retail Pool A                                                          North Charleston
40.04     GCFP   KLA Retail Pool A                                                          Duluth, GA
  41      GCFP   College Plaza                                              R-03            College Plaza
  42      GCFP   Storage USA                                                R-05
42.01     GCFP   Storage USA                                                                6491 Maple Avenue
42.02     GCFP   Storage USA                                                                946 East Rancheros Drive
42.03     GCFP   Storage USA                                                                Cordova
42.04     GCFP   Storage USA                                                                4705 Winchester
42.05     GCFP   Storage USA                                                                American Way
42.06     GCFP   Storage USA                                                                6390 Winchester
  43      GCFP   Chapel Square                                              R-02            Chapel Square-Tower
  44      GCFP   Fairway Meadows Apartments                                                 Fairway Meadows Apartments
  45      GCFP   NSS SW Investors, L.P.                                     R-05
45.01     GCFP   NSS SW Investors, L.P.                                                     Carlsbad
45.02     GCFP   NSS SW Investors, L.P.                                                     Deming
45.03     GCFP   NSS SW Investors, L.P.                                                     El Paso #5 & Centraplex
45.04     GCFP   NSS SW Investors, L.P.                                                     El Paso #6
45.05     GCFP   NSS SW Investors, L.P.                                                     Green Valley
45.06     GCFP   NSS SW Investors, L.P.                                                     Lovington
45.07     GCFP   NSS SW Investors, L.P.                                                     Las Cruces
45.08     GCFP   NSS SW Investors, L.P.                                                     Silver City
45.09     GCFP   NSS SW Investors, L.P.                                                     Truth or Consequences
  46      GCFP   Cabot Office Centre                                                        Cabot Office Centre
  47      GCFP   440 North Wells                                                            440 North Wells
  48      GCFP   Foothill Crossing Shopping Center                                          Foothill Plaza Shopping Center
  49      GCFP   Waterfall Towers                                                           Waterfall Towers
  50      GCFP   La Verne West                                              R-03            La Verne West
  51      GCFP   Greenbriar Hills                                                           Greenbriar Hills
  52      GCFP   Loma Linda Shopping Center                                                 Loma Linda Shopping Center
  53      GCFP   Orchards Executive                                                         Orchards Executive Office
  54      GCFP   Chesapeake Center                                                          Chesapeake Center
  55      GCFP   The Falls Apartments                                                       The Falls Apartments
  56      GCFP   Belle Meadow Apartments                                                    Belle Meadow Apartments
  57      GCFP   441 South Livernois Office                                                 441 South Livernois Office
  58      GCFP   Park 2000 I                                                R-04            Park 2000 I
  59      GCFP   Impressions Building                                                       Impressions Building
  60      GCFP   Heritage Oaks Square                                                       Heritage Oaks Square
  61      GCFP   Columbia Commons                                                           Columbia Commons
  62      GCFP   840 South Hobart                                           R-06            840 South Hobart
  63      GCFP   Alamerica Bank Building                                                    Alamerica Bank Building
  64      GCFP   East Prairie Commons                                                       East Prairie Commons
  65      GCFP   Campbellton Plaza                                                          Campbellton Plaza
  66      GCFP   Sterling Estates MHC                                                       Sterling Estates MHC
  67      GCFP   Schaefer Building                                                          Schaefer Building
  68      GCFP   Fairway Club Apartments                                                    Fairway Club Apartments
  69      GCFP   6733 Sepulveda                                                             6733 Sepulveda
  70      GCFP   4545 East Shea Boulevard                                                   4545 East Shea
  71      GCFP   Anclote Corner Shopping Center                                             Anclote Corner Shopping Center
  72      GCFP   595 Double Eagle Court                                     R-07            595 Double Eagle Court
  73      GCFP   9785 Gateway Drive                                         R-07            9785 Gateway Drive
  74      GCFP   Arroyo Parkway                                             R-06            Arroyo Parkway
  75      GCFP   6185 Harrison/6265 McLeod, LLC                             R-04            6185 Harrison, LLC
  76      GCFP   Baybrook Collection                                                        Baybrook Collection
  77      GCFP   3737 Pacific Coast Highway                                                 3737 Pacific Coast Highway
  78      GCFP   Lake Carolina Building                                     R-08            Lake Carolina Building
  79      GCFP   Starbucks Plaza                                                            Starbucks Plaza
  80      GCFP   Lakeview Gardens                                           R-08            Lakeview Gardens
  81      GCFP   Big 5                                                                      Big 5

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                  GENERAL          DETAILED
CONTROL NUMBER    PROPERTY TYPE    PROPERTY TYPE         ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
      1           Office           CBD                   633 West Fifth Street
      2           Office           CBD                   237 Park Avenue
      3           Office           CBD                   1801 K Street, NW
      4           Retail           Superregional Mall    358 Broadway Mall
      5           Office           CBD                   3400 West Olive Avenue
      6           Office           General Urban         150 Fifth Avenue
      7           Office           General Suburban      1-6 High Ridge Road
      8           Office           CBD                   1 Independent Drive
      9
     9.01         Hospitality      Full Service          900 & 910 East Birch Street
     9.02         Hospitality      Full Service          1325 East Dyer Road
     9.03         Hospitality      Full Service          2355 North Main Street
     9.04         Hospitality      Full Service          333 Madonna Road
     9.05         Hospitality      Full Service          29345 Rancho California Road
     9.06         Hospitality      Full Service          1117 North H Street
     9.07         Hospitality      Full Service          37529 Grand River Avenue
      10          Office           General Suburban      Bellaire Boulevard & West Loop South
      11
    11.01         Hospitality      Limited Service       1818 East Highway 54
    11.02         Hospitality      Limited Service       11400 Random Hills Road
    11.03         Hospitality      Limited Service       4120 Brookriver Drive
    11.04         Hospitality      Limited Service       4433 Lead Mine Road
    11.05         Hospitality      Limited Service       13845 Sunrise Valley Drive
    11.06         Hospitality      Limited Service       7831 Schrader Road
    11.07         Hospitality      Limited Service       6009 Landmark Center Drive
    11.08         Hospitality      Limited Service       3719 Bragg Boulevard
    11.09         Hospitality      Limited Service       1616 Hardy Cash Drive
      12
    12.01         Office           General Suburban      2805 Dallas North Parkway
    12.02         Office           General Suburban      1873 Bellaire Street
    12.03         Office           General Suburban      10851 North Black Canyon Highway
      13          Office           CBD                   333 South Grand Avenue
      14          Retail           Anchored              2400-2540 Sand Creek Road
      15          Retail           Anchored              2000 to 2190 County Line Road
      16          Hospitality      Full Service          16770 N. Perimeter Drive
      17          Retail           Regional Mall         49 Church Street and 101 Cherry Street
      18          Office           General Suburban      1000, 1100 & 1200 The American Road
      19          Retail           Anchored              11661 Preston Road
      20          Office           General Suburban      7760 France Avenue South
      21          Office           CBD                   1 Fawcett Street
      22          Office           General Urban         9777 Wilshire Boulevard
      23          Retail           Anchored              3497-3633 Chamblee Tucker Drive
      24          Mixed Use        Office / Retail       200 Greenwich Avenue
      25          Office           General Suburban      6345 Balboa Boulevard
      26          Self-Storage     Self-Storage          3430 South La Brea Avenue
      27          Retail           Anchored              8305-8343 Sudley Road
      28          Retail           Anchored              6383-6491 Winchester Road
      29          Office           General Suburban      Park 2000 - Sunset Road, Chandler Avenue, Harrison Drive and McLeod Drive
      30          Industrial       Industrial            550 and 590 Paiea Street
      31          Office           CBD                   102 S. 2nd Avenue
      32
    32.01         Retail           Big Box               6851 Veterans Memorial Boulevard
    32.02         Retail           Big Box               1735 Galleria Boulevard
    32.03         Retail           Big Box               1300 East Beltline Road
      33          Office           General Urban         8670 Wilshire Boulevard
      34          Multifamily      Garden                7300 Nightingale
      35          Office           General Suburban      101 Redwood Shores Parkway
      36          Retail           Anchored              1 North Halsted Street
      37          Retail           Anchored              201-313 North McDowell Boulevard
      38          Multifamily      Garden                6000 Johnston Street
      39          Retail           Anchored              5400-5480 Sunol Boulevard
      40
    40.01         Retail           Big Box               5301 Hickory Hollow Parkway
    40.02         Retail           Big Box               600 E US Expressway 83
    40.03         Retail           Big Box               7400 Rivers Avenue
    40.04         Retail           Big Box               2075 Market Street
      41          Retail           Anchored              15100 Frederick Road
      42
    42.01         Self-Storage     Self-Storage          6491 Maple Avenue
    42.02         Self-Storage     Self-Storage          946 East Rancheros Drive
    42.03         Self-Storage     Self-Storage          7777 Moriarty Road
    42.04         Self-Storage     Self-Storage          4705 Winchester Road
    42.05         Self-Storage     Self-Storage          5141 American Way
    42.06         Self-Storage     Self-Storage          6390 Winchester Road
      43          Mixed Use        Office / Multifamily  900 Chapel Street
      44          Multifamily      Townhouse             93 Weakly Lane
      45
    45.01         Self-Storage     Self-Storage          304-402 S. 6th Street
    45.02         Self-Storage     Self-Storage          1010 South Diamond Avenue
    45.03         Self-Storage     Self-Storage          301 Clark Drive & 6000 Welch Avenue
    45.04         Self-Storage     Self-Storage          11565 James Watt Drive
    45.05         Self-Storage     Self-Storage          630 W. Camino Casa Verde
    45.06         Self-Storage     Self-Storage          1100-1200 North Love Street
    45.07         Self-Storage     Self-Storage          1100 E. Madrid Avenue
    45.08         Self-Storage     Self-Storage          11732 Hwy 180 E
    45.09         Self-Storage     Self-Storage          801 North Highway 51
      46          Office           General Suburban      28700 & 28850 Cabot Drive
      47          Office           General Urban         440 North Wells Street
      48          Retail           Anchored              2310 Homestead Road
      49          Office           General Suburban      2455 Bennett Valley Road
      50          Retail           Anchored              1335-1399 Foothill Blvd.
      51          Multifamily      Garden                110 Falls Terrace
      52          Retail           Anchored              349-499 West Mariposa Road
      53          Office           General Suburban      22630 Haggerty Road
      54          Office           General Suburban      9555 Chesapeake Drive
      55          Multifamily      Garden                3825 Cambridge Street
      56          Multifamily      Garden                9000 Spring Meadow Drive
      57          Office           Medical               441 South Livernois Road
      58          Self-Storage     Self-Storage          2550 and 2595 Chandler Avenue
      59          Office           General Suburban      3650 Olentangy River Road
      60          Retail           Anchored              1596 State Highway 99
      61          Office           General Suburban      500 North Columbia Highway
      62          Multifamily      Mid rise              840 South Hobart
      63          Office           General Urban         2170 Highland Avenue
      64          Retail           Shadow Anchored       4249 & 4279 Lien Road
      65          Retail           Anchored              2076 Campbellton Road
      66          Mobile Home Park Mobile Home Park      1203 Division Street
      67          Office           General Suburban      13530 Michigan Avenue
      68          Multifamily      Garden                55 Villa Road
      69          Office           General Suburban      6733 South. Sepulveda Boulevard
      70          Office           General Suburban      4545 East Shea Boulevard
      71          Retail           Anchored              1917-1965 North Pinellas Avenue
      72          Office           General Suburban      595 Double Eagle Court
      73          Office           General Suburban      9785 Gateway Drive
      74          Retail           Unanchored            315, 319, & 323 South Arroyo Parkway
      75          Industrial       Industrial            6185 Harrison Drive and 6265 McLeod Drive
      76          Retail           Shadow Anchored       19222 Gulf Freeway
      77          Retail           Unanchored            3737 Pacific Coast Highway
      78          Office           General Suburban      300 Long Pointe Lane
      79          Retail           Unanchored            4265-4273 North Interstate Highway 35
      80          Multifamily      Garden                720 Lakeside Drive
      81          Retail           Single Tenant         11060 San Pablo Boulevard

------------------------------------------------------------------------------------------------------------------------------------
CONTROL NUMBER    CITY                      COUNTY               STATE    ZIP CODE         YEAR BUILT         YEAR RENOVATED
------------------------------------------------------------------------------------------------------------------------------------
      1           Los Angeles               Los Angeles            CA       90071             1989
      2           New York                  New York               NY       10017             1935                 1981
      3           Washington                Washington DC          DC       20006             1972                 2003
      4           Hicksville                Nassau                 NY       11801             1956                 2001
      5           Burbank                   Los Angeles            CA       91505             2002
      6           New York                  New York               NY       10011             1888                 2003
      7           Stamford                  Fairfield              CT       06905             1967                 2002
      8           Jacksonville              Duval                  FL       32202             1975                 1999
      9
     9.01         Brea                      Orange                 CA       92821             1990                 2000
     9.02         Santa Ana                 Orange                 CA       92705             1984                 2002
     9.03         Walnut Creek              Contra Costa           CA       94596             1987                 2000
     9.04         San Luis Obispo           San Luis Obispo        CA       93405             1986                 2001
     9.05         Temecula                  Riverside              CA       92591             1991                 1998
     9.06         Lompoc                    Santa Barbara          CA       93436             1986
     9.07         Farmington Hills          Oakland                MI       48335             1986                 1996
      10          Houston                   Harris                 TX       77401             1974                 2003
      11
    11.01         Durham                    Durham                 NC       27713             2000                 2000
    11.02         Fairfax                   Fairfax                VA       22030             2000                 2000
    11.03         Glen Allen                Henrico                VA       23060             1999                 1999
    11.04         Raleigh                   Wake                   NC       27612             2001                 2001
    11.05         Herndon                   Fairfax                VA       20171             2000                 2000
    11.06         Richmond                  Henrico                VA       23294             1999                 1999
    11.07         Greensboro                Guilford               NC       27407             1998                 2003
    11.08         Fayetteville              Cumberland             NC       28303             1997                 2002
    11.09         Hampton                   Hampton City           VA       23666             2000                 2000
      12
    12.01         Plano                     Collin                 TX       75093             1999
    12.02         Denver                    Denver                 CO       80222             1982                 2003
    12.03         Phoenix                   Maricopa               AZ       85029             1987
      13          Los Angeles               Los Angeles            CA       90071             1982
      14          Brentwood                 Contra Costa           CA       94513             2003
      15          Huntingdon Valley         Montgomery             PA       19006             1992                 2002
      16          Scottsdale                Maricopa               AZ       85260             1999                 2003
      17          Burlington                Chittenden             VT       05401             1976                 2001
      18          Morris Plains             Morris                 NJ       07950             1974                 2001
      19          Dallas                    Dallas                 TX       75230             1958                 2003
      20          Bloomington               Hennepin               MN       55435             1987                 2000
      21          Greenwich                 Fairfield              CT       06830             1947                 1989
      22          Beverly Hills             Los Angeles            CA       90212             1966                 2003
      23          Atlanta                   Dekalb                 GA       30341             1960                 2002
      24          Greenwich                 Fairfield              CT       06830             1986
      25          Encino                    Los Angeles            CA       91316             1990
      26          Los Angeles               Los Angeles            CA       90016             1954                 2001
      27          Manassas                  Prince William         VA       20109             1970                 1987
      28          Memphis                   Shelby                 TN       38115             1996                 2003
      29          Las Vegas                 Clark                  NV       89120             1984                 1997
      30          Honolulu                  Honolulu               HI       96819             1968                 1997
      31          St. Petersburg            Pinellas               FL       33701             1984                 1995
      32
    32.01         Metairie                  Jefferson              LA       70123             1987                 2003
    32.02         Franklin                  Williamson             TN       37064             1992
    32.03         Richardson                Dallas                 TX       75080             1979
      33          Beverly Hills             Los Angeles            CA       90211             1986                 2002
      34          Holland                   Lucas                  OH       43528             1989
      35          Redwood City              San Mateo              CA       94061             1997
      36          Chicago                   Cook                   IL       60661             2003
      37          Petaluma                  Sonoma                 CA       94954             1979                 2001
      38          Lafayette                 Lafayette              LA       70503             2002                 2003
      39          Pleasanton                Alameda                CA       94566             1989                 2002
      40
    40.01         Antioch                   Davidson               TN       37013             1984                 2000
    40.02         McAllen                   Hidalgo                TX       78503             1997
    40.03         North Charleston          Charleston             SC       29406             1989
    40.04         Duluth                    Gwinnett               GA       30136             1983
      41          Rockville                 Montgomery             MD       20850             1974                 1999
      42
    42.01         Westminster               Orange                 CA       92683             1979
    42.02         San Marcos                San Diego              CA       92069             1979
    42.03         Cordova                   Shelby                 TN       38018             1989
    42.04         Memphis                   Shelby                 TN       38118             1982
    42.05         Memphis                   Shelby                 TN       38115             1984
    42.06         Memphis                   Shelby                 TN       38115             1985
      43          New Haven                 New Haven              CT       06510             1960                 2003
      44          Smyrna                    Rutherford             TN       37167             2002
      45
    45.01         Carlsbad                  Eddy                   NM       88220             1975                 2000
    45.02         Deming                    Luna                   NM       88030             1973                 1983
    45.03         El Paso                   El Paso                TX       79905             1986
    45.04         El Paso                   El Paso                TX       79936             1985
    45.05         Green Valley              Pima                   AZ       85614             1983
    45.06         Lovington                 Lea                    NM       88260             1975
    45.07         Las Cruces                Dona Ana               NM       88001             1984
    45.08         Silver City               Grant                  NM       88022             1972
    45.09         Truth or Consequences     Sierra                 NM       87901             1977                 1999
      46          Novi                      Oakland                MI       48377             2001
      47          Chicago                   Cook                   IL       60610             1894                 2001
      48          Los Altos                 Santa Clara            CA       94024             1969                 2003
      49          Santa Rosa                Sonoma                 CA       95404             1981
      50          La Verne                  Los Angeles            CA       91750             1974                 2002
      51          Watertown                 Litchfield             CT       06779             1973                 2002
      52          Nogales                   Santa Cruz             AZ       85621             1989
      53          Farmington Hills          Oakland                MI       48335             2002
      54          San Diego                 San Diego              CA       92123             1984                 2000
      55          Las Vegas                 Clark                  NV       89119             1990                 1990
      56          Trotwood                  Montgomery             OH       45426             1989
      57          Rochester Hills           Oakland                MI       48307             1986                 2003
      58          Las Vegas                 Clark                  NV       89102             1983
      59          Columbus                  Franklin               OH       43214             1985                 2002
      60          Gridley                   Butte                  CA       95948             1979                 2000
      61          St. Helens                Columbia               OR       97051             1954                 1992
      62          Los Angeles               Los Angeles            CA       90005             1929                 2003
      63          Birmingham                Jefferson              AL       35205             1961                 1999
      64          Madison                   Dane                   WI       53704             2003
      65          Atlanta                   Fulton                 GA       30311             1954                 2003
      66          Adrian                    Lenawee                MI       49221             1974                 2001
      67          Dearborn                  Wayne                  MI       48126             1931                 2003
      68          Greenville                Greenville             SC       29615             1972                 2003
      69          Los Angeles               Los Angeles            CA       90045             1974                 1986
      70          Phoenix                   Maricopa               AZ       85028             1985
      71          Tarpon Springs            Pinellas               FL       34689             1991
      72          Reno                      Washoe                 NV       89511             2000
      73          Reno                      Washoe                 NV       89511             2000
      74          Pasadena                  Los Angeles            CA       91105             1986                 2003
      75          Las Vegas                 Clark                  NV       89120             1990
      76          Houston                   Harris                 TX       77546             2003                 2003
      77          Torrance                  Los Angeles            CA       90505             1998
      78          Columbia                  Richland               SC       29229             2002
      79          Lacy-Lakeview             McLennan               TX       76705             2002
      80          Union                     Union                  SC       29379             1973                 2002
      81          El Cerrito                Contra Costa           CA       94530             1980                 2003

------------------------------------------------------------------------------------------------------------------------------------
                                                     LOAN PER NET                 OWNERSHIP INTEREST
CONTROL NUMBER    SIZE      UNITS OF MEASURE    RENTABLE AREA SF/UNITS             (FEE/LEASEHOLD)             ORIGINAL BALANCE
------------------------------------------------------------------------------------------------------------------------------------
      1         1,371,483          sf                   174.99                       Fee Simple                  $120,240,000
      2         1,149,789          sf                   259.18                       Fee Simple                  $119,333,334
      3          563,795           sf                   229.67                       Fee Simple                  $117,115,625
      4         1,050,620          sf                    92.33                       Fee Simple                  $97,000,000
      5          392,899           sf                   219.14                       Fee Simple                  $86,100,000
      6          209,683           sf                   314.76                       Fee Simple                  $66,000,000
      7          498,091           sf                   116.44                       Fee Simple                  $58,000,000
      8          649,346           sf                    84.70                       Fee Simple                  $55,000,000
      9           1,531          Rooms               71,365.44                                                   $55,000,000
     9.01          229           Rooms                                                Leasehold
     9.02          300           Rooms                                               Fee Simple
     9.03          338           Rooms                                               Fee Simple
     9.04          196           Rooms                                               Fee Simple
     9.05          176           Rooms                                               Fee Simple
     9.06          155           Rooms                                               Fee Simple
     9.07          137           Rooms                                               Fee Simple
      10         505,023           sf                    79.20                       Fee Simple                  $40,000,000
      11          1,193          Rooms               32,690.70                                                   $39,000,000
    11.01          122           Rooms                                               Fee Simple
    11.02          122           Rooms                                               Fee Simple
    11.03          122           Rooms                                               Fee Simple
    11.04          122           Rooms                                               Fee Simple
    11.05          133           Rooms                                               Fee Simple
    11.06          143           Rooms                                               Fee Simple
    11.07          144           Rooms                                               Fee Simple
    11.08          144           Rooms                                               Fee Simple
    11.09          141           Rooms                                               Fee Simple
      12         486,027           sf                    79.99                                                   $39,000,000
    12.01        151,989           sf                                                Fee Simple
    12.02        186,377           sf                                                Fee Simple
    12.03        147,661           sf                                                Fee Simple
      13        1,379,703          sf                   181.20                       Fee Simple                  $38,812,500
      14         240,753           sf                   153.58                       Fee Simple                  $36,975,000
      15         245,887           sf                   146.41                       Fee Simple                  $36,000,000
      16           270           Rooms              124,074.07                       Fee Simple                  $33,500,000
      17         220,843           sf                   142.64                 Fee Simple / Leasehold            $31,500,000
      18         329,850           sf                    93.04                       Fee Simple                  $31,000,000
      19         166,567           sf                   183.21                       Fee Simple                  $30,700,000
      20         280,835           sf                   106.72                       Fee Simple                  $30,000,000
      21         77,849            sf                   384.33                       Fee Simple                  $30,000,000
      22         131,483           sf                   216.53                        Leasehold                  $28,500,000
      23         215,709           sf                   129.80                       Fee Simple                  $28,000,000
      24         57,286            sf                   458.61                       Fee Simple                  $26,350,000
      25         207,990           sf                   124.88                       Fee Simple                  $26,000,000
      26          2,225          Units               11,217.02                       Fee Simple                  $25,000,000
      27         249,547           sf                    88.16                       Fee Simple                  $22,000,000
      28         317,656           sf                    63.77                       Fee Simple                  $20,300,000
      29         279,844           sf                    67.89                       Fee Simple                  $19,000,000
      30         222,045           sf                    81.06                        Leasehold                  $18,000,000
      31         238,722           sf                    71.21                       Fee Simple                  $17,000,000
      32         215,455           sf                    78.55                                                   $16,940,000
    32.01        92,992            sf                                                Fee Simple
    32.02        60,000            sf                                                Fee Simple
    32.03        62,463            sf                                                Fee Simple
      33         53,981            sf                   296.40                       Fee Simple                  $16,000,000
      34           304           Units               49,342.11                       Fee Simple                  $15,000,000
      35         99,535            sf                   145.68                       Fee Simple                  $14,500,000
      36         173,387           sf                    80.74                       Fee Simple                  $14,000,000
      37         185,302           sf                    75.55                       Fee Simple                  $14,000,000
      38           180           Units               75,098.52                       Fee Simple                  $13,600,000
      39         119,614           sf                   112.86                       Fee Simple                  $13,500,000
      40         229,825           sf                    55.48                                                   $12,750,000
    40.01        60,100            sf                                                Fee Simple
    40.02        63,500            sf                                                Fee Simple
    40.03        50,000            sf                                                Fee Simple
    40.04        56,225            sf                                                Fee Simple
      41         110,343           sf                   113.28                       Fee Simple                  $12,500,000
      42          2,475          Units                4,346.75                                                   $10,816,000
    42.01          681           Units                                               Fee Simple
    42.02          253           Units                                               Fee Simple
    42.03          387           Units                                               Fee Simple
    42.04          474           Units                                               Fee Simple
    42.05          355           Units                                               Fee Simple
    42.06          325           Units                                               Fee Simple
      43         102,480           sf                    97.58                       Fee Simple                  $10,000,000
      44           208           Units               47,115.38                       Fee Simple                   $9,800,000
      45          2,700          Units                3,174.76                                                    $8,585,000
    45.01          348           Units                                               Fee Simple
    45.02          263           Units                                               Fee Simple
    45.03          428           Units                                               Fee Simple
    45.04          272           Units                                               Fee Simple
    45.05          283           Units                                               Fee Simple
    45.06          260           Units                                               Fee Simple
    45.07          405           Units                                               Fee Simple
    45.08          261           Units                                               Fee Simple
    45.09          180           Units                                               Fee Simple
      46         83,862            sf                    98.48                       Fee Simple                   $8,300,000
      47         96,512            sf                    85.40                       Fee Simple                   $8,250,000
      48         58,763            sf                   135.99                       Fee Simple                   $8,000,000
      49         90,494            sf                    87.49                       Fee Simple                   $8,000,000
      50         64,727            sf                   118.84                       Fee Simple                   $7,700,000
      51           182           Units               42,149.79                       Fee Simple                   $7,720,000
      52         107,246           sf                    65.81                       Fee Simple                   $7,120,000
      53         72,680            sf                    92.87                       Fee Simple                   $6,750,000
      54         58,811            sf                   107.97                       Fee Simple                   $6,350,000
      55           230           Units               27,286.99                       Fee Simple                   $6,300,000
      56           160           Units               39,062.50                       Fee Simple                   $6,250,000
      57         44,340            sf                   139.83                       Fee Simple                   $6,200,000
      58          1,100            sf                 5,501.18                       Fee Simple                   $6,060,000
      59         76,331            sf                    75.66                       Fee Simple                   $5,775,000
      60         98,129            sf                    53.20                       Fee Simple                   $5,275,000
      61         87,500            sf                    51.89                       Fee Simple                   $4,540,000
      62           101           Units               43,479.05                       Fee Simple                   $4,400,000
      63         32,850            sf                   133.60                       Fee Simple                   $4,400,000
      64         48,800            sf                    87.09                       Fee Simple                   $4,250,000
      65         113,473           sf                    35.37                       Fee Simple                   $4,100,000
      66           296            Pads               13,513.51                       Fee Simple                   $4,000,000
      67         62,947            sf                    59.52                       Fee Simple                   $3,750,000
      68           192           Units               18,229.17                       Fee Simple                   $3,500,000
      69         38,946            sf                    89.34                       Fee Simple                   $3,560,000
      70         41,777            sf                    74.12                       Fee Simple                   $3,128,000
      71         56,120            sf                    48.78                       Fee Simple                   $2,750,000
      72         18,784            sf                   143.50                       Fee Simple                   $2,700,000
      73         18,800            sf                   143.25                       Fee Simple                   $2,700,000
      74         18,266            sf                   141.94                       Fee Simple                   $2,600,000
      75         42,005            sf                    60.95                 Fee Simple / Leasehold             $2,560,000
      76         11,060            sf                   216.28                       Fee Simple                   $2,400,000
      77          5,740            sf                   386.37                       Fee Simple                   $2,225,000
      78         17,557            sf                   113.15                       Fee Simple                   $1,995,000
      79          7,947            sf                   169.48                       Fee Simple                   $1,350,000
      80           96            Units               13,171.33                       Fee Simple                   $1,275,000
      81         16,551            sf                    48.15                       Fee Simple                    $800,000

------------------------------------------------------------------------------------------------------------------------------------
                                                ALLOCATED CUT-OFF DATE         % OF INITIAL                                GROSS
CONTROL NUMBER       CUT-OFF DATE BALANCE      BALANCE (MULTI-PROPERTY)        POOL BALANCE       BALLOON BALANCE      INTEREST RATE
------------------------------------------------------------------------------------------------------------------------------------
      1                  $120,240,000                                              6.8%             $120,240,000          4.6600%
      2                  $119,333,334                                              6.8%             $113,106,638          5.7860%
      3                  $117,115,625                                              6.6%             $108,919,689          5.5780%
      4                  $97,000,000                                               5.5%             $83,674,151           6.4200%
      5                  $86,100,000                                               4.9%             $86,100,000           5.2900%
      6                  $66,000,000                                               3.7%             $62,251,529           6.0240%
      7                  $58,000,000                                               3.3%             $54,505,640           5.0300%
      8                  $55,000,000                                               3.1%             $51,202,124           5.6340%
      9                  $54,630,244                                               3.1%             $48,352,372           6.9980%
     9.01                                             $11,890,691
     9.02                                             $10,335,452
     9.03                                             $9,449,556
     9.04                                             $8,858,959
     9.05                                             $8,091,182
     9.06                                             $6,004,405
     9.07                                                 $0
      10                 $40,000,000                                               2.3%             $34,452,527           6.1940%
      11                 $39,000,000                                               2.2%             $32,356,118           7.2300%
    11.01                                             $3,500,000
    11.02                                             $7,000,000
    11.03                                             $3,700,000
    11.04                                             $4,400,000
    11.05                                             $8,000,000
    11.06                                             $4,300,000
    11.07                                             $1,500,000
    11.08                                             $3,300,000
    11.09                                             $3,300,000
      12                 $38,876,849                                               2.2%             $34,779,943           5.1300%
    12.01                                             $15,152,003
    12.02                                             $12,560,213
    12.03                                             $11,164,634
      13                 $38,812,500                                               2.2%             $36,321,107           4.6800%
      14                 $36,975,000                                               2.1%             $32,011,347           5.0200%
      15                 $36,000,000                                               2.0%             $32,898,842           6.4830%
      16                 $33,500,000                                               1.9%             $33,500,000           6.0840%
      17                 $31,500,000                                               1.8%             $30,293,662           5.7400%
      18                 $30,690,339                                               1.7%             $26,489,062           6.2600%
      19                 $30,516,288                                               1.7%             $25,769,104           5.6500%
      20                 $29,971,154                                               1.7%             $27,205,243           6.1810%
      21                 $29,919,649                                               1.7%             $25,641,171           6.2650%
      22                 $28,469,537                                               1.6%             $23,901,627           5.6260%
      23                 $28,000,000                                               1.6%             $24,671,250           6.8100%
      24                 $26,272,112                                               1.5%             $22,216,033           5.8000%
      25                 $25,973,668                                               1.5%             $21,992,713           5.9100%
      26                 $24,957,872                                               1.4%             $21,427,636           6.3600%
      27                 $22,000,000                                               1.2%             $17,612,485           5.8500%
      28                 $20,257,604                                               1.1%             $13,463,131           6.3000%
      29                 $19,000,000                                               1.1%             $16,284,590           6.3600%
      30                 $18,000,000                                               1.0%             $15,137,279           6.2000%
      31                 $17,000,000                                               1.0%             $15,545,840           6.6300%
      32                 $16,924,280                                               1.0%             $14,519,679           6.3650%
    32.01                                             $7,832,725
    32.02                                             $5,494,896
    32.03                                             $3,596,659
      33                 $16,000,000                                               0.9%             $13,542,146           5.9275%
      34                 $15,000,000                                               0.8%             $14,174,708           6.2800%
      35                 $14,500,000                                               0.8%             $12,995,621           5.4350%
      36                 $14,000,000                                               0.8%             $12,153,457           6.8210%
      37                 $14,000,000                                               0.8%             $11,798,235           5.7830%
      38                 $13,517,734                                               0.8%             $11,398,132           5.6000%
      39                 $13,500,000                                               0.8%             $11,351,754           5.7100%
      40                 $12,750,000                                               0.7%             $10,895,108           6.2550%
    40.01                                             $4,370,000
    40.02                                             $3,950,000
    40.03                                             $2,370,000
    40.04                                             $2,060,000
      41                 $12,500,000                                               0.7%             $10,565,792           5.8830%
      42                 $10,758,205                                               0.6%              $9,299,613           6.1450%
    42.01                                             $4,137,771
    42.02                                             $1,909,741
    42.03                                             $1,336,818
    42.04                                             $1,312,947
    42.05                                             $1,153,802
    42.06                                              $907,127
      43                 $10,000,000                                               0.6%              $8,518,359           6.1500%
      44                  $9,800,000                                               0.6%              $8,339,229           6.1100%
      45                  $8,571,857                                               0.5%              $7,870,449           6.7700%
    45.01                                             $1,054,383
    45.02                                              $758,836
    45.03                                             $2,596,020
    45.04                                              $976,503
    45.05                                              $738,867
    45.06                                              $325,501
    45.07                                             $1,397,857
    45.08                                              $583,106
    45.09                                              $140,784
      46                  $8,259,014                                               0.5%              $6,958,883           5.6100%
      47                  $8,241,822                                               0.5%              $7,001,602           6.0220%
      48                  $7,991,227                                               0.5%              $6,681,137           5.4900%
      49                  $7,916,922                                               0.4%              $6,799,809           6.0770%
      50                  $7,692,346                                               0.4%              $6,532,138           6.0080%
      51                  $7,671,262                                               0.4%              $6,430,023           5.4000%
      52                  $7,057,722                                               0.4%              $6,242,798           7.2000%
      53                  $6,750,000                                               0.4%              $4,374,966           5.7000%
      54                  $6,350,000                                               0.4%              $5,940,168           5.9870%
      55                  $6,276,008                                               0.4%              $5,318,544           5.8400%
      56                  $6,250,000                                               0.4%              $5,711,254           6.5900%
      57                  $6,200,000                                               0.4%              $5,235,465           5.8500%
      58                  $6,051,296                                               0.3%              $4,697,824           6.0300%
      59                  $5,775,000                                               0.3%              $4,860,156           5.7380%
      60                  $5,220,670                                               0.3%              $4,488,722           6.1160%
      61                  $4,540,000                                               0.3%              $4,235,492           5.7900%
      62                  $4,391,384                                               0.2%              $3,697,657           5.6900%
      63                  $4,388,658                                               0.2%              $3,779,651           6.4420%
      64                  $4,250,000                                               0.2%              $3,278,305           5.8800%
      65                  $4,013,630                                               0.2%              $2,786,316           6.9600%
      66                  $4,000,000                                               0.2%              $3,700,603           5.2000%
      67                  $3,746,617                                               0.2%              $3,227,353           6.5100%
      68                  $3,500,000                                               0.2%              $2,969,583           6.0100%
      69                  $3,479,578                                               0.2%              $2,884,530           7.4100%
      70                  $3,096,590                                               0.2%              $2,727,959           7.0000%
      71                  $2,737,566                                               0.2%              $2,332,913           6.0000%
      72                  $2,695,471                                               0.2%              $2,315,498           6.3800%
      73                  $2,693,049                                               0.2%              $2,319,723           6.4480%
      74                  $2,592,720                                               0.1%              $2,208,883           6.0570%
      75                  $2,560,000                                               0.1%              $2,187,253           6.2500%
      76                  $2,392,020                                               0.1%              $2,061,881           6.4420%
      77                  $2,217,751                                               0.1%              $1,916,257           6.5300%
      78                  $1,986,489                                               0.1%              $1,704,800           6.2500%
      79                  $1,346,819                                               0.1%              $1,172,765           6.8500%
      80                  $1,264,448                                               0.1%               $987,248            5.9900%
      81                   $796,911                                                0.0%               $536,486            6.5900%

------------------------------------------------------------------------------------------------------------------------------------
                  ADMINISTRATIVE                          LOAN TYPE (IO, BALLOON,   INTEREST ACCRUAL METHOD
CONTROL NUMBER       FEE RATE      NET INTEREST RATE      IO BALLOON, ARD)           (ACTUAL/360 OR 30/360)           SEASONING
------------------------------------------------------------------------------------------------------------------------------------
      1               0.0206%            4.6394%          Interest Only                    Actual/360                      5
      2               0.0206%            5.7654%          IO / Amort Balloon               Actual/360                      1
      3               0.0206%            5.5574%          IO / Amort Balloon               Actual/360                      3
      4               0.0206%            6.3994%          IO / Amort Balloon               Actual/360                      5
      5               0.0206%            5.2694%          Interest Only                    Actual/360                      0
      6               0.0206%            6.0034%          IO / Amort Balloon               Actual/360                      2
      7               0.0206%            5.0094%          IO / Amort Balloon               Actual/360                      2
      8               0.0206%            5.6134%          Amort Balloon                    Actual/360                      0
      9               0.0206%            6.9774%          Amort Balloon                    Actual/360                      6
     9.01
     9.02
     9.03
     9.04
     9.05
     9.06
     9.07
      10              0.0706%            6.1234%          IO / Amort Balloon               Actual/360                      3
      11              0.0206%            7.2094%          IO / Amort Balloon               Actual/360                      2
    11.01
    11.02
    11.03
    11.04
    11.05
    11.06
    11.07
    11.08
    11.09
      12              0.0506%            5.0794%          Amort Balloon                    Actual/360                      2
    12.01
    12.02
    12.03
      13              0.0206%            4.6594%          IO / Amort Balloon               Actual/360                      5
      14              0.0206%            4.9994%          IO / Amort Balloon               Actual/360                      5
      15              0.0206%            6.4624%          IO / Amort Balloon               Actual/360                      2
      16              0.0206%            6.0634%          Interest Only                    Actual/360                      0
      17              0.0206%            5.7194%          IO / Amort Balloon               Actual/360                      0
      18              0.0206%            6.2394%          Amort Balloon                    Actual/360                     11
      19              0.0206%            5.6294%          Amort Balloon                    Actual/360                      6
      20              0.0706%            6.1104%          Amort Balloon                    Actual/360                      1
      21              0.0206%            6.2444%          Amort Balloon                    Actual/360                      3
      22              0.0206%            5.6054%          Amort Balloon                    Actual/360                      1
      23              0.0206%            6.7894%          IO / Amort Balloon               Actual/360                      1
      24              0.0206%            5.7794%          Amort Balloon                    Actual/360                      3
      25              0.0206%            5.8894%          Amort Balloon                    Actual/360                      1
      26              0.0206%            6.3394%          Amort Balloon                    Actual/360                      2
      27              0.0206%            5.8294%          Amort Balloon                    Actual/360                      0
      28              0.0206%            6.2794%          Amort Balloon                    Actual/360                      1
      29              0.0206%            6.3394%          Amort Balloon                    Actual/360                      0
      30              0.0206%            6.1794%          Amort Balloon                    Actual/360                      0
      31              0.0206%            6.6094%          Amort Balloon                    Actual/360                      0
      32              0.0206%            6.3444%          Amort Balloon                    Actual/360                      1
    32.01
    32.02
    32.03
      33              0.0206%            5.9069%          Amort Balloon                    Actual/360                      0
      34              0.0206%            6.2594%          IO / Amort Balloon               Actual/360                      2
      35              0.0206%            5.4144%          Amort Balloon                    Actual/360                      0
      36              0.0206%            6.8004%          Amort Balloon                    Actual/360                      0
      37              0.0206%            5.7624%          Amort Balloon                    Actual/360                      0
      38              0.0206%            5.5794%          Amort Balloon                    Actual/360                      6
      39              0.0206%            5.6894%          Amort Balloon                    Actual/360                      0
      40              0.0206%            6.2344%          Amort Balloon                    Actual/360                      0
    40.01
    40.02
    40.03
    40.04
      41              0.0206%            5.8624%          Amort Balloon                    Actual/360                      0
      42              0.1106%            6.0344%          Amort Balloon                    Actual/360                      4
    42.01
    42.02
    42.03
    42.04
    42.05
    42.06
      43              0.0206%            6.1294%          Amort Balloon                    Actual/360                      0
      44              0.0206%            6.0894%          Amort Balloon                    Actual/360                      0
      45              0.1106%            6.6594%          Amort Balloon                    Actual/360                      2
    45.01
    45.02
    45.03
    45.04
    45.05
    45.06
    45.07
    45.08
    45.09
      46              0.0206%            5.5894%          Amort Balloon                    Actual/360                      5
      47              0.0206%            6.0014%          Amort Balloon                    Actual/360                      1
      48              0.0206%            5.4694%          Amort Balloon                    Actual/360                      1
      49              0.0906%            5.9864%          Amort Balloon                    Actual/360                     11
      50              0.0206%            5.9874%          Amort Balloon                    Actual/360                      1
      51              0.0206%            5.3794%          Amort Balloon                    Actual/360                      6
      52              0.0206%            7.1794%          Amort Balloon                    Actual/360                     12
      53              0.0206%            5.6794%          Amort Balloon                    Actual/360                      0
      54              0.0206%            5.9664%          Amort Balloon                    Actual/360                      0
      55              0.0206%            5.8194%          Amort Balloon                    Actual/360                      4
      56              0.0206%            6.5694%          Amort Balloon                    Actual/360                      0
      57              0.0206%            5.8294%          Amort Balloon                    Actual/360                      0
      58              0.0206%            6.0094%          Amort Balloon                    Actual/360                      1
      59              0.0206%            5.7174%          Amort Balloon                    Actual/360                      0
      60              0.0206%            6.0954%          Amort Balloon                    Actual/360                     11
      61              0.0206%            5.7694%          Amort Balloon                    Actual/360                      0
      62              0.0206%            5.6694%          Amort Balloon                    Actual/360                      2
      63              0.0206%            6.4214%          Amort Balloon                    Actual/360                      3
      64              0.0206%            5.8594%          Amort Balloon                    Actual/360                      0
      65              0.0206%            6.9394%          Amort Balloon                    Actual/360                     11
      66              0.0206%            5.1794%          Amort Balloon                    Actual/360                      0
      67              0.0206%            6.4894%          Amort Balloon                    Actual/360                      1
      68              0.0206%            5.9894%          Amort Balloon                    Actual/360                      0
      69              0.0206%            7.3894%          Amort Balloon                    Actual/360                     20
      70              0.0206%            6.9794%          Amort Balloon                    Actual/360                     13
      71              0.0206%            5.9794%          Amort Balloon                    Actual/360                      5
      72              0.0206%            6.3594%          Amort Balloon                    Actual/360                      2
      73              0.0206%            6.4274%          Amort Balloon                    Actual/360                      3
      74              0.0206%            6.0364%          Amort Balloon                    Actual/360                      3
      75              0.0206%            6.2294%          Amort Balloon                    Actual/360                      0
      76              0.0206%            6.4214%          Amort Balloon                    Actual/360                      4
      77              0.0206%            6.5094%          Amort Balloon                    Actual/360                      4
      78              0.0206%            6.2294%          Amort Balloon                    Actual/360                      5
      79              0.0206%            6.8294%          Amort Balloon                    Actual/360                      3
      80              0.0206%            5.9694%          Amort Balloon                    Actual/360                      6
      81              0.0206%            6.5694%          Amort Balloon                    Actual/360                      2

------------------------------------------------------------------------------------------------------------------------------------
                                                                                      ORIGINAL          REMAINING        REMAINING
                  ORIGINAL TERM           STATED REMAINING     ORIGINAL INTEREST    AMORTIZATION      INTEREST ONLY     AMORTIZATION
CONTROL NUMBER  TO MATURITY (MOS.)     TERM TO MATURITY (MOS.)  ONLY TERM (MOS.)     TERM (MOS.)      PERIOD (MOS.)      TERM (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
      1                120                      115                    120                 NA               115             NA
      2                84                        83                    36                 360               35              360
      3                84                        81                    24                 360               21              360
      4                120                      115                     5                 356                0              356
      5                120                      120                    120                 NA               120             NA
      6                102                      100                    48                 360               46              360
      7                60                        58                    12                 360               10              360
      8                60                        60                     0                 360                0              360
      9                84                        78                     0                 300                0              294
     9.01
     9.02
     9.03
     9.04
     9.05
     9.06
     9.07
      10               120                      117                    12                 348                9              348
      11               120                      118                    11                 300                9              300
    11.01
    11.02
    11.03
    11.04
    11.05
    11.06
    11.07
    11.08
    11.09
      12               60                        58                     0                 300                0              298
    12.01
    12.02
    12.03
      13               84                        79                    36                 360               31              360
      14               120                      115                    24                 360               19              360
      15               96                        94                    24                 336               22              336
      16               60                        60                    60                  NA               60              NA
      17               60                        60                    24                 360               24              360
      18               120                      109                     0                 360                0              349
      19               120                      114                     0                 360                0              354
      20               84                        83                     0                 360                0              359
      21               120                      117                     0                 360                0              357
      22               120                      119                     0                 360                0              359
      23               120                      119                     9                 360                8              360
      24               120                      117                     0                 360                0              357
      25               120                      119                     0                 360                0              359
      26               120                      118                     0                 360                0              358
      27               144                      144                     0                 360                0              360
      28               120                      119                     0                 240                0              239
      29               120                      120                     0                 360                0              360
      30               120                      120                     0                 348                0              348
      31               84                        84                     0                 360                0              360
      32               120                      119                     0                 360                0              359
    32.01
    32.02
    32.03
      33               120                      120                     0                 360                0              360
      34               60                        58                     5                 360                3              360
      35               60                        60                     0                 300                0              300
      36               120                      120                     0                 360                0              360
      37               120                      120                     0                 360                0              360
      38               120                      114                     0                 360                0              354
      39               120                      120                     0                 360                0              360
      40               120                      120                     0                 360                0              360
    40.01
    40.02
    40.03
    40.04
      41               120                      120                     0                 360                0              360
      42               84                        80                     0                 300                0              296
    42.01
    42.02
    42.03
    42.04
    42.05
    42.06
      43               120                      120                     0                 360                0              360
      44               120                      120                     0                 360                0              360
      45               84                        82                     0                 360                0              358
    45.01
    45.02
    45.03
    45.04
    45.05
    45.06
    45.07
    45.08
    45.09
      46               120                      115                     0                 360                0              355
      47               120                      119                     0                 360                0              359
      48               120                      119                     0                 360                0              359
      49               120                      109                     0                 360                0              349
      50               120                      119                     0                 360                0              359
      51               120                      114                     0                 360                0              354
      52               120                      108                     0                 360                0              348
      53               120                      120                     0                 240                0              240
      54               60                        60                     0                 360                0              360
      55               120                      116                     0                 360                0              356
      56               84                        84                     0                 360                0              360
      57               120                      120                     0                 360                0              360
      58               120                      119                     0                 300                0              299
      59               120                      120                     0                 360                0              360
      60               120                      109                     0                 360                0              349
      61               60                        60                     0                 360                0              360
      62               120                      118                     0                 360                0              358
      63               120                      117                     0                 360                0              357
      64               120                      120                     0                 300                0              300
      65               120                      109                     0                 240                0              229
      66               60                        60                     0                 360                0              360
      67               120                      119                     0                 360                0              359
      68               120                      120                     0                 360                0              360
      69               120                      100                     0                 300                0              280
      70               120                      107                     0                 360                0              347
      71               120                      115                     0                 360                0              355
      72               120                      118                     0                 360                0              358
      73               120                      117                     0                 360                0              357
      74               120                      117                     0                 360                0              357
      75               120                      120                     0                 360                0              360
      76               120                      116                     0                 360                0              356
      77               120                      116                     0                 360                0              356
      78               120                      115                     0                 360                0              355
      79               120                      117                     0                 360                0              357
      80               120                      114                     0                 300                0              294
      81               120                      118                     0                 240                0              238

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      MONTHLY            ANNUAL
CONTROL NUMBER       NOTE DATE       FIRST PAYMENT DATE    MATURITY DATE OR ARD       ARD (YES/NO)  DEBT SERVICE      DEBT SERVICE
------------------------------------------------------------------------------------------------------------------------------------
      1              6/26/2003            8/1/2003               7/1/2013                  No         $963,067         $11,556,800
      2             10/10/2003            12/1/2003             11/1/2010                  No        $1,745,868        $20,950,418
      3              8/22/2003            10/1/2003              9/1/2010                  No         $741,565         $8,898,782
      4              6/5/2003             8/1/2003               7/1/2013                  No         $610,271         $7,323,251
      5             11/21/2003            1/1/2004              12/1/2013                  No         $379,558         $4,554,690
      6              9/18/2003            11/1/2003              4/1/2012                  No         $396,722         $4,760,668
      7              9/29/2003            11/1/2003             10/1/2008                  No         $312,421         $3,749,050
      8             11/24/2003            1/1/2004              12/1/2008                  No         $316,924         $3,803,083
      9              5/30/2003            7/1/2003               6/1/2010                  No         $773,624         $9,283,488
     9.01
     9.02
     9.03
     9.04
     9.05
     9.06
     9.07
      10             8/12/2003            10/1/2003              9/1/2013                  No         $247,766         $2,973,191
      11             9/26/2003            11/1/2003             10/1/2013                  No         $281,392         $3,376,708
    11.01
    11.02
    11.03
    11.04
    11.05
    11.06
    11.07
    11.08
    11.09
      12             9/19/2003            11/1/2003             10/1/2008                  No         $230,954         $2,771,445
    12.01
    12.02
    12.03
      13             6/26/2003            8/1/2003               7/1/2010                  No        $1,293,591        $15,523,092
      14             6/25/2003            8/1/2003               7/1/2013                  No         $198,942         $2,387,304
      15             9/18/2003            11/1/2003             10/1/2011                  No         $232,531         $2,790,375
      16            11/11/2003            1/1/2004              12/1/2008                  No         $175,507         $2,106,078
      17             12/8/2003            2/1/2004               1/1/2009                  No         $183,625         $2,203,505
      18            12/27/2002            2/1/2003               1/1/2013                  No         $191,074         $2,292,888
      19             5/30/2003            7/1/2003               6/1/2013                  No         $177,211         $2,126,537
      20            10/15/2003            12/1/2003             11/1/2010                  No         $183,371         $2,200,452
      21             8/26/2003            10/1/2003              9/1/2013                  No         $185,008         $2,220,095
      22            10/28/2003            12/1/2003             11/1/2013                  No         $164,080         $1,968,961
      23            10/31/2003            12/1/2003             11/1/2013                  No         $182,726         $2,192,707
      24             8/22/2003            10/1/2003              9/1/2013                  No         $154,609         $1,855,313
      25            10/29/2003            12/1/2003             11/1/2013                  No         $154,382         $1,852,583
      26             9/12/2003            11/1/2003             10/1/2013                  No         $155,722         $1,868,667
      27            11/26/2003            1/1/2004              12/1/2015                  No         $129,787         $1,557,444
      28            10/10/2003            12/1/2003             11/1/2013                  No         $148,971         $1,787,647
      29            11/12/2003            1/1/2004              12/1/2013                  No         $118,349         $1,420,187
      30            11/25/2003            1/1/2004              12/1/2013                  No         $111,564         $1,338,769
      31            11/30/2003            1/1/2004              12/1/2010                  No         $108,909         $1,306,909
      32            10/31/2003            12/1/2003             11/1/2013                  No         $105,573         $1,266,873
    32.01
    32.02
    32.03
      33            11/20/2003            1/1/2004              12/1/2013                  No         $95,184          $1,142,203
      34             9/17/2003            11/1/2003             10/1/2008                  No         $92,650          $1,111,805
      35             12/1/2003            2/1/2004               1/1/2009                  No         $88,481          $1,061,769
      36            11/13/2003            1/1/2004              12/1/2013                  No         $91,465          $1,097,585
      37            11/10/2003            1/1/2004              12/1/2013                  No         $81,994           $983,927
      38             5/16/2003            7/1/2003               6/1/2013                  No         $78,075           $936,897
      39            11/14/2003            1/1/2004              12/1/2013                  No         $78,440           $941,276
      40            11/21/2003            1/1/2004              12/1/2013                  No         $78,545           $942,545
    40.01
    40.02
    40.03
    40.04
      41            11/10/2003            1/1/2004              12/1/2013                  No         $74,006           $888,074
      42             6/25/2003            9/1/2003               8/1/2010                  No         $70,649           $847,794
    42.01
    42.02
    42.03
    42.04
    42.05
    42.06
      43             12/3/2003            2/1/2004               1/1/2014                  No         $60,923           $731,074
      44             11/5/2003            1/1/2004              12/1/2013                  No         $59,451           $713,410
      45             9/2/2003             11/1/2003             10/1/2010                  No         $55,796           $669,556
    45.01
    45.02
    45.03
    45.04
    45.05
    45.06
    45.07
    45.08
    45.09
      46             6/23/2003            8/1/2003               7/1/2013                  No         $47,701           $572,411
      47            10/10/2003            12/1/2003             11/1/2013                  No         $49,580           $594,956
      48            10/28/2003            12/1/2003             11/1/2013                  No         $45,373           $544,475
      49            12/20/2002            2/1/2003               1/1/2013                  No         $48,361           $580,330
      50            10/17/2003            12/1/2003             11/1/2013                  No         $46,205           $554,460
      51             5/19/2003            7/1/2003               6/1/2013                  No         $43,350           $520,202
      52            11/13/2002            1/1/2003              12/1/2012                  No         $48,330           $579,957
      53            11/19/2003            1/1/2004              12/1/2013                  No         $47,198           $566,378
      54            11/19/2003            1/1/2004              12/1/2008                  No         $38,018           $456,221
      55             7/29/2003            9/1/2003               8/1/2013                  No         $37,126           $445,513
      56             11/8/2003            1/1/2004              12/1/2010                  No         $39,875           $478,499
      57            11/21/2003            1/1/2004              12/1/2013                  No         $36,576           $438,916
      58            10/10/2003            12/1/2003             11/1/2013                  No         $39,156           $469,870
      59            11/21/2003            1/1/2004              12/1/2013                  No         $33,657           $403,888
      60            11/20/2002            2/1/2003               1/1/2013                  No         $32,021           $384,249
      61             12/1/2003            2/1/2004               1/1/2009                  No         $26,610           $319,316
      62             9/29/2003            11/1/2003             10/1/2013                  No         $25,510           $306,117
      63             8/28/2003            10/1/2003              9/1/2013                  No         $27,643           $331,720
      64             11/7/2003            1/1/2004              12/1/2013                  No         $27,072           $324,863
      65            12/23/2002            2/1/2003               1/1/2013                  No         $31,689           $380,267
      66            11/21/2003            1/1/2004              12/1/2008                  No         $21,964           $263,573
      67            10/31/2003            12/1/2003             11/1/2013                  No         $23,727           $284,727
      68             11/5/2003            1/1/2004              12/1/2013                  No         $21,007           $252,081
      69             3/5/2002             5/1/2002               4/1/2012                  No         $26,100           $313,200
      70            10/10/2002            12/1/2002             11/1/2012                  No         $20,811           $249,728
      71             6/23/2003            8/1/2003               7/1/2013                  No         $16,488           $197,852
      72             9/16/2003            11/1/2003             10/1/2013                  No         $16,853           $202,240
      73             8/28/2003            10/1/2003              9/1/2013                  No         $16,974           $203,683
      74             8/27/2003            10/1/2003              9/1/2013                  No         $15,684           $188,205
      75            11/25/2003            1/1/2004              12/1/2013                  No         $15,762           $189,148
      76             7/30/2003            9/1/2003               8/1/2013                  No         $15,078           $180,938
      77             7/16/2003            9/1/2003               8/1/2013                  No         $14,107           $169,289
      78             6/11/2003            8/1/2003               7/1/2013                  No         $12,284           $147,403
      79             8/29/2003            10/1/2003              9/1/2013                  No          $8,846           $106,152
      80             5/29/2003            7/1/2003               6/1/2013                  No          $8,207            $98,485
      81             9/25/2003            11/1/2003             10/1/2013                  No          $6,007            $72,085

-----------------------------------------------------------------------------------------------------------------------------------
CONTROL NUMBER    GRACE      PAYMENT DATE       PREPAYMENT PROVISIONS          THIRD MOST         THIRD MOST        SECOND MOST
                  PERIOD                        (# OF PAYMENTS)                RECENT NOI       RECENT NOI DATE       RECENT NOI
-----------------------------------------------------------------------------------------------------------------------------------
      1                0          1             L(29),D(87),O(4)               $36,521,399         12/31/2001         $35,894,115
      2                0          1             L(25),D(55),O(4)               $30,346,282         12/31/2001         $30,159,684
      3                0          1             L(27),D(54),O(3)               $14,994,407         12/31/2001         $14,949,512
      4                0          1             L(29),D(87),O(4)               $10,544,031         12/31/2001         $10,812,606
      5                0          1             L(24),D(92),O(4)                   $0                                     $0
      6                0          1             L(26),D(73),O(3)               $5,848,467          12/31/2001         $1,989,218
      7                0          1             L(26),D(30),O(4)               $7,341,941          12/31/2001         $6,640,124
      8                0          1             L(24),D(33),O(3)               $6,264,499          12/31/2001         $6,605,856
      9                0          1             L(30),D(51),O(3)               $19,100,440         12/31/2001         $17,632,928
     9.01                                                                      $4,458,768          12/31/2001         $4,019,944
     9.02                                                                      $3,669,319          12/31/2001         $2,892,554
     9.03                                                                      $4,094,831          12/31/2001         $2,942,034
     9.04                                                                      $2,456,192          12/31/2001         $2,990,687
     9.05                                                                      $2,658,200          12/31/2002         $2,907,822
     9.06                                                                      $1,683,082          12/31/2001         $2,009,988
     9.07                                                                        $80,048           12/31/2001          -$130,101
      10               0          1             L(27),D(90),O(3)               $3,717,062          12/31/2001         $3,771,972
      11               0          1             L(26),D(90),O(4)               $5,840,715          12/31/2001         $6,247,092
    11.01                                                                       $604,382           12/31/2001          $526,784
    11.02                                                                       $984,390           12/31/2001         $1,109,128
    11.03                                                                       $653,938           12/31/2001          $524,114
    11.04                                                                       $337,868           12/31/2001          $674,573
    11.05                                                                      $1,156,855          12/31/2001         $1,050,702
    11.06                                                                       $737,349           12/31/2001          $573,636
    11.07                                                                       $460,495           12/31/2001          $405,028
    11.08                                                                       $344,153           12/31/2001          $682,152
    11.09                                                                       $561,285           12/31/2001          $700,975
      12               0          1             L(26),D(30),O(4)               $5,617,356          12/31/2001         $6,325,305
    12.01                                                                      $2,467,496          12/31/2001         $2,302,812
    12.02                                                                      $1,720,437          12/31/2001         $2,444,330
    12.03                                                                      $1,429,423          12/31/2001         $1,578,163
      13               0          1             L(29),D(51),O(4)               $22,328,530         12/31/2001         $20,341,413
      14               0          1             L(29),D(84),O(7)                   $0                                  $684,008
      15               0          1             L(26),D(66),O(4)               $3,118,832          12/31/2001         $2,882,337
      16               0          1             L(24),D(32),O(4)               $4,076,943          12/27/2001         $4,444,176
      17               0          1             L(23),D(33),O(4)                $701,336           12/31/2001         $2,534,037
      18               5          1             L(35),D(81),O(4)               $2,971,806          12/31/2001         $3,487,271
      19               0          1             L(30),D(86),O(4)               $2,457,354          12/31/2001         $2,738,799
      20               0          1             L(25),D(56),O(3)               $4,015,655          12/15/2001         $3,400,701
      21               0          1             L(27),D(89),O(4)                   $0                                 $2,092,343
      22               0          1             L(25),D(92),O(3)               $2,402,706          12/31/2001         $2,278,759
      23               0          1             L(25),D(91),O(4)               $1,317,992          12/21/2001         $1,803,711
      24               0          1             L(27),D(90),O(3)               $1,883,371          12/31/2001         $2,314,344
      25               0          1             L(25),D(91),O(4)               $3,393,532          12/31/2001         $3,502,021
      26               0          1             L(26),D(90),O(4)                   $0                                 $1,125,526
      27               0          1             L(24),D(117),O(3)              $1,971,277          12/31/2001         $1,896,731
      28               0          1             L(25),D(91),O(4)               $2,280,681          12/31/2001         $2,039,126
      29               0          1             L(59),GRTR1%orYM(57),O(4)      $2,179,857          12/31/2001         $2,399,118
      30               0          1             L(24),D(93),O(3)               $2,701,217          12/31/2001         $2,957,239
      31               0          1             L(24),D(57),O(3)               $1,977,173          12/31/2001         $1,767,831
      32               0          1             L(25),D(91),O(4)                   $0                                     $0
    32.01                                                                          $0                                     $0
    32.02                                                                          $0                                     $0
    32.03                                                                          $0                                     $0
      33               0          1             L(24),D(91),O(5)                   $0                                     $0
      34               0          1             L(26),D(30),O(4)                   $0                                 $1,319,762
      35               0          1             L(23),D(34),O(3)                   $0                                 $3,358,259
      36               0          1             L(24),D(92),O(4)                   $0                                     $0
      37               0          1             L(59),GRTR2%orYM(57),O(4)      $1,499,664          12/31/2001         $1,530,661
      38               0          1             L(30),D(86),O(4)                   $0                                  $663,086
      39               0          1             L(24),D(92),O(4)                $835,959           12/31/2001         $1,514,388
      40               0          1             L(24),D(92),O(4)                   $0                                     $0
    40.01                                                                          $0                                     $0
    40.02                                                                          $0                                     $0
    40.03                                                                          $0                                     $0
    40.04                                                                          $0                                     $0
      41               0          1             L(24),D(92),O(4)               $1,175,926          12/31/2001         $1,428,377
      42               0          1             L(28),D(52),O(4)               $1,285,279          12/31/2001         $1,163,024
    42.01                                                                       $512,073           12/31/2001          $465,666
    42.02                                                                       $202,085           12/31/2001          $221,030
    42.03                                                                       $156,986           12/31/2001          $150,329
    42.04                                                                       $160,387           12/31/2001          $127,011
    42.05                                                                       $147,243           12/31/2001          $115,623
    42.06                                                                       $106,505           12/31/2001           $83,365
      43               0          1             L(23),D(94),O(3)                   $0                                     $0
      44               0          1             L(24),D(92),O(4)                 $4,318            12/31/2001           $27,220
      45               0          1             L(26),D(54),O(4)                $898,411           12/31/2001         $1,008,932
    45.01                                                                        $89,929           12/31/2001          $130,878
    45.02                                                                        $76,962           12/31/2001           $90,294
    45.03                                                                       $315,692           12/31/2001          $328,881
    45.04                                                                        $93,763           12/31/2001           $87,777
    45.05                                                                        $56,914           12/31/2001           $77,690
    45.06                                                                        $45,637           12/31/2001           $57,609
    45.07                                                                       $154,377           12/31/2001          $169,194
    45.08                                                                        $65,137           12/31/2001           $66,609
    45.09                                                                          $0                                     $0
      46               0          1             L(29),D(87),O(4)                $118,566           12/31/2001          $387,914
      47               0          1             L(25),D(91),O(4)               $1,224,399          12/31/2001          $605,081
      48               0          1             L(59),GRTR1%orYM(56),O(5)       $553,354           12/31/2001          $699,551
      49               0          1             L(35),D(81),O(4)                $623,764           12/31/2001          $864,073
      50               0          1             L(25),D(91),O(4)                   $0                                     $0
      51               5          1             L(30),D(86),O(4)                $767,787           12/31/2001          $774,588
      52               0          1             L(36),D(80),O(4)                $914,228           12/31/2001          $905,470
      53               0          1             L(24),D(92),O(4)                   $0                                  $545,601
      54               0          1             L(23),GRTR1%orYM(34),O(3)       $700,198           12/31/2001          $601,881
      55               0          1             L(59),GRTR1%orYM(57),O(4)       $950,804           12/31/2001          $790,774
      56               0          1             L(24),D(56),O(4)                $615,827           12/31/2001          $663,834
      57               0          1             L(24),D(92),O(4)                $519,423           12/31/2001          $432,239
      58               0          1             L(59),GRTR1%orYM(57),O(4)       $717,750           12/31/2001          $692,930
      59               0          1             L(24),D(92),O(4)                   $0                                  -$175,943
      60               0          1             L(35),D(81),O(4)                $536,849           12/31/2001          $611,020
      61               0          1             L(23),D(33),O(4)                $476,124           11/30/2001          $431,181
      62               0          1             L(26),D(89),O(5)                   $0                                  $148,398
      63               0          1             L(27),D(89),O(4)                $651,663           12/31/2001          $583,766
      64               0          1             L(24),D(92),O(4)                   $0                                     $0
      65               0          1             L(35),D(81),O(4)                $613,224           12/31/2001          $611,783
      66               0          1             L(24),D(32),O(4)                $396,801           12/31/2001          $416,542
      67               0          1             L(25),D(91),O(4)                $486,753           12/31/2001          $464,069
      68               0          1             L(24),D(92),O(4)                   $0                                  $405,940
      69               0          1             L(44),D(72),O(4)                   $0                                  $482,186
      70               0          1             L(37),D(79),O(4)                $427,355           12/31/2001          $401,638
      71               0          1             L(29),D(87),O(4)                $294,295           12/31/2001          $334,733
      72               0          1             L(26),D(90),O(4)                $198,774           12/31/2001          $280,839
      73               0          1             L(27),D(89),O(4)                $193,177           12/31/2001          $289,248
      74               0          1             L(27),D(88),O(5)                $395,852           12/31/2001          $446,714
      75               0          1             L(59),GRTR1%orYM(57),O(4)          $0                                     $0
      76               0          1             L(28),D(88),O(4)                   $0                                     $0
      77               0          1             L(28),D(88),O(4)                $115,054           12/31/2001          $121,725
      78               0          1             L(29),D(87),O(4)                   $0                                   $23,382
      79               0          1             L(27),D(89),O(4)                   $0                                   $75,521
      80               0          1             L(30),D(86),O(4)                $115,148           12/31/2001          $181,574
      81               0          1             L(26),D(90),O(4)                $135,576           12/31/2001          $135,576

------------------------------------------------------------------------------------------------------------------------------------
                   SECOND MOST
CONTROL NUMBER   RECENT NOI DATE   MOST RECENT NOI       MOST RECENT NOI DATE   UNDERWRITTEN EGI      UNDERWRITTEN EXPENSES
------------------------------------------------------------------------------------------------------------------------------------
      1             12/31/2002            $0                                       $57,840,339              $19,178,339
      2             12/31/2002        $29,158,434             TTM-7/31/2003        $55,134,042              $23,076,861
      3             12/31/2002        $15,873,566             TTM-4/30/2003        $21,975,207               $7,129,681
      4             12/31/2002        $10,944,442             TTM-7/31/2003        $21,242,610              $10,921,192
      5                               $5,005,910                6/30/2003          $15,841,168               $4,176,893
      6             12/31/2002        $7,121,992              TTM-6/30/2003        $11,407,601               $4,588,722
      7             12/31/2002        $7,124,595              TTM-7/31/2003        $11,974,270               $4,495,545
      8             12/31/2002        $5,766,514              TTM-8/31/2003        $12,109,895               $5,359,462
      9             12/31/2002        $16,345,000             TTM-7/31/2003        $51,411,436              $34,285,662
     9.01           12/31/2002        $3,522,000              TTM-7/31/2003         $8,730,064               $4,694,597
     9.02           12/31/2002        $3,125,000              TTM-7/31/2003         $8,969,089               $5,783,532
     9.03           12/31/2002        $2,048,000              TTM-7/31/2003        $11,702,986               $9,566,694
     9.04           12/31/2002        $2,941,000              TTM-7/31/2003         $8,291,364               $5,309,153
     9.05           12/31/2002        $2,594,000              TTM-7/31/2003         $6,833,239               $4,195,779
     9.06           12/31/2002        $2,125,000              TTM-7/31/2003         $4,473,926               $2,316,817
     9.07           12/31/2002         -$10,000               TTM-7/31/2003         $2,410,768               $2,419,090
      10            12/31/2002        $3,905,720              TTM-4/30/2003         $8,957,135               $4,094,374
      11            12/31/2002        $6,333,496              TTM-6/30/2003        $14,604,995               $8,403,773
    11.01           12/31/2002         $493,499               TTM-6/30/2003         $1,382,130                $895,040
    11.02           12/31/2002        $1,030,901              TTM-6/30/2003         $2,231,234               $1,211,942
    11.03           12/31/2002         $673,282               TTM-6/30/2003         $1,554,020                $905,056
    11.04           12/31/2002         $699,453               TTM-6/30/2002         $1,684,986               $1,008,299
    11.05           12/31/2002        $1,217,401              TTM-6/30/2003         $2,583,053               $1,407,056
    11.06           12/31/2002         $679,632               TTM-6/30/2003         $1,366,240                $711,048
    11.07           12/31/2002         $304,899               TTM-6/30/2003         $1,036,721                $733,485
    11.08           12/31/2002         $632,762               TTM-6/30/2003         $1,402,152                $775,056
    11.09           12/31/2002         $601,667               TTM-6/30/2003         $1,364,459                $756,791
      12             4/30/2002        $6,103,169                6/30/2003           $8,583,089               $3,780,420
    12.01            4/30/2002        $2,497,112                6/30/2003           $2,988,164               $1,266,232
    12.02            8/23/2002        $1,372,818                6/30/2003           $2,830,402               $1,256,612
    12.03           12/31/2002        $2,233,239                6/30/2003           $2,764,523               $1,257,576
      13            12/31/2002        $21,409,310             TTM-6/30/2003        $43,714,444              $17,366,381
      14            12/31/2002         $999,381                                     $5,006,634               $1,158,821
      15            12/31/2002        $3,280,974              TTM-6/30/2003         $4,797,161               $1,404,736
      16             1/3/2003         $4,243,182              TTM-9/12/2003        $14,981,808              $10,805,079
      17            12/31/2002        $3,108,791              TTM-1/21/2003         $6,659,024               $3,474,714
      18            12/31/2002        $4,165,256                9/30/2003           $6,805,625               $2,456,442
      19            12/31/2002        $2,716,683              TTM-2/28/2003         $4,510,631               $1,453,876
      20            12/15/2002        $3,623,067              TTM-7/31/2003         $7,030,023               $3,339,149
      21            12/31/2002            $0                                        $4,142,543                $902,001
      22            12/31/2002        $2,639,874                6/30/2003           $5,078,322               $2,030,019
      23            12/31/2002        $1,889,948              TTM-7/31/2003         $3,008,612                $513,444
      24            12/31/2002        $2,260,500              TTM-6/30/2003         $2,991,001                $738,858
      25            12/31/2002        $3,297,618                7/31/2003           $4,604,977               $1,498,407
      26            12/31/2002        $2,113,034              TTM-7/31/2003         $4,483,547               $1,186,176
      27            12/31/2002        $2,109,141              TTM-8/31/2003         $3,194,597                $770,207
      28            12/31/2002        $2,052,928              TTM-6/30/2003         $3,439,294               $1,002,204
      29            12/31/2002        $2,620,784                7/31/2003           $3,185,298                $926,444
      30            12/31/2002        $2,180,872              TTM-7/31/2003         $5,467,966               $3,158,735
      31            12/31/2002        $1,566,019              TTM-8/31/2003         $3,493,278               $1,679,508
      32                                  $0                                        $2,465,857                $502,370
    32.01                                 $0                                        $1,118,964                $206,951
    32.02                                 $0                                         $773,110                 $139,647
    32.03                                 $0                                         $573,783                 $155,772
      33                               $630,396                 8/30/2003           $2,237,601                $536,834
      34            12/31/2002        $1,460,725              TTM-7/31/2003         $2,551,127               $1,028,065
      35            12/31/2002        $2,964,432              TTM-8/31/2003         $3,420,150               $1,312,564
      36                                  $0                                        $1,651,875                $209,645
      37            12/31/2002        $1,883,693                8/31/2003           $2,425,149                $721,924
      38            12/31/2002        $1,472,071              TTM-9/24/2003         $2,038,232                $654,313
      39            12/31/2002        $1,538,954                8/31/2003           $1,973,759                $480,474
      40                              $1,142,294                6/30/2003           $2,004,309                $528,472
    40.01                              $426,044                 6/30/2003            $643,339                 $142,752
    40.02                              $405,432                 6/30/2003            $617,115                 $193,664
    40.03                              $202,090                 6/30/2003            $387,865                 $88,895
    40.04                              $108,728                 6/30/2003            $355,990                 $103,161
      41            12/31/2002        $1,408,223              TTM-7/31/2003         $1,967,792                $452,643
      42            12/31/2002        $1,226,868              TTM-5/31/2003         $2,450,612                $941,337
    42.01           12/31/2002         $466,737               TTM-5/31/2003          $813,384                 $224,403
    42.02           12/31/2002         $243,122               TTM-5/31/2003          $391,310                 $138,368
    42.03           12/31/2002         $180,648               TTM-5/31/2003          $373,107                 $141,343
    42.04           12/31/2002         $125,444               TTM-5/31/2003          $345,293                 $172,363
    42.05           12/31/2002         $123,149               TTM-5/31/2003          $288,600                 $136,090
    42.06           12/31/2002          $87,768               TTM-5/31/2003          $238,918                 $128,770
      43                                  $0                                        $1,814,289                $655,516
      44            12/31/2002         $453,809                 9/30/2003           $1,499,510                $518,644
      45            12/31/2002        $1,040,449              TTM-5/31/2003         $2,064,745                $806,792
    45.01           12/31/2002         $134,368               TTM-5/31/2003          $236,303                 $75,936
    45.02           12/31/2002          $92,049               TTM-5/31/2003          $175,048                 $74,603
    45.03           12/31/2002         $346,835               TTM-5/31/2003          $549,932                 $178,268
    45.04           12/31/2002          $95,306               TTM-5/31/2003          $264,498                 $101,557
    45.05           12/31/2002          $78,302               TTM-5/31/2003          $175,713                 $81,906
    45.06           12/31/2002          $53,820               TTM-5/31/2003          $138,093                 $77,978
    45.07           12/31/2002         $159,735               TTM-5/31/2003          $281,510                 $85,938
    45.08           12/31/2002          $62,487               TTM-5/31/2003          $151,433                 $68,803
    45.09                               $17,547               TTM-5/31/2003          $92,215                  $61,803
      46            12/31/2002            $0                                        $1,743,212                $590,334
      47            12/31/2002         $846,764               TTM-6/30/2003         $2,111,632               $1,064,274
      48            12/31/2002         $713,847                 6/30/2003           $1,284,677                $273,107
      49            12/31/2002         $958,468               TTM-6/1/2003          $1,729,759                $706,228
      50                               $849,741                 7/31/2003           $1,143,081                $248,889
      51            12/31/2002         $741,653               TTM-8/31/2003         $1,567,145                $716,375
      52             6/30/2002         $749,000                 8/31/2003           $1,141,431                $270,816
      53            12/31/2002         $833,778               TTM-9/30/2003         $1,122,675                $293,444
      54            12/31/2002         $496,530               TTM-6/30/2003          $963,615                 $231,103
      55            12/31/2002         $814,102               TTM-5/31/2003         $1,515,861                $773,741
      56            12/31/2002         $686,896               TTM-9/30/2003         $1,111,995                $467,716
      57            10/31/2002         $330,650                 8/31/2003            $988,170                 $322,293
      58            12/31/2002         $715,558                 7/31/2003           $1,071,693                $371,801
      59            12/20/2002         $209,798                 7/20/2003           $1,203,635                $438,867
      60            12/31/2002         $691,049                 7/31/2003            $808,666                 $145,164
      61            11/30/2002         $558,246                 9/30/2003            $811,442                 $282,598
      62            12/31/2002         $385,823               TTM-6/30/2003          $811,604                 $363,855
      63            12/31/2002            $0                                         $639,229                 $157,100
      64                                  $0                                         $648,733                 $156,520
      65            12/31/2002         $652,097                 8/31/2003            $903,214                 $272,569
      66            12/31/2002         $362,831               TTM-9/30/2003          $779,444                 $374,071
      67            12/31/2002         $466,252               TTM-6/30/2003          $764,091                 $264,329
      68            12/31/2002         $507,841               TTM-6/30/2003          $977,672                 $524,431
      69            12/31/2002         $437,465                 8/31/2003            $641,998                 $246,588
      70            12/31/2002         $379,356                 7/31/2003            $732,334                 $330,135
      71            12/31/2002         $348,229                 8/31/2003            $504,614                 $149,939
      72            12/31/2002         $309,025               TTM-6/30/2003          $412,147                 $126,318
      73            12/31/2002         $295,581               TTM-6/30/2003          $382,327                 $113,283
      74            12/31/2002         $378,604                 5/31/2003            $490,131                 $151,337
      75                               $172,656                 9/30/2003            $384,634                 $85,553
      76                                  $0                                         $382,785                 $85,613
      77            12/31/2002         $115,435                 4/30/2003            $325,125                 $88,365
      78            12/31/2002         $129,756                 8/31/2003            $311,426                 $64,973
      79            12/31/2002          $84,901                 6/30/2003            $229,284                 $50,903
      80            12/31/2002         $186,814                 8/31/2003            $417,432                 $238,384
      81            12/31/2002            $0                                         $191,760                 $63,234

------------------------------------------------------------------------------------------------------------------------------------
                                                UNDERWRITTEN           UNDERWRITTEN             OTHER UW
CONTROL NUMBER     UNDERWRITTEN NOI      REPLACEMENT / FFE RESERVE         TI LC             RESERVE AMOUNT       UNDERWRITTEN NCF
------------------------------------------------------------------------------------------------------------------------------------
      1               $38,662,000                 $344,047               $2,000,067                $0                $36,317,886
      2               $32,057,181                 $229,957               $1,434,730           -$1,475,000            $31,867,494
      3               $14,845,526                 $112,759                $981,561                 $0                $13,751,206
      4               $10,321,418                 $116,412                $407,407              -$65,000              $9,862,599
      5               $11,664,275                  $78,580                $33,140                  $0                $11,552,555
      6               $6,818,879                   $41,936                $87,249                  $0                 $6,689,694
      7               $7,478,725                   $99,619                $247,146                 $0                 $7,131,960
      8               $6,750,433                  $129,943                $696,814             -$400,000              $6,323,676
      9               $17,125,774                $2,441,710                  $0                    $0                $14,684,064
     9.01             $4,035,467                  $436,503                   $0                    $0                 $3,598,964
     9.02             $3,185,557                  $448,454                   $0                    $0                 $2,737,103
     9.03             $2,136,292                  $585,149                   $0                    $0                 $1,551,143
     9.04             $2,982,211                  $414,568                   $0                    $0                 $2,567,643
     9.05             $2,637,460                  $341,662                   $0                    $0                 $2,295,798
     9.06             $2,157,109                  $223,696                   $0                    $0                 $1,933,413
     9.07               -$8,322                    -$8,322                   $0                    $0                     $0
      10              $4,862,761                  $101,005                $577,841                 $0                 $4,183,915
      11              $6,201,222                  $730,251                   $0                    $0                 $5,470,971
    11.01              $487,090                    $69,107                   $0                    $0                  $417,983
    11.02             $1,019,292                  $111,562                   $0                    $0                  $907,730
    11.03              $648,964                    $77,701                   $0                    $0                  $571,263
    11.04              $676,687                    $84,249                   $0                    $0                  $592,438
    11.05             $1,175,997                  $129,153                   $0                    $0                 $1,046,844
    11.06              $655,192                    $68,312                   $0                    $0                  $586,880
    11.07              $303,236                    $51,836                   $0                    $0                  $251,400
    11.08              $627,096                    $70,108                   $0                    $0                  $556,988
    11.09              $607,668                    $68,223                   $0                    $0                  $539,445
      12              $4,802,669                   $97,205                $456,860                 $0                 $4,248,604
    12.01             $1,721,932                   $30,398                $163,741                 $0                 $1,527,793
    12.02             $1,573,790                   $37,275                $150,022                 $0                 $1,386,493
    12.03             $1,506,947                   $29,532                $143,097                 $0                 $1,334,318
      13              $26,348,063                 $275,941               $1,006,483                $0                $25,065,639
      14              $3,847,813                   $36,113                $68,858                  $0                 $3,742,842
      15              $3,392,425                   $36,883                $129,872              -$39,880              $3,265,550
      16              $4,176,729                  $749,090                   $0                    $0                 $3,427,639
      17              $3,184,310                   $35,873                $116,092             -$100,000              $3,132,345
      18              $4,349,183                   $65,970                $383,708                 $0                 $3,899,505
      19              $3,056,755                   $24,985                $134,125                 $0                 $2,897,645
      20              $3,690,874                   $56,167                $304,490             -$157,000              $3,487,217
      21              $3,240,542                   $15,570                $89,585                  $0                 $3,135,387
      22              $3,048,303                   $27,611                $145,671                 $0                 $2,875,021
      23              $2,495,168                   $32,357                $101,178                 $0                 $2,361,633
      24              $2,252,143                   $6,161                 $82,182                  $0                 $2,163,800
      25              $3,106,570                   $41,597                $175,846                 $0                 $2,889,127
      26              $3,297,371                   $24,129                   $0                    $0                 $3,273,242
      27              $2,424,390                   $59,892                $94,756                  $0                 $2,269,742
      28              $2,437,090                   $47,649                $83,631               -$50,000              $2,355,810
      29              $2,258,854                   $41,977                $165,386                 $0                 $2,051,491
      30              $2,309,231                   $86,597                $140,128                 $0                 $2,082,506
      31              $1,813,770                   $47,744                $224,632             -$120,000              $1,661,394
      32              $1,963,487                   $32,318                $91,412                  $0                 $1,839,757
    32.01              $912,013                    $13,949                $40,574                  $0                  $857,490
    32.02              $633,463                    $9,000                 $26,983                  $0                  $597,480
    32.03              $418,011                    $9,369                 $23,855                  $0                  $384,787
      33              $1,700,767                   $10,695                $78,622                  $0                 $1,611,450
      34              $1,523,062                   $76,000                   $0                    $0                 $1,447,062
      35              $2,107,586                   $14,930                $102,004                 $0                 $1,990,652
      36              $1,442,230                   $19,125                   $0                    $0                 $1,423,105
      37              $1,703,225                   $27,796                $98,640                  $0                 $1,576,789
      38              $1,383,919                   $45,000                   $0                    $0                 $1,338,919
      39              $1,493,285                   $19,138                $54,871                  $0                 $1,419,276
      40              $1,475,837                   $24,949                $82,850                  $0                 $1,368,038
    40.01              $500,587                    $9,015                 $18,052                  $0                  $473,520
    40.02              $423,451                      $0                   $24,441                  $0                  $399,010
    40.03              $298,970                    $7,500                 $24,066                  $0                  $267,404
    40.04              $252,829                    $8,434                 $16,291                  $0                  $228,104
      41              $1,515,149                   $17,655                $69,920                  $0                 $1,427,574
      42              $1,509,275                   $37,714                   $0                    $0                 $1,471,561
    42.01              $588,981                    $17,197                   $0                    $0                  $571,784
    42.02              $252,942                    $4,300                    $0                    $0                  $248,642
    42.03              $231,764                    $2,711                    $0                    $0                  $229,053
    42.04              $172,930                    $10,017                   $0                    $0                  $162,913
    42.05              $152,510                    $2,428                    $0                    $0                  $150,082
    42.06              $110,148                    $1,061                    $0                    $0                  $109,087
      43              $1,158,773                   $28,203                $64,039                  $0                 $1,066,531
      44               $980,866                    $52,000                   $0                    $0                  $928,866
      45              $1,257,953                   $38,757                   $0                    $0                 $1,219,196
    45.01              $160,367                    $1,106                    $0                    $0                  $159,261
    45.02              $100,445                    $3,121                    $0                    $0                  $97,324
    45.03              $371,664                    $14,993                   $0                    $0                  $356,671
    45.04              $162,941                    $3,481                    $0                    $0                  $159,460
    45.05               $93,807                    $3,328                    $0                    $0                  $90,479
    45.06               $60,115                    $5,891                    $0                    $0                  $54,224
    45.07              $195,572                    $1,608                    $0                    $0                  $193,964
    45.08               $82,630                    $1,552                    $0                    $0                  $81,078
    45.09               $30,412                    $3,677                    $0                    $0                  $26,735
      46              $1,152,878                   $16,772                $88,101                  $0                 $1,048,005
      47              $1,047,358                   $19,302                $100,612                 $0                  $927,444
      48              $1,011,570                   $8,815                 $36,714                  $0                  $966,041
      49              $1,023,531                   $18,099                $79,554                  $0                  $925,878
      50               $894,192                    $9,709                 $41,082                  $0                  $843,401
      51               $850,770                    $50,458                   $0                    $0                  $800,312
      52               $870,615                    $25,739                $37,139               -$7,402                $815,139
      53               $829,231                    $14,536                $60,927               -$25,000               $778,768
      54               $732,512                    $11,762                $54,194                  $0                  $666,556
      55               $742,120                    $57,500                   $0                    $0                  $684,620
      56               $644,279                    $40,000                   $0                    $0                  $604,279
      57               $665,877                    $8,868                 $54,055               -$20,000               $622,954
      58               $699,892                    $25,756                   $0                    $0                  $674,136
      59               $764,768                    $15,266                $51,741                  $0                  $697,761
      60               $663,502                    $14,719                $57,901                  $0                  $590,882
      61               $528,844                    $17,500                $55,726                  $0                  $455,618
      62               $447,749                    $28,482                   $0                    $0                  $419,267
      63               $482,129                    $7,884                 $26,249                  $0                  $447,996
      64               $492,213                    $7,320                 $17,033               -$5,000                $472,860
      65               $630,645                    $17,072                $62,206                  $0                  $551,367
      66               $405,373                    $14,800                   $0                    $0                  $390,573
      67               $499,762                    $12,589                $36,930               -$30,000               $480,243
      68               $453,241                    $49,344                   $0                    $0                  $403,897
      69               $395,410                    $13,242                $16,427                  $0                  $365,741
      70               $402,199                    $8,355                 $43,420                  $0                  $350,424
      71               $354,675                    $13,469                $29,189                  $0                  $312,017
      72               $285,829                    $3,757                 $15,632                  $0                  $266,440
      73               $269,044                    $3,760                 $18,790                  $0                  $246,494
      74               $338,794                    $2,740                 $16,865               -$7,500                $326,689
      75               $299,081                    $8,401                 $11,350               -$5,500                $284,830
      76               $297,172                    $1,659                  $7,417                  $0                  $288,096
      77               $236,760                     $861                   $7,378                  $0                  $228,521
      78               $246,453                    $2,634                 $11,245                  $0                  $232,574
      79               $178,381                    $1,192                  $8,891                  $0                  $168,298
      80               $179,048                    $24,000                   $0                    $0                  $155,048
      81               $128,526                    $9,765                  $6,151                  $0                  $112,610

------------------------------------------------------------------------------------------------------------------------------------
                                APPRAISAL       APPRAISED          CUT-OFF DATE          BALLOON         OCCUPANCY
CONTROL NUMBER       DSCR       AS-OF DATE        VALUE             LTV RATIO           LTV RATIO           RATE
------------------------------------------------------------------------------------------------------------------------------------
      1              3.143        3/3/2003     $435,000,000            55.17%             55.17%            90.6%
      2              1.521        9/9/2003     $460,000,000            64.78%             61.40%            99.9%
      3              1.545        6/9/2003     $187,000,000            69.24%             64.40%            98.4%
      4              1.347       10/1/2003     $124,800,000            77.72%             67.05%            97.3%
      5              2.536       10/16/2003    $145,000,000            59.38%             59.38%            90.8%
      6              1.405       7/25/2003     $105,100,000            62.80%             59.23%            97.1%
      7              1.902       7/25/2003     $90,000,000             64.44%             60.56%            83.3%
      8              1.663       10/8/2003     $83,200,000             66.11%             61.54%            81.5%
      9              1.582                     $187,700,000            58.21%             51.52%
     9.01                        3/18/2003     $37,300,000                                                  81.0%
     9.02                         3/1/2003     $33,500,000                                                  73.6%
     9.03                         3/1/2003     $40,600,000                                                  44.3%
     9.04                         3/1/2003     $27,900,000                                                  73.6%
     9.05                         3/1/2003     $26,300,000                                                  76.6%
     9.06                        3/17/2003     $18,900,000                                                  75.0%
     9.07                         3/1/2003      $3,200,000                                                  59.8%
      10             1.407       5/30/2003     $55,500,000             72.07%             62.08%            90.3%
      11             1.620                     $60,100,000             64.89%             53.84%
    11.01                        7/21/2003      $5,700,000                                                  63.7%
    11.02                         8/1/2003     $10,400,000                                                  75.2%
    11.03                         8/1/2003      $6,400,000                                                  81.7%
    11.04                        7/23/2003      $6,400,000                                                  78.6%
    11.05                         8/1/2003     $11,700,000                                                  80.5%
    11.06                         8/1/2003      $5,500,000                                                  83.0%
    11.07                        7/22/2003      $3,600,000                                                  69.2%
    11.08                        7/23/2003      $5,300,000                                                  78.9%
    11.09                        7/21/2003      $5,100,000                                                  75.3%
      12             1.533                     $56,300,000             69.05%             61.78%
    12.01                         7/3/2003     $22,000,000                                                  82.3%
    12.02                        7/21/2003     $18,700,000                                                  70.0%
    12.03                         7/1/2003     $15,600,000                                                  96.1%
      13             1.615        6/1/2003     $360,000,000            69.44%             64.99%            87.1%
      14             1.568       5/28/2003     $48,400,000             76.39%             66.14%            98.8%
      15             1.170        9/1/2003     $42,300,000             85.11%             77.78%            99.8%
      16             1.627       10/13/2003    $47,250,000             70.90%             70.90%            72.2%
      17             1.422       10/11/2003    $49,200,000             64.02%             61.57%            77.2%
      18             1.701       11/22/2002    $48,000,000             63.94%             55.19%            86.2%
      19             1.363       4/23/2003     $39,000,000             78.25%             66.07%            92.3%
      20             1.585       8/14/2003     $41,600,000             72.05%             65.40%            89.9%
      21             1.412       6/16/2003     $44,500,000             67.24%             57.62%           100.0%
      22             1.460       10/21/2003    $36,000,000             79.08%             66.39%            93.2%
      23             1.077       7/27/2003     $33,500,000             83.58%             73.65%            87.9%
      24             1.166        8/1/2003     $31,000,000             84.75%             71.66%           100.0%
      25             1.560        9/1/2003     $37,300,000             69.63%             58.96%            81.8%
      26             1.752        8/1/2003     $31,500,000             79.23%             68.02%            94.8%
      27             1.457       10/11/2003    $27,500,000             80.00%             64.05%            97.1%
      28             1.318        9/1/2003     $27,000,000             75.03%             49.86%            93.8%
      29             1.445       8/11/2003     $27,600,000             68.84%             59.00%            94.3%
      30             1.556       9/29/2003     $23,500,000             76.60%             64.41%            94.8%
      31             1.271       9/18/2003     $21,750,000             78.16%             71.48%            75.8%
      32             1.452                     $21,550,000             78.53%             67.38%
    32.01                         3/3/2003      $9,800,000                                                 100.0%
    32.02                         9/6/2003      $7,250,000                                                 100.0%
    32.03                        7/17/2003      $4,500,000                                                 100.0%
      33             1.411       9/22/2003     $21,600,000             74.07%             62.70%            88.9%
      34             1.302        7/1/2003     $18,700,000             80.21%             75.80%            94.4%
      35             1.875       10/10/2003    $20,000,000             72.50%             64.98%            90.5%
      36             1.297       5/16/2003     $17,000,000             82.35%             71.49%           100.0%
      37             1.603       9/20/2003     $20,100,000             69.65%             58.70%            99.8%
      38             1.429       3/31/2003     $16,000,000             84.49%             71.24%            94.4%
      39             1.508       9/10/2003     $19,170,000             70.42%             59.22%            98.3%
      40             1.451                     $16,055,000             79.41%             67.86%
    40.01                         3/4/2003      $5,480,000                                                  92.8%
    40.02                        2/27/2003      $5,000,000                                                  86.7%
    40.03                         7/1/2003      $2,975,000                                                 100.0%
    40.04                         3/7/2003      $2,600,000                                                 100.0%
      41             1.607       9/21/2003     $15,800,000             79.11%             66.87%            91.1%
      42             1.736                     $13,520,000             79.57%             68.78%
    42.01                        6/12/2003      $5,200,000                                                  77.2%
    42.02                        6/10/2003      $2,400,000                                                  86.6%
    42.03                        5/28/2003      $1,680,000                                                  72.9%
    42.04                        5/27/2003      $1,650,000                                                  62.7%
    42.05                        5/27/2003      $1,450,000                                                  93.8%
    42.06                        5/27/2003      $1,140,000                                                  94.5%
      43             1.459       10/16/2003    $12,500,000             80.00%             68.15%            96.6%
      44             1.302       9/22/2003     $13,120,000             74.70%             63.56%            86.1%
      45             1.821                     $11,435,000             74.96%             68.83%
    45.01                         6/2/2003      $1,320,000                                                  87.1%
    45.02                        5/13/2003       $950,000                                                   84.4%
    45.03                         6/3/2003      $3,520,000                                                  86.9%
    45.04                         6/3/2003      $1,400,000                                                  94.9%
    45.05                         8/5/2003       $925,000                                                   89.4%
    45.06                         6/2/2003       $640,000                                                   67.3%
    45.07                        5/15/2003      $1,740,000                                                  84.2%
    45.08                        5/16/2003       $730,000                                                   86.2%
    45.09                        5/14/2003       $210,000                                                   73.9%
      46             1.831       4/25/2003     $11,750,000             70.29%             59.22%            95.7%
      47             1.559       6/24/2003     $11,000,000             74.93%             63.65%            93.0%
      48             1.774       9/16/2003     $12,500,000             63.93%             53.45%            95.7%
      49             1.595       9/24/2002     $11,350,000             69.75%             59.91%            95.3%
      50             1.521       9/26/2003     $10,400,000             73.96%             62.81%           100.0%
      51             1.538       4/16/2003      $9,600,000             79.91%             66.98%            96.2%
      52             1.406       9/12/2002      $8,900,000             79.30%             70.14%            98.8%
      53             1.375       10/15/2003     $9,100,000             74.18%             48.08%            83.6%
      54             1.461       9/25/2003      $8,750,000             72.57%             67.89%            87.2%
      55             1.537       6/25/2003      $8,420,000             74.54%             63.17%            97.0%
      56             1.263       10/2/2003      $7,500,000             83.33%             76.15%            94.4%
      57             1.419       9/23/2003      $7,800,000             79.49%             67.12%            88.6%
      58             1.435       8/11/2003      $8,100,000             74.71%             58.00%           100.0%
      59             1.728       8/15/2003      $7,200,000             80.21%             67.50%            98.6%
      60             1.538       11/25/2002     $6,600,000             79.10%             68.01%            93.8%
      61             1.427       10/15/2003     $6,000,000             75.67%             70.59%            69.4%
      62             1.370       8/22/2003      $6,300,000             69.70%             58.69%            98.0%
      63             1.351        5/6/2003      $5,500,000             79.79%             68.72%           100.0%
      64             1.456       10/1/2003      $6,100,000             69.67%             53.74%           100.0%
      65             1.450       10/18/2002     $5,700,000             70.41%             48.88%            95.7%
      66             1.482       10/14/2003     $5,550,000             72.07%             66.68%            65.5%
      67             1.687       9/23/2003      $5,250,000             71.36%             61.47%           100.0%
      68             1.602        8/4/2003      $4,800,000             72.92%             61.87%            89.6%
      69             1.168       12/10/2001     $5,500,000             63.27%             52.45%            82.9%
      70             1.403       7/17/2002      $4,400,000             70.38%             62.00%            96.3%
      71             1.577       3/18/2003      $3,850,000             71.11%             60.60%            95.7%
      72             1.317       7/18/2003      $3,450,000             78.13%             67.12%           100.0%
      73             1.210       7/18/2003      $3,420,000             78.74%             67.83%           100.0%
      74             1.736       7/20/2003      $4,250,000             61.01%             51.97%           100.0%
      75             1.506       8/11/2003      $3,415,000             74.96%             64.05%            95.1%
      76             1.592        7/1/2003      $3,200,000             74.75%             64.43%           100.0%
      77             1.350        6/2/2003      $3,000,000             73.93%             63.88%           100.0%
      78             1.578       3/25/2003      $2,660,000             74.68%             64.09%           100.0%
      79             1.585       6/24/2003      $1,850,000             72.80%             63.39%           100.0%
      80             1.574       3/28/2003      $1,700,000             74.38%             58.07%            90.6%
      81             1.562       6/30/2003      $1,650,000             48.30%             32.51%           100.0%

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  1ST LARGEST
CONTROL NUMBER      OCCUPANCY AS-OF DATE    1ST LARGEST TENANT                       1ST LARGEST TENANT SF   LEASE EXPIRATION DATE
------------------------------------------------------------------------------------------------------------------------------------
      1                   9/30/2003         Latham & Watkins                                275,558                11/30/2009
      2                  10/10/2003         J Walter Thompson Company                       456,132                 8/31/2006
      3                   8/23/2003         Young & Rubicam, L.P.                            61,048                10/31/2006
      4                   11/1/2003         Macy's (A 2001)                                 300,555                 1/1/2017
      5                   11/1/2003         Warner Music Group                              195,166                12/31/2019
      6                   9/1/2003          EMI Music, Inc.                                 153,077                12/31/2017
      7                   11/1/2003         Cadbury (sublease to Gerald Metals)             159,280                 4/30/2005
      8                   10/1/2003         Modis Professional Svcs 600                     113,927                 3/31/2011
      9
     9.01                 9/30/2003
     9.02                 9/30/2003
     9.03                 9/30/2003
     9.04                 9/30/2003
     9.05                 9/30/2003
     9.06                 9/30/2003
     9.07                 9/30/2003
      10                  9/30/2003         Social Security / GSA                            22,892                 3/3/2012
      11
    11.01                 6/30/2003
    11.02                 6/30/2003
    11.03                 6/30/2003
    11.04                 6/30/2003
    11.05                 6/30/2003
    11.06                 6/30/2003
    11.07                 6/30/2003
    11.08                 6/30/2003
    11.09                 6/30/2003
      12
    12.01                 6/27/2003         FLS Services, Inc.                               25,757                12/31/2004
    12.02                 7/29/2003         Northwestern Mutual Life Insurance               13,397                10/31/2004
    12.03                 6/27/2003         Southwest Gas Corporation                        60,046                 8/31/2009
      13                  4/30/2003         Gibson Dunn & Crucher                           291,966                11/28/2017
      14                  9/30/2003         Raley's (Supermarket)                            65,100                 6/24/2028
      15                  9/9/2003          Super Fresh Food Market                          52,012                 5/31/2012
      16                  9/12/2003
      17                  8/31/2003         The Gap                                          15,217                 4/30/2007
      18                  9/24/2003         Atlantic Health Systems                         119,223                 1/31/2012
      19                  3/31/2003         Whole Foods Supermarket                          31,929                 1/31/2009
      20                  9/8/2003          Computer Associates International 500            52,529                10/31/2007
      21                  2/1/2004          Solomon Smith Barney Inc                         21,429                 5/31/2014
      22                  10/1/2003         Comerica Bank                                    32,073                 12/1/2009
      23                  9/15/2003         Kroger                                           56,647                10/31/2021
      24                  8/1/2003          Oracle Investment Management                     10,696                 1/31/2010
      25                  9/3/2003          Singer, Burke & Company, LLP                     14,298                 7/31/2005
      26                  7/31/2003
      27                 10/22/2003         Food Lion                                        44,715                 3/31/2018
      28                  8/19/2003         Value City Department                           146,082                 1/31/2017
      29                  11/1/2003         Quality Impressions                              12,956                 6/30/2004
      30                  11/1/2003         Hawaiian King Candy - Indust.                    40,494                10/31/2007
      31                 10/21/2003         William R. Hough & Co. - Ste. 301                26,603                 8/31/2006
      32
    32.01                 7/29/2003         Babies R Us                                      38,626                 1/31/2013
    32.02                 7/29/2003         Wild Oats Markets, Inc.                          30,404                 1/31/2014
    32.03                 7/1/2003          Conn's                                           32,800                 7/2/2014
      33                  9/30/2003         Specialty Surgical Center, LLC                   21,883                 1/31/2013
      34                  9/30/2003
      35                  10/7/2003         Macromedia, Inc.                                 52,905                12/23/2011
      36                  6/10/2003         Dominicks                                        39,500                 1/31/2028
      37                  9/22/2003         Kmart #3501                                      90,035                 4/30/2005
      38                  9/24/2003
      39                  11/1/2003         Raley's                                          60,114                12/31/2018
      40
    40.01                 8/1/2003          Office Depot                                     29,776                 10/1/2010
    40.02                 8/1/2003          Michael's                                        28,712                 2/28/2012
    40.03                 7/1/2003          Developers Diversified Realty Corp               26,050                 1/30/2011
    40.04                 8/1/2003          Mega Amusements                                  56,225                 3/31/2013
      41                  9/15/2003         The Tile Shop                                    37,478                10/31/2009
      42
    42.01                 4/1/2003
    42.02                 4/1/2003
    42.03                 4/1/2003
    42.04                 4/1/2003
    42.05                 4/30/2003
    42.06                 5/1/2003
      43                  10/1/2003         CT Conference of Municipalities                  37,348                10/31/2008
      44                  11/3/2003
      45
    45.01                 6/25/2003
    45.02                 6/25/2003
    45.03                 5/25/2003
    45.04                 6/25/2003
    45.05                 6/25/2003
    45.06                 6/25/2003
    45.07                 6/25/2003
    45.08                 6/25/2003
    45.09                 6/25/2003
      46                  9/1/2003          dSpace                                           15,020                 5/31/2007
      47                  8/5/2003          Modern Luxury, Inc.                              12,563                 2/28/2015
      48                  9/3/2003          Rite Aid                                         22,000                 8/31/2018
      49                  9/3/2003          LOMI Counseling Clinic                           5,680                  4/30/2006
      50                  9/8/2003          Stein Mart                                       32,000                 8/13/2011
      51                 10/31/2003
      52                  8/31/2003         Safeway Stores, Inc.                             47,438                 9/30/2009
      53                  10/1/2003         PioneerAutomotive Electronics                    24,800                 7/31/2006
      54                  9/1/2003          State of CA Health Svcs                          16,709                10/31/2011
      55                  6/12/2003
      56                  10/1/2003
      57                 10/23/2003         Crittenton Hospital                              12,800                 6/30/2013
      58                  9/12/2003
      59                  9/1/2003          Commerce National Bank                           38,711                 8/31/2012
      60                  9/11/2003         Safeway                                          25,864                 5/31/2005
      61                  10/6/2003         Dept of Human Resources                          21,017                 2/28/2012
      62                  8/6/2003
      63                  4/1/2003          Malcolm Pirnie                                   10,093                 1/1/2010
      64                  11/1/2003         Bed Bath & Beyond, Inc                           25,000                 1/31/2014
      65                  11/1/2003         Maxway                                           18,300                 7/31/2008
      66                  9/24/2003
      67                  8/28/2003         Oakwood Healthcare                               16,350                 10/1/2006
      68                  8/1/2003
      69                  9/17/2003         M.C.&T                                           5,685                  8/31/2004
      70                  9/1/2003          C.R. Engineers                                   3,034                  8/31/2004
      71                  9/25/2003         Kash n'Karry                                     29,000                 1/18/2011
      72                  6/29/2003         Alere Medical                                    9,917                 12/30/2005
      73                  6/29/2003         Eagle-Picher Minerals                            9,917                  6/30/2006
      74                  6/1/2003          Revolution Furniture                             4,490                  6/30/2013
      75                  11/1/2003         U.S. Postal Service                              8,532                  4/30/2008
      76                  7/1/2003          Verizon                                          6,000                  5/31/2013
      77                  6/30/2003         Panda Express                                    1,801                 12/31/2009
      78                  9/9/2003          Lake Carolina Development                        8,471                 10/31/2012
      79                  8/20/2003         AT&T Wireless Services, Inc.                     2,400                  5/31/2012
      80                  9/11/2003
      81                  7/21/2003         Big 5 Sporting Goods (Store # 178)               16,551                 1/31/2005

------------------------------------------------------------------------------------------------------------------------------------
CONTROL NUMBER  2ND LARGEST TENANT                                    2ND LARGEST TENANT SF        2ND LARGEST LEASE EXPIRATION DATE
------------------------------------------------------------------------------------------------------------------------------------
      1         Pacific Enterprises                                          225,756                          6/30/2010
      2         Credit Suisse Asset Mgmt                                     343,715                          10/31/2014
      3         Bank of America                                              54,845                           12/31/2010
      4         IKEA - S                                                     274,542                          9/19/2088
      5         AMFM Inc.                                                    100,545                          9/30/2016
      6         Digital Island                                               22,468                           12/31/2010
      7         Citizens Communications Co.                                  78,929                           12/31/2011
      8         IRS 300/116/400/500                                          97,750                           11/2/2010
      9
     9.01
     9.02
     9.03
     9.04
     9.05
     9.06
     9.07
      10        Office of Hearings and Appeals (GSA)                         20,797                           12/25/2003
      11
    11.01
    11.02
    11.03
    11.04
    11.05
    11.06
    11.07
    11.08
    11.09
      12
    12.01       SyChip Incorporated                                          13,691                           3/31/2007
    12.02       Re/Max Central                                               13,027                           7/31/2005
    12.03       UTI Holdings (600 & 720)                                     26,944                           10/31/2003
      13        Wells Fargo Bank                                             267,719                          2/28/2013
      14        Ross Stores                                                  30,187                           1/31/2014
      15        LA Fitness International, LLC                                41,900                           5/31/2017
      16
      17        Williams-Sonoma                                              14,008                           1/31/2015
      18        Travelers                                                    74,711                           1/31/2006
      19        Ulta 3 Cosmetics                                             10,800                           6/30/2008
      20        CB Richard Ellis Commercial RE 640                           31,936                           9/30/2008
      21        Nitkin Master Leased Space                                   20,951                           1/31/2009
      22        Creative Artists Agency                                      20,486                            8/1/2007
      23        Ace Hardware                                                 19,838                           6/30/2013
      24        Baker Knapp & Tubbs, Inc                                     10,640                           9/28/2013
      25        Surety Co. of the Pacific                                    12,134                           2/28/2006
      26
      27        Marshalls                                                    26,300                           1/31/2010
      28        Circuit City                                                 40,088                           1/31/2018
      29        C & K Management LLC                                         10,502                           6/30/2004
      30        Airborne Warehouse                                           28,954                           10/31/2005
      31        Progress Telecommunications - 400S                           28,500                           4/30/2009
      32
    32.01       Office Depot                                                 34,099                           7/16/2009
    32.02       H.H. Gregg                                                   29,596                           6/24/2010
    32.03       Staples                                                      29,663                           3/31/2011
      33        Tower Orthopedics and Sports Medicine                         6,259                           6/29/2008
      34
      35        Command Audio Corporation                                    14,125                           12/31/2006
      36
      37        Longs Drugs #163                                             25,650                           2/28/2006
      38
      39        Bank of the West                                              4,000                           10/31/2004
      40
    40.01       Bed Bath and Beyond                                          25,979                           1/31/2018
    40.02       Bed Bath and Beyond                                          26,347                           1/31/2018
    40.03       Dollar Tree                                                  23,950                           5/31/2008
    40.04
      41        Magruder's                                                   26,770                           3/31/2018
      42
    42.01
    42.02
    42.03
    42.04
    42.05
    42.06
      43        Wilbur Smith Associates, Inc.                                18,867                           9/30/2013
      44
      45
    45.01
    45.02
    45.03
    45.04
    45.05
    45.06
    45.07
    45.08
    45.09
      46        Best Buy                                                     11,246                           10/31/2008
      47        Interface Americas, Inc.                                     12,313                           8/31/2006
      48        Trader Joe's                                                 11,371                           9/30/2013
      49        Orion Partners                                                5,626                           8/31/2008
      50        Bank of America                                               9,725                           4/30/2005
      51
      52        Factory 2 U                                                  22,000                           6/30/2009
      53        Michigan Peer Review Organization (MPRO)                     23,915                           9/30/2008
      54        A-Life Medical, Inc.                                         14,027                           5/31/2004
      55
      56
      57        Joel Young, MD                                                3,353                           5/30/2006
      58
      59        Heart Specialists of Ohio                                    20,511                           9/30/2013
      60        Rite Aid                                                     17,640                           5/31/2004
      61        Legacy Health Systems                                        20,930                           10/31/2006
      62
      63        Alamerica Bank                                                9,887                           1/31/2010
      64        Michaels Stores, Inc.                                        23,800                           9/30/2013
      65        Super Shopper Foods                                          15,920                           10/31/2007
      66
      67        Ford Motor Company                                           11,170                           3/17/2005
      68
      69        Fashion Star, Inc.                                            2,601                           4/30/2007
      70        David Rosenthal                                               2,810                           1/14/2007
      71        Dollar General                                                6,720                           1/31/2009
      72        Adagio Trust                                                  3,504                           5/14/2006
      73        The Estate Plan                                               6,026                           3/31/2005
      74        Comic Odyssey                                                 2,370                            4/9/2008
      75        Colorado River Distributors                                   6,234                           3/31/2005
      76        Men's Wearhouse                                               5,060                           5/31/2013
      77        Starbucks                                                     1,500                           6/30/2008
      78        East West Karate                                              3,741                           10/31/2007
      79        Starbucks Corporation                                         1,636                           6/30/2012
      80
      81

------------------------------------------------------------------------------------------------------------------------------------
                                                                   3RD LARGEST          3RD LARGEST             ENVIRONMENTAL
CONTROL NUMBER  3RD LARGEST TENANT                                  TENANT SF      LEASE EXPIRATION DATE     PHASE I REPORT DATE
------------------------------------------------------------------------------------------------------------------------------------
      1         WFB Storage                                          162,827             3/31/2005                 6/25/2003
      2         EM Warburg Pincus & Co., Inc.                        111,545             10/31/2009                9/26/2003
      3         Society of Plastics                                   42,773             12/31/2007                7/22/2003
      4         Broadway Multiplex (955)                              74,550             1/31/2015                 5/29/2003
      5         NBC Enterprises                                       37,066             12/31/2014               10/30/2003
      6         Beckenstein Fabric and Home                           10,490             12/31/2008                7/30/2003
      7         MeadWestvaco                                          73,611             8/31/2015                 9/26/2003
      8         Paine Webber 201                                      30,071             3/31/2012                10/27/2003
      9
     9.01                                                                                                          5/1/2003
     9.02                                                                                                          5/1/2003
     9.03                                                                                                          5/1/2003
     9.04                                                                                                          5/1/2003
     9.05                                                                                                          5/1/2003
     9.06                                                                                                          5/1/2003
     9.07                                                                                                          5/1/2003
      10        Amerigroup Corp                                       18,911             11/23/2007                6/10/2003
      11
    11.01                                                                                                          10/8/2003
    11.02                                                                                                          10/8/2003
    11.03                                                                                                          10/8/2003
    11.04                                                                                                          10/8/2003
    11.05                                                                                                          10/8/2003
    11.06                                                                                                          8/8/2003
    11.07                                                                                                          10/8/2003
    11.08                                                                                                          10/8/2003
    11.09                                                                                                          10/8/2003
      12
    12.01       Southwest Consulting Associates-620                   10,497             6/30/2007                 7/24/2003
    12.02       Turner Construction Company                           7,874              2/29/2008                 9/23/2003
    12.03       Analysts International Corporation                    13,807             8/31/2005                 9/23/2003
      13        Oaktree Capital                                       99,666             3/31/2009                 6/25/2003
      14        T.J. Maxx                                             28,000             8/31/2012                 7/3/2003
      15        Sears, Roebuck & Co.                                  21,092             11/19/2004                6/24/2003
      16                                                                                                          10/21/2003
      17        Abercrombie & Fitch                                   12,058             1/31/2012                 9/30/2003
      18        Tetra Tech, Inc.                                      59,447             12/31/2005               11/19/2002
      19        Rochester Big & Tall                                  8,240              9/30/2012                 5/16/2003
      20        Regus Business Center                                 22,856             9/30/2009                 9/15/2003
      21        Axa Investment Managers North America                 10,881             11/30/2008                5/23/2003
      22        Rubin/Chambers Dunhill                                5,899               8/1/2007                 9/8/2003
      23        Mr. Cue's Billards & Burgers, Inc.                    14,870             9/30/2012                 9/11/2003
      24        ESL Investments Inc.                                  10,445             2/28/2011                 7/9/2003
      25        Alpert & Barr, a Professional Corp.                   7,847              12/31/2012                9/15/2003
      26                                                                                                           9/16/2003
      27        Galaxy Home Furnishings                               20,000             3/31/2014                10/24/2003
      28        Office Max                                            34,000             1/31/2013                 8/26/2003
      29        V-3 Media                                             10,304             5/31/2005                10/20/2003
      30        OHM Remediation Service (10,700sf)                    18,303             8/31/2006                 9/22/2003
      31        Executive Suites                                      15,616                                       10/6/2003
      32
    32.01       PetsMART, Inc.                                        20,267             7/15/2017                 3/18/2003
    32.02                                                                                                          3/18/2003
    32.03                                                                                                          3/18/2003
      33        Wellness Medical Rehabilitation Center                4,507              3/31/2014                 9/26/2003
      34                                                                                                           9/12/2003
      35        All Bases Covered                                     9,358               8/7/2006                10/28/2003
      36                                                                                                           5/29/2003
      37        Ideal Stationers                                      6,650              1/31/2007                10/30/2003
      38                                                                                                           1/28/2003
      39        Blockbuster Inc.                                      3,900              7/31/2007                 9/19/2003
      40
    40.01                                                                                                          3/18/2003
    40.02                                                                                                          3/18/2003
    40.03                                                                                                          3/18/2003
    40.04                                                                                                          3/18/2003
      41        Advance Auto Parts                                    9,747              7/31/2012                10/30/2003
      42
    42.01                                                                                                          5/5/2003
    42.02                                                                                                          5/2/2003
    42.03                                                                                                          5/2/2003
    42.04                                                                                                          5/27/2003
    42.05                                                                                                          5/1/2003
    42.06                                                                                                          5/1/2003
      43        Greater New Haven Chamber of Commerce                 13,000             9/30/2007                10/30/2003
      44                                                                                                          10/28/2003
      45
    45.01                                                                                                          8/20/2003
    45.02                                                                                                          8/20/2003
    45.03                                                                                                          6/18/2003
    45.04                                                                                                          6/18/2003
    45.05                                                                                                          8/25/2003
    45.06                                                                                                          8/20/2003
    45.07                                                                                                          8/20/2003
    45.08                                                                                                          8/20/2003
    45.09                                                                                                          8/20/2003
      46        Fakespace                                             9,724              7/31/2009                 5/6/2003
      47        J. Robert Scott, Inc.                                 9,965              8/31/2006                 9/10/2003
      48        Children's Creative Learning                          6,065              8/31/2008                 9/3/2003
      49        Dr. Belogorsky                                        4,911              5/31/2007                10/21/2002
      50        Paradise Farms                                        8,487              4/30/2013                 9/24/2003
      51                                                                                                           4/17/2003
      52        Walgreens                                             13,000             6/30/2009                10/17/2002
      53        Pet Supplies Plus                                     12,067             7/30/2007                10/23/2003
      54        American Standard, Inc. (Trane)                       10,645             4/30/2007                10/22/2003
      55                                                                                                           8/5/2003
      56                                                                                                           9/29/2003
      57        Paul Van Raaphorst, DDS                               2,897              12/14/2010                10/3/2003
      58                                                                                                           10/6/2003
      59        King Dodson Financial Advisors, Inc.                  4,798              7/31/2007                 8/21/2003
      60        Kragen Auto                                           8,400               6/1/2007                12/18/2002
      61        Mgmt Training Center                                  6,562               7/1/2012                10/24/2003
      62                                                                                                           9/2/2003
      63        Masada Resource Group                                 6,950              11/30/2009                9/25/2003
      64                                                                                                          10/22/2003
      65        CVS                                                   10,000             12/31/2006
      66                                                                                                          10/23/2003
      67        Armada Oil & Gas                                      7,000               7/1/2008                 8/15/2003
      68                                                                                                           8/20/2003
      69        Blue Chip Computer Systems                            2,260              9/30/2006                 3/5/2002
      70        Lerm Corp.                                            2,500              1/31/2004                 7/31/2002
      71        Coast Dental Services                                 3,600              5/31/2007                 4/24/2003
      72        Robert C. Maddox & Associates                         3,357              2/28/2006                 9/6/2003
      73        5000 Feet, Inc.                                       2,857               3/2/2004                 6/19/2003
      74        Himeko Restaurant                                     1,950              3/31/2006                 9/2/2003
      75        Green Valley Gaming Inc.                              4,939              10/31/2004               11/17/2003
      76                                                                                                           7/28/2003
      77        Quiznos Sub's                                         1,201              6/30/2008                 6/24/2003
      78        Lake Carolina (General Store)                         1,435              5/31/2006                 3/20/2003
      79        Quizno's                                              1,506              1/31/2008                 6/27/2003
      80                                                                                                           3/17/2003
      81                                                                                                            8/6/2003

------------------------------------------------------------------------------------------------------------------------------------
                                       ENVIRONMENTAL         ENGINEERING       SEISMIC                         EARTHQUAKE
CONTROL NUMBER       PHASE II       PHASE II REPORT DATE     REPORT DATE     REPORT DATE       PML         INSURANCE REQUIRED
------------------------------------------------------------------------------------------------------------------------------------
      1                 NAP                                    6/25/2003       2/26/2003       11.0%              No
      2                 NAP                                    9/26/2003
      3                 NAP                                    8/26/2003
      4                 NAP                                    6/6/2003
      5                 NAP                                    11/3/2003       11/3/2003        8.0%              No
      6                 NAP                                    8/7/2003
      7                 NAP                                    8/22/2003
      8                 NAP                                   10/27/2003
      9
     9.01               NAP                                    5/1/2003        5/1/2003        15.0%              No
     9.02               NAP                                    5/1/2003        5/1/2003        16.0%              No
     9.03               NAP                                    5/1/2003        5/1/2003        16.0%              No
     9.04               NAP                                    5/1/2003        5/1/2003        14.0%              No
     9.05               NAP                                    5/1/2003        5/1/2003        17.0%              No
     9.06               NAP                                    5/1/2003        5/1/2003        11.0%              No
     9.07               NAP                                    5/1/2003
      10                NAP                                    6/10/2003
      11
    11.01               NAP                                    10/8/2003
    11.02               NAP                                    10/8/2003
    11.03               NAP                                    10/8/2003
    11.04               NAP                                    10/8/2003
    11.05               NAP                                    10/8/2003
    11.06               NAP                                    10/8/2003
    11.07               NAP                                    10/8/2003
    11.08               NAP                                    8/5/2003
    11.09               NAP                                    10/8/2003
      12
    12.01               NAP                                    10/9/2003
    12.02               NAP                                    10/9/2003
    12.03               NAP                                    10/9/2003
      13                NAP                                    6/25/2003       2/5/2003        13.0%              No
      14                NAP                                    6/3/2003        6/3/2003        15.0%              No
      15                Yes              7/17/2003             6/24/2003
      16                NAP                                   10/21/2003
      17                NAP                                   10/29/2003
      18                NAP                                   11/19/2002
      19                NAP                                    5/16/2003
      20                NAP                                    8/8/2003
      21                NAP                                    5/23/2003
      22                NAP                                   10/30/2003       8/1/2003        25.0%              Yes
      23                NAP                                    8/26/2003
      24                NAP                                    7/9/2003
      25                NAP                                    9/16/2003      10/23/2003       15.0%              No
      26                NAP                                    9/16/2003       9/16/2003       18.0%              No
      27                Yes                                   11/11/2003
      28                NAP                                    8/26/2003       9/29/2003       12.0%
      29                NAP                                    8/25/2003
      30                NAP                                    9/22/2003
      31                NAP                                    8/20/2003
      32
    32.01               NAP                                    3/20/2003
    32.02               NAP                                    3/18/2003
    32.03               NAP                                    3/18/2003
      33                NAP                                    8/20/2003       10/1/2003       14.0%              No
      34                NAP                                    9/11/2003
      35                NAP                                   10/28/2003      10/17/2003       12.0%              No
      36                NAP                                    5/29/2003
      37                NAP                                   10/30/2003      10/30/2003       15.0%              No
      38                NAP                                    2/17/2003
      39                NAP                                    9/19/2003       9/19/2003       18.0%              No
      40
    40.01               NAP                                    3/18/2003
    40.02               NAP                                    3/18/2003
    40.03               NAP                                    3/18/2003
    40.04               NAP                                    3/18/2003
      41                Yes              10/9/2003            10/29/2003
      42
    42.01               NAP                                    5/5/2003        4/23/2003       16.0%              No
    42.02               NAP                                    5/5/2003        4/23/2003       12.0%              No
    42.03               NAP                                    5/5/2003
    42.04               NAP                                    5/5/2003
    42.05               NAP                                    5/5/2003
    42.06               NAP                                    5/5/2003
      43                NAP                                   10/30/2003
      44                NAP                                   10/28/2003
      45
    45.01               NAP                                    9/15/2003
    45.02               NAP                                    9/15/2003
    45.03               NAP                                    9/15/2003
    45.04               NAP                                    9/15/2003
    45.05               NAP                                    9/15/2003
    45.06               NAP                                    9/15/2003
    45.07               NAP                                    9/16/2003
    45.08               NAP                                    9/15/2003
    45.09               NAP                                    9/15/2003
      46                NAP                                    5/6/2003
      47                NAP                                    9/10/2003
      48                NAP                                   10/28/2003      10/28/2003       17.0%              Yes
      49                NAP                                   10/22/2002      10/21/2002       21.8%              Yes
      50                NAP                                    9/24/2003       10/3/2003                          No
      51                NAP                                    4/28/2003
      52                NAP                                   10/17/2002
      53                NAP                                   10/23/2003
      54                                                      10/27/2003      10/22/2003       13.0%              No
      55                NAP                                    8/5/2003
      56                NAP                                    9/29/2003
      57                NAP                                    10/3/2003
      58                NAP                                    8/25/2003
      59                NAP                                    8/21/2003
      60                NAP                                   12/17/2002      10/16/2002       10.0%              No
      61                NAP                                    9/10/2003      10/13/2003        5.0%              No
      62                NAP                                   10/10/2003       7/25/2003       18.0%              No
      63                NAP                                    9/26/2003
      64                NAP                                   10/14/2003                                          No
      65                NAP                                    11/8/2002
      66                NAP                                   10/28/2003
      67                NAP                                    8/15/2003
      68                NAP                                    8/20/2003
      69                NAP                                    3/5/2002       12/12/2001       17.0%              No
      70                NAP                                    7/31/2002
      71                NAP                                    4/24/2003                                          NAP
      72                NAP                                    9/6/2003        9/6/2003         9.0%              No
      73                NAP                                    9/16/2003       8/14/2003        9.0%              No
      74                Yes               9/2/2003             7/22/2003       7/22/2003       16.0%              No
      75                NAP                                    8/25/2003
      76                NAP                                    7/8/2003
      77                NAP                                    6/24/2003       7/24/2003       12.0%              No
      78                NAP                                    3/17/2003                                          No
      79                NAP                                    6/27/2003
      80                NAP                                    3/17/2003                                          No
      81                NAP                                    8/7/2003        8/7/2003        18.0%              No

------------------------------------------------------------------------------------------------------------------------------------
                                  UPFRONT ACTUAL   ONGOING ACTUAL
                 UPFRONT ACTUAL     REPLACEMENT      REPLACEMENT          UPFRONT       MONTHLY      MONTHLY          MONTHLY
CONTROL NUMBER   REPAIR RESERVE       RESERVES         RESERVES            TI/LC         TI/LC      TAX ESCROW    INSURANCE ESCROW
------------------------------------------------------------------------------------------------------------------------------------
      1               $6,250            $0               $0             $13,175,993     $208,333      $264,752        $226,367
      2              $26,250        $2,914,533           $0             $16,441,190        $0        $1,400,000       $140,000
      3             $1,078,176          $0             $9,397             $166,667      $181,818      $217,725         $19,936
      4              $205,000         $9,383           $9,383            $1,850,000     $41,667       $478,800         $34,200
      5                 $0              $0               $0              $2,769,932        $0            $0              $0
      6              $330,087        $253,495          $3,495             $150,000      $11,526       $69,050          $14,580
      7              $470,713         $10,377          $10,377            $22,829       $22,829       $98,444          $10,242
      8              $53,188            $0             $10,823           $4,000,000     $40,587          $0              $0
      9             $1,922,563       $333,992         $217,953             $3,334        $1,667       $90,243          $29,238
     9.01
     9.02
     9.03
     9.04
     9.05
     9.06
     9.07
      10                $0              $0             $8,417             $750,000      $52,607       $81,541          $20,120
      11             $17,363          $49,012          $49,012               $0            $0         $53,984          $13,577
    11.01
    11.02
    11.03
    11.04
    11.05
    11.06
    11.07
    11.08
    11.09
      12             $249,625         $8,100           $8,100             $55,102       $55,102       $110,933         $4,670
    12.01
    12.02
    12.03
      13             $59,272            $0               $0             $17,358,838        $0         $296,954        $205,944
      14                $0            $1,404           $1,404                $0          $6,019       $50,667          $7,506
      15                $0            $98,800          $4,101             $300,000      $10,252       $52,262          $7,982
      16                $0              $0               $0                  $0            $0            $0              $0
      17             $32,650            $0             $3,857            $1,000,000        $0         $81,551          $10,261
      18              $6,375            $0             $5,498            $1,750,000     $29,000       $44,062            $0
      19                $0              $0             $2,100             $151,451       $6,950       $77,666          $4,529
      20             $132,375         $30,000          $10,365           $1,570,000     $23,035       $103,727         $5,168
      21                $0            $1,297           $1,297             $496,352       $8,758       $12,023            $0
      22             $16,320            $0             $30,214               $0         $197,225      $30,243          $6,250
      23                $0            $50,000          $2,696             $75,000        $5,000       $19,463          $4,302
      24                $0             $960             $960               $5,360        $5,360       $15,825            $0
      25             $43,000            $0             $3,986                $0         $21,750       $29,807          $4,898
      26                $0            $4,026           $4,026                $0            $0          $8,264          $4,884
      27             $231,783           $0             $6,031                $0            $0         $25,224          $3,856
      28                $0              $0             $3,965            $2,000,000      $6,609       $56,182            $0
      29                $0            $58,767            $0               $201,615         $0         $17,316            $0
      30             $21,125            $0             $7,187             $62,500       $10,412       $18,122          $5,510
      31                $0              $0             $3,979            $1,200,000     $29,840       $29,978          $9,457
      32              $2,125            $0             $2,693                $0          $4,488       $15,873          $3,075
    32.01
    32.02
    32.03
      33              $2,500            $0              $891              $452,638       $7,083       $19,571          $4,406
      34             $330,088        $282,360          $6,333                $0            $0         $22,959          $8,360
      35                $0              $0             $1,244                $0          $7,500       $22,986          $8,332
      36                $0              $0             $1,597            $1,323,321        $0          $4,167          $3,333
      37                $0              $0               $0               $517,824       $8,912       $18,539          $6,096
      38                $0            $3,000           $3,000                $0            $0         $11,200          $9,400
      39             $112,173         $1,855           $1,855             $35,000        $5,158       $14,738          $2,210
      40             $10,625            $0             $2,873                $0          $4,788       $25,060          $3,054
    40.01
    40.02
    40.03
    40.04
      41             $76,738            $0             $2,023                $0          $3,678       $17,179          $2,113
      42             $400,000         $4,654           $4,654                $0            $0         $22,850          $1,910
    42.01
    42.02
    42.03
    42.04
    42.05
    42.06
      43             $12,500            $0             $2,350                $0            $0          $5,587          $3,336
      44              $1,875            $0             $4,334                $0            $0          $8,390            $0
      45             $41,525          $9,780           $4,890                $0            $0         $14,375          $2,474
    45.01
    45.02
    45.03
    45.04
    45.05
    45.06
    45.07
    45.08
    45.09
      46             $29,000            $0             $1,398                $0          $8,736       $19,184          $1,917
      47             $489,575         $19,302          $1,609             $450,000         $0         $36,086          $1,683
      48              $7,500           $740             $740                 $0            $0         $11,979          $2,500
      49             $31,250            $0             $1,512             $75,000        $5,662        $7,858          $3,893
      50             $28,500            $0              $809                 $0          $3,236        $9,375          $4,076
      51             $177,625           $0             $4,869                $0            $0         $10,508          $4,605
      52             $11,125          $4,940           $2,470             $100,000       $4,171       $11,400           $624
      53                $0              $0             $1,211             $250,000       $6,057       $13,476            $0
      54             $28,238            $0             $1,057             $500,000       $5,083        $8,103          $1,288
      55             $46,138          $8,146           $8,146                $0            $0          $6,517          $3,192
      56              $6,881          $40,320          $3,333                $0            $0         $12,501          $2,520
      57             $14,285            $0              $740              $200,000         $0          $8,670           $760
      58                $0            $6,439           $2,146                $0            $0          $5,243            $0
      59                $0              $0             $1,272                $0            $0          $6,812           $967
      60              $3,750          $2,460           $1,230             $11,300        $5,650        $4,248            $0
      61              $4,906            $0             $1,460                $0          $4,944        $5,240            $0
      62             $18,125          $5,738           $2,869                $0            $0          $3,455          $3,559
      63                $0            $1,603            $802               $4,755        $2,378        $2,161           $707
      64                $0              $0              $610              $50,000          $0            $0              $0
      65            $1,257,344          $0             $1,423                $0          $4,255        $3,710          $2,596
      66              $9,513            $0             $1,233                $0            $0          $6,578           $938
      67              $4,969            $0             $1,049             $750,000         $0          $9,191          $3,124
      68             $127,490           $0             $4,800                $0            $0          $6,865          $2,915
      69             $33,750          $36,000          $1,100             $30,000        $4,105        $2,673           $583
      70                $0              $0              $709                 $0          $3,803        $5,866           $500
      71                $0            $3,883           $1,294                $0          $2,179        $5,629          $1,130
      72                $0             $626             $313               $3,236        $1,618        $2,064           $524
      73                $0             $618             $309              $42,988        $1,495        $2,028           $524
      74                $0             $456             $228              $75,000          $0          $3,287           $611
      75                $0            $2,100            $700              $55,000          $0          $2,244            $0
      76                $0             $276             $138               $1,210         $605         $1,250           $581
      77                $0             $192              $96               $1,076          $0          $2,675           $377
      78                $0            $1,010            $337               $1,135        $1,135        $2,925           $418
      79                $0             $397             $132                $698          $698         $1,661           $417
      80                $0            $7,800           $2,600                $0            $0          $2,252          $1,772
      81                $0              $0               $0                $1,698         $849           $0              $0

------------------------------------------------------------------------------------------------------------------------------------
CONTROL NUMBER  BORROWER NAME
------------------------------------------------------------------------------------------------------------------------------------
      1         Library Square Associates, LLC
      2         237 Max Park Avenue, L.P.
      3         1801 K Street Investors, L.L.C.
      4         GG&A Broadway Partners, LLC
      5         DB Real Estate The Pinnacle, L.P.
      6         150 5th Ave, LP
      7         AG-GCS High Ridge, LLC
      8         Independent Square, LLC
      9         Nesbitt Partners Brea Venture, Ltd; Nesbitt Partners Orange County Vent, Ltd.; Nesbitt Farmington Hills Venture
                LLC; Nesbitt Partners Lompoc Venture Ltd.; Nesbitt Ptn San Luis Obispo Vent Ltd.; Nesbitt Partners Temecula
                Venture Ltd.; Nesbitt Partners Waln
     9.01
     9.02
     9.03
     9.04
     9.05
     9.06
     9.07
      10        FRM West Loop Associates, #6, Ltd.
      11        Generation Properties I, LLC
    11.01
    11.02
    11.03
    11.04
    11.05
    11.06
    11.07
    11.08
    11.09
      12        AmeriVest Centerra, Inc.; AmeriVest Parkway Inc.; AmeriVest Black Canyon Inc.
    12.01
    12.02
    12.03
      13        North Tower, LLC
      14        Sonoma Bell Associates; GSG Partners; Waterford Associates II, LLC; Rago Development Corporatin; Michael & Lynn
                Smith, community property; Paul and Patricia Verriere, community property
      15        NEW CENTURY ASSOCIATES GROUP, L.P.
      16        Walton Scottsdale Hotel Investors I, L.L.C.
      17        The Burlington Town Center, LLC
      18        P.M.W. Associates, L.L.C.
      19        PFV Dunhill, LP
      20        Behringer Harvard Minnesota TIC II, LLC; Minnesota Center 1, LLC; Minnesota Center 2, LLC; Minnesota Center 3, LLC;
                Minnesota Center 5, LLC; Minnesota Center 6, LLC; Minnesota Center 7, LLC; Minnesota Center 8, LLC; Minnesota
                Center 9, LLC; Minnesota Cent
      21        GFC-Fawcett, LLC
      22        Beverly Hills Gateway. L.P.
      23        WB Embry of Delaware, LLC
      24        200 Greenwich Fee LLC
      25        Balboa & Victory
      26        PSS West LA, LLC
      27        Manaport Plaza LLC
      28        Hickory Ridge Pavillion, LLC
      29        Park 2000 II, LLC
      30        Airport Trade Center LLC
      31        City Center Associates, Ltd.
      32        SM Newco Franklin, LLC; SM Newco Richardson, LP; SM Newco Metairie, LLC
    32.01
    32.02
    32.03
      33        Specialty Healthcare Properties, LLC
      34        T-REX Residential at Holland, LLC
      35        Redwood Shores Operating Company LLC
      36        One North II, LLC
      37        Syers Properties I, LP
      38        Chateau des Lions, LLC
      39        Oak Hills Shopping Center, LLC
      40        SM Newco Antioch, LLC; SM Newco Duluth, LLC; SM Newco McAllen, L.P.; SM Newco North Charleston, LLC
    40.01
    40.02
    40.03
    40.04
      41        College Plaza V Partners Limited Partnership
      42        SGMP Equity Fund I, LP
    42.01
    42.02
    42.03
    42.04
    42.05
    42.06
      43        CSD Tower, LLC
      44        Premier Communities LLC
      45        NSS SW Investors
    45.01
    45.02
    45.03
    45.04
    45.05
    45.06
    45.07
    45.08
    45.09
      46        Cabot Technology Centre, LLC
      47        Wells Hubbard Limited Partnership
      48        FXSC, LLC
      49        F&F Waterfall Towers Associates, LLC
      50        La Verne Duke Street, LLC; La Verne CP Acquisition, LLC; La Verne Oxon Gas, LLC
      51        Greenbriar Associates, LLC
      52        Loma Linda Shopping Center, LLC; Bentley & Associates, Inc.
      53        Haggerty/Nine Development Co., LLC
      54        Chesapeake Center, L.P.; Brown Chesapeake, LLC
      55        South Chase, LLC
      56        Belle Meadows Suites LP
      57        Paint Creek Equity Partners, LLC
      58        Park 2000 I, LLC
      59        Impressions Building, LLC
      60        Heritage Oaks Station
      61        Columbia Commons, LLC
      62        Wendover Apartments, LLC
      63        First Highland Group, LLC
      64        Madison Investments, LLC
      65        TCC-Campbellton Limited Partnership
      66        Adrian Mobile Home Park, LLC
      67        Champion Properties, Inc.
      68        Princeton Fairway Club Apartments, LP
      69        6733 S. Sepulveda Blvd. Associates, LLC
      70        4545 E. Shea Limited Partnership II
      71        Anclote Corner Associates, L.C.
      72        Magnolia South Meadows IV
      73        Magnolia South Meadows III
      74        Arroyo Parkway Shopping Center, Ltd.
      75        6185 Harrison/6265 McLeod, LLC
      76        Baybrook 1.1, L.P.
      77        Torrance Retail Partners, LLC
      78        Overlook Associates, LLC
      79        Waco Star Center Income Partners, L.P.
      80        Lakeview Gardens, LLC
      81        Bavak Land Company

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          TERRORISM
                             CASH       GROUND       GROUND LEASE    ANNUAL GROUND                                        INSURANCE
CONTROL NUMBER  LOCKBOX   MANAGEMENT  LEASE Y/N    EXPIRATION DATE   LEASE PAYMENT        B NOTE        MEZZANINE DEBT    REQUIRED
------------------------------------------------------------------------------------------------------------------------------------
      1          Hard      In Place       No                                            $20,000,000                          Yes
      2          Hard      In Place       No                                                              $30,000,000        Yes
      3          Hard      In Place       No                                                              $25,000,000        Yes
      4          Hard     Springing       No                                                                                 Yes
      5          Hard     Springing       No                                                                                 Yes
      6          Hard     Springing       No                                                                                 Yes
      7          Hard     Springing       No                                                                                 Yes
      8          Hard      In Place       No                                            $14,000,000                          Yes
      9          Hard      In Place                                                     $15,000,000       $13,750,000
     9.01                                 Yes        6/25/2064           $309,041                                            Yes
     9.02                                 No                                                                                 Yes
     9.03                                 No                                                                                 Yes
     9.04                                 No                                                                                 Yes
     9.05                                 No                                                                                 Yes
     9.06                                 No                                                                                 Yes
     9.07                                 No                                                                                 Yes
      10         Hard     Springing       No                                                                                 Yes
      11         Hard     Springing                                                          $0                $0
    11.01                                 No                                                                                 Yes
    11.02                                 No                                                                                 Yes
    11.03                                 No                                                                                 Yes
    11.04                                 No                                                                                 Yes
    11.05                                 No                                                                                 Yes
    11.06                                 No                                                                                 Yes
    11.07                                 No                                                                                 Yes
    11.08                                 No                                                                                 Yes
    11.09                                 No                                                                                 Yes
      12         Hard     Springing
    12.01                                 No                                                                                 Yes
    12.02                                 No                                                                                 Yes
    12.03                                 No                                                                                 Yes
      13         Hard      In Place       No                                                                                 Yes
      14         Soft     Springing       No                                                                                 Yes
      15         Hard     Springing       No                                                                                 Yes
      16         Soft     Springing       No                                                                                 Yes
      17         Hard     Springing       Yes       12/31/2012           $85,000                                             Yes
      18         Soft     Springing       No                                             $5,500,000                          Yes
      19         Hard     Springing       No                                                                                 Yes
      20         Hard      In Place       No                                                                                 Yes
      21         Soft     Springing       No                                                                                 Yes
      22         Hard     Springing       Yes       12/31/2058           $366,000                                            Yes
      23         Soft     Springing       No                                                                                 Yes
      24         Hard     Springing       No                                                                                 Yes
      25         Soft     Springing       No                                                                                 Yes
      26         Hard      In Place       No                                                                                 Yes
      27         Hard     Springing       No                                                                                 Yes
      28         Hard     Springing       No                                                                                 Yes
      29          No         NAP          No                                                                                 Yes
      30         Hard      In Place       Yes       12/31/2045          $1,363,993                                           Yes
      31         Hard     Springing       No                                                                                 Yes
      32         Hard     Springing                                                          $0                $0
    32.01                                 No                                                                                 Yes
    32.02                                 No                                                                                 Yes
    32.03                                 No                                                                                 Yes
      33         Hard     Springing       No                                                                                 Yes
      34         Soft      In Place       No                                                               $1,700,000        Yes
      35         Hard     Springing       No                                                                                 Yes
      36         Hard     Springing       No                                                                                 Yes
      37          No         NAP          No                                                                                 Yes
      38         Soft     Springing       No                                                                                 Yes
      39          No         NAP          No                                                                                 Yes
      40         Hard     Springing                                                          $0                $0
    40.01                                 No                                                                                 Yes
    40.02                                 No                                                                                 Yes
    40.03                                 No                                                                                 Yes
    40.04                                 No                                                                                 Yes
      41          No         NAP          No                                                                                 Yes
      42          No         NAP                                                             $0                $0
    42.01                                 No                                                                                 Yes
    42.02                                 No                                                                                 Yes
    42.03                                 No                                                                                 Yes
    42.04                                 No                                                                                 Yes
    42.05                                 No                                                                                 Yes
    42.06                                 No                                                                                 Yes
      43         Hard     Springing       No                                                                                 Yes
      44          No         NAP          No                                                                                 Yes
      45          No         NAP                                                             $0                $0
    45.01                                 No                                                                                 Yes
    45.02                                 No                                                                                 Yes
    45.03                                 No                                                                                 Yes
    45.04                                 No                                                                                 Yes
    45.05                                 No                                                                                 Yes
    45.06                                 No                                                                                 Yes
    45.07                                 No                                                                                 Yes
    45.08                                 No                                                                                 Yes
    45.09                                 No                                                                                 Yes
      46          No         NAP          No                                                                                 Yes
      47          No         NAP          No                                                                                 Yes
      48          No         NAP          No                                                                                 Yes
      49         Hard     Springing       No                                                                                 Yes
      50          No         NAP          No                                                                                 Yes
      51          No         NAP          No                                                                                 Yes
      52          No         NAP          No                                                                                 Yes
      53          No         NAP          No                                                                                 Yes
      54          No         NAP          No                                                                                 Yes
      55          No         NAP          No                                                                                 Yes
      56         Soft     Springing       No                                                                                 Yes
      57          No         NAP          No                                                                                 Yes
      58          No         NAP          No                                                                                 Yes
      59          No         NAP          No                                                                                 Yes
      60          No         NAP          No                                                                                 Yes
      61          No         NAP          No                                                                                 Yes
      62         Soft     Springing       No                                                                                 Yes
      63          No         NAP          No                                                                                 Yes
      64          No         NAP          No                                                                                 Yes
      65          No         NAP          No                                                                                 Yes
      66          No         NAP          No                                                                                 Yes
      67          No         NAP          No                                                                                 Yes
      68          No         NAP          No                                                                                 Yes
      69          No         NAP          No                                                                                 Yes
      70         Hard      In Place       No                                                                                 Yes
      71          No         NAP          No                                                                                 Yes
      72          No         NAP          No                                                                                 Yes
      73          No         NAP          No                                                                                 Yes
      74         Hard     Springing       No                                                                                 Yes
      75          No         NAP          Yes        8/31/2077             $892                                              Yes
      76          No         NAP          No                                                                                 Yes
      77          No         NAP          No                                                                                 Yes
      78          No         NAP          No                                                                                 Yes
      79          No         NAP          No                                                                                 Yes
      80          No         NAP          No                                                                                 Yes
      81          No         NAP          No                                                                                 Yes

(1) For the purpose of calculating underwritten debt service coverage ratios and loan-to-value ratios in this term sheet, the cutoff date principal balance for each mortgage loan in a split loan structure (x) includes the cut-off date principal balance of the

(2) The 150 Fifth Avenue Loan is interest-only at a rate of 5.50% for 48 months followed by amortization based on a 360-month amortization schedule and 6.024% interest rate for the remaining term of the loan. Monthly debt service, annual debt service amounts

(3) The Wells Fargo Loan represented on Annex A is comprised of two pari passu notes. Refer to Annex A-2 for a summary of the amortization schedules of the underlying pari passu notes.

                                    ANNEX A-2


                     WELLS FARGO TOWER AMORTIZATION SCHEDULE




                                      A-2-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

GCCFC 2003-C2

Annex A-2 Wells Fargo Tower Loan Amortization Schedule


--------------------------------------------------------------------------------
                     WELLS FARGO TOWER LOAN - GCCFC 2003-C2
--------------------------------------------------------------------------------

                                                          ----------------------
BALANCE                                                               38,812,500
INTEREST RATE                                                          4.680000%
                                                          ----------------------

------------------------------------------------------------------------------------------------------------------------------
                                                 Balance            Principal             Interest         Total CF
                    7/1/2003                    38,812,500                -                      -                -
              1     8/1/2003   31               38,812,500                -                156,414          156,414
              2     9/1/2003   31               38,812,500                -                156,414          156,414
              3    10/1/2003   30               38,812,500                -                151,369          151,369
              4    11/1/2003   31               38,812,500                -                156,414          156,414
              5    12/1/2003   30               38,812,500                -                151,369          151,369
              6     1/1/2004   31               38,812,500                -                156,414          156,414
              7     2/1/2004   31               38,812,500                -                156,414          156,414
              8     3/1/2004   29               38,812,500                -                146,323          146,323
              9     4/1/2004   31               38,812,500                -                156,414          156,414
             10     5/1/2004   30               38,812,500                -                151,369          151,369
             11     6/1/2004   31               38,812,500                -                156,414          156,414
             12     7/1/2004   30               38,812,500                -                151,369          151,369
             13     8/1/2004   31               38,812,500                -                156,414          156,414
             14     9/1/2004   31               38,812,500                -                156,414          156,414
             15    10/1/2004   30               38,812,500                -                151,369          151,369
             16    11/1/2004   31               38,812,500                -                156,414          156,414
             17    12/1/2004   30               38,812,500                -                151,369          151,369
             18     1/1/2005   31               38,812,500                -                156,414          156,414
             19     2/1/2005   31               38,812,500                -                156,414          156,414
             20     3/1/2005   28               38,812,500                -                141,278          141,278
             21     4/1/2005   31               38,812,500                -                156,414          156,414
             22     5/1/2005   30               38,812,500                -                151,369          151,369
             23     6/1/2005   31               38,812,500                -                156,414          156,414
             24     7/1/2005   30               38,812,500                -                151,369          151,369
             25     8/1/2005   31               38,812,500                -                156,414          156,414
             26     9/1/2005   31               38,812,500                -                156,414          156,414
             27    10/1/2005   30               38,812,500                -                151,369          151,369
             28    11/1/2005   31               38,812,500                -                156,414          156,414
             29    12/1/2005   30               38,812,500                -                151,369          151,369
             30     1/1/2006   31               38,812,500                -                156,414          156,414
             31     2/1/2006   31               38,812,500                -                156,414          156,414
             32     3/1/2006   28               38,812,500                -                141,278          141,278
             33     4/1/2006   31               38,812,500                -                156,414          156,414
             34     5/1/2006   30               38,812,500                -                151,369          151,369
             35     6/1/2006   31               38,812,500                -                156,414          156,414
             36     7/1/2006   30               38,812,500                -                151,369          151,369
             37     8/1/2006   31               38,768,084           44,416                156,414          200,830
             38     9/1/2006   31               38,723,490           44,595                156,235          200,830
             39    10/1/2006   30               38,673,681           49,808                151,022          200,830
             40    11/1/2006   31               38,628,706           44,975                155,855          200,830
             41    12/1/2006   30               38,578,528           50,178                150,652          200,830
             42     1/1/2007   31               38,533,170           45,359                155,471          200,830
             43     2/1/2007   31               38,487,628           45,541                155,289          200,830
             44     3/1/2007   28               38,426,893           60,735                140,095          200,830
             45     4/1/2007   31               38,380,924           45,970                154,860          200,830
             46     5/1/2007   30               38,329,779           51,144                149,686          200,830
             47     6/1/2007   31               38,283,418           46,361                154,469          200,830
             48     7/1/2007   30               38,231,894           51,525                149,305          200,830
             49     8/1/2007   31               38,185,138           46,755                154,075          200,830
             50     9/1/2007   31               38,138,194           46,944                153,886          200,830
             51    10/1/2007   30               38,086,103           52,091                148,739          200,830
             52    11/1/2007   31               38,038,760           47,343                153,487          200,830
             53    12/1/2007   30               37,986,282           52,479                148,351          200,830
             54     1/1/2008   31               37,938,536           47,745                153,085          200,830
             55     2/1/2008   31               37,890,599           47,938                152,892          200,830
             56     3/1/2008   29               37,832,616           57,982                142,848          200,830
             57     4/1/2008   31               37,784,252           48,365                152,465          200,830
             58     5/1/2008   30               37,730,780           53,471                147,359          200,830
             59     6/1/2008   31               37,682,005           48,775                152,055          200,830
             60     7/1/2008   30               37,628,135           53,870                146,960          200,830
             61     8/1/2008   31               37,578,946           49,189                151,641          200,830
             62     9/1/2008   31               37,529,560           49,387                151,443          200,830
             63    10/1/2008   30               37,475,095           54,465                146,365          200,830
             64    11/1/2008   31               37,425,289           49,805                151,025          200,830
             65    12/1/2008   30               37,370,418           54,871                145,959          200,830
             66     1/1/2009   31               37,320,191           50,227                150,603          200,830
             67     2/1/2009   31               37,269,761           50,430                150,400          200,830
             68     3/1/2009   28               37,204,593           65,168                135,662          200,830
             69     4/1/2009   31               37,153,698           50,895                149,935          200,830
             70     5/1/2009   30               37,097,767           55,931                144,899          200,830
             71     6/1/2009   31               37,046,441           51,326                149,504          200,830
             72     7/1/2009   30               36,990,092           56,349                144,481          200,830
             73     8/1/2009   31               36,938,332           51,760                149,070          200,830
             74     9/1/2009   31               36,886,364           51,969                148,861          200,830
             75    10/1/2009   30               36,829,391           56,973                143,857          200,830
             76    11/1/2009   31               36,776,983           52,408                148,422          200,830
             77    12/1/2009   30               36,719,583           57,400                143,430          200,830
             78     1/1/2010   31               36,666,733           52,850                147,980          200,830
             79     2/1/2010   31               36,613,670           53,063                147,767          200,830
             80     3/1/2010   28               36,546,114           67,556                133,274          200,830
             81     4/1/2010   31               36,492,565           53,549                147,281          200,830
             82     5/1/2010   30               36,434,056           58,509                142,321          200,830
             83     6/1/2010   31               36,380,055           54,001                146,829          200,830
             84     7/1/2010   30               36,321,107           58,948                141,882          200,830


-------------------------------------------------------------------------------
                   WELLS FARGO TOWER LOAN - PARI PASSU NOTE 1
-------------------------------------------------------------------------------

                                                         ----------------------
Balance                                                              28,672,812
Interest Rate                                                         4.642000%
                                                         ----------------------


------------------------------------------------------------------------------------------------------------------------------
                                                Balance             Principal         Interest           Total CF
                    7/1/2003                 28,672,812.00                   -                -                  -
              1     8/1/2003   31            28,672,812.00                   -       114,613.19         114,613.19
              2     9/1/2003   31            28,672,812.00                   -       114,613.19         114,613.19
              3    10/1/2003   30            28,672,812.00                   -       110,915.99         110,915.99
              4    11/1/2003   31            28,672,812.00                   -       114,613.19         114,613.19
              5    12/1/2003   30            28,672,812.00                   -       110,915.99         110,915.99
              6     1/1/2004   31            28,672,812.00                   -       114,613.19         114,613.19
              7     2/1/2004   31            28,672,812.00                   -       114,613.19         114,613.19
              8     3/1/2004   29            28,672,812.00                   -       107,218.79         107,218.79
              9     4/1/2004   31            28,672,812.00                   -       114,613.19         114,613.19
             10     5/1/2004   30            28,672,812.00                   -       110,915.99         110,915.99
             11     6/1/2004   31            28,672,812.00                   -       114,613.19         114,613.19
             12     7/1/2004   30            28,672,812.00                   -       110,915.99         110,915.99
             13     8/1/2004   31            28,672,812.00                   -       114,613.19         114,613.19
             14     9/1/2004   31            28,672,812.00                   -       114,613.19         114,613.19
             15    10/1/2004   30            28,672,812.00                   -       110,915.99         110,915.99
             16    11/1/2004   31            28,672,812.00                   -       114,613.19         114,613.19
             17    12/1/2004   30            28,672,812.00                   -       110,915.99         110,915.99
             18     1/1/2005   31            28,672,812.00                   -       114,613.19         114,613.19
             19     2/1/2005   31            28,672,812.00                   -       114,613.19         114,613.19
             20     3/1/2005   28            28,672,812.00                   -       103,521.59         103,521.59
             21     4/1/2005   31            28,672,812.00                   -       114,613.19         114,613.19
             22     5/1/2005   30            28,672,812.00                   -       110,915.99         110,915.99
             23     6/1/2005   31            28,672,812.00                   -       114,613.19         114,613.19
             24     7/1/2005   30            28,672,812.00                   -       110,915.99         110,915.99
             25     8/1/2005   31            28,672,812.00                   -       114,613.19         114,613.19
             26     9/1/2005   31            28,672,812.00                   -       114,613.19         114,613.19
             27    10/1/2005   30            28,672,812.00                   -       110,915.99         110,915.99
             28    11/1/2005   31            28,672,812.00                   -       114,613.19         114,613.19
             29    12/1/2005   30            28,672,812.00                   -       110,915.99         110,915.99
             30     1/1/2006   31            28,672,812.00                   -       114,613.19         114,613.19
             31     2/1/2006   31            28,672,812.00                   -       114,613.19         114,613.19
             32     3/1/2006   28            28,672,812.00                   -       103,521.59         103,521.59
             33     4/1/2006   31            28,672,812.00                   -       114,613.19         114,613.19
             34     5/1/2006   30            28,672,812.00                   -       110,915.99         110,915.99
             35     6/1/2006   31            28,672,812.00                   -       114,613.19         114,613.19
             36     7/1/2006   30            28,672,812.00                   -       110,915.99         110,915.99
             37     8/1/2006   31            28,639,999.87           32,812.13       114,613.19         147,425.32
             38     9/1/2006   31            28,607,055.51           32,944.36       114,482.04         147,426.40
             39    10/1/2006   30            28,570,259.46           36,796.05       110,661.63         147,457.67
             40    11/1/2006   31            28,537,034.05           33,225.42       114,203.26         147,428.68
             41    12/1/2006   30            28,499,964.92           37,069.13       110,390.76         147,459.89
             42     1/1/2007   31            28,466,456.22           33,508.70       113,922.28         147,430.98
             43     2/1/2007   31            28,432,812.47           33,643.74       113,788.33         147,432.08
             44     3/1/2007   28            28,387,944.35           44,868.12       102,655.09         147,523.21
             45     4/1/2007   31            28,353,984.20           33,960.15       113,474.50         147,434.64
             46     5/1/2007   30            28,316,201.18           37,783.02       109,682.66         147,465.69
             47     6/1/2007   31            28,281,951.91           34,249.27       113,187.72         147,436.99
             48     7/1/2007   30            28,243,887.96           38,063.95       109,404.02         147,467.97
             49     8/1/2007   31            28,209,347.27           34,540.69       112,898.67         147,439.36
             50     9/1/2007   31            28,174,667.37           34,679.89       112,760.60         147,440.49
             51    10/1/2007   30            28,136,185.02           38,482.36       108,989.00         147,471.36
             52    11/1/2007   31            28,101,210.28           34,974.74       112,468.15         147,442.88
             53    12/1/2007   30            28,062,441.44           38,768.84       108,704.85         147,473.69
             54     1/1/2008   31            28,027,169.52           35,271.92       112,173.37         147,445.30
             55     2/1/2008   31            27,991,755.45           35,414.07       112,032.38         147,446.45
             56     3/1/2008   29            27,948,920.80           42,834.64       104,672.06         147,506.70
             57     4/1/2008   31            27,913,191.39           35,729.41       111,719.60         147,449.01
             58     5/1/2008   30            27,873,689.28           39,502.12       107,977.53         147,479.64
             59     6/1/2008   31            27,837,656.68           36,032.59       111,418.88         147,451.47
             60     7/1/2008   30            27,797,859.98           39,796.70       107,685.34         147,482.04
             61     8/1/2008   31            27,761,521.80           36,338.19       111,115.77         147,453.95
             62     9/1/2008   31            27,725,037.17           36,484.63       110,970.51         147,455.14
             63    10/1/2008   30            27,684,801.25           40,235.92       107,249.69         147,485.60
             64    11/1/2008   31            27,648,007.44           36,793.81       110,663.84         147,457.65
             65    12/1/2008   30            27,607,471.11           40,536.33       106,951.71         147,488.04
             66     1/1/2009   31            27,570,365.65           37,105.45       110,354.73         147,460.18
             67     2/1/2009   31            27,533,110.67           37,254.99       110,206.41         147,461.40
             68     3/1/2009   28            27,484,967.63           48,143.04        99,406.77         147,549.81
             69     4/1/2009   31            27,447,368.49           37,599.14       109,865.05         147,464.19
             70     5/1/2009   30            27,406,049.66           41,318.82       106,175.57         147,494.39
             71     6/1/2009   31            27,368,132.48           37,917.18       109,549.59         147,466.77
             72     7/1/2009   30            27,326,504.63           41,627.84       105,869.06         147,496.90
             73     8/1/2009   31            27,288,266.89           38,237.75       109,231.63         147,469.38
             74     9/1/2009   31            27,249,875.04           38,391.85       109,078.78         147,470.63
             75    10/1/2009   30            27,207,785.99           42,089.05       105,411.60         147,500.65
             76    11/1/2009   31            27,169,069.81           38,716.18       108,757.08         147,473.26
             77    12/1/2009   30            27,126,665.62           42,404.19       105,099.02         147,503.21
             78     1/1/2010   31            27,087,622.52           39,043.10       108,432.82         147,475.92
             79     2/1/2010   31            27,048,422.08           39,200.44       108,276.75         147,477.19
             80     3/1/2010   28            26,998,514.77           49,907.31        97,656.83         147,564.13
             81     4/1/2010   31            26,958,955.22           39,559.55       107,920.56         147,480.11
             82     5/1/2010   30            26,915,731.59           43,223.64       104,286.23         147,509.86
             83     6/1/2010   31            26,875,838.42           39,893.16       107,589.66         147,482.82
             84     7/1/2010   30            26,832,290.63           43,547.79       103,964.70         147,512.49


--------------------------------------------------------------------------------
                   WELLS FARGO TOWER LOAN - PARI PASSU NOTE 2
--------------------------------------------------------------------------------

                                                            --------------------
Balance                                                               10,139,688
Interest Rate                                                          4.787456%
                                                            --------------------


---------------------------------------------------------------------------------------------------------------------
                                              Balance          Principal         Interest           Total CF
                    7/1/2003               10,139,688.00                -                -                  -
              1     8/1/2003   31          10,139,688.00                -        41,801.18          41,801.18
              2     9/1/2003   31          10,139,688.00                -        41,801.18          41,801.18
              3    10/1/2003   30          10,139,688.00                -        40,452.76          40,452.76
              4    11/1/2003   31          10,139,688.00                -        41,801.18          41,801.18
              5    12/1/2003   30          10,139,688.00                -        40,452.76          40,452.76
              6     1/1/2004   31          10,139,688.00                -        41,801.18          41,801.18
              7     2/1/2004   31          10,139,688.00                -        41,801.18          41,801.18
              8     3/1/2004   29          10,139,688.00                -        39,104.33          39,104.33
              9     4/1/2004   31          10,139,688.00                -        41,801.18          41,801.18
             10     5/1/2004   30          10,139,688.00                -        40,452.76          40,452.76
             11     6/1/2004   31          10,139,688.00                -        41,801.18          41,801.18
             12     7/1/2004   30          10,139,688.00                -        40,452.76          40,452.76
             13     8/1/2004   31          10,139,688.00                -        41,801.18          41,801.18
             14     9/1/2004   31          10,139,688.00                -        41,801.18          41,801.18
             15    10/1/2004   30          10,139,688.00                -        40,452.76          40,452.76
             16    11/1/2004   31          10,139,688.00                -        41,801.18          41,801.18
             17    12/1/2004   30          10,139,688.00                -        40,452.76          40,452.76
             18     1/1/2005   31          10,139,688.00                -        41,801.18          41,801.18
             19     2/1/2005   31          10,139,688.00                -        41,801.18          41,801.18
             20     3/1/2005   28          10,139,688.00                -        37,755.91          37,755.91
             21     4/1/2005   31          10,139,688.00                -        41,801.18          41,801.18
             22     5/1/2005   30          10,139,688.00                -        40,452.76          40,452.76
             23     6/1/2005   31          10,139,688.00                -        41,801.18          41,801.18
             24     7/1/2005   30          10,139,688.00                -        40,452.76          40,452.76
             25     8/1/2005   31          10,139,688.00                -        41,801.18          41,801.18
             26     9/1/2005   31          10,139,688.00                -        41,801.18          41,801.18
             27    10/1/2005   30          10,139,688.00                -        40,452.76          40,452.76
             28    11/1/2005   31          10,139,688.00                -        41,801.18          41,801.18
             29    12/1/2005   30          10,139,688.00                -        40,452.76          40,452.76
             30     1/1/2006   31          10,139,688.00                -        41,801.18          41,801.18
             31     2/1/2006   31          10,139,688.00                -        41,801.18          41,801.18
             32     3/1/2006   28          10,139,688.00                -        37,755.91          37,755.91
             33     4/1/2006   31          10,139,688.00                -        41,801.18          41,801.18
             34     5/1/2006   30          10,139,688.00                -        40,452.76          40,452.76
             35     6/1/2006   31          10,139,688.00                -        41,801.18          41,801.18
             36     7/1/2006   30          10,139,688.00                -        40,452.76          40,452.76
             37     8/1/2006   31          10,128,084.51        11,603.49        41,801.18          53,404.67
             38     9/1/2006   31          10,116,434.25        11,650.25        41,753.35          53,403.60
             39    10/1/2006   30          10,103,421.91        13,012.34        40,359.98          53,372.33
             40    11/1/2006   31          10,091,672.27        11,749.64        41,651.67          53,401.32
             41    12/1/2006   30          10,078,563.35        13,108.91        40,261.19          53,370.11
             42     1/1/2007   31          10,066,713.53        11,849.82        41,549.19          53,399.02
             43     2/1/2007   31          10,054,815.95        11,897.58        41,500.34          53,397.92
             44     3/1/2007   28          10,038,949.05        15,866.90        37,439.88          53,306.78
             45     4/1/2007   31          10,026,939.58        12,009.47        41,385.88          53,395.35
             46     5/1/2007   30          10,013,578.20        13,361.37        40,002.94          53,364.31
             47     6/1/2007   31          10,001,466.49        12,111.71        41,281.29          53,393.00
             48     7/1/2007   30           9,988,005.77        13,460.72        39,901.31          53,362.03
             49     8/1/2007   31           9,975,791.00        12,214.77        41,175.87          53,390.64
             50     9/1/2007   31           9,963,527.01        12,264.00        41,125.51          53,389.51
             51    10/1/2007   30           9,949,918.33        13,608.68        39,749.95          53,358.63
             52    11/1/2007   31           9,937,550.06        12,368.26        41,018.85          53,387.11
             53    12/1/2007   30           9,923,840.07        13,709.99        39,646.32          53,356.31
             54     1/1/2008   31           9,911,366.71        12,473.36        40,911.34          53,384.70
             55     2/1/2008   31           9,898,843.09        12,523.63        40,859.92          53,383.55
             56     3/1/2008   29           9,883,695.29        15,147.80        38,175.50          53,323.29
             57     4/1/2008   31           9,871,060.15        12,635.14        40,745.84          53,380.99
             58     5/1/2008   30           9,857,090.85        13,969.30        39,381.05          53,350.35
             59     6/1/2008   31           9,844,348.49        12,742.36        40,636.17          53,378.52
             60     7/1/2008   30           9,830,275.01        14,073.48        39,274.48          53,347.96
             61     8/1/2008   31           9,817,424.58        12,850.43        40,525.62          53,376.04
             62     9/1/2008   31           9,804,522.37        12,902.21        40,472.64          53,374.85
             63    10/1/2008   30           9,790,293.57        14,228.80        39,115.60          53,344.39
             64    11/1/2008   31           9,777,282.02        13,011.55        40,360.79          53,372.34
             65    12/1/2008   30           9,762,946.99        14,335.04        39,006.92          53,341.96
             66     1/1/2009   31           9,749,825.23        13,121.76        40,248.05          53,369.81
             67     2/1/2009   31           9,736,650.59        13,174.64        40,193.96          53,368.60
             68     3/1/2009   28           9,719,625.56        17,025.03        36,255.16          53,280.19
             69     4/1/2009   31           9,706,329.22        13,296.34        40,069.46          53,365.80
             70     5/1/2009   30           9,691,717.47        14,611.75        38,723.85          53,335.60
             71     6/1/2009   31           9,678,308.65        13,408.81        39,954.41          53,363.22
             72     7/1/2009   30           9,663,587.62        14,721.03        38,612.06          53,333.09
             73     8/1/2009   31           9,650,065.44        13,522.18        39,838.44          53,360.62
             74     9/1/2009   31           9,636,488.77        13,576.67        39,782.70          53,359.37
             75    10/1/2009   30           9,621,604.65        14,884.13        38,445.22          53,329.35
             76    11/1/2009   31           9,607,913.28        13,691.37        39,665.37          53,356.73
             77    12/1/2009   30           9,592,917.70        14,995.57        38,331.22          53,326.79
             78     1/1/2010   31           9,579,110.73        13,806.98        39,547.10          53,354.08
             79     2/1/2010   31           9,565,248.11        13,862.62        39,490.18          53,352.80
             80     3/1/2010   28           9,547,599.18        17,648.93        35,616.93          53,265.87
             81     4/1/2010   31           9,533,609.57        13,989.61        39,360.28          53,349.89
             82     5/1/2010   30           9,518,324.21        15,285.36        38,034.78          53,320.14
             83     6/1/2010   31           9,504,216.62        14,107.59        39,239.59          53,347.18
             84     7/1/2010   30           9,488,816.63        15,399.99        37,917.51          53,317.50

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX B

                      STRUCTURAL AND COLLATERAL TERM SHEET

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                  GCCFC 2003-C2

                      Structural and Collateral Term Sheet

                          $1,515,482,000 (approximate)

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.,
                                  AS DEPOSITOR
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-C2

                   Greenwich Capital Financial Products, Inc.
                              Mortgage Loan Seller

                       Wachovia Bank, National Association
                                 Master Servicer

                              Lennar Partners, Inc.
                                Special Servicer

                                  December 2003

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]
                            Lead Bookrunning Manager

CREDIT SUISSE FIRST BOSTON LLC                       J.P. MORGAN SECURITIES INC.
          Co-Manager                                         Co-Manager

                        MORGAN STANLEY & CO. INCORPORATED
                                   Co-Manager

                                TABLE OF CONTENTS


Structural Overview                                                          3
Structural Representation                                                    4
Transaction Terms                                                            5
Contact Information                                                          8
Mortgage Pool Characteristics as of the Cut-off Date                         9
Ten Largest Loans                                                           19


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------
OFFERED CERTIFICATES

                                                                                                          ASSUMED
                                                     APPROX.     APPROX. %    WEIGHTED                     FINAL
                                      CERTIFICATE    CREDIT      OF CUT-OFF   AVERAGE      PRINCIPAL    DISTRIBUTION
   CLASS      MOODYS     S&P          BALANCE (1)    SUPPORT    DATE BALANCE   LIFE (2)    WINDOW (2)     DATE (2)     RATE TYPE
-----------------------------------------------------------------------------------------------------------------------------------
    A-1        Aaa     AAA (6)       $121,523,000     18.500       6.876         3.30     Jan04-Oct08      Oct-08        Fixed
-----------------------------------------------------------------------------------------------------------------------------------
    A-2        Aaa     AAA (6)       $309,250,000     18.500       17.498        5.30     Oct08-Jul10      Jul-10        Fixed
-----------------------------------------------------------------------------------------------------------------------------------
    A-3        Aaa     AAA (6)       $491,329,000     18.500       27.801        7.30     Jul10-Jan13      Jan-13        Fixed
-----------------------------------------------------------------------------------------------------------------------------------
    A-4        Aaa     AAA (6)       $518,269,000     18.500       29.325        9.59     Jan13-Nov13      Nov-13        Fixed
-----------------------------------------------------------------------------------------------------------------------------------
     B         Aa2        AA          $53,020,000     15.500       3.000         9.85     Nov13-Nov13      Nov-13      Fixed (5)
-----------------------------------------------------------------------------------------------------------------------------------
     C         Aa3       AA-          $22,091,000     14.250       1.250         9.85     Nov13-Nov13      Nov-13      Fixed (5)
===================================================================================================================================

NON-OFFERED CERTIFICATES

                                                                                                          ASSUMED
                                                     APPROX.     APPROX. %    WEIGHTED                     FINAL
                                      CERTIFICATE    CREDIT     OF CUT-OFF    AVERAGE     PRINCIPAL    DISTRIBUTION
   CLASS     MOODY'S     S&P          BALANCE (1)    SUPPORT   DATE BALANCE   LIFE (2)    WINDOW (2)     DATE (2)      RATE TYPE
-----------------------------------------------------------------------------------------------------------------------------------
   D (3)        A2        A           $44,183,000     11.750       2.500         9.92     Nov13-Dec13      Dec-13      Fixed (5)
-----------------------------------------------------------------------------------------------------------------------------------
   E (3)        A3        A-          $15,465,000     10.875       0.875         9.93     Dec13-Dec13      Dec-13      Fixed (5)
-----------------------------------------------------------------------------------------------------------------------------------
   F (3)       Baa1      BBB+         $24,300,000      9.500       1.375         9.93     Dec13-Dec13      Dec-13      Fixed (5)
-----------------------------------------------------------------------------------------------------------------------------------
   G (3)       Baa2      BBB          $26,510,000      8.000       1.500         9.93     Dec13-Dec13      Dec-13      Fixed (5)
-----------------------------------------------------------------------------------------------------------------------------------
   H (3)       Baa3      BBB-         $26,510,000      6.500       1.500         9.93     Dec13-Dec13      Dec-13      Fixed (5)
-----------------------------------------------------------------------------------------------------------------------------------
   J (3)       Ba1       BB+          $24,301,000      5.125       1.375         9.93     Dec13-Dec13      Dec-13      Fixed (5)
-----------------------------------------------------------------------------------------------------------------------------------
   K (3)       Ba2        BB          $17,673,000      4.125       1.000         9.93     Dec13-Dec13      Dec-13      Fixed (5)
-----------------------------------------------------------------------------------------------------------------------------------
   L (3)       Ba3       BB-          $11,046,000      3.500       0.625         9.93     Dec13-Dec13      Dec-13      Fixed (5)
-----------------------------------------------------------------------------------------------------------------------------------
   M (3)        B1        B+          $11,046,000      2.875       0.625         9.93     Dec13-Dec13      Dec-13      Fixed (5)
-----------------------------------------------------------------------------------------------------------------------------------
   N (3)        B2        B           $11,045,000      2.250       0.625         9.93     Dec13-Dec13      Dec-13      Fixed (5)
-----------------------------------------------------------------------------------------------------------------------------------
   O (3)        B3        B-          $6,628,000       1.875       0.375         9.93     Dec13-Dec13      Dec-13      Fixed (5)
-----------------------------------------------------------------------------------------------------------------------------------
   P (3)        NR        NR          $33,137,840      0.000       1.875        11.05     Dec13-Dec15      Dec-15      Fixed (5)
-----------------------------------------------------------------------------------------------------------------------------------
 XP (3, 4)     Aaa       AAA           --------         NA           NA           NA           NA            NA            NA
-----------------------------------------------------------------------------------------------------------------------------------
 XC (3, 4)     Aaa       AAA        $1,767,326,840      NA           NA           NA           NA            NA            NA
===================================================================================================================================

     (1) In the case of each such Class, subject to a permitted variance of plus or minus 5%

     (2) As of the cut-off date, the weighted average life, principal window and assumed final payment date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates and the other assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS - Yield Considerations" in the prospectus supplement.

     (3) Not offered hereby. Any information provided herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

     (4) The class XP and class XC certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class XP and class XC certificates as described in the prospectus supplement. The interest rate applicable to each component of the class XP and class XC certificates for each payment date will equal the rate specified in the prospectus supplement.

     (5) If, with respect to any interest accrual period, the weighted average of the net interest rates on the mortgage loans included in the trust is below the identified initial pass-through rate for the class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, or class P certificates, as applicable, then the pass-through rate for the subject class of certificates for that interest accrual period will be that weighted average rate.

     (6) The class A-1, A-2, A-3 and A-4 certificates may be combined or split to produce more or less AAA/Aaa classes.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

STRUCTURAL REPRESENTATION
--------------------------------------------------------------------------------


                                 [CHART OMITTED]

                               Administrative Fee
--------------------------------------------------------------------------------------------------------------

                             Class XC Certificates
                                 (Non-Offered)
--------------------------------------------------------------------------------------------------------------

                             Class XP Certificates
                                 (Non-Offered)
--------------------------------------------------------------------------------------------------------------
                                                                                        Class         Class
    Class         Class         Class        Class          Class         Class           D             E
     A-1           A-2           A-3          A-4             B             C       Certificates  Certificates
Certificates  Certificates  Certificates  Certificates  Certificates  Certificates      (Non-         (Non-
  (Offered)     (Offered)     (Offered)     (Offered)     (Offered)     (Offered)     Offered)      Offered)




    Class         Class         Class         Class
      F             G             H             J
Certificates  Certificates  Certificates  Certificates     Remaining
    (Non-         (Non-         (Non-         (Non-       Non-Offered
  Offered)      Offered)      Offered)      Offered)     Certificates

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

ISSUE TYPE                  Sequential Pay REMIC

CUT-OFF DATE                All mortgage loan characteristics are based on
                            balances as of the cut-off date of December 1, 2003 after application of all payments due on or before such date (whether or not received) except for four mortgage loans which were originated after December
                            1, 2003 (but prior to the date of initial issuance of the Series 2003-C2 certificates), which mortgage loan characteristics are based on balances as of the date of origination of such mortgage loans. All percentages presented herein are approximate.

MORTGAGE POOL The mortgage pool consists of 81 mortgage loans with an aggregate Cut-off Date balance of $1,767,326,840, subject to a variance of +/- 5%. The mortgage loans are secured by 115 mortgaged real properties located throughout 28 states.

DEPOSITOR                   Greenwich Capital Commercial Funding Corp.

MORTGAGE LOAN SELLER        Greenwich Capital Financial Products, Inc.

UNDERWRITERS                Greenwich Capital Markets, Inc. as Lead Bookrunning
                            Manager Credit Suisse First Boston LLC, J.P. Morgan
                            Securities Inc. and Morgan Stanley & Co.
                            Incorporated as Co-Managers

TRUSTEE                     LaSalle Bank National Association

FISCAL AGENT                ABN AMRO Bank N.V.

MASTER SERVICER             Wachovia Bank, National Association

SPECIAL SERVICER            Lennar Partners, Inc.

RATING AGENCIES             Moody's Investors Service, Inc. and Standard and
                            Poor's Ratings Services, a division of The
                            McGraw-Hill Companies, Inc.

DENOMINATIONS               $25,000 minimum for the offered certificates.
                            CLOSING DATE On or about December 30, 2003

SETTLEMENT TERMS            Book-entry through DTC for all offered certificates.

DETERMINATION DATE          The first day of each month, or if such first day is
                            not a business day, the next succeeding business day.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

PAYMENT DATE                The fifth day of each month, or if such fifth
                            day is not a business day, the next succeeding business day, provided that the payment date will be at least four business days following the determination date.

INTEREST DISTRIBUTIONS      Each class of offered certificates will be entitled
                            on each payment date to interest accrued at its pass-through rate for such payment date on the outstanding certificate balance of such class during the prior calendar month. Interest on the offered certificates will be calculated on the basis of twelve 30-day months and a 360-day year. Interest will be distributed on each payment date, to the extent of available funds, in sequential order of class designations with class A-1, class A-2, class
                            A-3, class A-4, class XP and class XC ranking pari passu in entitlement to interest.

PRINCIPAL DISTRIBUTIONS     Distributions will be distributed on each payment
                            date, to the extent of available funds, to the class of sequential pay certificates outstanding with the earliest alphabetical/numerical class designation until its certificate balance is reduced to zero.
                            If, due to losses, the certificate balances of the class B through class P certificates are reduced to zero, payments of principal to the class A-1, class
                            A-2, class A-3 and class A-4 certificates will be made on a pro rata basis.

LOSSES Realized Losses and Additional Trust Fund Expenses, if any, will be allocated to the class P, class P, class O, class N, class M, class L, class K, class J, class H, class G, class F, class E, class D, class C and class B certificates, in that order, and then, pro rata, to the class A-1, class A-2, class A-3 and class A-4 certificates.

PREPAYMENT PREMIUMS AND     Any prepayment premiums or yield maintenance charges
YIELD MAINTENANCE CHARGES   collected will be distributed to certificateholders
                            on the payment date following the collection period in which the prepayment occurred. On each payment date, the holders of any class of offered certificates and any class D, class E, class F, class G and class H certificates that is then entitled to principal distributions will be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of (a) the amount of such prepayment premiums or yield maintenance charges net of workout fees and liquidation fees payable from it, multiplied by (b) a fraction, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal payable to that class of certificates on that payment date, and the denominator of which is the Total Principal
                            Payment Amount for that payment date.

                            The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed

                            o commencing with the initial payment date through
                              and including the payment date in [_____ ___], [___]% to the holders of the class XP certificates and [___]% to the holders of the class XC certificates, and

                            o commencing with the payment date in [_____ ____],
                              100% to the holders of the class XC certificates.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

ADVANCES The master servicer and, if it fails to do so, the trustee and, if it fails to do so, the fiscal agent will be obligated to make P&I advances and servicing advances, including delinquent property taxes and insurance, but only to the extent that such advances are deemed recoverable and in the case of P&I advances subject to appraisal reductions that may occur.

APPRAISAL REDUCTIONS        An appraisal reduction generally will be created in
                            the amount, if any, by which the principal balance of a required appraisal loan (plus other amounts overdue or advanced in connection with such loan) exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves
                            (including letters of credit) held with respect to the mortgage loan. As a result of calculating an appraisal reduction amount for a given mortgage loan, the interest portion of any P&I advance for such loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates in reverse alphabetical order of the classes. A required appraisal loan will cease to be a required appraisal loan when the related mortgage loan has been brought current for at least three consecutive months and no other circumstances exist which would cause such mortgage loan to be a required appraisal loan.

OPTIONAL TERMINATION        The master servicer, the special servicer and
                            certain certificateholders will have the option to terminate the trust, in whole but not in part, and purchase the remaining assets of the trust on or after the payment date on which the stated principal balance of the mortgage loans then outstanding is less than 1.0% of the initial mortgage pool balance.
                            Such purchase price will generally be at a price equal to the unpaid aggregate principal balance of the mortgage loans (or fair market value in the case of REO Properties), plus accrued and unpaid interest and certain other additional trust fund expenses.

CONTROLLING CLASS           The class of sequential pay certificates (a) which
                            bears the latest alphabetical class designation
                            (other than the class XP, class XC, class R-I and class R-II certificates) and (b) which has a certificate balance greater than 25% of its original certificate balance provided, however, that if no class of sequential pay certificates satisfies clause (b) above, the controlling class will be the outstanding class of sequential pay certificates bearing the latest alphabetical class designation
                            (other than the class XP, class XC, class R-I and class R-II certificates); provided, further, with respect to certain issues related to the mortgage loans that are part of a split structure, the holder of the majority interest of the related subordinated or pari passu companion loan will have certain consultation or approval rights with respect to servicing matters, as described in the prospectus supplement.

TENANTS References in this Term Sheet to the rating of a tenant may refer to the rating of a parent of the actual tenant and the rated entity may not be an actual party to that lease.

ERISA The offered certificates are expected to be ERISA eligible.

SMMEA The class A-1, class A-2, class A-3, class A-4, class B and class C certificates are expected to be "mortgage-related securities" for the purposes of SMMEA so long as they remain rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

None of the offered certificates or the mortgage loans included in the trust which back the certificates is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by The Royal Bank of Scotland plc, the depositor, the underwriters, the mortgage loan seller, the master servicer, the special servicer, or any other party.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

CONTACT INFORMATION
--------------------------------------------------------------------------------

TRADING
CHRIS MCCORMACK                                   Phone: (203) 625-2900
Managing Director                                 Fax: (203) 618-2052
                                                  christopher.mccormack@gcm.com

BRIAN SCHWARTZ, CFA                               Phone: (203) 625-2900
Senior Vice President                             Fax: (203) 618-2033
                                                  brian.schwartz@gcm.com

JOE ACCURSO                                       Phone: (203) 625-2900
Vice President                                    Fax: (203) 618-2033
                                                  joseph.accurso@gcm.com

BOB NEIGHOFF                                      Phone: (203) 625-2900
Associate                                         Fax: (203) 618-2033
                                                  robert.neighoff@gcm.com
STRUCTURING
CHRIS LAU                                         Phone: (203) 625-2900
Vice President                                    Fax: (203) 618-2033
                                                  chris.lau@gcm.com

JOHN KEPNER, CFA                                  Phone: (203) 618-2460
Vice President                                    Fax: (203) 618-2134
                                                  john.kepner@gcm.com
STRUCTURED FINANCE
PERRY GERSHON                                     Phone: (203) 618-2267
Managing Director                                 Fax: (203) 618-2134
                                                  perry.gershon@gcm.com

ANDREW SNOW                                       Phone: (203) 625-2775
Vice President                                    Fax: (203) 618-2134
                                                  andrew.snow@gcm.com

JAKE KRAMER                                       Phone: (203) 618-2337
Vice President                                    Fax: (203) 618-2134
                                                  jake.kramer@gcm.com

CMBS RESEARCH
LISA PENDERGAST                                   Phone: (203) 625-2931
Managing Director                                 Fax: (203) 618-2052
                                                  lisa.pendergast@gcm.com


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

GENERAL CHARACTERISTICS (1)
Initial mortgage pool balance..........................................................................  $1,767,326,840
Number of mortgage loans...............................................................................              81
Number of mortgaged properties.........................................................................             115
Percentage of investment grade shadow rated loans (U.S. Bank Tower (2))................................            6.8%
Weighted average underwritten debt service coverage ratio (3)..........................................            1.67
Maximum underwritten debt service coverage ratio (3)...................................................            3.14
Minimum underwritten debt service coverage ratio (3)...................................................            1.08
Weighted average cut-off date loan-to-value ratio (3)..................................................           70.0%
Maximum cut-off date loan-to-value ratio (3)...........................................................           85.1%
Minimum cut-off date loan-to-value ratio (3)...........................................................           48.3%
Average cut-off date principal balance.................................................................     $21,818,850
Maximum cut-off date principal balance.................................................................    $120,240,000
Minimum cut-off date principal balance.................................................................        $796,911
Weighted average mortgage interest rate................................................................          5.855%
Maximum mortgage interest rate.........................................................................          7.410%
Minimum mortgage interest rate.........................................................................          4.660%
Percentage of initial pool balance of mortgage loans secured by mortgaged real properties occupied by a single tenant (certain of such single tenants may have one or more sub-tenants at such
     properties).......................................................................................          < 0.1%

(1) Unless otherwise noted, references in this Term Sheet include the senior pari passu notes secured by the US Bank Tower Property, 237 Park Avenue Property, 1801 K Street Property, Windsor Capital Portfolio Properties and the Wells Fargo Tower Property in the trust but do not include the related senior pari passu notes that are outside the trust nor, with respect to these or any other mortgage loans in a split loan structure, the related subordinate note.

(2) S&P and Moody's have confirmed that the US Bank Tower Trust Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB-" by S&P and "Baa3" by Moody's. (3) For the purpose of calculating underwritten debt service coverage ratios and loan-to-value ratios in this term sheet, the cutoff date principal balance for each mortgage loan in a split loan structure (x) includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust, and (y) excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

PROPERTY TYPES

                                                      % OF                                             WTD. AVG.
                                        AGGREGATE    INITIAL                   WTD. AVG    WTD. AVG.   REMAINING
                         NUMBER OF    CUT-OFF DATE   MORTGAGE                  CUT-OFF     MATURITY      TERM TO     WTD. AVG.
                         MORTGAGED      PRINCIPAL      POOL       WTD. AVG.    DATE LTV    DATE LTV     MATURITY     MORTGAGE
    PROPERTY TYPE        PROPERTIES    BALANCE ($)    BALANCE        DSCR        RATIO       RATIO      (MONTHS)        RATE
--------------------------------------------------------------------------------------------------------------------------------
Retail                       31         434,232,554    24.6%         1.39        76.7%       65.7%         112         6.123%
 Anchored                    16         262,462,054    14.9%         1.39        78.1%       66.0%         116         6.030%
 Superregional Mall          1           97,000,000     5.5%         1.35        77.7%       67.0%         115         6.420%
 Regional Mall               1           31,500,000     1.8%         1.42        64.0%       61.6%         60          5.740%
 Big Box                     7           29,674,280     1.7%         1.45        78.9%       67.6%         119         6.318%
 Unanchored                  3            6,157,290     0.3%         1.56        68.2%       58.8%         117         6.401%
 Single Tenant               1              796,911     0.0%         1.56        48.3%       32.5%         118         6.590%

Office                       36       1,027,121,864    58.1%         1.82        66.3%       61.0%         95          5.585%
Hospitality                  17         127,130,244     7.2%         1.61        63.6%       57.3%         86          6.828%
Multifamily                  9           67,670,835     3.8%         1.40        78.8%       68.8%         100         5.950%
Self-Storage                 17          50,339,230     2.8%         1.72        78.0%       67.1%         104         6.344%
Mixed Use                    2           36,272,112     2.1%         1.25        83.4%       70.7%         118         5.896%
Industrial                   2           20,560,000     1.2%         1.55        76.4%       64.4%         120         6.206%
Mobile Home Park             1            4,000,000     0.2%         1.48        72.1%       66.7%         60          5.200%
                        --------------------------------------------------------------------------------------------------------
                            115       1,767,326,840    100.0%        1.67        70.0%       62.6%         99          5.855%
--------------------------------------------------------------------------------------------------------------------------------


PROPERTY LOCATIONS

                                                     % OF                                  WTD.         WTD. AVG.
                                        AGGREGATE    INITIAL                   WTD. AVG.   AVG.         REMAINING
                         NUMBER OF    CUT-OFF DATE   MORTGAGE                  CUT-OFF     MATURITY      TERM TO     WTD. AVG.
   PROPERTY STATE /      MORTGAGED      PRINCIPAL    POOL         WTD. AVG.    DATE LTV    DATE LTV     MATURITY     MORTGAGE
     JURISDICTION        PROPERTIES    BALANCE ($)    BALANCE        DSCR        RATIO       RATIO      (MONTHS)        RATE
--------------------------------------------------------------------------------------------------------------------------------
California (1)               29         528,855,843    29.9%         2.09        65.3%       59.6%         108         5.485%
New York                     3          282,333,334    16.0%         1.43        68.8%       62.8%         98          6.059%
Connecticut                  5          131,863,023     7.5%         1.59        71.2%       63.1%         91          5.570%
Washington DC                1          117,115,625     6.6%         1.55        69.2%       64.4%         81          5.578%
Texas                        9          100,526,311     5.7%         1.44        74.2%       64.0%         106         5.912%
Florida                      3           74,737,566     4.2%         1.57        69.0%       63.8%         67          5.874%
Arizona                      5           55,557,813     3.1%         1.57        71.6%       68.4%         69          6.094%
Virginia                     6           48,300,000     2.7%         1.55        71.8%       58.5%         130         6.601%
Tennessee                    8           44,633,194     2.5%         1.39        76.3%       58.8%         115         6.246%
Nevada                       6           39,275,824     2.2%         1.44        72.4%       61.0%         119         6.226%
Other States                 40         344,128,307    19.5%         1.45        75.2%       66.0%         99          6.202%
                        --------------------------------------------------------------------------------------------------------
                            115       1,767,326,840    100.0%        1.67        70.0%       62.6%         99          5.855%
--------------------------------------------------------------------------------------------------------------------------------

(1) 20 properties are located in Southern California and 9 properties are located in Northern California representing 23.7% and 6.2% of Initial Mortgage Pool Balance respectively.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCES

                                                                                                            WTD. AVG.
                                             AGGREGATE          % OF                WTD. AVG.   WTD. AVG.   REMAINING
                            NUMBER OF      CUT-OFF DATE       INITIAL       WTD.    CUT-OFF     MATURITY    TERM TO      WTD. AVG.
  RANGE OF CUT-OFF DATE      MORTGAGE        PRINCIPAL        MORTGAGE      AVG.    DATE LTV    DATE LTV    MATURITY     MORTGAGE
      BALANCES ($)            LOANS         BALANCE ($)     POOL BALANCE    DSCR      RATIO       RATIO      (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------
   Less than 2,000,001          4                5,394,667      0.3%        1.58      70.2%       57.8%        116        6.389%
  2,000,001 - 3,000,000         7               17,888,577      1.0%        1.47      73.2%       62.8%        117        6.294%
  3,000,001 - 4,000,000         5               17,822,785      1.0%        1.47      70.1%       61.0%        100        6.379%
  4,000,001 - 5,000,000         5               21,583,672      1.2%        1.41      73.1%       60.4%        104        6.138%
  5,000,001 - 6,000,000         2               10,995,670      0.6%        1.64      79.7%       67.7%        115        5.917%
  6,000,001 - 7,000,000         6               37,877,304      2.1%        1.41      76.4%       63.2%        103        5.995%
  7,000,001 - 8,000,000         5               38,329,479      2.2%        1.57      73.2%       62.4%        114        6.012%
  8,000,001 - 9,000,000         3               25,072,692      1.4%        1.74      73.4%       64.0%        105        6.142%
 9,000,001 - 10,000,000         2               19,800,000      1.1%        1.38      77.4%       65.9%        120        6.130%
 10,000,001 - 15,000,000        9              120,525,938      6.8%        1.53      77.4%       67.2%        101        5.987%
 15,000,001 - 20,000,000        5               86,924,280      4.9%        1.43      75.1%       64.9%        113        6.301%
 20,000,001 - 25,000,000        3               67,215,477      3.8%        1.52      78.2%       61.2%        127        6.175%
 25,000,001 - 30,000,000        6              168,606,121      9.5%        1.38      75.9%       65.5%        112        6.106%
 30,000,001 - 35,000,000        4              126,206,627      7.1%        1.53      69.3%       63.6%         85        5.936%
 35,000,001 - 40,000,000        6              229,664,349     13.0%        1.49      72.6%       64.2%         97        5.790%
 50,000,001 - 55,000,000        2              109,630,244      6.2%        1.62      62.2%       56.5%         69        6.314%
 55,000,001 - 60,000,000        1               58,000,000      3.3%        1.90      64.4%       60.6%         58        5.030%
 65,000,001 - 70,000,000        1               66,000,000      3.7%        1.41      62.8%       59.2%        100        6.024%
 85,000,001 - 90,000,000        1               86,100,000      4.9%        2.54      59.4%       59.4%        120        5.290%
95,000,001 - 100,000,000        1               97,000,000      5.5%        1.35      77.7%       67.0%        115        6.420%
115,000,001 - 120,000,000       2              236,448,959     13.4%        1.53      67.0%       62.9%         82        5.683%
120,000,001 - 125,000,000       1              120,240,000      6.8%        3.14      55.2%       55.2%        115        4.660%
                           ---------------------------------------------------------------------------------------------------------
                                81           1,767,326,840     100.0%       1.67      70.0%       62.6%         99        5.855%
------------------------------------------------------------------------------------------------------------------------------------

THE AVERAGE CUT-OFF DATE PRINCIPAL BALANCE IS $21,818,850.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

MORTGAGE RATES

                                                                                                          WTD. AVG.
                                           AGGREGATE                              WTD. AVG.   WTD. AVG.   REMAINING
                           NUMBER OF     CUT-OFF DATE     % OF INITIAL   WTD.     CUT-OFF     MATURITY    TERM TO      WTD. AVG.
RANGE OF MORTGAGE RATES    MORTGAGE        PRINCIPAL        MORTGAGE     AVG.     DATE LTV    DATE LTV    MATURITY     MORTGAGE
          (%)                LOANS        BALANCE ($)     POOL BALANCE    DSCR      RATIO       RATIO      (MONTHS)      RATE
-----------------------------------------------------------------------------------------------------------------------------------
    Less than 5.249            6             296,904,349      16.8%       2.27      63.5%       59.9%         91        4.849%
     5.250 - 5.499             4             116,262,489      6.6%        2.34      62.7%       60.2%        112        5.329%
     5.500 - 5.749            11             314,794,582      17.8%       1.53      71.0%       63.5%         88        5.630%
     5.750 - 5.999            13             264,959,571      15.0%       1.48      71.1%       62.9%        102        5.828%
     6.000 - 6.249            16             261,982,700      14.8%       1.50      70.8%       63.5%        100        6.104%
     6.250 - 6.499            16             319,215,431      18.1%       1.41      75.9%       65.2%        111        6.363%
     6.500 - 6.749             5              30,011,278      1.7%        1.33      77.3%       69.6%         92        6.598%
     6.750 - 6.999             6             110,562,550      6.3%        1.43      69.6%       61.0%         96        6.907%
     7.000 - 7.249             3              49,154,312      2.8%        1.58      67.3%       56.7%        116        7.211%
     7.250 - 7.499             1               3,479,578      0.2%        1.17      63.3%       52.4%        100        7.410%
                          --------------------------------------------------------------------------------------------------------
                              81           1,767,326,840     100.0%       1.67      70.0%       62.6%         99        5.855%
-----------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE MORTGAGE RATE IS 5.855%.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS

                                                     % OF                                                WTD. AVG.
                                        AGGREGATE    INITIAL                   WTD. AVG.   WTD. AVG.     REMAINING    WTD.
                          NUMBER OF   CUT-OFF DATE   MORTGAGE                  CUT-OFF     MATURITY       TERM TO     AVG.
                          MORTGAGE      PRINCIPAL    POOL         WTD. AVG.    DATE LTV    DATE LTV      MATURITY     MORTGAGE
     RANGE OF DSCRS         LOANS      BALANCE ($)    BALANCE        DSCR        RATIO       RATIO       (MONTHS)       RATE
--------------------------------------------------------------------------------------------------------------------------------
     Less than 1.25           5          96,444,739     5.5%         1.14        83.6%       73.7%          108        6.424%
     1.25 - 1.2999            3          37,250,000     2.1%         1.28        80.6%       72.3%          98         6.695%
     1.30 - 1.3499            6         146,970,826     8.3%         1.33        77.4%       65.3%          110        6.369%
     1.35 - 1.3999            4          46,046,330     2.6%         1.36        77.0%       63.0%          116        5.737%
     1.40 - 1.4499            12        242,882,990    13.7%         1.41        69.0%       61.4%          104        6.079%
     1.45 - 1.4999            9         108,757,447     6.2%         1.46        78.0%       65.4%          118        5.973%
     1.50 - 1.5499            9         318,246,094    18.0%         1.53        68.3%       62.8%          84         5.632%
     1.55 - 1.5999            13        192,233,063    10.9%         1.57        69.0%       60.0%          100        6.150%
     1.60 - 1.6499            6         141,312,500     8.0%         1.62        69.5%       62.8%          94         5.965%
     1.65 - 1.6999            2          58,746,617     3.3%         1.66        66.4%       61.5%          64         5.690%
     1.70 - 1.7499            4          49,816,263     2.8%         1.71        69.0%       59.4%          104        6.164%
     1.75 - 1.7999            2          32,949,099     1.9%         1.76        75.5%       64.5%          118        6.149%
     1.80 - 1.8499            2          16,830,871     1.0%         1.83        72.7%       64.1%          98         6.201%
     1.85 - 1.8999            1          14,500,000     0.8%         1.87        72.5%       65.0%          60         5.435%
     1.90 - 1.9499            1          58,000,000     3.3%         1.90        64.4%       60.6%          58         5.030%
     2.50 - 2.5499            1          86,100,000     4.9%         2.54        59.4%       59.4%          120        5.290%
     3.10 - 3.1499            1         120,240,000     6.8%         3.14        55.2%       55.2%          115        4.660%
                          ------------------------------------------------------------------------------------------------------
                              81      1,767,326,840    100.0%        1.67        70.0%       62.6%          99         5.855%
--------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE DEBT SERVICE COVERAGE RATIO IS 1.67X.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                      % OF                                              WTD. AVG.
                                        AGGREGATE    INITIAL                   WTD. AVG.   WTD. AVG.    REMAINING
                          NUMBER OF   CUT-OFF DATE   MORTGAGE                  CUT-OFF     MATURITY       TERM TO     WTD. AVG.
 RANGE OF CUT-OFF DATE    MORTGAGE      PRINCIPAL      POOL        WTD. AVG.   DATE LTV    DATE LTV      MATURITY     MORTGAGE
     LTV RATIOS (%)         LOANS      BALANCE ($)    BALANCE        DSCR        RATIO       RATIO       (MONTHS)       RATE
--------------------------------------------------------------------------------------------------------------------------------
    Less than 50.00           1             796,911     0.0%         1.56        48.3%       32.5%          118        6.590%
     55.01 - 60.00            3         260,970,244    14.8%         2.62        57.2%       55.8%          109        5.357%
     60.01 - 65.00            9         358,587,197    20.3%         1.58        64.2%       59.2%          87         5.912%
     65.01 - 70.00            11        355,256,597    20.1%         1.55        68.6%       62.0%          86         5.588%
     70.01 - 75.00            27        248,325,426    14.1%         1.54        72.5%       63.6%          99         6.059%
     75.01 - 80.00            22        398,575,618    22.6%         1.45        78.2%       66.2%          115        6.068%
     80.01 - 86.00            8         144,814,846     8.2%         1.23        83.6%       74.0%          104        6.326%
                          ------------------------------------------------------------------------------------------------------
                              81      1,767,326,840    100.0%        1.67        70.0%       62.6%          99         5.855%
--------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO IS 70.0%.


MATURITY DATE LOAN-TO-VALUE RATIOS

                                                       % OF                                             WTD. AVG.
                                        AGGREGATE    INITIAL                   WTD. AVG.   WTD. AVG.    REMAINING
                          NUMBER OF   CUT-OFF DATE   MORTGAGE                   CUT-OFF    MATURITY      TERM TO      WTD. AVG.
 RANGE OF MATURITY DATE   MORTGAGE      PRINCIPAL      POOL        WTD. AVG.   DATE LTV    DATE LTV      MATURITY     MORTGAGE
   LTV RATIOS (%) (1)       LOANS      BALANCE ($)    BALANCE        DSCR        RATIO       RATIO       (MONTHS)       RATE
--------------------------------------------------------------------------------------------------------------------------------
    Less than 50.00           4          31,818,145     1.8%         1.35        73.6%       48.9%          118        6.263%
     50.01 - 55.00            6         111,943,769     6.3%         1.59        61.6%       52.6%          98         6.920%
     55.01 - 60.00            14        433,306,719    24.5%         2.17        62.1%       57.7%          114        5.513%
     60.01 - 65.00            25        624,732,336    35.3%         1.57        68.8%       62.6%          84         5.622%
     65.01 - 70.00            21        364,388,303    20.6%         1.49        77.6%       67.0%          110        6.027%
     70.01 - 75.00            8         143,887,568     8.1%         1.33        79.7%       71.7%          98         6.310%
     75.01 - 80.00            3          57,250,000     3.2%         1.21        83.6%       77.1%          83         6.441%
                          ------------------------------------------------------------------------------------------------------
                              81      1,767,326,840    100.0%        1.67        70.0%       62.6%          99         5.855%
--------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE MATURITY DATE LTV RATIO IS 62.6%.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------


ORIGINAL TERMS TO MATURITY

                                                     % OF                                                WTD. AVG.
                                        AGGREGATE    INITIAL                   WTD. AVG.   WTD. AVG.     REMAINING    WTD.
                          NUMBER OF   CUT-OFF DATE   MORTGAGE                  CUT-OFF     MATURITY       TERM TO     AVG.
RANGE OF ORIGINAL TERMS   MORTGAGE      PRINCIPAL    POOL         WTD. AVG.    DATE LTV    DATE LTV      MATURITY     MORTGAGE
  TO MATURITY (MONTHS)      LOANS      BALANCE ($)    BALANCE        DSCR        RATIO       RATIO       (MONTHS)       RATE
--------------------------------------------------------------------------------------------------------------------------------
         0 - 60               10        261,266,849    14.8%         1.64        68.1%       64.0%          59         5.526%
        61 - 84               9         402,442,919    22.8%         1.55        67.6%       62.6%          81         5.891%
        85 - 96               1          36,000,000     2.0%         1.17        85.1%       77.8%          94         6.483%
        97 - 108              1          66,000,000     3.7%         1.41        62.8%       59.2%          100        6.024%
       109 - 120              59        979,617,072    55.4%         1.76        71.1%       61.9%          117        5.893%
       121 - 180              1          22,000,000     1.2%         1.46        80.0%       64.0%          144        5.850%
                          ------------------------------------------------------------------------------------------------------
                              81      1,767,326,840    100.0%        1.67        70.0%       62.6%          99         5.855%
--------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE ORIGINAL TERM TO MATURITY IS 102 MONTHS.


REMAINING TERMS TO MATURITY

                                                       % OF                                              WTD. AVG.
                                        AGGREGATE     INITIAL                   WTD. AVG.   WTD. AVG.    REMAINING      WTD.
   RANGE OF REMAINING     NUMBER OF   CUT-OFF DATE   MORTGAGE                   CUT-OFF     MATURITY      TERM TO       AVG.
   TERMS TO MATURITY      MORTGAGE      PRINCIPAL      POOL        WTD. AVG.    DATE LTV    DATE LTV     MATURITY     MORTGAGE
        (MONTHS)            LOANS      BALANCE ($)    BALANCE        DSCR        RATIO       RATIO       (MONTHS)       RATE
--------------------------------------------------------------------------------------------------------------------------------
         0 - 60               10        261,266,849    14.8%         1.64        68.1%       64.0%          59         5.526%
        61 - 84               9         402,442,919    22.8%         1.55        67.6%       62.6%          81         5.891%
        85 - 96               1          36,000,000     2.0%         1.17        85.1%       77.8%          94         6.483%
        97 - 108              4          79,633,890     4.5%         1.39        64.6%       60.0%          101        6.227%
       109 - 120              56        965,983,182    54.7%         1.77        71.1%       61.9%          117        5.875%
       121 - 180              1          22,000,000     1.2%         1.46        80.0%       64.0%          144        5.850%
                          ------------------------------------------------------------------------------------------------------
                              81      1,767,326,840    100.0%        1.67        70.0%       62.6%          99         5.855%
--------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE REMAINING TERM TO MATURITY IS 99 MONTHS.


SEASONING

                                                     % OF                                                WTD. AVG.
                                        AGGREGATE    INITIAL                   WTD. AVG.   WTD. AVG.     REMAINING    WTD.
                          NUMBER OF   CUT-OFF DATE   MORTGAGE                  CUT-OFF     MATURITY       TERM TO     AVG.
                          MORTGAGE      PRINCIPAL    POOL         WTD. AVG.    DATE LTV    DATE LTV      MATURITY     MORTGAGE
   SEASONING (MONTHS)       LOANS      BALANCE ($)    BALANCE        DSCR        RATIO       RATIO       (MONTHS)       RATE
--------------------------------------------------------------------------------------------------------------------------------
         0 - 12               79      1,760,750,672    99.6%         1.67        70.0%       62.7%          99         5.850%
        13 - 24               2           6,576,168     0.4%         1.28        66.6%       56.9%          103        7.217%
                          ------------------------------------------------------------------------------------------------------
                              81      1,767,326,840    100.0%        1.67        70.0%       62.6%          99         5.855%
--------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE SEASONING IS 3 MONTHS.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------


ORIGINAL AMORTIZATION TERMS

                                                       % OF                                              WTD. AVG.
                                        AGGREGATE     INITIAL                   WTD. AVG.   WTD. AVG.    REMAINING
   RANGE OF ORIGINAL      NUMBER OF   CUT-OFF DATE   MORTGAGE                   CUT-OFF     MATURITY      TERM TO     WTD. AVG.
   AMORTIZATION TERMS     MORTGAGE      PRINCIPAL      POOL        WTD. AVG.    DATE LTV    DATE LTV     MATURITY     MORTGAGE
        (MONTHS)            LOANS      BALANCE ($)    BALANCE        DSCR        RATIO       RATIO       (MONTHS)       RATE
--------------------------------------------------------------------------------------------------------------------------------
     Interest Only            3         239,840,000    13.6%         2.71        58.9%       58.9%          109        5.085%
       181 - 300              13        204,628,765    11.6%         1.56        67.0%       55.7%          90         6.366%
       301 - 360              65      1,322,858,075    74.9%         1.49        72.4%       64.4%          99         5.916%
                          ------------------------------------------------------------------------------------------------------
                              81      1,767,326,840    100.0%        1.67        70.0%       62.6%          99         5.855%
--------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM IS 349 MONTHS.


REMAINING STATED AMORTIZATION TERMS

                                                       % OF                                              WTD. AVG.
                                        AGGREGATE     INITIAL                   WTD. AVG.   WTD. AVG.    REMAINING
   RANGE OF REMAINING     NUMBER OF   CUT-OFF DATE   MORTGAGE                   CUT-OFF     MATURITY      TERM TO     WTD. AVG.
   AMORTIZATION TERMS     MORTGAGE      PRINCIPAL      POOL        WTD. AVG.    DATE LTV    DATE LTV     MATURITY     MORTGAGE
        (MONTHS)            LOANS      BALANCE ($)    BALANCE        DSCR        RATIO       RATIO       (MONTHS)       RATE
--------------------------------------------------------------------------------------------------------------------------------
     Interest Only            3         239,840,000    13.6%         2.71        58.9%       58.9%          109        5.085%
       181 - 300              13        204,628,765    11.6%         1.56        67.0%       55.7%          90         6.366%
       301 - 360              65      1,322,858,075    74.9%         1.49        72.4%       64.4%          99         5.916%
                          ------------------------------------------------------------------------------------------------------
                              81      1,767,326,840    100.0%        1.67        70.0%       62.6%          99         5.855%
--------------------------------------------------------------------------------------------------------------------------------

THE WEIGHTED AVERAGE REMAINING AMORTIZATION TERM IS 348 MONTHS.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------


AMORTIZATION TYPES

                                                       % OF                                              WTD. AVG.
                                        AGGREGATE     INITIAL                   WTD. AVG.   WTD. AVG.    REMAINING
                          NUMBER OF   CUT-OFF DATE   MORTGAGE                   CUT-OFF     MATURITY      TERM TO     WTD. AVG.
                          MORTGAGE      PRINCIPAL      POOL        WTD. AVG.    DATE LTV    DATE LTV     MATURITY     MORTGAGE
   AMORTIZATION TYPE        LOANS      BALANCE ($)    BALANCE        DSCR        RATIO       RATIO       (MONTHS)       RATE
--------------------------------------------------------------------------------------------------------------------------------
      Amort Balloon           65        804,750,381    45.5%         1.52        72.9%       62.5%          103        6.059%
   IO / Amort Balloon         13        722,736,459    40.9%         1.48        70.3%       64.0%          92         5.883%
     Interest Only            3         239,840,000    13.6%         2.71        58.9%       58.9%          109        5.085%
                          ------------------------------------------------------------------------------------------------------
                              81      1,767,326,840    100.0%        1.67        70.0%       62.6%          99         5.855%
--------------------------------------------------------------------------------------------------------------------------------



LOCKBOXES
                                                     % OF
                                        AGGREGATE    INITIAL
                          NUMBER OF   CUT-OFF DATE   MORTGAGE
                          MORTGAGE      PRINCIPAL    POOL
      LOCKBOX TYPE          LOANS      BALANCE ($)    BALANCE
----------------------------------------------------------------
          Hard                33      1,312,833,633    74.3%
          Soft                10        224,217,773    12.7%
----------------------------------------------------------------



ESCROW TYPES
                                                     % OF
                                        AGGREGATE    INITIAL
                          NUMBER OF   CUT-OFF DATE   MORTGAGE
                          MORTGAGE      PRINCIPAL    POOL
    ESCROW TYPE (1)         LOANS      BALANCE ($)    BALANCE
----------------------------------------------------------------
TI/LC (2)                     63      1,540,816,775    98.0%
Real Estate Tax               79      1,711,529,929    96.8%
Insurance                     70      1,606,660,020    90.9%
Replacement Reserve           77      1,573,977,429    89.1%
----------------------------------------------------------------
(1)  Includes initial and ongoing reserves and escrows
(2) The statistical information for the TI/LC Reserve percentage does not include mortgage loans secured by multifamily, hospitality, manufactured housing community, or self-storage properties.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

PREPAYMENT PROVISION SUMMARY

                                                       % OF                                              WTD. AVG.
                                        AGGREGATE     INITIAL                   WTD. AVG.   WTD. AVG.    REMAINING
                          NUMBER OF   CUT-OFF DATE   MORTGAGE                   CUT-OFF     MATURITY      TERM TO     WTD. AVG.
                          MORTGAGE      PRINCIPAL      POOL         WTD. AVG.   DATE LTV    DATE LTV     MATURITY     MORTGAGE
    PREPAYMENT TYPE         LOANS      BALANCE ($)    BALANCE        DSCR        RATIO       RATIO       (MONTHS)       RATE
--------------------------------------------------------------------------------------------------------------------------------
   Lockout/Defeasance         74      1,705,098,309    96.5%         1.67        69.9%       62.7%          99         5.850%
     Lockout/Yield            7          62,228,531     3.5%         1.53        70.2%       59.7%          113        5.991%
      Maintenance
                          ------------------------------------------------------------------------------------------------------
                              81      1,767,326,840    100.0%        1.67        70.0%       62.6%          99         5.855%
--------------------------------------------------------------------------------------------------------------------------------


MORTGAGE POOL PREPAYMENT PROFILE

                                                                     % OF          % OF
                                   AGGREGATE    % OF REMAINING     REMAINING     REMAINING
                                   REMAINING    MORTGAGE POOL      MORTGAGE       MORTGAGE
                                  PRINCIPAL        BALANCE-       POOL BALANCE     POOL
                   MONTHS SINCE   BALANCE(1)  LOCKOUT/DEFEASANCE    - YIELD      BALANCE -
      DATE         CUT-OFF DATE   (MILLIONS)      (2) (3)         MAINTENANCE      OPEN          % TOTAL
-------------------------------------------------------------------------------------------------------------
     Dec 03             0           1,767          100.0              0.0           0.0           100.0
     Dec 04             12          1,755          100.0              0.0           0.0           100.0
     Dec 05             24          1,740           99.6              0.4           0.0           100.0
     Dec 06             36          1,722           99.6              0.4           0.0           100.0
     Dec 07             48          1,700           99.6              0.4           0.0           100.0
     Dec 08             60          1,479           93.3              3.5           3.2           100.0
     Dec 09             72          1,411           96.4              3.6           0.0           100.0
     Dec 10             84          1,018           95.1              4.9           0.0           100.0
     Dec 11             96           969            94.6              5.1           0.3           100.0
     Dec 12            108           879            86.2              5.5           8.3           100.0
     Dec 13            120           27             68.5              0.0          31.5           100.0
     Dec 14            132           18            100.0              0.0           0.0           100.0
     Dec 15            144           18             0.0               0.0          100.0          100.0
-------------------------------------------------------------------------------------------------------------

(1) Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity. Otherwise calculated based on maturity assumptions to be set forth in the prospectus statement
(2) Mortgage Loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted and in the case of one mortgage loan, includes a one-month period in which the loan is prepayable together with a yield maintenance charge followed by a period in which prepayments are prohibited, but during which defeasance is permitted.
(3) Includes one mortgage loan subject to a yield maintenance premium in the amount of 8% of the amount repaid at any time or defeasance beginning January 1, 2006.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
-------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - TEN LARGEST LOANS
-------------------------------------------------------------------------------

                                 NUMBER OF
                                  MORTGAGE                     % OF
                                   LOANS/                      INITIAL                             LOAN
                                 MORTGAGED    CUT-OFF DATE    MORTGAGE                            BALANCE                 CUT-OFF
                                   REAL         PRINCIPAL       POOL      PROPERTY    PROPERTY      PER                   DATE LTV
           LOAN NAME             PROPERTIES    BALANCE ($)     BALANCE      TYPE        SIZE      SF/UNIT       DSCR       RATIO
-----------------------------------------------------------------------------------------------------------------------------------
US Bank Tower (1)                  1 / 1      $120,240,000      6.8%       Office    1,371,483      $175        3.14       55.2%
237 Park Avenue                    1 / 1      $119,333,334      6.8%       Office    1,149,789      $259        1.52       64.8%
1801 K Street                      1 / 1      $117,115,625      6.6%       Office     563,795       $230        1.55       69.2%
Broadway Mall                      1 / 1       $97,000,000      5.5%       Retail    1,050,620      $92         1.35       77.7%
Pinnacle                           1 / 1       $86,100,000      4.9%       Office     392,899       $219        2.54       59.4%
150 Fifth Avenue                   1 / 1       $66,000,000      3.7%       Office     209,683       $315        1.41       62.8%
High Ridge Park                    1 / 1       $58,000,000      3.3%       Office     498,091       $116        1.90       64.4%
Independent Square                 1 / 1       $55,000,000      3.1%       Office     649,346       $85         1.66       66.1%
Windsor Capital Portfolio          1 / 7       $54,630,244      3.1%     Hospitality   1,531      $71,365       1.58       58.2%
Pin Oak Portfolio                  1 / 1       $40,000,000      2.3%       Office     505,023       $79         1.41       72.1%
                                 --------------------------------------------------------------------------------------------------
                                  10 / 16     $813,419,203      46.0%                                           1.88       64.8%
-----------------------------------------------------------------------------------------------------------------------------------

(1) S&P and Moody's have confirmed that the US Bank Tower Trust Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB-" by S&P and "Baa3" by Moody's.



Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - US BANK TOWER
--------------------------------------------------------------------------------


                            [PHOTOS OF US BANK TOWER]



Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - US BANK TOWER
--------------------------------------------------------------------------------











                             [MAP OF US BANK TOWER]



Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - US BANK TOWER
--------------------------------------------------------------------------------

------------------------------------------------------------    -------------------------------------------------------
            PROPERTY INFORMATION                                       MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties                       1     Cut-off Date Principal Balance            $120,240,000
Location (City/State)                          Los Angeles,     Cut-off Date Principal Balance PSF/Unit           $175
                                                         CA
Property Type                                        Office     Percentage of Initial Mortgage Pool               6.8%
                                                                Balance
Size (SF)                                         1,371,483     Number of Mortgage Loans                             1
Percentage Occupancy as of September 30,              90.6%     Type of Security                            Fee Simple
2003
Year Built                                             1989     Mortgage Rate                                   4.660%
Appraisal Value                                $435,000,000     Original Term to Maturity (Months)                 120
Underwritten Occupancy                                89.3%     Original Amortization Term (Months)      Interest Only
Underwritten Revenues                           $57,840,339     Cut-off Date LTV Ratio                           55.2%
Underwritten Total Expenses                     $19,178,339     LTV Ratio at Maturity                            55.2%
Underwritten Net Operating Income (NOI)         $38,662,000     Underwritten DSCR on NOI                          3.35
Underwritten Net Cash Flow (NCF)                $36,317,886     Underwritten DSCR on NCF                          3.14
                                                                Shadow Ratings (1)                         BBB- / Baa3
------------------------------------------------------------    -------------------------------------------------------

     (1) S&P and Moody's have confirmed that the US Bank Tower Trust Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB-" by S&P and rated "Baa3" by Moody's.

o THE LOAN. The mortgage loan (the "US BANK TOWER TRUST LOAN") is evidenced by a single note and is secured by a first mortgage encumbering the class-A office building located at 633 West. Fifth Street, Los Angeles, California (the "US BANK TOWER PROPERTY"). The US Bank Tower Trust Loan represents approximately 6.8% of the initial mortgage pool balance. The US Bank Tower Trust Loan was originated on June 26, 2003, has an original principal balance and a principal balance as of the cut-off date of $120,240,000, and an interest rate of 4.66%. The US Bank Tower Trust Loan is the senior portion of a pari passu portion of a whole mortgage loan with an original principal balance of $260,000,000. The companion loan to the US Bank Tower Trust Loans are evidenced by separate notes: (i) a junior note (the "US BANK TOWER JUNIOR NOTE"), with a principal balance as of the cut-off date of $10,020,000, and an interest rate of 4.66%; and (ii) a pari passu note (the "US BANK TOWER PARI PASSU COMPANION LOAN"), with a principal balance as of the cut-off date of $129,740,000 and an interest rate of 4.66%. Together, the US Bank Tower Loan and the US Bank Tower Junior Note are pari passu with the US Bank Tower Pari Passu Companion Loan. The US Bank Tower Junior Note and a portion of the US Bank Tower Pari Passu Companion Loan provide credit support for the US Bank Tower Trust Loan. The US Bank Tower Pari Passu Companion Loan was assigned to Morgan Stanley Mortgage Capital Inc. simultaneously with closing of the US Bank Tower Trust Loan. The US Bank Tower Pari Passu Companion Loan will not be an asset of the trust; it is anticipated that it will be included in a future securitization by Morgan Stanley Mortgage Capital Inc. The US Bank Tower Trust Loan, the US Bank Tower Junior Note and the US Bank Tower Pari Passu Companion Loan (together, the "US BANK TOWER LOAN PAIR") are governed by a co-lender agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--Split Loan Structure" and will be serviced pursuant to the terms of the GCCFC 2003-C2 pooling and servicing agreement. The DSCR and LTV on the US Bank Tower Loan Pair are 3.00 and 59.8% respectively. The DSCR and LTV on the US Bank Tower Trust Loan are 3.14 and 55.2% respectively. Simultaneously with the origination of the US Bank Tower Loan Pair, Maguire Partners formed a publicly traded real estate investment trust, Maguire Properties, Inc. ("MPI"), the sponsor of the borrower, and contributed over $171,300,000 in new cash from funds raised through the MPI offering as part of the refinancing of the property. In connection with the formation of the real estate investment trust, Robert F. Maguire III, Maguire Partners, Inc. and certain other affiliates severally guaranteed allocable shares of a portion of the US Bank Tower Loan Pair up to an amount equal to the outstanding balance at the time of the default divided by the amounts recovered by the lender in connection with default proceedings; provided that the lender may not make any demand for payment under the guaranty until it has fully exercised all remedies against the collateral under the related loan documents.

     The US Bank Tower Trust Loan has an initial term of 120 months and a remaining term of 115 months. The loan requires payments of interest-only for its entire term. The scheduled maturity date is July 1, 2013. Voluntary prepayment of the US Bank Tower Trust Loan is prohibited until April 1, 2013 and permitted thereafter without penalty. Defeasance with United States government obligations is permitted on the earlier of (i) July 1, 2006 and (ii) the date that is two years after the closing date of the last securitization of any portion of the US Bank Tower Loan Pair.

o THE PROPERTY. Two buildings comprise the US Bank Tower Property. There is a 73-story, 1,371,483 sf class-A office building with a six-level, below-grade parking facility, and an adjacent building containing a restaurant and four-level below-grade parking garage. The property is located in the Bunker Hill submarket of Los Angeles' central business district ("CBD"). Maguire Partners, the predecessor


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - US BANK TOWER
--------------------------------------------------------------------------------

     company of the sponsor, built the property in 1989. The building was designed by I.M. Pei & Partners and sits prominently on the Los Angeles skyline. There is a total of 1,328,494 sf of office space and 42,989 sf of retail space in the property. The total number of parking spaces for the property is 1,395.

     As of September 30, 2003, the US Bank Tower Property was 90.6% leased to 46 tenants. The four largest tenants in the building are Latham & Watkins (275,558 sf), Pacific Enterprises, Inc. (225,756 sf), Wells Fargo Bank (162,827 sf) and US Bancorp (121,077 sf). Latham & Watkins is listed among the 10 largest law firms in the country and its largest office is in the subject building. Pacific Enterprises, Inc. is a wholly owned subsidiary of Sempra Energy, Inc. ("BBB+" by S & P; "Baa1" by Moody's), one of California's largest utility companies. Wells Fargo & Co. ("AA-" by S&P; "Aa1" by Moody's), is the fifth largest bank in the United States. US Bancorp ("A+" by S & P; "Aa3" by Moody's) has assets of $195 billion and is the 8th largest financial services holding company in the United States.

     The following table presents certain information relating to the major tenants at the US Bank Tower Property:


                                                        NET RENTABLE           % OF NET            DATE OF LEASE
             TENANT                % OF BASE RENT        AREA (SF)          RENTABLE AREA           EXPIRATION
---------------------------        --------------       ------------        -------------          --------------
Latham & Watkins                          29.3%            275,558               20.1%                 11/2009
Pacific Enterprises, Inc.                 22.7%            225,756               16.5%                  6/2010
Wells Fargo &Co.                          17.4%            162,827               11.9%                  3/2005
US Bancorp                                 6.5%            121,077                8.8%                  6/2015


     The following table presents certain information relating to the lease rollover schedule at the US Bank Tower Property:


                NUMBER OF     AVG. BASE                                 CUMULATIVE %                    CUMULATIVE %
                LEASES         RENT/SF      TOTAL SF    % OF TOTAL SF       OF SF      % OF BASE RENT   OF BASE RENT
     YEAR        ROLLING       ROLLING       ROLLING      ROLLING(1)     ROLLING(1)      ROLLING(1)      ROLLING(1)
     ----        -------       -------       -------      ----------     ----------      ----------      ----------
     2003           8           23.53         7,950          0.6%           0.6%            0.5%            0.5%
     2004           5           23.88        52,262          3.8%           4.4%            3.3%            3.8%
     2005           29          35.63        310,845        22.7%           27.1%           29.5%           33.3%
     2006           18          16.19        87,834          6.4%           33.5%           3.8%            37.1%
     2007           4           14.73        45,305          3.3%           36.8%           1.8%            38.9%
     2008           5           16.61        44,144          3.2%           40.0%           2.0%            40.8%
     2009           20          34.91        310,343        22.6%           62.6%           28.9%           69.7%
     2010           18          35.89        244,610        17.8%           80.4%           23.4%           93.1%
     2011           2           0.00           432           0.0%           80.5%           0.0%            93.1%
     2012           2           12.62        13,306          1.0%           81.4%           0.4%            93.5%
     2013           0           0.00            0            0.0%           81.4%           0.0%            93.5%

-----------------------------

(1)  Calculated based on approximate square footage occupied by each tenant.

o THE BORROWER. The borrower is Library Square Associates, LLC, a single-asset, special-purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the US Bank Tower Trust Loan. The sponsor of the borrower is MPI, a publicly traded REIT with a market capitalization of $898,000,000. Robert F. Maguire III, the largest shareholder, chairman of the board and Co-Chief Executive Officer of MPI, is an experienced real estate investor. Robert F. Maguire III founded MPI's predecessor company, Maguire Partners, in 1965 to own, manage, develop and acquire office properties in the Southern California market. Over its 38-year history, Maguire Partners established a successful record of developing visible class-A buildings. MPI is one of the largest commercial real estate developers and owners headquartered on the West Coast and one of the nation's largest developers of class-A quality office and mixed-use properties. The company specializes in large, architecturally significant projects, and has developed a number of significant projects in Los Angeles County including Wells Fargo Tower, Gas Company Tower, and KPMG Tower. The borrower is affiliated with the borrower under the loan known as Wells Fargo Tower, also an asset of the trust. Maguire Partners, L.P. ("MP LP"), the operating partner of MPI, guaranteed the non-recourse carveouts of the US Bank Tower Loan. In connection with such guaranty, MP LP is required to maintain assets that, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debt, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - US BANK TOWER
--------------------------------------------------------------------------------

o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance. A total of $6,250 was withheld at closing to pay for required repairs at the US Bank Tower Property.

     At closing, the borrower deposited $1,176,120 for then outstanding tenant improvements and leasing commissions ("TI/LC"). From July 1, 2004 through June 1, 2007, the borrower is required to pay $2,500,000 per year into the TI/LC account. The loan documents provide for additional springing reserves in the event that the Net Operating Income (as defined in the Loan Documents) of the US Bank Tower Property is less than $32,000,000, in which case, the borrower is required to pay an additional $2,887,986 per year into the TI/LC account and $260,580 per year in replacement reserves.

     In addition, in the event that the Net Operating Income is less than $32,000,000 on January 1, 2005 and the TI/LC account does not have at least $8,800,000 on deposit, the borrower will be required to deposit the difference in the form of cash or an acceptable letter of credit. If the Net Operating Income is less than $32,000,000 on January 1, 2009, the TI/LC account will be required to have $9,100,000 on deposit or the borrower will be required to deposit the difference in the form of cash or an acceptable letter of credit. In the event that the Net Operating Income is less than $32,000,000 on January 1, 2010, the TI/LC account will be required to have $6,800,000 on deposit or the borrower will be required to deposit the difference in the form of cash or an acceptable letter of credit.

     At closing, the borrower established a $5,999,993 reserve specifically for tenant improvements and leasing commissions related to the US Bancorp space (the "US Bancorp TI/LC Reserve"). In addition, from April 1, 2004 to March 1,2005, the borrower is required to deposit all excess cash flow up to $1,134,928 into the US Bancorp TI/LC Reserve. Also, from January 1, 2006 until December 1, 2006, all excess cash flow up to $1,659,928 will be deposited into the US Bancorp TI/LC Reserve.

o LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default). Any amounts in the lender-controlled account after payment of debt service, operating expenses and reserves are required to be returned to the borrower until such time that there is an event of default under the US Bank Tower Trust Loan. Upon the occurrence and during the continuance of an event of default, lender may apply any sums then held pursuant to the cash management agreement to the payment of the debt in any order, in its sole discretion.

o PROPERTY MANAGEMENT. Maguire Properties, L.P. (MPI's Operating Partner, the "OP") is the property manager for the US Bank Tower Property. The property manager is affiliated with the borrower. The lender may replace the property manager upon the occurrence and during the continuance of an event of default or in the event of a bankruptcy of the OP. Thereafter, borrower may not enter into any agreement relating to the management of the property with any party without the express written consent of lender. The OP manages all properties owned by MPI and its subsidiaries, which properties contain approximately 12,000,000 sf of office space and 3,000,000 sf of retail space. The management fee is 3% of total annual revenues. Management fees remitted monthly through the cash management system are capped at $83,333.33 per month ($1,000,000 annually). Management fees in excess of the $1,000,000 cap will be remitted to the manager as a subordinated management fee after all debt service, operating expenses and reserves have been paid.

o MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness. The loan documents permit MPI, the OP or any entity holding any direct or indirect interests in MPI or the OP, to pledge their indirect ownership interests in the borrower to any permitted institutional transferee providing a corporate line of credit or other financing to MPI, the OP or any entity holding any direct or indirect interests in MPI or the OP, provided that the indirect interests in the borrower that are pledged as collateral comprise no more than 33% of the total value of the collateral for such line of credit or other financing, and provided that the following conditions are met: (i) no default has occurred and remains uncured and (ii) lender will have received payment of, or reimbursement for, all costs and expenses incurred by lender in connection with such pledges (including, but not limited to, reasonable attorneys' fees and costs and expenses of the rating agencies).

o TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance. If "certified acts of terrorism" ("TERRORISM ACTS"), as declared by the United States Government, are now or hereafter excluded from Borrower's comprehensive all risk insurance policy or business income coverage, the borrower is required to obtain an endorsement to such policies, or separate policies, insuring against all such Terrorism Acts, at the borrower's option, either (A) in an amount not less than $300,000,000 on an aggregate basis covering the US Bank Tower Property and all other properties owned by the OP and/or its affiliates as of the closing


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - US BANK TOWER
--------------------------------------------------------------------------------

     date of the US Bank Tower Loan Pair and providing for a deductible not exceeding $1,000,000, or (B) in a total amount not less than $350,000,000 on an aggregate basis covering the US Bank Tower Property and all other properties owned by the OP and/or its affiliates as of the closing date and providing for a deductible of not in excess of 5% of the full replacement value of the US Bank Tower Property (insurance meeting such requirements being referred to as "FULL COVERAGE"). In either case, the endorsement or policy must be (x) in form and substance reasonably satisfactory to lender, and (y) non-cancelable (to the extent such non-cancelable insurance is available in the marketplace). Notwithstanding the requirements stated above, in the event that Full Coverage is not available at a cost of $3,000,000 per year, then borrower must purchase insurance covering Terrorism Acts at the US Bank Tower Property in an amount equal to the principal balance of the US Bank Tower Loan Pair; provided, however, if such coverage is not available at a maximum cost of $3,000,000 per year, the borrower will be required to obtain the greatest amount of coverage for the US Bank Tower Property obtainable at a cost of $3,000,000 per year. See "Risk Factors-Risks Relating to the Underlying Mortgage Loans - The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Effect Payments on Your Certificates" in the Prospectus Supplement.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 237 PARK AVENUE
--------------------------------------------------------------------------------


                           [PHOTO OF 237 PARK AVENUE]




Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 237 PARK AVENUE
--------------------------------------------------------------------------------


                           [MAP OF 237 PARK AVENUE]


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 237 PARK AVENUE
--------------------------------------------------------------------------------


------------------------------------------------------------    ---------------------------------------------------------
            PROPERTY INFORMATION                                       MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties                       1     Cut-off Date Principal Balance              $119,333,334
Location (City/State)                          New York, NY     Cut-off Date Principal Balance PSF/Unit             $259
Property Type                                        Office     Percentage of Initial Mortgage Pool                 6.8%
                                                                Balance
Size (sf)                                         1,149,789     Number of Mortgage Loans                               1
Percentage Occupancy as of October 10, 2003           99.9%     Type of Security                              Fee Simple
Year Built / Renovated                          1935 / 1981     Mortgage Rate                                     5.786%
Appraisal Value                                $460,000,000     Original Term to Maturity (Months)                    84
Underwritten Occupancy                                95.7%     Original Amortization Term (Months)           IO 36; 360
                                                                                                              thereafter
Underwritten Revenues                           $55,134,042     Cut-off Date LTV Ratio                             64.8%
Underwritten Total Expenses                     $23,076,861     LTV Ratio at Maturity                              61.4%
Underwritten Net Operating Income (NOI)         $32,057,181     Underwritten DSCR on NOI                            1.53
Underwritten Net Cash Flow (NCF)                $31,867,494     Underwritten DSCR on NCF                            1.52
------------------------------------------------------------    ---------------------------------------------------------

o THE LOAN. The mortgage loan (the "237 PARK AVENUE TRUST LOAN") is evidenced by a single note and is secured by a first mortgage encumbering the class-A office building located at 237 Park Avenue, New York, New York (the "237 PARK AVENUE PROPERTY"). The 237 Park Avenue Trust Loan represents approximately 6.8% of the initial mortgage pool balance. The 237 Park Avenue Trust Loan was originated on October 10, 2003, has an original principal balance and a principal balance as of the cut-off date of $119,333,334, and an interest rate of 5.786%. The 237 Park Avenue Trust Loan is one of three pari passu notes comprising of a whole mortgage loan with an original principal balance of $298,000,000. The companion loans to the 237 Park Avenue Trust Loan are evidenced by two separate pari passu notes (the "A-2 NOTE" and the "A-3 NOTE," collectively, the "237 PARK AVENUE PARI PASSU COMPANION LOANS"), each with a principal balance as of the cut-off date of $89,333,333 and an interest rate of 5.786%. The 237 Park Avenue Pari Passu Companion Loans will not be assets of the trust but are expected to be included in future securitizations. The 237 Park Avenue Trust Loan and the 237 Park Avenue Pari Passu Companion Loans (together, the "237 PARK AVENUE LOAN PAIR") are governed by a co-lender agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--Split Loan Structure" and will be serviced pursuant to the terms of the GCCFC 2003-C2 pooling and servicing agreement. The DSCR and LTV on the 237 Park Avenue Trust Loan are 1.52 and 64.8% respectively. The subject financing facilitated the acquisition of the property by the sponsor for a purchase price of $455,000,000. Including escrows, reserves and costs of approximately $40,000,000, the borrower invested approximately $167,000,000 of new cash in the project at origination. Reserves included $16,500,000 for future tenant improvement, leasing commission, and capital costs, as further described below.

     The 237 Park Avenue Trust Loan has an initial term of 84 months and a remaining term of 83 months. The loan requires payments of interest-only for 36 months and then amortizes based on a 360-month schedule. The scheduled maturity date is November 1, 2010. Voluntary prepayment of the 237 Park Avenue Trust Loan is prohibited until August 1, 2010 and permitted thereafter without penalty. Defeasance with United States government obligations is permitted on the earlier of (i) May 1, 2007 and (ii) the date that is two years after the closing date of the last securitization of any portion of 237 Park Avenue Loan Pair.

o THE PROPERTY. The 237 Park Avenue Property is a 21-story, 1,149,789 sf Class-A office building, located in the Park/Lexington submarket of midtown Manhattan in New York, NY. The property was built in 1935 and was redeveloped and expanded in 1981 by Olympia & York. It is designed around a sky-lit center core atrium that spans the full height of the building, which increases the number of offices with windows per floor. There is a total of 1,103,497 sf of office space, 43,830 sf of retail space and 2,462 sf of storage space in the property. Floor sizes range between 55,000 and 62,000 sf, except for the top floor, which contains 25,000 sf. The building does not have actual frontage on Park Avenue, but has entrances on 45th Street, 46th Street and Lexington Avenue. Located in close proximity to Grand Central Station, the property benefits from its access to commuters, and the retail shops and restaurants of Grand Central Station. Additionally, the building contains a 12-car parking garage.

     As of October 10, 2003, the property was 99.9% leased to 28 tenants. The five largest leases in the building represent 95% of the space and include leases to J Walter Thompson Company (40% or 456,132 sf) (the "JWT LEASE"), Credit Suisse Asset Management (30% or 343,715 sf), EM Warburg Pincus & Co., Inc. (10% or 111,545 sf) (the "EM WARBURG LEASE"), International Paper Corp. (10% or 110,800 sf), and Jennison Associates Capital Corporation (5% or 56,040 sf). J Walter Thompson is one of the oldest and largest full-service, global advertising agencies in the world and is a wholly owned subsidiary of the WPP Group Plc ("BBB+" by S&P, "Baa2" by Moody's). Credit Suisse Asset Management, a wholly owned subsidiary of Credit Suisse First Boston USA Inc. ("A+" by S&P, "Aa3" by Moody's), is a leading global asset manager focusing on institutional, investment fund


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 237 PARK AVENUE
--------------------------------------------------------------------------------

     and private client investors, providing investment products and portfolio advice in the Americas, Europe and the Asia-Pacific region. EM Warburg Pincus & Co., Inc. is a global investment banking and private investment counseling company founded in 1939. International Paper Corp. ("BBB" by S&P, "Baa2" by Moody's) produces and distributes printing paper, packaging, forest products, and chemical products. Jennison Associates Capital Corp. is an asset management firm owned by Prudential Financial, Inc. ("A+" by S&P, "A2" by Moody's).

     The following table presents certain information relating to the major tenants at the 237 Park Avenue Property:

                                                                       NET RENTABLE            % OF NET           DATE OF LEASE
                  TENANT                        % OF BASE RENT          AREA (SF)           RENTABLE AREA           EXPIRATION
-----------------------------------------       --------------          ---------           -------------           ----------
J Walter Thompson Company                             24.6%               456,132                39.7%              8/31/2006
Credit Suisse Asset Management                        39.3%               343,175                29.9%              10/31/2014
EM Warburg Pincus & Co., Inc.                         10.8%               111,545                 9.7%              10/31/2009
International Paper Corp.                             10.6%               110,800                 9.6%              9/30/2011
Jennison Associates Capital Corporation                5.3%                56,040                 4.9%              11/30/2011

     The following table presents certain information relating to the lease rollover schedule at the 237 Park Avenue Property:

                                                                                                                      CUMULATIVE %
                     NUMBER OF        AVG. BASE                                      CUMULATIVE %      % OF BASE        OF BASE
                       LEASES          RENT/SF         TOTAL SF     % OF TOTAL SF        OF SF            RENT            RENT
      YEAR            ROLLING          ROLLING         ROLLING        ROLLING(1)      ROLLING(1)       ROLLING(1)      ROLLING(1)
      ----           ---------        ---------        -------      -------------    ------------      ----------     ------------
      2003               0                0               0              0.0%            0.0%             0.0%            0.0%
      2004               1              69.36           1,693            0.1%            0.1%             0.3%            0.3%
      2005               0              0.00              0              0.0%            0.1%             0.0%            0.3%
      2006               2              23.89          456,132          39.7%            39.8%           24.6%           24.9%
      2007               1              0.00              1              0.0%            39.8%            0.0%           24.9%
      2008               5              56.11           11,577           1.0%            40.8%            1.5%           26.4%
      2009               3              42.74          111,545           9.7%            50.5%           10.8%           37.1%
      2010               2              66.40           5,382            0.5%            51.0%            0.8%           37.9%
      2011               4              42.38          177,311          15.4%            66.4%           17.0%           54.9%
      2012               3              93.73           4,037            0.4%            66.8%            0.9%           55.8%
      2013               1              51.75            914             0.1%            66.8%            0.1%           55.9%

-----------------------------

     (1) Calculated based on approximate square footage occupied by each tenant.

o RELEASE OF COLLATERAL. The 237 Park Avenue Trust Loan permits the release of the air rights above the 237 Park Avenue Property, along with various easements for construction, support and access (the "NEW DEVELOPMENT") from the lien of the mortgage in connection with the future development of a residential tower above the 237 Park Avenue Property, subject to the satisfaction of certain conditions, including, among other things: (i) no event of default, (ii) conveyance of the New Development to a third-party entity which may be affiliated with the sponsor of the borrower, but in which neither the borrower nor the borrower's general partner own any beneficial interest, (iii) lender's approval of the borrower's plan for the construction, design and sales of the New Development, (iv) the New Development is a separate legally subdivided parcel and a separate tax parcel, and (v) confirmation from the rating agencies that the release will not result in a downgrade or withdrawal of the ratings for the certificates. In connection with the New Development, the borrower may elect to convert the 237 Park Avenue Property to a condominium form of ownership with the 237 Park Avenue Property comprising one condominium unit and the New Development comprising one or more condominium units.

o THE BORROWER. The borrower is 237 Max Park Avenue, L.P., a single-asset, special-purpose, bankruptcy-remote entity; its general partner (which is also a special-purpose, bankruptcy-remote entity) has two independent managers. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 237 Park Avenue Trust Loan. The borrower is directly and indirectly owned by (i) Max 237 JV Partners LLC, which is under common control with Max Capital Management Corporation ("MAX CAPITAL"), (ii) Five Mounts Properties Ltd. ("FIVE MOUNTS PROPERTIES"), and (iii) a joint venture between Citigroup, WGZ-Bank, and DZ Bank AG (the "EQUITY SYNDICATE"). Max Capital is owned and controlled by Adam Hochfelder and Anthony Westreich. Max Capital is a prominent, institutionally sponsored real estate owner/operator based in New York, with over $2.7 billion of real estate assets under management. Mr. Adam Hochfelder, Max Capital and Max Capital Management LLC


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 237 PARK AVENUE
--------------------------------------------------------------------------------

     guaranteed the non-recourse carveouts of the 237 Park Avenue Trust Loan. In connection with such guaranty, Mr. Hochfelder is required to maintain $4 million in liquidity and $50 million in net worth. Five Mounts Properties is owned and controlled by Beny Steinmetz, a wealthy international investor based in Amsterdam. Five Mounts Properties has or has had investments in Chelsfield (a London-based public property group), Canary Wharf in London, France-GA (a large portfolio of office buildings located in France), and other real estate investments in the United States, France, Italy, the Czech Republic, and Hungary. The Equity Syndicate is affiliated with the group that syndicated the equity in the loan known as the 150 Fifth Avenue Loan, also an asset of the trust.

o ESCROWS. The loan documents provide for certain escrows of real estate taxes, insurance and approved operating expenses and provide for collection of replacement reserves. At closing, the borrower deposited $9,750,000 with respect to anticipated re-leasing or renewal costs associated with the JWT Lease into a rollover reserve account. The JWT Lease expires August 31, 2006 with a renewal notification date of February 28, 2004. If J Walter Thompson does not enter into a renewal or extension of the JWT Lease by January 1, 2005, or approved leases have not been executed with replacement tenants by such date, the borrower will be required to deposit up to $550,000 (out of available excess cash flow after payment of debt service, required reserves, operating expenses and required payments under the mezzanine loan) per month for 20 months (up to a total of $11,000,000) to be used for tenant improvement and leasing commissions in connection with the re-leasing of the space occupied by J Walter Thompson. Additionally, at closing, the borrower deposited $5,000,000 into a general rollover reserve, to pay for anticipated re-leasing or renewal costs associated with the EM Warburg Lease (which expires 10/31/09) and other approved leasing expenses at the property (other than approved leasing expenses in connection with the lease to JWT Lease). The borrower is also required to deposit any lease termination payments and security deposits applied or other payments received on account of lease defaults or lease terminations into the general rollover reserve. In addition, if there is less than $5,000,000 on deposit in the general rollover reserve 12 months prior to the expiration of the EM Warburg Lease, the borrower must make additional deposits (out of available excess cash flow after payment of debt service, required reserves, operating expenses and required payments under the mezzanine loan) and replenish the general rollover reserve such that there will be at least $5,000,000 on deposit at the expiration of the EM Warburg Lease. At closing, the borrower deposited $1,190,783 to pay for certain budgeted discretionary and required capital expenditures at the property and $1,750,000 to pay for future capital expenditures at the property. Finally, at closing, the borrower deposited $1,691,191 into an additional rollover reserve to pay for approved leasing expenses incurred in connection with the leases to Revlon, Washington Mutual Bank, Hale & Hearty Soups and Katz Jewelers.

o LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within two business days after receipt. On each regularly scheduled payment date, any amounts in the lender-controlled account, after payment of debt service, required reserves and approved operating expenses, are swept into a lockbox account established under the mezzanine loan described below, unless a "237 Park Cash Trap Period" (defined below) is continuing. During a 237 Park Cash Trap Period, all remaining cash (after payment of debt service, reserves, approved operating expenses and the debt service payment due under the mezzanine loan described below) is required to be deposited into a lender controlled cash collateral account (which amounts are to be held as additional collateral and may be applied to the payment of the debt upon an event of default under the 237 Park Avenue Trust Loan). Notwithstanding the foregoing, during a JWT Cash Trap Period (defined below), only a portion of the remaining cash in an amount equal to the JWT Offset Amount (defined below) is deposited into the cash collateral account. A "237 PARK CASH TRAP PERIOD" will exist if (i) an event of default under the 237 Park Avenue Loan Pair has occurred (and will continue until the event of default has been cured), (ii) as of the last day of any calendar quarter, the DSCR is less than 1.00 (and will continue until the DSCR has been restored to 1.00), or (iii) J Walter Thompson exercises its right under the JWT Lease to withhold base rent (such withheld base rent is the "JWT OFFSET AMOUNT") in connection with a dispute regarding real estate tax escalation payments (such period, the "JWT CASH TRAP PERIOD") (and will continue until such time that J Walter Thompson ceases to exercise such offset right).

o PROPERTY MANAGEMENT. Max 237 Management LLC is the property manager for the 237 Park Avenue Property. The property manager is affiliated with the borrower. The lender may replace the property manager upon the occurrence and during the continuance of an event of default under the loan agreement, if the manager is in material default under the management agreement (beyond applicable notice and cure periods), or upon the gross negligence, malfeasance or willful misconduct of the manager. Max 237 Management LLC manages a portfolio of 5,500,000 sf, and has managed the 237 Park Avenue Property for four years.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 237 PARK AVENUE
--------------------------------------------------------------------------------

     Management fees are equal to the greater of 1.5% of total revenues at the property or $75,000 per month. The manager also collects a leasing commission equal to a percentage of fixed rent payable by a tenant during the initial term of the lease.

o MEZZANINE OR SUBORDINATE INDEBTEDNESS. Concurrent with the origination of the 237 Park Avenue Trust Loan, the mortgage loan seller originated a $30,000,000 mezzanine loan to 237 Park Mezz, L.P., the 99.5% limited partner of the borrower and the 100% owner of the borrower's general partner (the "SENIOR BORROWER GP"). The mezzanine loan is coterminous with the 237 Park Avenue Trust Loan. As of the cutoff date, the principal balance on the mezzanine loan is $30,000,000. The interest rate under the mezzanine loan is 5.786%. The mezzanine loan is interest-only for 36 months and then amortizes based on a 30-year schedule. The mezzanine loan is subject to cash management controls as set forth in the loan agreement for such mezzanine loan. The mezzanine loan was assigned to Teacher's Insurance and Annuity Association, which entity executed an intercreditor agreement between it and the senior lender. The mezzanine loan is secured by a pledge of the equity interests in the senior borrower and the Senior Borrower GP. Under the mezzanine loan documents and the intercreditor agreement, the mezzanine lender possesses the right to cure a default under the senior loan documents. In addition, if there is a default under the senior loan documents, the mezzanine lender may purchase the senior loan at par. The senior lender may not amend the senior loan documents without the consent of the holder of the mezzanine loan if the amendment increases the interest rate or principal amount of the senior loan, modifies the maturity date, or otherwise amends certain specified terms. Upon the occurrence of an event of default under the mezzanine loan documents, the mezzanine lender may foreclose upon the partnership and membership interests in the senior borrower and the Senior Borrower GP, which would result in a change of control with respect to the senior borrower and could result in a change in the management of the 237 Park Avenue Property. Transfer of the mezzanine lender's interest in the mezzanine loan is governed by the terms of the intercreditor agreement, which prohibits transfers of more than 49% of the mezzanine lender's interest in the mezzanine loan unless such transfer is to a "qualified transferee" under the intercreditor agreement or rating agency approval has been obtained.

o TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance. The property is insured for terrorism damage up to $700,000,000 (inclusive of business interruption and rent loss coverage for a 18-month indemnity period). On future annual renewals, terrorism insurance must be maintained subject to premium limits equal to 125% of the aggregate property insurance premiums for the prior year. See "Risk Factors-Risks Relating to the Underlying Mortgage Loans - The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Effect Payments on Your Certificates" in the Prospectus Supplement.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 1801 K STREET
--------------------------------------------------------------------------------


                            [PHOTO OF 1801 K STREET]


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 1801 K STREET
--------------------------------------------------------------------------------



                             [MAP OF 1801 K STREET]



Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 1801 K STREET
--------------------------------------------------------------------------------

---------------------------------------------------------------    -----------------------------------------------------------------
            PROPERTY INFORMATION                                          MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties                          1     Cut-off Date Principal Balance                      $117,115,625
Location (City/State)                           Washington, DC     Cut-off Date Principal Balance PSF/Unit                     $230
Property Type                                           Office     Percentage of Initial Mortgage Pool Balance                 6.6%
Size (sf)                                              563,795     Number of Mortgage Loans                                       1
Percentage Occupancy as of August 23, 2003               98.4%     Type of Security                                      Fee Simple
Year Built                                                1972     Mortgage Rate                                             5.578%
Appraisal Value                                   $187,000,000     Original Term to Maturity (Months)                            84
Underwritten Occupancy                                   94.7%     Original Amortization Term (Months) thereafter        IO 24; 360
Underwritten Revenues                              $21,975,207     Cut-off Date LTV Ratio                                     69.2%
Underwritten Total Expenses                         $7,129,681     LTV Ratio at Maturity                                      64.4%
Underwritten Net Operating Income (NOI)            $14,845,526     Underwritten DSCR on NOI                                    1.67
Underwritten Net Cash Flow (NCF)                   $13,751,206     Underwritten DSCR on NCF                                    1.55
---------------------------------------------------------------    ----------------------------------------------------------------

o THE LOAN. The mortgage loan (the "1801 K STREET TRUST LOAN") is evidenced by a single note and is secured by a first mortgage encumbering the class-A office building located at 1801 K Street, Washington, D.C. (the "1801 K STREET PROPERTY"). The 1801 K Street Trust Loan represents approximately 6.6% of the initial mortgage pool balance. The 1801 K Street Trust Loan was originated on August 22, 2003, has an original principal balance and a principal balance as of the cut-off date of $117,115,625, and an interest rate of 5.578%. The 1801 K Street Trust Loan is one of two pari passu notes comprising a whole mortgage loan with an original principal balance of $129,487,500. The companion loan to the 1801 K Street Trust Loan is evidenced by a pari passu note (the "1801 K STREET PARI PASSU COMPANION LOAN"), with a principal balance as of the cut-off date of $12,371,875 and an interest rate of 5.578%. The 1801 K Street Pari Passu Companion Loan will not be an asset of the trust but is anticipated to be included in a future securitization. The 1801 K Street Trust Loan and the 1801 K Street Pari Passu Companion Loan (together, the "1801 K STREET LOAN PAIR") are governed by a co-lender agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--Split Loan Structure" and will be serviced pursuant to the terms of the GCCFC 2003-C2 pooling and servicing agreement. The DSCR and LTV on the 1801 K Street Trust Loan are
     1.55 and 69.2% respectively. The subject financing facilitated the acquisition of the 1801 K Street Property from Teachers Insurance and Annuity Association ("TIAA") for a purchase price of $181,750,000. Including escrows, reserves, and closing costs, the borrower invested approximately $33,000,000 of new cash in the project at acquisition. The sponsor of the borrower delivered a leasing cost guaranty in an amount equal to 125% of the annual amount of leasing expenses at the 1801 K Street Property.

     The 1801 K Street Trust Loan has an initial term of 84 months and a remaining term of 81 months. The loan requires payments of interest-only for the first 24 months then amortizes over a 360-month schedule. The scheduled maturity date is September 1, 2010. Voluntary prepayment of the 1801 K Street Trust Loan is prohibited until July 1, 2010 and permitted thereafter without penalty. Defeasance with United States government obligations is permitted beginning two years after the securitization closing date.

o THE PROPERTY. The 1801 K Street Property is a 12-story, 563,795 sf Class-A office building, located in the "Golden Triangle" section of Washington, D.C.'s central business district. The L-shaped building was built in 1972 and takes up the entire city block between K and L Streets. The floor plates are large at 40,000 sf. The building contains a three-level, below-grade attended parking facility, with capacity for 353 cars.

     As of August 23, 2003, the property was 98.4% leased to 24 tenants. The three largest tenants occupying the building are Young & Rubicam, L.P. (61,048 sf; parent WPP Group Plc rated "BBB+" by S&P, "Baa2" by Moody's), Bank of America N.A. (54,845 sf; "A+" by S&P, "Aa2" by Moody's) and The Society of Plastics Industry, Inc. (42,773 sf). Young & Rubicam is a global marketing and communications organization, with integrated services in advertising, database marketing and customer relationship management. Young & Rubicam is headquartered in New York and has 539 offices in 80 countries worldwide. Bank of America N.A. is the North American holding company for Bank of America Inc., a bank holding company and financial holding company. The Society of Plastics is a trade association representing the plastics manufacturing industry.

     The largest tenant at the 1801 K Street Property, Arter & Hadden (a Cleveland-based law firm) is in dissolution and is winding up its affairs. The tenant had been subletting 52.6% of its space. The borrower is in the process of attempting to convert these subleases into formal tenant leases. A Starwood entity, SOF-VI U.S. Holdings, L.L.C. ("SOF-VI"), has executed a master lease with respect to the entirety of the spaced demised under the lease with Arter & Hadden, which contains the same economic terms


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 1801 K STREET
--------------------------------------------------------------------------------


     and the same expiration date as the Arter & Hadden lease. To the extent that the borrower enters into any new direct lease with a tenant covering a portion of the space demised under the master lease (including any existing sublease that becomes a direct lease), the obligations of SOF-VI under the master lease will be reduced accordingly.

The following table presents certain information relating to the major tenants (other than SOF-VI under the master lease) at the 1801 K Street Property:

                                                                       NET RENTABLE            % OF NET           DATE OF LEASE
                  TENANT                        % OF BASE RENT          AREA (SF)           RENTABLE AREA           EXPIRATION
---------------------------------------         --------------          ---------           -------------           ----------
Young & Rubicam                                       11.23%               61,048                10.83%             10/31/2006
Bank of America                                       10.85%               54,845                 9.73%             12/31/2010
The Society of Plastics                                7.24%               42,773                 7.59%             12/31/2007



     The following table presents certain information relating to the lease rollover schedule at the 1801 K Street Property:

                                                                                                                      CUMULATIVE %
                     NUMBER OF        AVG. BASE                                      CUMULATIVE %      % OF BASE        OF BASE
                       LEASES          RENT/SF         TOTAL SF     % OF TOTAL SF        OF SF            RENT            RENT
      YEAR            ROLLING          ROLLING         ROLLING        ROLLING(1)      ROLLING(1)       ROLLING(1)      ROLLING(1)
      ----           ---------        ---------        -------      -------------    ------------      ----------     ------------
      2003               0              0.00              0              0.0%            0.0%             0.0%            0.0%
      2004               2              37.67           2,096            0.4%            0.4%             0.4%            0.4%
      2005               2              34.68           31,543           5.6%            6.0%             5.6%            6.0%
      2006               8              38.36          160,138          28.4%            34.4%           31.3%           37.2%
      2007               4              34.77          132,206          23.4%            57.8%           23.4%           60.6%
      2008               4              38.39           58,367          10.4%            68.2%           11.4%           72.0%
      2009               1              21.25           37,733           6.7%            74.9%            4.1%           76.1%
      2010               4              37.29          125,333          22.2%            97.1%           23.8%           99.9%
      2011               0              0.00              0              0.0%            97.1%            0.0%           99.9%
      2012               1              23.98            827             0.1%            97.2%            0.1%           100.0%

-----------------------------
(1)      Calculated based on approximate square footage occupied by each tenant.

o THE BORROWER. The borrower is 1801 K Street Investors, L.L.C., a single-asset, special-purpose, bankruptcy-remote entity (including an independent director/manager). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1801 K Street Trust Loan. The sponsor of the borrower is Starwood Global Opportunity Fund VI-A, L.P., a fund with $387,000,000 of committed equity capital and one of 4 affiliated funds (VI-B, VI-D and VI-F) with a combined $567,000,000 of committed equity capital. The combined Starwood Global Opportunity Fund VI is one of six investment funds of Starwood Capital Group LLC, a privately held investment management firm located in Greenwich, Connecticut, that specializes in global real estate-related investments on behalf of select private and institutional investor partners. Founded in 1991, Starwood is one of the nation's most active real estate investors having acquired a highly diversified portfolio totaling more than $7.5 billion in real estate assets. SOF-VI guaranteed the non-recourse carveouts of the 1801 K Street Trust Loan. In connection with such guaranty, SOF-VI is required to maintain $5,000,000 in liquidity and $100,000,000 in net worth.

o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for collection of replacement reserves. At closing, the borrower deposited $166,666.67 into the rollover reserve. In addition, each month, to the extent there is available excess cash (i.e., after payment of debt service, required reserves, operating expenses and required payments under the mezzanine loan described below), the excess cash will be deposited into the rollover reserve for tenant improvements and leasing commissions in an amount equal to one-twelfth of the following amounts: $2,000,000 for the first loan year ($166,666.66/month); $900,000 for the second loan year ($75,000/month); $1,400,000 for the third loan year ($116,666.66/month); $3,800,000 for the fourth loan year ($316,666.66/month); $2,100,000 for the fifth loan year ($175,000/month);
     $2,000,000 for the sixth loan year $166,666.66/month); $2,000,000 for the seventh loan year $166,666.66/month); and $1,600,000 for the eighth loan year ($133,333.33/month), each of which is subject to recalculation by the lender. Pursuant to a Guaranty of Leasing Expenses, the borrower's sponsor executed a guaranty covering the payment of all leasing expenses at the 1801 K Street Property, capped at 125% of the foregoing annual amounts (as each of the same may be recalculated by the lender). The borrower is also required to deposit any lease termination payments and security deposits applied

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 1801 K STREET
--------------------------------------------------------------------------------

     or other payments received on account of lease defaults or lease terminations into the rollover reserve. In addition, (i) $412,500 was escrowed at closing to be utilized for certain required repairs at the 1801 K Street Property, (ii) $665,676 was escrowed at closing to reimburse the borrower for payments under a contract relating to caulking and polishing at the 1801 K Street Property and (iii) the borrower is required to make monthly deposits, each in the amount of one-twelfth of the product obtained by multiplying $0.20 by the aggregate number of rentable square feet at the 1801 K Street Property, to pay for future capital expenditures at the 1801 K Street Property. See Annex A to the prospectus supplement for information regarding escrow reserves.

o LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within two business days after receipt. On each regularly scheduled payment date, any amounts in the lender-controlled account, after payment of debt service, required reserves and approved operating expenses, are swept into a lockbox account established under the mezzanine loan described below, unless an "1801 K Street Cash Trap Period" (defined below) is continuing. During an 1801 K Street Cash Trap Period, all remaining cash (after payment of debt service, reserves, approved operating expenses and required payments due under the mezzanine loan described below) is required to be deposited into a cash collateral account (which, at lender's discretion, may be applied to the debt upon an event of default under the 1801 K Street Trust Loan (in which case such prepayment of principal will be subject to the yield maintenance premium) or in the event that the DSCR thresholds described below are not met for two consecutive calendar quarters (in which case such prepayment of principal will be without the yield maintenance premium)). An "1801 K STREET CASH TRAP PERIOD" will exist if (i) an event of default under the 1801 K Street Trust Loan has occurred (and will continue until the event of default has been cured) or (ii) as of the last day of any calendar quarter, the DSCR is less than (x) 1.43 through September 30, 2006, and (y) 1.61 thereafter (and will continue until the DSCR threshold has been restored for (x) one calendar quarter with respect to the first 1801 K Street Cash Trap Period and (y) two calendar quarters with respect to any 1801 K Street Cash Trap Period thereafter. Upon the termination of an 1801 K Street Cash Trap Period, all amounts then on deposit in the cash collateral account will be returned to the borrower.

o PROPERTY MANAGEMENT. Woodmark Real Estate Services, Inc. ("WOODMARK") is the property manager for the 1801 K Street Property. An entity controlled by the property manager has a minority (1.56%), non-controlling, indirect interest in the borrower. The lender may replace the property manager upon the occurrence and during the continuance of an event of default under the loan agreement, if the manager is in default under the management agreement, or upon the gross negligence, malfeasance or willful misconduct of the manager, or if the DSCR at the end of any two consecutive calendar quarters is less than 1.37. Woodmark is a full service real estate management organization headquartered in Washington, D.C., offering its clients property management, brokerage and investment services, including construction management and investment sales. Formed in 1995, Woodmark is the 15th largest property manager out of 150 management companies in Washington, D.C., with 3.2 million sf under management. Management fees are 1.25% of monthly gross income from the 1801 K Street Property.

o MEZZANINE OR SUBORDINATE INDEBTEDNESS. Concurrent with the origination of the 1801 K Street Trust Loan, the mortgage loan seller originated a $25,000,000 mezzanine loan to 1801 K Street Associates, L.L.C., the sole member of the borrower. As of the cutoff date, the principal balance of the mezzanine loan is $25,000,000. The mezzanine loan is coterminous with the 1801 K Street Trust Loan. The interest rate under the mezzanine loan is equal to 5.578%. The mezzanine loan is interest-only for 24 months and then amortizes based on a 30-year schedule. The mezzanine loan is subject to cash management controls as set forth in the loan agreement for such mezzanine loan. The mezzanine loan was assigned to TIAA, which executed a standard intercreditor agreement between it and the senior lender. The mezzanine loan is secured by a pledge of the equity interests in the borrower. Under the mezzanine loan documents and the intercreditor agreement, the mezzanine lender has the right to cure a default under the senior loan documents and, if there is a default under the senior loan documents, the mezzanine lender has the right to purchase the senior loan at par. The senior lender may not amend the senior loan documents if the amendment would increase the interest rate or principal amount of the senior loan, modify the maturity date, or otherwise amend certain specified terms. Upon the occurrence of an event of default under the mezzanine loan documents, the mezzanine lender may foreclose upon the membership interests in the borrower, which would result in a change of control with respect to the borrower and could result in a change in the management of the 1801 K Street Property. Transfer of the mezzanine lender's interest in the mezzanine loan is governed by the terms of the intercreditor agreement, which prohibits transfers of more than 49% of the mezzanine lender's interest in the mezzanine loan unless such transfer is to a "qualified transferee" under the intercreditor agreement or rating agency approval has been obtained.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 1801 K STREET
--------------------------------------------------------------------------------


o TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance. The property is insured for terrorism damage up to $300,000,000 (inclusive of business interruption and rent loss coverage for a 12-month indemnity period). On future annual renewals, terrorism insurance may be maintained as part of a blanket policy covering other properties owned by the borrower sponsor, provided that no other property (besides the 1801 K Street Property) located in the Washington, D.C. business district may be added to the blanket policy unless the aggregate amount of insurance coverage is increased by an amount acceptable to lender. See "Risk Factors-Risks Relating to the Underlying Mortgage Loans - The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Effect Payments on Your Certificates" in the Prospectus Supplement.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - BROADWAY MALL
--------------------------------------------------------------------------------

                            [PHOTOS OF BROADWAY MALL]


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - BROADWAY MALL
--------------------------------------------------------------------------------


                             [MAP OF BROADWAY MALL]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - BROADWAY MALL
--------------------------------------------------------------------------------


------------------------------------------------------------    ---------------------------------------------------------
            PROPERTY INFORMATION                                       MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties                       1     Cut-off Date Principal Balance               $97,000,000
Location (City/State)                           Hicksville,     Cut-off Date Principal Balance PSF/Unit              $92
                                                        N Y
Property Type                                        Retail     Percentage of Initial Mortgage Pool                 5.5%
                                                                Balance
Size (sf)                                         1,050,620     Number of Mortgage Loans                               1
Percentage Occupancy as of November 1, 2003           97.3%     Type of Security                              Fee Simple
Year Built/Renovated                              1956/2001     Mortgage Rate                                     6.420%
Appraisal Value                                $124,800,000     Original Term to Maturity (Months)                   120
Underwritten Occupancy                              97.10 %     Original Amortization Term (Months)           IO 5 / 356
                                                                                                              thereafter
Underwritten Revenues                           $21,242,610     Cut-off Date LTV Ratio                             77.7%
Underwritten Total Expenses                     $10,921,192     LTV Ratio at Maturity                              67.0%
Underwritten Net Operating Income (NOI)         $10,321,418     Underwritten DSCR on NOI                            1.41
Underwritten Net Cash Flow (NCF)                 $9,862,599     Underwritten DSCR on NCF                            1.35
------------------------------------------------------------    ---------------------------------------------------------

o THE LOAN. The mortgage loan (the "BROADWAY MALL LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a Class-A regional shopping mall located in Hicksville, New York in west-central Long Island (the "BROADWAY MALL PROPERTY"). The Broadway Mall Loan represents approximately 5.5% of the initial mortgage pool balance. The Broadway Mall Loan was originated on June 5, 2003, has an original principal balance and a principal balance as of the cut-off date of $97,000,000, and an interest rate of 6.42%. The initial funding of the Broadway Mall Loan occurred on June 5, 2003 for $94,000,000, while the final funding of $3,000,000 occurred on December 1, 2003. The DSCR and LTV on the Broadway Mall Loan are 1.35 and 77.7%, respectively. The proceeds of the Broadway Mall Loan were used to refinance existing debt on the Broadway Mall Property, fund reserves under the Broadway Mall Loan, and pay transaction costs.

     The Broadway Mall Loan has an initial term of 120 months and a remaining term of 115 months. The loan requires payments of interest-only for the first five months and then amortizes on a 356-month schedule. The scheduled maturity date is July 1, 2013. Voluntary prepayment of the Broadway Mall Loan is prohibited until April 1, 2013 and permitted thereafter without penalty. Defeasance with United States government obligations is permitted beginning January 1, 2006.

o THE PROPERTY. The Broadway Mall Property is an enclosed regional shopping mall with three anchors and 104 stores with a gross leasable area of 1,050,620 sf. The Broadway Mall Property is located in densely populated Nassau County approximately1/2mile south of Exit 41S on the Long Island Expressway. The Broadway Mall Property is anchored by a 300,555 sf Macy's department store (a subsidiary of Federated Department Stores, rated "BBB+" by S&P, "Baa1" by Moody's), a 274,542 sf IKEA, and a 74,550 Broadway Multiplex movie theater. The IKEA store at the Broadway Mall Property is the only IKEA store on Long Island and under terms of its lease it is prohibited from opening another store in Nassau County. The Broadway Mall Property has a partial second floor, a 500-seat food court and a 12-screen movie theater. Excluded from the collateral for the Broadway Mall Loan is a former JC Penney store that the borrower ground-leased to an affiliate, which has in turn subleased the space to Target ("A+" by S&P, "A2" by Moody's) (the "TARGET PARCEL"). In January 2003, Target took possession of the site and anticipates opening a 139,840 sf Target Greatland in 2004. Target has received site plan approval to begin construction of its store. The Target Lease is structured with a put-call provision exercisable after the parcel is subdivided that allows the tenant to purchase, or the borrower to force the sale, of the Target Parcel from the borrower for $15,000,000. The Mortgage Loan Seller provided a separate, $13,000,000 floating rate loan to the borrower affiliate secured by a leasehold interest in the Target Lease.

     Originally built in 1956 as an open-air shopping center, the Broadway Mall Property was enclosed in 1968 and completely renovated in 2001. Since acquiring the Broadway Mall Property in June 2001, GG&A, (the sponsor of the borrower, as defined below), has leased-up in-line space, replaced JC Penney with Target and created mall entrances for Macy's and IKEA in order to promote cross-traffic with in-line retailers. There is also a freestanding Sears store across the street from the Broadway Mall Property (whose owner is not affiliated with the borrower of the Broadway Mall Loan) that has sales in excess of $55,000,000 per year. As of November 1, 2003, the property is 97.3% occupied.

     In-line tenants report average sales of $335 psf. Occupancy costs, based on underwritten rent and recoveries, are approximately 13.3% for in-line space (based on comparable sales, which include tenants that have reported a full year of sales through September 2003). In 2001, Federated Department Stores, Inc. ("FEDERATED") converted the Stern's at the property to a Macy's at a cost of $6,000,000 dollars that included enhancing the store's entrances into the mall. The lease with Macy's provides that the store must


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - BROADWAY MALL
--------------------------------------------------------------------------------

     be operated as a Macy's through 2011 and as a Federated department store through 2017. IKEA has been a tenant at the Broadway Mall Property for 14 years and reported sales of approximately $100,000,000 in 2002, though IKEA is not required to pay percentage rent. IKEA just completed a reconfiguration of their space at a cost of $20,000,000. The theater is leased and operated by an affiliate of National Amusements, Inc. (parent company of Viacom, CBS and Paramount). The company owns and operates over 1,390 movie screens worldwide.

     The Broadway Mall Property is located in Hicksville, Nassau County, New York, in west-central Long Island. The Broadway Mall Property is located on NY State Route 106/107, approximately 1/2 mile south of the Long Island Expressway and the Northern State Parkway, the two primary east-west highways serving the northern half of Long Island. The Broadway Mall Property lies in a densely populated area of Long Island with average household incomes exceeding $90,000 per year. The average 2002 household income within a five-mile radius of the property is $118,359.

     The following table presents certain information relating to the major tenants at the Broadway Mall Property:

                                                                       NET RENTABLE            % OF NET           DATE OF LEASE
                  TENANT                        % OF BASE RENT          AREA (SF)           RENTABLE AREA           EXPIRATION
-----------------------------------------       --------------          ---------           -------------           ----------
Macy's                                                3.39%               300,555                28.61%              1/1/2017
IKEA                                                 14.03%               274,542                26.13%             9/19/2088
Broadway Multiplex                                    9.97%                74,550                 7.10%             1/31/2015


     The following table presents certain information relating to the lease rollover schedule at the Broadway Property:

                                                                                                                      CUMULATIVE %
                     NUMBER OF        AVG. BASE                                      CUMULATIVE %      % OF BASE        OF BASE
                       LEASES          RENT/SF         TOTAL SF     % OF TOTAL SF        OF SF            RENT            RENT
      YEAR            ROLLING          ROLLING         ROLLING        ROLLING(1)      ROLLING(1)       ROLLING(1)      ROLLING(1)
      ----           ---------        ---------        -------      -------------    ------------      ----------     ------------
      2003               5              12.50           8,822            0.8%            0.8%             0.8%            0.8%
      2004               3              30.72           6,514            0.6%            1.5%             1.5%            2.3%
      2005               6              23.59           30,220           2.9%            4.3%             5.4%            7.7%
      2006               9              37.26           12,486           1.2%            5.5%             3.5%           11.2%
      2007               12             34.33           18,209           1.7%            7.3%             4.7%           15.9%
      2008               13             25.86           46,939           4.5%            11.7%            9.2%           25.1%
      2009               16             39.28           54,082           5.1%            16.9%           16.0%           41.1%
      2010               7              22.17           20,322           1.9%            18.8%            3.4%           44.5%
      2011               11             25.90           64,888           6.2%            25.0%           12.7%           57.2%
      2012               4              13.44           26,255           2.5%            27.5%            2.7%           59.8%
      2013               9              30.16           24,907           2.4%            29.9%            5.7%           65.5%

-----------------------------
(1)  Calculated based on approximate square footage occupied by each tenant.

o RELEASE OF COLLATERAL. After January 1, 2006, the loan documents permit the release of 2.438 acres of vacant, unimproved land at the Broadway Mall Property to which the appraisal ascribed a value of $600,000. To obtain such release, the borrower must partially defease the Broadway Mall Loan in the amount of $917,000 and provide evidence acceptable to the lender that, among other things, (i) the portion to be released is a separate tax parcel and (ii) the release will not materially affect the Broadway Mall Property with respect to, among other things, parking and access. Additionally, the Target Parcel may be released from the lien of the mortgage for nominal consideration in connection with a transfer of the Target Parcel to the tenant pursuant to Target's exercise of its purchase option, subject to, among other things, (i) evidence that the Target Parcel is a separate tax parcel, and (ii) receipt by the lender of a reciprocal easement and operating agreement between the borrower and the transferee of the Target Parcel.

o THE BORROWER. The borrower is GG&A Broadway Partners, LLC, a single-member, single-purpose, single-asset, bankruptcy-remote entity with an independent director. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Broadway Mall Loan. The sponsor of the borrower is Gregory Greenfield & Associates ("GG&A"), a real estate investment and development company founded in 1988. Currently, the company oversees a portfolio of 14 regional malls, comprising over 10 million sf, with an aggregate value in excess of $750,000,000. Based on its current outstanding debt of approximately $575,000,000, GG&A (and its limited partners) has implied equity of over $275,000,000. The principals of the


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - BROADWAY MALL
--------------------------------------------------------------------------------

     company were previously senior officers of Compass Retail, Inc., formerly a national, regional mall management, leasing, and development organization. Gregory Greenfield & Associates, Ltd. and Gregory Greenfield guaranteed the non-recourse carveouts of the Broadway Mall Loan. In connection with such guaranty, Gregory Greenfield & Associates, Ltd. is required to maintain $1,500,000 in liquidity, $1,500,000 in net worth, and $15,000,000 current market value of its assets. The individual liability of Gregory Greenfield under such guaranty is limited to $1,000,000.

o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for collection of replacement reserves of $9,383 per month. At closing, the borrower deposited $650,000 into a rollover reserve account for payment of tenant improvements and leasing commissions, while an additional $1,500,000 was added to the reserve on December 1, 2003 as part of the second funding. The borrower is also required to make monthly deposits of $41,667 into the rollover reserve account, provided that the monthly deposits are not required when there is at least $2,350,000 in the account. The borrower is also required to deposit into the rollover reserve any payments received for lease terminations and liquidations of security deposits from defaulted tenants (provided that any such amounts deposited will not be counted towards the $2,200,000 cap described above). At closing, the borrower also deposited $205,000 into a reserve for required repairs to the property, $375,000 into a reserve for costs under an outstanding signage contract, and $1,200,000 into a reserve for approved leasing expenses with respect to three specific leases.

o LOCK BOX AND CASH MANAGEMENT. The Broadway Mall Loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default), within one business day after receipt. All funds from the lender-controlled account are transferred, within one business day of receipt, to an account controlled by Borrower, unless a "Cash Management Period" is in effect. A "Cash Management Period" commences upon: (i) the stated maturity date, (ii) an event of default under the loan documents, (iii) if, as of the end of any calendar quarter (a "Calculation Date"), the debt service coverage ratio is less than 1.15 or (iv) if, at any time subsequent to December 1, 2005, Target Corporation ceases to operate a department store on the Target Parcel (excluding a temporary cessation of business due to casualty) (a "TARGET CASH MANAGEMENT PERIOD"). A Cash Management Period ends upon (A) with respect for the matters described in clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, lender has determined that the property has achieved a debt service coverage ratio of at least 1.15 for two consecutive Calculation Dates or
     (C) with respect to a Target Cash Management Period, (1) both Macy's and IKEA are then operating in their respective premises and (2) either (x) Target Corporation (or its successor or subtenant) resumes operations in the Target Parcel (or a portion thereof covering at least 80,000 sf for a period of six consecutive months) or (y) Borrower has entered into a new anchor lease covering a minimum of 100,000 rentable sf and such new anchor tenant has taken occupancy and has been open for business for a period of six consecutive months. Alternatively, with respect to a Target Cash Management Period, such Target Cash Management Period shall also end if (i) for four consecutive Calculation Dates subsequent to June 30, 2009, the underwritten debt service coverage ratio is at least 1.30 and (ii) both Macy's and IKEA are then operating in their respective premises. During the continuance of a Cash Management Period, funds in the lock box will be swept on a daily basis into an account controlled by the lender and applied to pay debt service, operating expenses, and any required reserves under the loan documents. In addition, during the continuance of a Cash Management Period, all available cash after payment of debt service, required reserves and operating expenses are held as additional cash collateral for the debt.

o PROPERTY MANAGEMENT. Jones Lang LaSalle Americas, Inc. is the property manager for the Broadway Mall Property. Jones Lang LaSalle is not affiliated with the borrower. Jones Lang LaSalle, Incorporated (NYSE: JLL), formerly LaSalle Partners Incorporated, is a full-service real estate services company that manages approximately 700 million sf of property, provides investment management services for $23 billion of assets, and provides hotel acquisition, disposition, strategic advisory and valuation, corporate property services, development services, project management, tenant and agency leasing, investment disposition, acquisition, financing and capital placement services on a local, regional and global basis from offices in over 35 countries on five continents. The lender may replace the property manager (i) if an event of default under the Broadway Mall Loan has occurred and is continuing, (ii) if an event of default under the management agreement has occurred and is continuing, or (iii) upon the gross negligence, malfeasance or willful misconduct of the property manager. The property manager receives a management fee equal to 3% of the gross revenues, but in no event less than $29,167 per month. The property manager is also entitled to a leasing fee equal to 2.5% (for renewals and relocations) or 5% (for new leases) of the base rent payable during the


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - BROADWAY MALL
--------------------------------------------------------------------------------

     initial term of the lease. Additionally, the property manager is entitled to a specialty licensing commission equal to 10% of revenues up to $800,000, and 20% of revenues above $800,000.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. None.

o TERRORISM INSURANCE. The Broadway Mall Property is insured against acts of terrorism as part of its all-risk property insurance. The loan documents require the borrower to maintain terrorism insurance for 100% of the full replacement cost of the improvements of the Broadway Mall Property, over the term of the Broadway Mall Loan. The Broadway Mall Loan is currently insured for the full property coverage of $125,000,000. See "Risk Factors-Risks Relating to the Underlying Mortgage Loans - The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Effect Payments on Your Certificates" in the Prospectus Supplement.

o ENVIRONMENTAL INSURANCE. The environmental report prepared in connection with the origination of the Broadway Mall Loan identified certain potential environmental concerns at the Broadway Mall Property. The consultant estimated that clean-up costs would not exceed $350,000. The borrower purchased (prepaid the premium in full) an environmental insurance policy issued by Chubb Custon Insurance Co ("AA" by S&P, "Aa2" by Moody's), which policy has a $10,000 deductible and a 15-year policy term. In the event of a default and the discovery of "environmental damage" (as defined in the policy), the insurer is required to pay the lesser of the outstanding balance of the Broadway Mall Loan or the cost to remediate the environmental damage, up to $1,000,000 in the aggregate. For a more detailed description of the environmental insurance policy, please see the description in the prospectus supplement under "Risk Factors - Risks Relating to the Underlying Mortgage Loans - Lending on Income Producing Properties Entails Environmental Risks."


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - PINNACLE
--------------------------------------------------------------------------------




                              [PHOTOS OF PINNACLE]



Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS -PINNACLE
--------------------------------------------------------------------------------


                                [MAP OF PINNACLE]


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS -PINNACLE
--------------------------------------------------------------------------------

------------------------------------------------------------    -------------------------------------------------------
            PROPERTY INFORMATION                                       MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties                       1     Cut-off Date Principal Balance             $86,100,000
Location (City/State)                           Burbank, CA     Cut-off Date Principal Balance PSF/Unit           $219
Property Type                                        Office     Percentage of Initial Mortgage Pool               4.9%
                                                                Balance
Size (sf)                                           392,899     Number of Mortgage Loans                             1
Percentage Leased as of November 1, 2003              90.8%     Type of Security                            Fee Simple
Year Built                                             2002     Mortgage Rate                                    5.29%
Appraisal Value                                $145,000,000     Original Term to Maturity (Months)                 120
Underwritten Occupancy                                90.8%     Original Amortization Term (Months)      Interest Only
Underwritten Revenues                           $15,841,168     Cut-off Date LTV Ratio                           59.4%
Underwritten Total Expenses                      $4,176,893     LTV Ratio at Maturity                            59.4%
Underwritten Net Operating Income (NOI)         $11,664,275     Underwritten DSCR on NOI                          2.56
Underwritten Net Cash Flow (NCF)                $11,552,555     Underwritten DSCR on NCF                          2.54
------------------------------------------------------------    -------------------------------------------------------

o THE LOAN. The mortgage loan (the "PINNACLE LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a 392,899 sf class-A office building located in Burbank, California (the "PINNACLE PROPERTY"). The Pinnacle Loan represents approximately 4.9% of the initial mortgage pool balance. The Pinnacle Loan was originated on November 21, 2003, has a principal balance as of the cut-off date of $86,100,000 and an interest rate of 5.29%. The DSCR and LTV on the Pinnacle Loan are 2.54 and 59.4%, respectively. The Pinnacle Loan proceeds financed the acquisition of the Pinnacle Property for $143,500,000 on November 21, 2003. Approximately $63,900,000 (40% of purchase price plus reserves and closing costs) of equity was contributed to the acquisition.

     The Pinnacle Loan has an initial and remaining term of 120 months. The loan requires payments of interest-only for its entire term. The scheduled maturity date is December 1, 2013. Voluntary prepayment of the Pinnacle Loan is permitted in whole (but not in part), provided that with respect to any prepayment made before September 1, 2013, the borrower will be required to pay a yield maintenance premium calculated by taking the net present value of the remaining loan payments discounted at an applicable treasury rate (as described in the loan documents), but in no event less than 8% of the repaid principal amount. From and after September 1, 2013, the Pinnacle Loan may be prepaid without penalty. Defeasance with United States government obligations is permitted beginning January 1, 2006, after which time borrower has the option to either defease or prepay the Pinnacle Loan in full.

o THE PROPERTY. Completed in 2002, the Pinnacle Property is a 392,899 square foot, Class A office building located in the heart of the Burbank Media District immediately adjacent to the Ventura (134) Freeway. The Pinnacle Property, with panoramic views of the San Fernando Valley, contains six floors with average floor plates of 65,000 sf. The Pinnacle Property also includes a four-level subterranean parking structure that provides 1,224 parking spaces (3.1 spaces per 1000). Tenants at the Pinnacle Property have access to numerous amenities including signage that is visible to approximately 250,000 cars passing daily along the 134 freeway, two restaurants, a "tenant only" health club, garden landscaping, manned 24/7 security and on-site management. M. David Paul Development LLC, a real estate development firm controlled by M. David Paul, developed the Pinnacle Property with its joint venture partner, UBS/Stockbridge, at a cost of $115 million and subsequently leased the building to tenants associated with the media/entertainment industry. M. David Paul Development LLC also owns the rights to develop Phase II of the development, a fully entitled, six-story, 235,000 square foot Class-A office building to be located adjacent to the Pinnacle Property. The two phases of the project are subject to a reciprocal easement agreement which, among other things, provides for reciprocal easements for parking, ingress and egress, and the right of the Phase II development to utilize certain building systems located on the Pinnacle Property.

     As of November 1, 2003, the Pinnacle Property was 90.8% leased and 74% occupied by four entertainment industry-related tenants and two restaurant tenants. The Pinnacle Property's largest tenant is Warner Music Group, which leases 195,166 sf (parent company is AOL/Time Warner, rated "BBB+" by S&P, "Baa1" by Moody's). Other tenants at the Pinnacle Property include AM/FM Inc. (100,545 sf; parent company is Clear Channel Communications, rated "BBB-" by S&P, "Baa3" by Moody's), National Broadcasting Company (37,066 sf; parent company is General Electric, rated "AAA" by S&P, "A1" by Moody's), Arnie Morton's of Chicago (8,257 sf), Sony Pictures Television (8,251 sf; parent company is Sony Corp., rated "A+" by S&P, "A1" by Moody's) and Left Bank Restaurant (7,612 sf; lease is in final negotiations). The above-mentioned parent companies are not signatories on the respective leases. Three leases (AM/FM, Inc., NBC Enterprises' 19,124 sf expansion space and Sony Pictures Television) will commence in January 2004, and one additional lease to Left Bank Restaurant is in the final negotiation phase. After commencement of these leases, the Pinnacle Property will be 88.9% occupied by January 2004 and 90.8% occupied by approximately March 2004.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS -PINNACLE
--------------------------------------------------------------------------------

     The following table presents certain information relating to the major tenants at the Pinnacle Property:

                                     % OF BASE         NET RENTABLE             % OF NET           DATE OF LEASE
                  TENANT                RENT            AREA (SF)            RENTABLE AREA          EXPIRATION
            -------------------      ---------        --------------         -------------         -------------
            Warner Music Group         55.1%             195,166                 49.7%              12/31/2019
                AM/FM Inc.             27.8%             100,545                 25.6%               9/30/2016
             NBC Enterprises           10.5%              37,066                  9.4%              12/31/2014

     NBC Enterprises has occupied 17,942 sf at the Pinnacle Property since 1/2003 and has recently signed a lease to expand into an additional 19,124 sf. AM/FM Inc., Sony Pictures Television and NBC Enterprises (on the 19,124 sf expansion space) will begin paying rent on January 1, 2004 and Left Bank will begin paying rent on February 1, 2004. Warner Music Group has a scheduled rent abatement of $7.22 psf for the first 12 years of its lease and $0.99 psf for years 13 and 14 of its lease.

     The following table presents certain information relating to the lease rollover schedule at the Pinnacle Property:

                                                                                              CUMULATIVE
              NUMBER OF   AVG. BASE                                 CUMULATIVE   % OF BASE    % OF BASE
               LEASES      RENT/SF     TOTAL SF    % OF TOTAL SF     % OF SF        RENT         RENT
   YEAR        ROLLING     ROLLING     ROLLING       ROLLING(1)     ROLLING(1)   ROLLING(1)   ROLLING(1)
   ----       ---------   ---------    --------    -------------    ----------   ----------   ------------
   2003           0         $0.00         0             0.0%           0.0%         0.0%         0.0%
   2004           0         $0.00         0             0.0%           0.0%         0.0%         0.0%
   2005           0         $0.00         0             0.0%           0.0%         0.0%         0.0%
   2006           0         $0.00         0             0.0%           0.0%         0.0%         0.0%
   2007           0         $0.00         0             0.0%           0.0%         0.0%         0.0%
   2008           0         $0.00         0             0.0%           0.0%         0.0%         0.0%
   2009           1        $34.80       8,251           2.1%           2.1%         2.3%         2.3%
   2010           0         $0.00         0             0.0%           2.1%         0.0%         2.3%

-----------------------------
(1)  Calculated based on approximate square footage occupied by each tenant.

     The Pinnacle Property is located within the Burbank Media District in the City of Burbank, CA. Burbank is considered a central and desirable location for office users due to its proximity to freeways, the labor pool, and the greater Los Angeles and Island Empire areas. The Pinnacle Property is located adjacent to the Ventura (134) Freeway and is bounded by Olive Avenue to the west, California Street to the east and the Pinnacle Phase II site to the north. The 134 Freeway is accessible by nearby on-ramps and connects with the 101 and 5 Freeways, providing immediate access to downtown, the San Fernando Valley and the west side of Los Angeles. The City of Burbank and adjacent Universal City area have a high concentration of entertainment company headquarters and/or major media production facilities. The Pinnacle Property's location is with walking distance of the film and television studios for Warner Bros., Disney and NBC, which are all located in the City of Burbank.

o THE BORROWER. The borrower is DB Real Estate The Pinnacle L.P., a single-asset, special-purpose, bankruptcy-remote entity; its general partner (which is also a special-purpose, bankruptcy-remote entity) has two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Pinnacle Loan. The sponsors of the borrower are an affiliate of RREFF, which owns a 95% interest, and M. David Paul Development LLC, which owns the remaining 10% interest.

     Founded in 1975, RREEF (www.rreef.com) is a subsidiary of Deutsche Bank that serves as a real estate investment advisor purchasing, administering, and selling real estate portfolios for its clients. RREEF provides research and specialized services to institutional investors and private REITS with large real estate investment transaction needs. RREEF manages more than 400 properties and has disposed of more than 500 properties on behalf of its clients and currently has approximately $17 billion in assets under management.

     M. David Paul has established a respected reputation through the development and acquisition of more than $1.0 billion of real estate assets since 1965, including the Pinnacle Property. As of December 1, 2003, M. David Paul owns over 2.3 million sf of office space.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS -PINNACLE
--------------------------------------------------------------------------------

o ESCROWS. At origination, the borrower deposited $2,769,932 for tenant improvement and leasing commissions related to the various recent leases at the Pinnacle Property, which funds will be released to the borrower upon satisfaction of the obligations related to such new leases. Monthly reserves for real estate taxes, insurance tenant improvement and leasing commissions ($2.00 psf annually) and capital expenditures ($0.20 psf annually) will only be required during a "Pinnacle Cash Trap Period" (as defined below). See Annex A to the prospectus supplement for information regarding escrow reserves. A "PINNACLE CASH TRAP PERIOD" will be in effect
     (i) during the continuance of an Event of Default (as defined in the loan documents) and (ii) if the DSCR based on the Net Cash Flow (as calculated pursuant to the terms of the loan documents) at the end of any quarter falls below 1.05 (until such time that such DSCR is restored to 1.05 for two consecutive quarters; provided that a Pinnacle Cash Trap Period will not commence as a result of the DSCR being less than 1.05 if the borrower deposits with lender cash or a letter of credit as additional collateral for the Pinnacle Loan in an amount which, if applied to the unpaid principal, would result in a DSCR being equal to or greater than 1.05).

o LOCK BOX AND CASH MANAGEMENT. The Pinnacle Loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lender controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default). Provided no Pinnacle Cash Trap Period is in effect, amounts in the lender-controlled account are to be distributed on a daily basis to the borrower's operating account. However, during the occurrence and continuation of a Pinnacle Cash Trap Period, funds in the lockbox account will be swept on a daily basis into a lender-controlled deposit account and on each regularly scheduled payment date, any amounts in the lender-controlled account, after payment of debt service and required reserves, are to be deposited into a lender-controlled cash collateral account and held as additional collateral for the Pinnacle Loan.

o PROPERTY MANAGEMENT. Worthe Real Estate Group, Inc., the property manager for the Pinnacle Property, is affiliated with the borrower. Management fees are 2.25% of the gross revenue of the Pinnacle Property. The lender may replace the property manager (i) if there is an Event of Default under the loan documents, (ii) if there is a default by the property manager under the property management agreement, (iii) upon the gross negligence, malfeasance or willful misconduct of the property manager or (iv) if the DSCR base on the Net Cash Flow (as calculated pursuant to the terms of the loan documents) at the end of any quarter falls below 1.05; provided that lender will not have the right to replace the property manager as a result of the DSCR being less than 1.05 if the borrower deposits with lender cash or a letter of credit as additional collateral for the Pinnacle Loan in an amount which, if applied to the unpaid principal, would result in a DSCR being equal to or greater than 1.05.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the Pinnacle Property. If such terrorism coverage is not commercially available for the premium currently being paid for such coverage, the borrower is nonetheless required to obtain such required terrorism coverage, provided that in no event is the Pinnacle Loan Borrower required to pay any insurance premiums with respect to such insurance coverage in excess of the Terrorism Premium Cap. The "TERRORISM PREMIUM CAP" which is an amount that is initially equal to $50,000 and increases by 5% annually. See "Risk Factors-Risks Relating to the Underlying Mortgage Loans - The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Effect Payments on Your Certificates" in the Prospectus Supplement.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 150 FIFTH AVENUE
--------------------------------------------------------------------------------




                          [PHOTOS OF 150 FIFTH AVENUE]




Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 150 FIFTH AVENUE
--------------------------------------------------------------------------------


                            [MAP OF 150 FIFTH AVENUE]


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 150 FIFTH AVENUE
--------------------------------------------------------------------------------

------------------------------------------------------------    --------------------------------------------------------------------
            PROPERTY INFORMATION                                       MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties                       1     Cut-off Date Principal Balance                          $66,000,000
Location (City/State)                          New York, NY     Cut-off Date Principal Balance PSF/Unit                        $315
Property Type                                        Office     Percentage of Initial Mortgage Pool Balance                    3.7%
Size (sf)                                           209,683     Number of Mortgage Loans                                          1
Percentage Occupancy as of September 1, 2003          97.1%     Type of Security                                         Fee Simple
Year Built/Renovated                              1888/2003     Mortgage Rate                                          5.5% Initial
                                                                                                                     thru 11/01/07;
                                                                                                                             6.024%
Appraisal Value                                $105,100,000     Original Term to Maturity (Months)                              102
Underwritten Occupancy                                97.1%     Original Amortization Term (Months)                      IO 48; 360
                                                                                                                         thereafter
Underwritten Revenues                           $11,407,601     Cut-off Date LTV Ratio                                        62.8%
Underwritten Total Expenses                      $4,588,722     LTV Ratio at Maturity                                         59.2%
Underwritten Net Operating Income (NOI)          $6,818,879     Underwritten DSCR on NOI                                       1.43
Underwritten Net Cash Flow (NCF)                 $6,689,694     Underwritten DSCR on NCF                                       1.41
------------------------------------------------------------    --------------------------------------------------------------------

o THE LOAN. The mortgage loan (the "150 FIFTH AVENUE TRUST LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a class-A office building located at 150 Fifth Avenue, New York (the "150 FIFTH AVENUE PROPERTY"). The 150 Fifth Avenue Trust Loan represents approximately 3.7% of the initial mortgage pool balance. The 150 Fifth Avenue Trust Loan was originated on September 18, 2003, has an original principal balance and a principal balance as of the cut-off date of $66,000,000. The DSCR and LTV on the 150 Fifth Avenue Trust Loan are 1.41 and 62.8% respectively. The borrower acquired the property from CLF Capital, LLC for a purchase price of $102,500,000. The proceeds of the 150 Fifth Avenue Trust Loan were used to provide a portion of the funds used to acquire the 150 Fifth Avenue Property. The borrower invested approximately $39,000,000 of new cash at origination to complete the purchase and fund required reserves.

     The 150 Fifth Avenue Trust Loan has an initial term of 102 months and a remaining term of 100 months. The loan requires payment of interest-only for 48 months at an interest rate of 5.50%, and then amortizes on a 360-month schedule at an interest rate of 6.024%. Voluntary prepayment of the 150 Fifth Avenue Trust Loan is prohibited until February 1, 2012 and permitted thereafter without penalty. Defeasance with United States government obligations is permitted beginning January 1, 2006.

o THE PROPERTY. The 150 Fifth Avenue Property is an 11-story, 209,683 sf Class-A office building, located on the southwest corner of 20th Street and Fifth Avenue in the Flatiron District of Manhattan. The 150 Fifth Avenue Property was originally constructed in the late 19th century and has undergone a $60,000,000 renovation in the past two years. Renovations included the replacement of the roof covering, installation of a roof garden, repairs to the front and side facades, installation of a new cooling tower and water-cooled packaged air-conditioning units on each floor, installation of a new water storage tank, upgrades of the elevators, installation of a new electrical service, installation of a new fire system and build-out of tenant spaces above the ground floor. All office floors have been renovated with the exception of the 4th floor. There is a total of 19,288 sf of retail space in the property, 11,442 sf of it along lower Fifth Avenue.

     As of September 1, 2003, the property was 97.1% leased to approximately eight tenants. The two largest office tenants in the building are EMI Music, Inc. (153,077 sf) (the "EMI TENANT") and Digital Island Inc./Cable & Wireless (22,468 sf). The EMI Tenant is a subsidiary of EMI Group, plc. ("EMI"; "BBB-" by S&P, "Ba1" by Moody's) the world's leading independent music company with worldwide annual sales of (pound)2.2 billion for the fiscal YEar ending March 2003. There is a full payment and performance guaranty from the tenant's parent, EMI Group, plc. EMI operates in more than 50 countries, distributes albums through more than 70 labels, and owns EMI Music Publishing, the world's largest music publishing arm, with rights to more than one million songs. EMI is the only major record company not tied to a media conglomerate.

     Digital Island is a wholly owned subsidiary of Cable & Wireless, plc. ("BB" by S&P, "Ba3" by Moody's), a telecommunications company with global sales of (pound)4.2 billion for the fiscal year ending March 2003. The comPAny has two main divisions: Cable & Wireless Global and Cable & Wireless Regional. Cable & Wireless Global delivers Internet protocol (IP), data and voice solutions to wholesale and business customers in the key markets of Europe, the United States and Japan. Cable & Wireless Regional provides a range of telecommunication services to businesses and consumers. Personnel and equipment at the Cable & Wireless Regional space provides customer support to clients in the New York metropolitan area. Cable & Wireless, plc. has recently publicly announced its desire to cease operations in the United States, through a sale of its businesses or otherwise. Pursuant to the terms of their lease, Digital Island has recently taken possession of 5,251 sf of expansion space which entitles Digital Island to free


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 150 FIFTH AVENUE
--------------------------------------------------------------------------------

     rent for October and November 2003. Portions of the Digital Island space remain unused. The Digital Island tenant has posted a $1.64 million letter of credit as security for its lease, and such letter of credit has been pledged to the lender as collateral for the 150 Fifth Avenue Loan. Digital Island is current on its lease payments but there can be no assurance that this tenant will continue to perform its obligations under the lease. See "Risk Factors-The Underlying Mortgage Loans Have A Variety of Characteristics Which may Expose Investors to Greater Risk of Default and Loss-Tenants Actions May Effect Lender's Ability to Receive Underwritten Cash Flows" in the Prospectus Supplement.

     Lens Crafters, Inc. is the most prominent retail tenant at the 150 Fifth Avenue Property with frontage along 5th Avenue and 20th Street. Lens Crafters is a wholly owned subsidiary of Luxottica Group, the world's largest eyewear company with over $3.1 billion of 2002 of annual sales in 2002 and a market capitalization of (euro)6.7 billion. Luxottica has over 2,500 stores in the U.S. that generate over 50% of their global sales.

     The following table presents certain information relating to the major tenants at the 150 Fifth Avenue Property:

                                                                       NET RENTABLE            % OF NET           DATE OF LEASE
                  TENANT                        % OF BASE RENT          AREA (SF)           RENTABLE AREA           EXPIRATION
-------------------------------------------     --------------          ---------           -------------           ----------
EMI Music, Inc.                                       75.9%               153,077                73.00%              12/31/17
Digital Island                                        12.6%                22,468                10.72%              12/31/10

     The following table presents certain information relating to the lease rollover schedule at the 150 Fifth Avenue Property:

                                                                                                                      CUMULATIVE %
                     NUMBER OF        AVG. BASE                                      CUMULATIVE %      % OF BASE        OF BASE
                       LEASES          RENT/SF         TOTAL SF     % OF TOTAL SF        OF SF            RENT            RENT
      YEAR            ROLLING          ROLLING         ROLLING        ROLLING(1)      ROLLING(1)       ROLLING(1)      ROLLING(1)
      ----            -------          -------         -------        ----------      ----------       ----------      ----------
      2003               0              0.00              0              0.0%            0.0%             0.0%            0.0%
      2004               0              0.00              0              0.0%            0.0%             0.0%            0.0%
      2005               0              0.00              0              0.0%            0.0%             0.0%            0.0%
      2006               5              37.96           14,102           6.7%            6.7%             6.1%            6.1%
      2007               1              77.91           3,043            1.5%            8.2%             2.7%            8.8%
      2008               3              21.93           10,490           5.0%            13.2%            2.6%           11.4%
      2009               0              0.00              0              0.0%            13.2%            0.0%           11.4%
      2010               6              49.40           22,468          10.7%            23.9%           12.6%           24.1%

-----------------------------
(2)  Calculated based on approximate square footage occupied by each tenant.

o THE BORROWER. The borrower is 150 5th Ave., L.P., a single-asset, special-purpose, bankruptcy-remote entity; its general partner (which is also a special-purpose, bankruptcy-remote entity) has an independent manager. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 150 Fifth Avenue Trust Loan. The borrower is owned and controlled by L&L 150 5th Avenue Investors, LLC ("L&L") and 55th East Investor Corp., nominee of GENO Asset Finance GMBH, a joint venture formed in 1998 by Citigroup and the Cooperative Sector Central Bank (the "EQUITY SYNDICATE"). L&L owns 100% of the ownership interests of the borrower's sole general partner, and is owned and controlled by Robert Lapidus and David Levinson. Robert Lapidus and David Levinson formed L&L Acquisitions, LLC ("L&L ACQUISITIONS") in June 2000 for the purpose of acquiring class-A and class-B office properties in New York City. Mr. Lapidus has over 15 years of development, finance, asset management, and legal experience in acquiring, developing and leasing office buildings. Prior to co-founding L&L Acquisitions in June 2000, Mr. Lapidus held executive level positions with various New-York based real estate firms. Mr. Levinson is the former Vice Chairman of Insignia/ESG and has been one of the top New York City leasing brokers for the last 15 years. He completed leasing transactions totaling 1.6 million sf in 1999, making him Insignia/EST's top leasing broker nationwide. During the course of his 32-year career, Mr. Levinson has been involved in real estate transactions totaling more than $9 billion in value. Mr. Lapidus and Mr. Levinson guaranteed the non-recourse carveouts of the 150 Fifth Avenue Trust Loan. In connection with such guaranty, Mr. Lapidus and Mr. Levison are required to collectively maintain $1,500,000 in liquidity and $5,000,000 in net worth. The Equity Syndicate is affiliated with the group that syndicated the equity in the loan known as the 237 Park Avenue Trust Loan, also an asset of the trust.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 150 FIFTH AVENUE
--------------------------------------------------------------------------------


     Pursuant to the borrower's limited partnership agreement and the 150 5th Avenue Trust Loan loan documents, in the event that additional capital is needed for the 150 Fifth Avenue Property, the partners of the borrower may make "shortfall loans" to the borrower, which "shortfall loans" (a) are not evidenced by a note, (b) are payable only to the extent of available excess cash flow and (c) are totally subordinated to the 150 5th Avenue Trust Loan, with the subordinate lender (i.e., the borrower) having no right or remedy to enforce collection of its "shortfall loan".

o ESCROWS. The loan documents provide for certain escrows of real estate taxes, insurance premiums and replacement reserves. At closing, the borrower deposited $250,000 into a capital expenditure reserve for the completion of work associated with New York City's Local Law 11 on the rear facade of the building, and an additional initial deposit of $3,495 was made into this reserve account. The loan documents require the borrower to make monthly deposits of $3,495 into the capital expenditure reserve during the term of the 150 Fifth Avenue Trust Loan. At closing, the borrower deposited $150,000 into the tenant improvement and leasing commission ("TI/LC") reserve. The loan documents require the borrower to make monthly deposits of $11,527 for TI/LC into the TI/LC reserve during the term of the 150 Fifth Avenue Trust Loan. The borrower is also required to deposit any lease termination payments and security deposits applied or other payments received on account of lease defaults or lease terminations into the leasing reserve. In addition, at closing, the borrower deposited $35,000 at closing to be utilized for certain repairs of the building. See Annex A to the prospectus supplement for information regarding escrow reserves.

o LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within two business days after receipt. Any amounts in the lender controlled account are required to be returned to the borrower, until such time that one of the following cash trap events occurs and is continuing: (i) an event of default under the 150 Fifth Avenue Trust Loan (and such cash trap period continues until such event of default has been cured), (ii) as of the end of any calendar quarter, the DSCR (at an assumed constant of 9.5%) is less than (x) 0.99 on December 31, 2003, (y)
     1.05 until November 1, 2007, and (z) 1.20 thereafter (and such cash trap period continues until the DSCR minimum threshold has been achieved for two consecutive calendar quarters), or (iii) the credit rating of the EMI Tenant is downgraded below "BB-" by S&P (and such cash trap period continues until such credit rating has been restored). During the continuance of any of such cash trap periods, all remaining cash (after payment of (a) debt service, (b) required reserves and escrows, (c) approved operating expenses and (d), if such trigger event occurs prior to November 1, 2007, the Preferred Return Payment (defined below) is required to be deposited into a lender controlled cash collateral account (which amounts are to be held as additional cash collateral and, at the lender's option, may be applied to the payment of the debt (i) upon an event of default under the 150 Fifth Avenue Trust Loan (in which case such prepayment of principal will be subject to the yield maintenance premium) or (ii) if the minimum DSCR thresholds described above are not satisfied for four consecutive calendar quarters (in which case such prepayment will not be subject to the yield maintenance premium). The pooling and servicing agreement will provide that in the case of clause (ii) above, if the mortgage loan is not in default the master servicer will not be permitted to apply any of such excess funds to the payment of the debt without the consent of the special servicer. As used above, the "PREFERRED RETURN PAYMENT" means the preferred return payments required to be made by the borrower to its partners under its limited partnership agreement; provided that no such Preferred Return Payment will be allowed (out of available cash) if an event of default is continuing under the 150 Fifth Avenue Trust Loan, or if there is a monetary event of default by the EMI Tenant under its lease.

o PROPERTY MANAGEMENT. CB Richard Ellis Real Estate Services, Inc. ("CB RICHARD ELLIS") is the property manager for the 150 Fifth Avenue Property. The property manager is not affiliated with the borrower. The lender may replace the property manager (i) upon the occurrence and during the continuance of an event of default under the loan agreement, (ii) if the manager is in default under the management agreement, (iii) upon the gross negligence, malfeasance or willful misconduct of the manager, or (iv) if the property manager is an affiliate of the borrower, if the DSCR at the end of any two calendar quarters is less than (x) .99 on December 31, 2003,
     (y) 1.05 until November 1, 2007, and (z) 1.20 thereafter. CB Richard Ellis is an internationally recognized full service real estate firm specializing in all aspects of commercial real estate properties, including leasing, brokerage, consulting, portfolio management, investment advisory, mortgage banking and project management services. The company has 250 offices in 48 countries, with approximately 700 million sf, valued at $14 billion, under management. The annual management fee is $48,564 plus 3% of hard construction costs that exceed $100,000. Leasing fees are payable to L&L Acquisitions LLC, an entity owned by the borrower's sponsors, based on a schedule ranging from 1% to 5% of rents under the applicable lease depending on the year.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 150 FIFTH AVENUE
--------------------------------------------------------------------------------

     Commissions also vary if an outside broker is involved. Additionally, the borrower pays to 150 5th Avenue Manager, LLC (i) asset management fees in an amount equal to $193,313 per year as increased by 3% annually, and (ii) 3% of any construction costs.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance, in an amount equal to 100% of the replacement cost of the 150 Fifth Avenue Property. The 150 Fifth Avenue Property is insured for terrorism damage up to $66,000,000 (inclusive of business interruption and rent loss coverage for a 12-month indemnity period). On future annual renewals, if such terrorism coverage is not commercially available for the premium currently being paid for such coverage, the borrower shall nonetheless be required to obtain the required terrorism coverage, provided that in no event shall the borrower be required to pay any insurance premiums with respect to such terrorism coverage in excess of 150% of the insurance premiums presently being paid for the terrorism coverage, adjusted annually by a percentage equal to the increase in the Consumer Price Index. See "Risk Factors-Risks Relating to the Underlying Mortgage Loans - The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Effect Payments on Your Certificates" in the Prospectus Supplement.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HIGH RIDGE PARK
--------------------------------------------------------------------------------


                           [PHOTOS OF HIGH RIDGE PARK]



Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HIGH RIDGE PARK
--------------------------------------------------------------------------------



                                [MAP OF HIGH RIDGE PARK]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HIGH RIDGE PARK
--------------------------------------------------------------------------------


------------------------------------------------------------    ---------------------------------------------------------
            PROPERTY INFORMATION                                       MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties                       1     Cut-off Date Principal Balance               $58,000,000
Location (City/State)                          Stamford, CT     Cut-off Date Principal Balance PSF/Unit             $116
Property Type                                        Office     Percentage of Initial Mortgage Pool                 3.3%
                                                                Balance
Size (SF)                                           498,091     Number of Mortgage Loans                               1
Percentage Occupancy as of November 1, 2003           83.3%     Type of Security                              Fee Simple
Year Built / Renovated                          1967 / 2002     Mortgage Rate                                     5.030%
Appraisal Value                                 $90,000,000     Original Term to Maturity (Months)                    60
Underwritten Occupancy                                83.3%     Original Amortization Term (Months)           IO 12; 360
                                                                                                              thereafter
Underwritten Revenues                           $11,974,270     Cut-off Date LTV Ratio                             64.4%
Underwritten Total Expenses                      $4,495,545     LTV Ratio at Maturity                              60.6%
Underwritten Net Operating Income (NOI)          $7,478,725     Underwritten DSCR on NOI                            1.99
Underwritten Net Cash Flow (NCF)                 $7,131,960     Underwritten DSCR on NCF                            1.90
------------------------------------------------------------    ---------------------------------------------------------

o THE LOAN. The mortgage loan (the "HIGH RIDGE PARK OFFICE LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a Class-A suburban office park, totaling 498,091 rentable sf in Stamford, Connecticut, (the "HIGH RIDGE PARK OFFICE PROPERTY"). The High Ridge Park Office Loan represents approximately 3.3% of the initial mortgage pool balance. The High Ridge Park Office Loan was originated on September 29, 2003 and has an original principal balance and a principal balance as of the cut-off date of approximately $58,000,000. The DSCR and LTV on the High Ridge Office Whole Loan are 1.90 and 64.4% respectively. The High Ridge Park Office Loan financed the acquisition of the High Ridge Park Office Property for approximately $88,500,000 in total costs on September 29, 2003.

     The High Ridge Park Office Loan has an initial term of 60 months and a remaining term of 58 months. The loan requires payment of interest-only for 12 months and then amortizes on a 360-month schedule. The scheduled maturity date is October 1, 2008. Voluntary prepayment of the High Ridge Park Office Loan is prohibited until July 1, 2008 and permitted thereafter without penalty. Defeasance with United States government obligations is permitted beginning January 1, 2006.

o THE PROPERTY. The High Ridge Park Office Property is a six-building Class-A suburban office park totaling 498,091 net rentable sf. The High Ridge Park Office Property is located on approximately 39 acres in a self-contained setting located immediately adjacent to the Merritt Parkway in northern Stamford, Connecticut. The High Ridge Park Office Property was originally developed by F.D. Rich, a Stamford developer, who constructed the buildings from 1967- 1974 to serve as the U.S. or world headquarters for corporate single tenant users. As of December 1, 2003, four of the six buildings are primarily single tenant, and the remaining two have multiple tenants. F.D. Rich owned the office park until the recent sale to the Borrower. The office park is landscaped with a central pond and contains 1,535 paved on-site and garage spaces. The High Ridge Park Office Property has not been re-measured in accordance with standard industry practice since the buildings were constructed. GCFP's analysis is based on the current net rentable square footage of 498,081, however, as leases roll, the borrower will have the ability to increase the overall square footage (and revenue) of the High Ridge Park Office Property though the utilization of a market standard loss factor (allocation of market common area charges to each tenant based on the re-measured square footage) for each new lease.

     The High Ridge Park Office Property consists of six buildings. Building One is a three-story, 73,611 rentable square foot building which was constructed in 1968 and has historically been a single tenant building. Building One is 100% occupied, as of Novemember 1, 2003, by Mead Westvaco as its world headquarters. Building Two is a three-story, 31,454 square foot (28,565 sf rentable) building that was constructed in 1967 as the world headquarters for General Time Corporation. Building Two was renovated to accommodate multiple tenants and, as of November 1, 2003, it is 13.1% occupied by two tenants. An additional tenant has leased 7,433 sf and will take occupancy once the build-out of its space is complete. Constructed in 1969 as the world headquarters for both Xerox and Citizens Communications Corporation, Building Three is a four-story, 78,929 rentable square foot building. Citizens Communications is the sole occupant of Building Three, and has been since 1990. This building is Citizens Communications' national headquarters. Building Four is a four-story, 61,046 rentable square foot building which was built in 1970 as the world headquarters for American Thread. As of November 1, 2003, the building is 72.4% occupied by three tenants with the Synapse Group (a subsidiary of AOL Time Warner) occupying 88.8% of the occupied space. Building Five is a four-story, 93,771 square foot building (88,817 rentable sf) which was built in 1975 and has been a multi-tenant building since its completion. Building Five is 53.5% occupied (based on rentable sf) as of November 1, 2003. Built in 1973 as the world headquarters for Continental Oil, Building Six is a four-story, 159,280 rentable square foot building. As of November 1, 2003, the building is 100% leased to Cadbury Beverages, a tenant in this building for more than 20 years. There are two subtenants in


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HIGH RIDGE PARK
--------------------------------------------------------------------------------

     Building Six--GE Capital subleases 38,950 sf from Cadbury Beverages and Gerald Metals subleases 20,021 sf from Cadbury Beverages. Gerald Metals has been a subtenant in their space for approximately 30 years.

     The top four tenants make up more than 90% of the occupied square footage and 75% of the total square footage. The top three of these tenants, who comprise 75% of the occupied square footage and 63% of the total square footage, are investment grade. Cadbury Beverages ("CADBURY") is the U.S. subsidiary of Cadbury Schweppes ("BBB" by S & P; "Baa2" by Moody's), and this location serves as a North American headquarters for their beverage division. Mead Westvaco ("BBB" by S & P; "Baa2" by Moody's) is a leading global producer of packaging, specialty papers, consumer and office products and specialty chemicals. Westvaco moved its corporate headquarters to the High Ridge Park Office Property from New York City in 2000 prior to its merger with Mead. Citizens Communications ("BBB" by S & P; "Baa2" by Moody's) is a telecommunications company providing wireline communications services in 24 states and has been a tenant in Building Three since 1969. The fourth largest tenant, the Synapse Group, is an indirect majority owned subsidiary of AOL Time Warner and is the leading independent provider of customer acquisition and management services for publishers of consumer magazines in the United States. Synapse has expanded its space eight times since signing the initial lease at the High Ridge Park Office Property in the mid-1990's.

     The following table presents certain information relating to the major tenants at the High Ridge Park Office Property:

                                                          NET RENTABLE            % OF NET            DATE OF LEASE
            TENANT                  % OF BASE RENT          AREA (SF)           RENTABLE AREA          EXPIRATION
-------------------------------     --------------          ---------           -------------          ----------
      Cadbury Beverages                 27.8%                159,280                32.0%              4/30/2005*
Citizens Communications Company         23.5%                 78,929                15.8%              12/31/2011
        Mead Westvaco                   21.6%                 73,611                14.8%              7/31/2015
        Synapse Group                   16.4%                 60,602                12.2%              12/31/2005

     *Lease renewal currently under negotiation


     The following table presents certain information relating to the lease rollover schedule at the High Ridge Park Office Property:

                                                                                                                      CUMULATIVE %
                     NUMBER OF        AVG. BASE                                       CUMULATIVE %     % OF GROSS       OF GROSS
                       LEASES          RENT/SF         TOTAL SF     % OF TOTAL SF        OF SF            RENT            RENT
      YEAR            ROLLING          ROLLING         ROLLING        ROLLING(1)      ROLLING(1)       ROLLING(1)      ROLLING(1)
      ----            -------          -------         -------        ----------      ----------       ----------      ----------
      2003               1              30.79           15,075           3.0%            3.0%             4.8%            4.8%
      2004               0              0.00              0              0.0%            3.0%             0.0%            4.8%
      2005               8              19.92          227,441          45.7%            48.7%           46.6%           51.4%
      2006               1              32.00           4,738            1.0%            49.6%            1.6%           52.9%
      2007               1              35.00            900             0.2%            49.8%            0.3%           53.2%
      2008               0              0.00              0              0.0%            49.8%            0.0%           53.2%
      2009               0              0.00              0              0.0%            49.8%            0.0%           53.2%
      2010               0              0.00              0              0.0%            49.8%            0.0%           53.2%
      2011               1              29.00           78,929          15.8%            65.7%           23.5%           76.8%

(1)  Calculated based on approximate square footage occupied by each tenant.

o THE BORROWER. The borrower is AG-GCS High Ridge LLC, a single-asset, special-purpose, bankruptcy-remote entity controlled by a special purpose entity corporate general manager, AG High Ridge Manager, Inc., an affiliate of Angelo Gordon & Co. ("ANGELO GORDON"). AG High Ridge Manager, Inc. does not have an economic interest in the borrower and has an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the High Ridge Park Office Loan. The ownership of the borrower is as follows: AG Core Plus High Ridge,
     L. L.C. owns 81.3% of the membership interests in the borrower and Comfort High Ridge LLC owns 18.7% of the membership interests in the borrower. The AG Core Plus Realty Fund, L.P. is a real estate equity fund sponsored by Angelo Gordon, a leading investment management firm founded in 1988 with approximately $10 billion in assets under management in seven distinct disciplines including real estate. Angelo Gordon has been investing in real estate on behalf of its clients (primarily pension funds, endowments and foundations) for over 10 years and has invested in 129 transactions with a total value in excess of $4.2 billion. Angelo Gordon invests in real estate through two fund vehicles- an opportunistic real estate fund and the AG Core Plus Realty Fund which invested in this transaction.

     Comfort High Ridge LLC is controlled by George Comfort & Sons, Inc. ("COMFORT"), a New York City based commercial real estate firm that was established in 1919 and is the operating partner for this transaction. As of December 1, 2003, George Comfort


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HIGH RIDGE PARK
--------------------------------------------------------------------------------

     & Sons, Inc. manages over 8 million sf of commercial space of which they own 4.26 million sf. Comfort is a long-term asset holder and the majority of what it owns (and manages) is office space in Manhattan and nearby suburbs. Peter Duncan is the President and majority shareholder with various Comfort family members comprising the rest of the ownership. Comfort has historically invested on behalf of significant high net worth individuals as well as forming partnerships on transactions with foreign and domestic institutional investors such as Angelo Gordon. Comfort guaranteed the non-recourse carveouts of the High Ridge Park Trust Loan. o ESCROWS. The loan documents provide for certain escrows for real estate taxes and insurance. In addition, the loan documents require the borrower to deposit $273,950 per year for tenant improvements and leasing commissions ("TI/LC"), payable on each regularly scheduled monthly payment date along with debt service, until such time as the balance in the TI/LC reserve reaches at least $675,000. If, at any time thereafter, the balance decreases to less than $675,000, the borrower will be required to reinstitute monthly deposits into this reserve until the $675,000 balance has been replenished. The borrower is also required to deposit any lease termination payments and security deposits applied or other payments received on account of lease defaults or lease terminations into this reserve. However, the loan documents provide that any such lease termination payments received will not be counted against the $675,000 cap. There are separate cash flow sweeps that are in or will go into effect in the event that either the Cadbury Space or the Synapse Space has not been released, as further discussed below. As of December 1, 2003, the cash sweep with respect to Cadbury is in effect. All such monies will be deposited into the Cadbury TI/LC reserve or the Synapse TI/LC reserve, respectively.

     The borrower is also required to deposit $124,522.80 per year into a capital expenditure reserve. In addition, a required repairs reserve account was fully funded at closing in the amount of $470,712.50. See Annex A to the prospectus supplement for information regarding escrow reserves.

o LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within three business days after receipt of such amounts. On each regularly scheduled payment date any amounts in the lender controlled account in excess of monthly debt service and required reserve deposits are to be disbursed on a daily basis to either (a) the borrower or (b) if a mezzanine loan is outstanding (see discussion below under "Subordinate Indebtedness") to the subordinate deposit account established under such mezzanine loan, unless a trigger event under the loan documents occurs and continues, during which time excess cash flow will be held as additional collateral for the High Ridge Park Office Loan. Trigger events under the loan documents include (i) an event of default,
     (ii) a decline in the DSCR (measured quarterly based on net operating income, as defined in the loan documents and calculated using a 10.09% debt service constant for the High Ridge Park Office Loan) below 1.00, (iii) a potential rollover event (a "CADBURY SWEEP" or a "SYNAPSE SWEEP", as described below). The trigger event referred to in clause (ii) above will continue until the DSCR increases to at least 1.00 for two consecutive calendar quarters, at which time any balance in the additional collateral reserve will be released to the borrower.

     The lease to Cadbury expires April 2005 and the Cadbury Sweep is in place to reserve for costs relating to its renewal or replacement. Beginning December 1, 2003, all excess cash flow from the High Ridge Park Office Property will be swept into the Cadbury TI/LC reserve to be applied to pay for the costs associated with the re-leasing of the space currently occupied by Cadbury, until the earlier of: (1) the date on which at least 139,000 sf of the current Cadbury space (or other space) in the High Ridge Office Park Property has been leased at a base rent of not less than $23/sf and all leasing costs associated with the re-leasing of such space has been paid or reserved for under the High Ridge Office Park Trust Loan (the "CADBURY CONDITION"), or (2) a total of $3,500,000 has been deposited in the lender-controlled Cadbury TI/LC reserve (the "CADBURY SWEEP CAP AMOUNT").

     The lease to Synapse expires December 2005 and the Synapse Sweep is in place to reserve for costs relating to its renewal or replacement. Beginning in June 2004, unless Synapse enters into a renewal or replacement lease for at least 85% of their currently leased space or the Cadbury Condition has been satisfied, a cash flow sweep of all excess cash flow from the High Ridge Park Office Property will commence. The Synapse cash sweep will terminate on the earlier of: (1) the date on which at least 85% of the current Synapse space (or other space) in the High Ridge Office Park Property is fully leased pursuant to a new lease, lease renewal or lease extension of the Synapse lease on terms approved by lender or (2) excess cash flow is swept until a total of $1,900,000 has been collected into the Synapse TI/LC reserve. In lieu of the Synapse Sweep, an affiliate of Angelo Gordon & Co., L.P. may


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - HIGH RIDGE PARK
--------------------------------------------------------------------------------

     provide a guarantee to pay for Synapse leasing expenses. If the Cadbury Sweep and the Synapse Sweep are in effect simultaneously, all available cash will be applied first to fill the Cadbury TI/LC reserve, until the Cadbury TI/LC Cap Amount is achieved. Once the Cadbury TI/LC Cap Amount is achieved, all available cash will be applied to fill the Synapse TI/LC reserve.

o PROPERTY MANAGEMENT. The High Ridge Office Park Property is managed by George Comfort & Sons, Inc., an affiliate of the borrower. As of December 1, 2003, George Comfort & Sons, Inc. manages over 8 million sf of commercial real estate, the majority of which is office space. George Comfort & Sons, Inc. has been in the property management and leasing business since the formation of the company in 1918 and they have specialized in office properties throughout their history. A management agreement was signed on September 29, 2003. The management agreement can be terminated by either the owner or property manager with 30 days written notice. The management fee is 2% of the High Ridge Park Office Property's gross revenues.

o SUBORDINATE INDEBTEDNESS. The borrower is permitted to incur secondary mezzanine financing provided that certain conditions are met, including (i) the satisfaction of certain financial requirements for the mezzanine lender ($600,000,000 asset value and $250,000,000 equity value), (iii) the delivery of an acceptable intercreditor agreement, (iii) the delivery of no-downgrade letters from each of the rating agencies, (iv) the combined mortgage and mezzanine debt loan to "as is" appraised value (based on an appraisal commissioned by lender and otherwise reasonably acceptable to lender) of the High Ridge Park Office Property is no greater than 85%, and
     (iv) is otherwise on terms and conditions reasonably acceptable to lender. The mezzanine borrower will be permitted to provide a pledge of all or a portion of its membership interests in the mortgage borrower, plus any other collateral that is not collateral for the High Ridge Park Office Loan.

o TERRORISM INSURANCE. The High Ridge Park Office Property is insured against acts of terrorism as part of its all-risk property insurance. The loan documents require the borrower to maintain terrorism insurance over the term of the loan for 100% of the full replacement cost of the improvements of the High Ridge Park Office Property. The High Ridge Park Office Property is insured for the full property coverage of $58,000,000. If such terrorism coverage is not commercially available for the premium currently being paid for such coverage, terrorism insurance must be maintained at a premium no greater than 150% of the premium for such terrorism coverage obtained at closing, subject to certain adjustment as set forth in the loan documents. See "Risk Factors-Risks Relating to the Underlying Mortgage Loans - The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Effect Payments on Your Certificates" in the Prospectus Supplement.



Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - INDEPENDENT SQUARE
--------------------------------------------------------------------------------




                          [PHOTO OF INDEPENDENT SQUARE]


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - INDEPENDENT SQUARE
--------------------------------------------------------------------------------




                           [MAP OF INDEPENDENT SQUARE]


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - INDEPENDENT SQUARE
--------------------------------------------------------------------------------

------------------------------------------------------------    -------------------------------------------------------
            PROPERTY INFORMATION                                       MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties                       1     Cut-off Date Principal Balance             $55,000,000
Location (City/State)                         Jacksonville,     Cut-off Date Principal Balance PSF/Unit            $85
                                                         FL
Property Type                                        Office     Percentage of Initial Mortgage Pool               3.1%
                                                                Balance
Size (sf)                                           649,346     Number of Mortgage Loans                             1
Percentage Occupancy as of October 1, 2003            81.5%     Type of Security                            Fee Simple
Year Built/Renovated                              1975/1999     Mortgage Rate (1)                           5.634%/10%
Appraisal Value                                 $83,200,000     Original Term to Maturity (Months)  (2)          60/36
Underwritten Occupancy                                74.9%     Original Amortization Term (Months) (3)        360/300
Underwritten Revenues                           $12,109,895     Cut-off Date LTV Ratio                           66.1%
Underwritten Total Expenses                      $5,359,462     LTV Ratio at Maturity                            61.5%
Underwritten Net Operating Income (NOI)          $6,750,433     Underwritten DSCR on NOI                          1.77
Underwritten Net Cash Flow (NCF)                 $6,323,676     Underwritten DSCR on NCF                          1.66
------------------------------------------------------------    -------------------------------------------------------

     (1) The Mortgage secures two loans, the Independent Square Trust Loan and the Independent Square Junior Companion Loan. The Independent Square Trust Loan has a fixed rate of 5.634%. The Independent Square Junior Companion Loan has an initial rate of 10%. The interest rate of the Independent Square Junior Companion Loan is equal to the greater of (i) 10% or (ii) 30-day LIBOR (as defined in the related loan agreement) plus 8%, provided that the interest rate of the Independent Square Companion Loan becomes a fixed rate of 15% in the event the Independent Square Junior Companion Loan is extended for the first or second one year extension option without an interest rate cap in place that satisfies the requirements of the related loan agreement.

     (2) The Independent Square Trust Loan has a term of 60 months. The Independent Square Junior Companion Loan has an initial term of 36 months with two one-year extension options.

     (3) The Independent Square Trust Loan amortizes based on a 360-month amortization schedule. The Independent Square Junior Companion Loan amortizes based on a 300-month amortization schedule and an assumed 8% interest rate.

o THE LOAN. The mortgage loan (the "INDEPENDENT SQUARE TRUST LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a 649,396 sf Class A office building in Jacksonville, Florida (the "INDEPENDENT SQUARE PROPERTY"). The Independent Square Trust Loan represents approximately 3.1% of the initial mortgage pool balance. The Independent Square Trust Loan was originated on November 24, 2003, has an original principal balance and a balance as of the cut-off date of $55,000,000, and an interest rate of 5.634%. The Independent Square Trust Loan is the senior of two notes that comprise a whole mortgage loan with an original principal balance of $69,000,000. The companion loan related to the Independent Square Trust Loan is evidenced by a separate subordinate note (the "INDEPENDENT SQUARE JUNIOR COMPANION LOAN") with a principal balance as of the cut-off date of $14,000,000 and a floating-rate interest rate of LIBOR+8% (subject to a minimum interest rate of 10%, which rate is in effect as of December 1, 2003). The Independent Square Junior Companion Loan will not be an asset of the trust. The Independent Square Trust Loan and the Independent Square Junior Companion Loan (together, the "INDEPENDENT SQUARE LOAN PAIR") are governed by a co-lender agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--Split Loan Structure" and will be serviced pursuant to the terms of the pooling and servicing agreement. The DSCR and LTV on the Independent Square Trust Loan are 1.66 and 66%, respectively. The DSCR and LTV on the Independent Square Loan Pair are 1.33 and 82.9% respectively. The Independent Square Loan Pair refinanced a $61,400,000 first-mortgage loan, established leasing reserves of $6,500,000 and paid closing costs.

     The Independent Square Trust Loan has an initial and remaining term of 60 months. The loan amortizes on a 360-month schedule, with installments of principal and interest are due in the amount of $316,923.62 per month. The scheduled maturity date is December 1, 2008. Voluntary prepayment of the Independent Square Trust Loan is prohibited until October 1, 2008 and permitted thereafter without penalty. Defeasance with United States government obligations is permitted beginning January 1, 2006.

     The Independent Square Junior Companion Loan has an initial term of 36 months. Monthly payments of principal based on a 300-month amortization schedule and an assumed 8% interest rate, as well as monthly interest, are due in an initial amount of $128,276.5 per month. Interest on the Independent Square Junior Companion Loan accrues at the greater of (i) 10.0% and (ii) 30 LIBOR plus 8.0%. The scheduled maturity date of the Independent Square Junior Companion Loan is December 1, 2006. Voluntary prepayment of the Independent Square Junior Companion Loan is prohibited until December 1, 2005 and permitted thereafter with the payment of 2% through May 31, 2006, 1% thereafter including maturity.

     The Independent Square Junior Companion Loan provides for two one-year extensions, provided, among other things, that (1) no event of default exists, (2) the borrower secures a LIBOR cap of 5% and (3) the borrower pays of an extension fee of 0.25% for the first extension and 0.50% for the second extension. The borrower may extend the mortgage loan without obtaining an interest rate cap, however the interest rate on the Independent Square Junior Companion Loan will then be 15.0%.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - INDEPENDENT SQUARE
--------------------------------------------------------------------------------

o THE PROPERTY. The Independent Square Property is a 37-story, multi-tenant office tower comprising 649,346 sf, plus a 1,020 space detached parking garage, located in the heart of the Jacksonville's CBD in an area known as Northbank. Downtown Jacksonville is divided into the Northbank and Southbank of the St. John River. The core of the downtown office market as well as many amenities is located on the Northbank. Completed in 1975 and renovated in 1999, the building contains 649,346 sf of class-A office space and a variety of retail shops including a florist, jeweler, travel agency, bank, credit union, beauty salon, business center, photo shop, sundry shop, restaurant, and coffee shop (total retail sf is approximately 17,100). The lobby level of the Independent Square Property has a landscaped atrium extending upward four floors. Independent Square is a prominent office building in the city's skyline. The building offers unobstructed views with large floor plates and national tenants including Foley & Lardner, IRS, UBS Paine Webber, Deloitte & Touche, KPMG Peat Marwick and SunTrust. The property is subject to a parking rights agreement for up to 770 parking space in the Jax Center Garage with the adjacent building owner (the "JAX CENTER PARKING Agreement"). In addition, the Borrower has a parking rights agreement for up to 561 parking spaces in the CBD parking garage located adjacent the Jax Center Garage, subject to termination or reduction in the event the parking spaces subject to the Jax Center Parking Agreement terminate or reduce.

     As of October 1, 2003, the Independent Square Property is 81.5% leased by 52 tenants, including Foley & Lardner, a law firm who has signed a lease for 37,136 sf of space with occupancy scheduled for March 1, 2004. The largest tenant is Modis Professional Services Group, which occupies 113,927 sf (17.54% of NRA). The three largest tenants occupy 38.31% of the total NRA.

     The following table presents certain information relating to the major office tenants at the Independent Square Property:

                                                                       NET RENTABLE            % OF NET           DATE OF LEASE
                  TENANT                        % OF BASE RENT          AREA (SF)           RENTABLE AREA           EXPIRATION
       ----------------------------             --------------         ------------         -------------         -------------
       Modis Professional Services                    21.2%               113,927                17.5%              3/31/2011
         Internal Revenue Service                     18.2%                97,750                15.1%              11/2/2010
               Paine Webber                            6.9%                30,071                 4.6%              3/31/2012

     The following table presents certain information relating to the office lease rollover schedule at the Independent Square Property:

                                                                                                                      CUMULATIVE %
                     NUMBER OF        AVG. BASE                                      CUMULATIVE %      % OF BASE        OF BASE
                       LEASES          RENT/SF         TOTAL SF     % OF TOTAL SF        OF SF            RENT            RENT
      YEAR            ROLLING          ROLLING         ROLLING        ROLLING(1)      ROLLING(1)       ROLLING(1)      ROLLING(1)
      ----            -------          -------         -------        ----------      ----------       ----------      ----------
      2003               4              18.71           5,948            0.9%            0.9%             1.1%            1.1%
      2004               9              19.41           22,827           3.5%            4.4%             4.5%            5.7%
      2005               8              18.29           65,522          10.1%            14.5%           12.3%           18.0%
      2006               9              20.98           29,813           4.6%            19.1%            6.4%           24.4%
      2007               7              20.48           34,016           5.2%            24.4%            7.1%           31.5%
      2008               5              14.75           51,508           7.9%            32.3%            7.8%           39.3%
      2009               4              16.73           21,299           3.3%            35.6%            3.7%           43.0%
      2010               2              18.39          106,217          16.4%            51.9%           20.0%           63.0%
      2011               2              18.56          128,073          19.7%            71.6%           24.4%           87.4%
      2012               1              22.66           15,925           2.5%            74.1%            3.7%           91.1%

-----------------------------

(1)  Calculated based on approximate square footage occupied by each tenant.

o THE BORROWER. The borrower is Independent Square LLC, a single-asset, special-purpose bankruptcy-remote entity with an independent director. Its sole member is Independent Square Manager LLC, also a newly formed, special-purpose bankruptcy-remote entity with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Independent Square Loan. Independent Square Manager LLC is wholly owned by Florida Office Owners LLC, a Delaware limited liability company ("Florida Office Owners"). The two members of Florida Office Owners are (i) Capital Partners-JAX LLC, a Florida limited liability company (with a 10% membership interest in Florida Office Owners) and (ii) LB Jacksonville LLC, a Delaware limited liability company (with a 90% membership interest in Florida Office Owners). Capital Partners-Jax LLC is indirectly approximately 90% owned by James R. Heistand. LB Jacksonville LLC is indirectly owned by Lehman Brothers Holding Inc. In certain circumstances, subject to requirements and restrictions set forth in the related loan agreement, LB Jacksonville LLC may assume control of the borrower and/or acquire the interest of Capital Partners-Jax LLC in the borrower, and Capital Partners-Jax LLC may acquire the interest of LB Jacksonville LLC in the borrower or substitute an institutional investor in place of LB Jacksonville LLC as the owner of up to a 90% interest in the borrower. Mr. Jim Heistand, Mr. Troy Cox and Mr. William Evans (collectively, the "INDEPENDENT SQUARE PRINCIPALS") jointly and severally guaranteed the non-recourse carveouts of the Independent Square Loan. As of the closing the


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - INDEPENDENT SQUARE
--------------------------------------------------------------------------------

     Independent Square Loan, the Independent Square Principals had combined net worth of $42,700,000 and combined liquidity of $10,000,000. In such guaranty, each of the Independent Square Principals represents that he has and will have property and assets sufficient to satisfy and repay his obligations and liabilities under the guaranty. In addition, the principals have personally guaranteed payments under the Independent Square Loan Pair, subject to a $10,000,000 limit, until Foley & Lardner, a tenant at the Independent Square Property, takes occupancy and begins paying rent under its lease.

o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance. At closing, the borrower deposited $6,500,000 for tenant improvements and leasing commissions. A total of $2,500,000 of such amount will be released for leasing costs and commissions associated with the Foley & Lardner lease. In addition, the loan documents require the borrower to deposit (i) $487,047 per year for tenant improvements and leasing commissions, payable monthly with debt service, at any time from January 2005, either (a) if the leasing reserve balance declines below $2,500,000, or (b) if (and so long as) net income from the Independent Square Property does not satisfy a debt service coverage ratio of .95 (based on a 10.09% constant applied to the whole loan) and (ii) $129,879.12 per year into a capital expenditure reserve. The borrower is also required to deposit any lease termination payments and security deposits applied or other recoveries on account of lease defaults or lease terminations into a leasing reserve. See Annex A to the prospectus supplement for information regarding escrow reserves.

o LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or defaults). On a monthly-reset basis, amounts deposited into the lender-controlled account in excess of monthly debt service due under the Independent Square Loan Pair and required reserve deposits are to be disbursed to the borrower unless a trigger event under the loan documents occurs and continues, during which time excess cash flow, after reserving for operating expenses, will be held in the lender-controlled account as additional collateral for the Independent Square Loan Pair. Trigger events under the loan documents include (i) an event of default,
     (ii) an extension of the Independent Square Companion Loan for the first or second one-year extension term without an interest rate cap in place that satisfies the requirements of the loan agreement, (iii) a debt service coverage ratio for the Independent Square Loan Pair (measured quarterly based on Adjusted Net Cash Flow, as defined in the loan agreement, and an assumed 10.09% debt constant) below a threshold of (a) 0.84 (measured at the end of any calendar quarter ending on or prior to June 30, 2004); (b)
     0.90 (measured at the end of any calendar quarter ending on or prior to March 31, 2005); (c) 0.95 (measured at the end of any calendar quarter ending on or prior to March 31, 2006); and (d) 1.00 (measured at the end of any calendar quarter ending after March 31, 2006), and (iv) the failure of Foley & Lardner to take accept its premises for occupancy and commence paying rent by September 30, 2004. In the event of a trigger caused by failure to meet a DSCR threshold, trapping of excess cash flow continues until such time as the Adjusted Net Cash Flow increases to a level sufficient to satisfy the relevant threshold as of the end of two consecutive calendar quarters, at which time any balance in the additional collateral reserve is released to the borrower. In the event of a trigger event caused by the failure of Foley & Lardner to accept its premises for occupancy and commence rent payments, trapping of excess cash flow continues until such time a Foley & Lardner accepts its premises for occupancy and commences rent payments, provided that it does not do so by December 31, 2004, the cash trap shall continue in effect, unless waived by the lender.

o PROPERTY MANAGEMENT. The Independent Square Property (other than the Jax Center Garage which is managed by Republic Parking Systems, Inc) is managed by Capital Partners, Inc., an affiliate of the borrower. As of October 30, 2003, Capital Partners, Inc. manages over 2,550,000 sf of commercial real estate, the majority of which is office space. Capital Partners, Inc. has been in the property management and leasing business since the formation of the company in 1989 and they have specialized in office properties throughout their history. A new management agreement was signed on November 1, 2003. The lender may require the replacement of the property manager (i) if an event of default is continuing, (ii) if the manager is in default under the management agreement, or (iii) upon the fraud, gross negligence, malfeasance or willful misconduct of the manager, or (iv) a change in control of the agent, or (v) in certain circumstances if the DSCR is less than the Minimum Threshold. The management fee is 4% of the Independent Square Property's gross revenues.

o MEZZANINE OR SUBORDINATE INDEBTEDNESS. The Independent Square Loan Pair documents prohibit subordinate mortgage debt. Mezzanine debt is generally not permitted, except that a future mezzanine loan will be permitted for the purpose of refinancing the Independent Square Companion Loan or after payment in full of the Independent Square Companion Loan, in each case, provided that


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - INDEPENDENT SQUARE
--------------------------------------------------------------------------------

     the principal amount of the mezzanine loan is not more than $14,000,000 and subject to the satisfaction of conditions set forth in the loan documents, including delivery of an intercreditor agreement.

o TERRORISM INSURANCE. The Independent Square Property is insured against acts of terrorism as part of its all-risk property insurance. The loan documents require the borrower to maintain $100,000,000 of property insurance over the term of the Independent Square Loan Pair, subject to certain deductibles. See "Risk Factors-Risks Relating to the Underlying Mortgage Loans - The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Effect Payments on Your Certificates" in the Prospectus Supplement.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - WINDSOR CAPITAL PORTFOLIO
--------------------------------------------------------------------------------



                      [PHOTOS OF WINDSOR CAPITAL PORTFOLIO]



Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - WINDSOR CAPITAL PORTFOLIO
--------------------------------------------------------------------------------


                       [MAP OF WINDSOR CAPITAL PORTFOLIO]


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - WINDSOR CAPITAL PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------    -------------------------------------------------------------------
            PROPERTY INFORMATION                                     MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties                       7     Cut-off Date Principal Balance                          $54,630,244
Location (City/State)                               Various     Cut-off Date Principal Balance PSF/Unit                     $71,365
Property Type                                   Hospitality     Percentage of Initial Mortgage Pool Balance                    3.1%
Size (rooms)                                          1,531     Number of Mortgage Loans                                          1
Percentage Occupancy as of  September 2003            67.5%     Type of Security                               Fee Simple/Leasehold
Year Built                                        1984-1991     Mortgage Rate                                                6.998%
Appraisal Value                                $187,700,000     Original Term to Maturity (Months)                               84
Underwritten Occupancy                                67.5%     Original Amortization Term (Months)                             300
Underwritten Revenues                           $51,411,436     Cut-off Date LTV Ratio                                        58.2%
Underwritten Total Expenses                     $34,285,662     LTV Ratio at Maturity                                         51.5%
Underwritten Net Operating Income (NOI)         $17,125,774     Underwritten DSCR on NOI                                       1.84
Underwritten Net Cash Flow (NCF)                $14,684,064     Underwritten DSCR on NCF                                       1.58
------------------------------------------------------------    -------------------------------------------------------------------

o THE LOAN. The mortgage loan (the "WINDSOR CAPITAL PORTFOLIO TRUST LOAN") is evidenced by a single note and is secured by a first mortgage encumbering seven hotels, six of which are located in California and one of which is located in Farmington Hills, Michigan, consisting of 1,531 rooms in the aggregate (the "WINDSOR CAPITAL PORTFOLIO PROPERTIES"). The Windsor Capital Portfolio Trust Loan represents approximately 3.1% of the initial mortgage pool balance. The Windsor Capital Portfolio Trust Loan was originated on June 2, 2003, has an original principal balance of $55,000,000, a principal balance as of the cut-off date of $54,630,244.44, and an interest rate of 6.998%. The Windsor Capital Portfolio Trust Loan is a pari passu portion of a whole mortgage loan with an original principal balance of $125,000,000. The companion loans to the Windsor Capital Portfolio Trust Loan are evidenced by two separate notes: (i) a pari passu companion note (the "WINDSOR CAPITAL PORTFOLIO PARI PASSU COMPANION LOAN"), with a principal balance as of the cut-off date of $54,630,244.44 and an interest rate of 6.998%; and (ii) a junior note (the "WINDSOR CAPITAL PORTFOLIO JUNIOR COMPANION LOAN"), with a principal balance as of the cut-off date of $15,000,000 and an interest rate that varies from month to month, such that the interest rate on the Windsor Capital Portfolio Loan Pair (as defined below) is 6.94925%. The Windsor Capital Portfolio Pari Passu Companion Loan and the Windsor Capital Portfolio Junior Companion Loan are not assets of the trust. The Windsor Capital Portfolio Pari Passu Companion Loan was included as an asset in GCCFC 2003-C1. The Windsor Capital Portfolio Junior Companion Loan was sold to an affiliate of Blackrock Financial Management. The Windsor Capital Portfolio Trust Loan, the Windsor Capital Portfolio Pari Passu Companion Loan and the Windsor Capital Portfolio Junior Companion Loan (together, the "WINDSOR CAPITAL PORTFOLIO LOAN PAIR") are governed by a co-lender agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--Split Loan Structure" and will be serviced pursuant to the terms of the pooling and servicing agreement for GCCFC 2003-C1. The DSCR and LTV on the Windsor Capital Portfolio Loan Pair are 1.40 and 66.3% respectively. The DSCR and LTV on the Windsor Capital Portfolio Trust Loan are 1.58 and 58.2% respectively.

     The Windsor Capital Portfolio Trust Loan was used to retire an existing $101,937,503 first mortgage and a $40,251,616 second mortgage with iStar Financial, Inc. In addition, the Borrower contributed an additional $7,512,378 at the time of loan closing, including approximately $1,065,160 in closing costs and $2,612,150 in lender-held escrows and reserves.

     The Windsor Capital Portfolio Trust Loan has an initial term of 84 months and a remaining term of 78 months. Installments of principal and interest are due in the amount of $386,812.00 per month. The scheduled maturity date is June 1, 2010. Voluntary prepayment of the Windsor Capital Portfolio Trust Loan is prohibited until April 1, 2010 and permitted thereafter without penalty. Defeasance with United States government obligations is permitted beginning on January 1, 2006 (the "WINDSOR INITIAL DEFEASANCE DATE").

o THE PROPERTIES. The Windsor Capital Portfolio Properties consist of seven hotel properties, as described below. The following table presents certain information relating to the Windsor Capital Portfolio Properties:


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - WINDSOR CAPITAL PORTFOLIO
--------------------------------------------------------------------------------

                                                                               YR.                  ALLOCATED      LOAN
     PROPERTY            LOCATION                      ADDRESS                 BUILT  NO. OF RMS     LOAN AMT     $/ROOM
 ------------------------------------------------------------------------------------------------------------------------
 Embassy Suites    Brea, CA              900 & 910 East Birch Street           1990       229       $27,207,207  $118,809
 Embassy Suites    Santa Ana, CA         1325 East Dyer Road                   1984       300       $23,648,649  $78,829
 Marriott          Walnut Creek, CA      2355 North Main Street                1987       338       $21,621,622  $63,969
 Embassy Suites    San Luis Obispo, CA   333 Madonna Road                      1986       196       $20,270,270  $103,420
 Embassy Suites    Lompoc, CA            1117 North H Street                   1986       155       $13,738,739  $88,637
 Embassy Suites    Temecula, CA          29345 Rancho California Road          1991       176       $18,513,513  $105,190
 Radisson Suites   Farmington Hills, MI  37529 Grand River Avenue              1986       137           $0          $0
 ------------------------------------------------------------------------------------------------------------------------
      TOTAL                                                                              1,531      $125,000,000 $81,646

The following table presents certain historical operating performance relating to the Windsor Capital Portfolio Properties:


                                 2000                       2001                        2002                      YTD 9/03
        PROPERTY         ADR     OCC     REVPAR    ADR      OCC     REVPAR     ADR     OCC     REVPAR     ADR      OCC      REVPAR
    --------------------------------------------------------------------------------------------------------------------------------
    Brea, CA           $118.70  81.4%    $96.62   $120.54  79.8%    $96.19   $118.73  79.4%    $94.27    $120.48  81.0%     $97.64
    Santa Ana, CA      $112.95  73.5%    $83.02   $117.43  65.9%    $77.38   $109.91  64.8%    $71.22    $109.14  73.6%     $80.30
    Walnut Creek, CA   $137.05  71.3%    $97.72   $144.18  55.7%    $80.31   $127.61  53.3%    $68.02    $128.54  44.3%     $56.95
    San Luis Obispo,   $111.05  77.3%    $85.84   $125.53  64.3%    $80.72   $123.63  73.6%    $90.99    $128.72  73.6%     $94.78
    CA
    Lompoc, CA         $96.26   65.5%    $63.05   $98.14   67.4%    $66.15   $102.60  70.0%    $71.82    $106.17  75.0%     $79.66
    Temecula, CA       $108.16  77.4%    $83.71   $114.50  78.8%    $90.23   $115.56  82.8%    $95.68    $117.44  76.6%     $89.97
    Farmington         $94.68   57.1%    $54.06   $89.22   45.8%    $40.86   $74.91   49.8%    $37.30    $74.68   59.8%     $44.67
    Hills, MI
    --------------------------------------------------------------------------------------------------------------------------------
    TOTAL              $114.85  72.7%    $83.84   $118.85  65.6%    $77.85   $113.50  66.7%    $76.07    $114.73  67.5%     $77.44

     EMBASSY SUITES BREA, BREA, CA. The seven-story, 229-suite, Embassy Suites hotel is Brea's only full-service lodging facility. The Embassy Suites is adjacent to the 1,000,000 sf Brea Mall and neighboring shopping plazas. The hotel, which opened in 1990, is on a 75-year ground lease leased from the City of Brea with 62 years remaining. The Embassy Suites maintains a strong premium to market occupancy and ADR, with a 118% RevPAR penetration in 2002. The hotel's restaurant and lounge are leased to a third-party operator. In addition to the hotel, the collateral includes an adjacent three-story, 40,008 square foot retail building named Embassy Court. The retail building opened at the same time as the hotel and is also subject to a 75-year ground lease.

     EMBASSY SUITES LOMPOC, LOMPOC, CA. The 155-unit Embassy Suites Lompoc is the leading hotel in Lompoc, a small community located 55 miles northwest of Santa Barbara. The hotel caters primarily to commercial travel associated with Vandenberg Air Force Base, one of three major U.S. missile launch sites. Over the past four years, the property has increased RevPAR by 26%.

     EMBASSY SUITES SAN LUIS OBISPO, SAN LUIS OBISPO, CA. The Embassy Suites San Luis Obispo is a 196-unit all-suite hotel located approximately halfway between Los Angeles and San Francisco in the coastal community of San Luis Obispo. The Embassy Suites opened in 1986 and was acquired by Windsor in November 1994. San Luis Obispo's economy is dominated by CalPoly San Luis Obispo, tourism, and government. The Embassy Suites San Luis Obispo's guestrooms were completely renovated in 2001.

     EMBASSY SUITES ORANGE COUNTY AIRPORT NORTH, SANTA ANA, CA. The Embassy Suites Hotel Orange County Airport North in Santa Ana is a ten-story, 300-room full-service, atrium hotel. The Embassy Suites is approximately
     1.5 miles north of the Orange County Airport and eight miles south of Anaheim/Disneyland. The Embassy Suites has approximately 8,000 sf of dedicated meeting space, a 120-seat restaurant, a 50-seat lounge, and an area for the hotel's complimentary breakfast and manager's reception (125 seats). The restaurant and lounge are leased to a third-party operator. Other hotel facilities include an indoor swimming pool and whirlpool, an exercise room, and a gift shop. Approximately 22% of the hotel's guestrooms and its atrium area were renovated


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - WINDSOR CAPITAL PORTFOLIO
--------------------------------------------------------------------------------

     in 2001. The hotel is expected to complete the balance of the room renovation by 2004. The rooms on the top two floors underwent a complete renovation during 2002, contributing to the decrease in RevPAR in that year.

     EMBASSY SUITES TEMECULA, TEMECULA, CA. The 176-suite, four-story, Embassy Suites hotel is Temecula's only chain-affiliated, full-service lodging facility. Temecula is located in Riverside County, on the northern border of San Diego County. Temecula is approximately 35 miles southwest of Riverside, 50 miles northeast of San Diego and 80 miles southeast of Los Angeles. Temecula is one of the fastest growing cities in California. Over the past four years, the property has increased RevPAR by 27%. The positive performance trend is related to Temecula's growing population, which increased from 27,099 in 1990 to 72,715 in 2002, an increase of 168.3%. Among cities with over 50,000 people, Temecula is one of California's fastest growing cities.

     MARRIOTT WALNUT CREEK, WALNUT CREEK, CA. The Marriott Walnut Creek is a 338-room, first-class hotel located in Walnut Creek, an upscale suburb in the San Francisco Bay Area's East Bay. The property is an eight-story mirrored glass building with six levels of above-ground space containing public space and guestrooms and two subterranean levels containing approximately 12,000 sf of meeting space. The hotel was completely renovated, including all 338 rooms, in 2000.

     RADISSON SUITES FARMINGTON HILLS, FARMINGTON HILLS, MI. The 137-unit Radisson Suites Farmington Hills is a full-service hotel located in Detroit's northwest suburbs. The property features a three-meal restaurant, 3,200 sf of meeting space, and an indoor swimming pool. The property has experienced recent weakened performance primarily due to the softening automotive industry, upon which the area is highly dependent. Travel to the hotel is primarily related to the Big-Three automakers and several international car manufacturers, (including Toyota, Mitsubishi and Nissan) with major facilities in the area, as well as to hundreds of small- to medium-size employers who primarily service the automakers.

o THE BORROWER. The borrowers (collectively the "WINDSOR CAPITAL PORTFOLIO BORROWERS") are seven single-asset, special-purpose, bankruptcy-remote entities, each with an independent director. Legal counsel to each of the Windsor Capital Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the Windsor Capital Portfolio Trust Loan. The sponsor of the Windsor Capital Portfolio Borrowers is Windsor Capital Group, Inc. ("WINDSOR"), a privately owned hotel ownership and hotel management company based in Santa Monica, California. Windsor is the largest private owner of Embassy Suites hotels in the United States. Founded by Patrick Nesbitt, Windsor owns and operates a portfolio of 25 hotels with 5,249 rooms, employing 2,145 employees, plus 25 employees at the corporate level. Windsor's hotel portfolio consists of 18 Embassy Suites Hotels, one full-service Marriott Hotel, three Hawthorn Suites Hotels, one Radisson Suites Hotel, one Holiday Inn, and one Renaissance Hotel. Windsor purchased the Windsor Capital Portfolio Properties between October 1994 and November 1996. Patrick Nesbitt guaranteed the non-recourse carveouts of the Windsor Capital Portfolio Trust Loan. In connection with such guaranty, Mr. Nesbitt is required to maintain $3,000,000 in liquidity and $30,000,000 in net worth.

o THE BREA MASTER GROUND LEASE. The Embassy Suites Brea is subject to a ground lease dated March 7, 1989 (the "BREA MASTER GROUND LEASE") by and between the Brea Redevelopment Agency (the "BREA GROUND LESSEE") and the Brea Foundation ("BREA GROUND LESSOR"). The Brea Ground Lessee subleased the land to the Brea Hotel Joint Venture (the "BREA GROUND SUBLESSEE") pursuant to two leases, each dated March 7, 1989, for each of the hotel and retail components (the "BREA GROUND SUBLEASES"). The Brea Master Ground Lease is co-terminous with the Brea Ground Subleases, which expire on June 25, 2064 and which may be extended for a period of 15 years with six months prior notice. The Brea Ground Lessee assigned its leases to the Windsor Capital Portfolio Borrowers on November 28, 1995. Ground rent payments under the Brea Ground Subleases are as follows:

                                                         GROUND RENT PAYMENT
--------------------------------------------------------------------------------

BREA  GROUND SUBLEASE (HOTEL)   Minimum payment of $100,000 per year, which is
                                credited toward percentage rent calculated using
                                a Percent Rent Factor applied against annual
                                gross room rentals plus annual gross hotel
                                restaurant/bar and sublease income. The Percent
                                Rent Factor is 3% in the first 30 years of the
                                lease and 3.5% thereafter.
-------------------------------------------------------------------------------

BREA GROUND SUBLEASE (RETAIL)   Currently $65,000 per year. Certain CPI-based
                                increases will be applied 14 years after the commencement of the Operation Period (which was November 30, 1992, per the Ground Sublease
                                Estoppel.)

--------------------------------------------------------------------------------

o RELEASE OF COLLATERAL. After the Windsor Initial Defeasance Date, the Windsor Capital Portfolio Trust Loan permits the release of properties from the lien of the mortgage, subject to the satisfaction of certain conditions, including (for the six properties other than


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - WINDSOR CAPITAL PORTFOLIO
--------------------------------------------------------------------------------

     the Farmington Hills property): (i) the deposit of defeasance collateral in a minimum amount equal to the greater of 125% of the allocated loan amount of the properties being released or 100% of the net sales proceeds; (ii) satisfaction of certain DSCR tests; and (iii) no event of default.

     With respect to the release of the property located in Farmington Hills, Michigan, the property may be released in connection with a sale, subject to (i) payment of $2,468,466, which amount will be transferred into a cash collateral subaccount to be held for the benefit of the lender and (ii) no event of default.

o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance and provide for collection of a minimum of 4% of revenues as an ongoing FF&E and capital-expenditure reserve. At closing, the Windsor Capital Portfolio Borrowers deposited $1,500,000 into the FF&E and capital expenditure reserve account. The Windsor Capital Portfolio Borrowers further covenanted to spend a specified minimum amount, beyond the expected 4% of revenues to be escrowed, toward approved capital expenses during each of the first three fiscal periods ($2,227,000 for the period ending June 30, 2004; $3,972,000 for the period ending June 30, 2005; and $5,709,000 for the period ending June 30, 2006). In the event that the Windsor Capital Portfolio Borrowers fail to spend such amounts, then the loan documents require that cash flow in excess of operating expenses, regular reserves and debt service be deposited into a reserve account in the amounts of such deficiency. At closing, the Windsor Capital Portfolio Borrowers funded a deferred-maintenance reserve of $422,564, which is 125% of the amount specified in the property condition reports. The Windsor Capital Portfolio Borrowers are required to establish and maintain a ground rent reserve for the Embassy Suites Brea property to be funded monthly in the amount of $25,609 and a rollover reserve for the retail portion of the Embassy Suites Brea property to be funded monthly at $0.50 psf.

     In addition to the reserves described above, to provide some protection for the payment of operating expenses, debt service and other required reserves during seasonal periods when the operating income of the Windsor Capital Portfolio Properties may be reduced, the Windsor Capital Portfolio Borrowers are required to deposit with the lender, on each payment date, an aggregate amount of $250,000, to the extent of such funds are available, until the aggregate amount in the seasonal working capital reserve equals or exceeds $1,000,000. In the event that the seasonal working capital reserve falls below $1,000,000, the lender will sweep cash on a monthly basis, at a maximum of $250,000 per month, to replenish the seasonal working capital reserve up to $1,000,000. See Annex A to the prospectus supplement for information regarding escrow reserves.

o LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box, which is already in place. The loan documents require the Windsor Capital Portfolio Borrowers to direct credit card receipts directly to a lender-controlled account. The borrower and manager are also required to cause all non-credit card receipts to be transmitted into the lender-controlled account. On each regularly scheduled payment date, any amounts in the lender-controlled account, after payment of debt service, required reserves and approved operating expenses, are swept into a lockbox account established under the mezzanine loan described below, unless an event of default is continuing or the DSCR (as calculated pursuant to the terms of the loan documents) at the end of any quarter falls below 1.33 (based on the debt service due under the Windsor Capital Portfolio Loan Pair), at which point a cash-trap period will commence (and will continue until such time that the event of default has been cured or such DSCR is restored for two consecutive calendar quarters). During a cash-trap period, all remaining cash (after payment of debt service, reserves, approved operating expenses and the debt service payment due under the mezzanine loan described below) is required to be deposited into a cash collateral account (which may be applied to the debt upon an event of default under the Windsor Capital Portfolio Trust Loan).

o PROPERTY MANAGEMENT. Windsor is the property manager of the Windsor Capital Portfolio Properties (other than the retail portion of the property located in Brea, CA). The property manager is an affiliate of the Windsor Capital Portfolio Borrowers. Windsor manages a portfolio of 27 hotels with 5,649 rooms. With respect to the retail portion of the property located in Brea, CA, the property manager is Lowe Enterprises Commercial Group (not an affiliate of the Windsor Capital Portfolio Borrowers). With respect to each hotel, the property manager receives (i) a management fee equal to 3.5% of the gross revenue and (ii) an accounting fee of $5,000/month (subject to CPI adjustments). With respect to the retail portion of the property located in Brea, CA, the property manager receives a management fee equal to the greater of (x) 4% of gross revenue or (y) $2,500/month. The lender may replace either property manager if (i) the Windsor Capital Portfolio Borrowers fails to maintain a DSCR (based on calculation of net cash flow as defined in the loan documents) of at least 1.10, (ii) an event of default is continuing under the Windsor Capital Portfolio Trust Loan, (iii) the property manager is in default under the management agreement, or (iv) upon the gross negligence, malfeasance or willful misconduct of the property manager.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - WINDSOR CAPITAL PORTFOLIO
--------------------------------------------------------------------------------

o MEZZANINE OR SUBORDINATE INDEBTEDNESS. Concurrent with the origination of the Windsor Capital Portfolio Trust Loan, the mortgage loan seller originated a $13,750,000 mezzanine loan to Nesbitt Family Trust Holdings Sub, LLC and Nesbit GP Sub, Inc., which collectively are owners of 100% of the direct and/or indirect ownership interest in each of the Windsor Capital Portfolio Borrowers. The mezzanine loan has an interest rate equal to 8.975% and a maturity date of June 1, 2010, which is coterminous with the Windsor Capital Portfolio Trust Loan. The mezzanine loan is secured by a pledge of the equity interests in the Windsor Capital Portfolio Borrowers. The mezzanine loan is subject to cash management controls as set forth in the loan agreement for the mezzanine loan. The mezzanine loan was assigned to SFT II, Inc., a wholly owned subsidiary of iStar Financial, Inc., which entity executed a standard intercreditor agreement between it and the holder of the Windsor Capital Portfolio Trust Loan. Pursuant to the loan documents for the mezzanine loan, the mezzanine lender has the right to cure a default under the Windsor Capital Portfolio Trust Loan (which includes the right to purchase the Windsor Capital Portfolio Trust Loan from the trust at par). The holder of the Windsor Capital Portfolio Trust Loan may not amend the loan documents for the Windsor Capital Portfolio Trust Loan if the amendment increases the interest rate or principal amount of the Windsor Capital Portfolio Trust Loan, modifies the maturity date or otherwise amends certain specified terms. Upon the occurrence of an event of default under the mezzanine loan documents, the mezzanine lender may foreclose upon the partnership or membership interests in the Windsor Capital Portfolio Borrowers, which would result in a change of control with respect to the Windsor Capital Portfolio Borrowers and could result in a change in the management of the Windsor Capital Portfolio Properties. Transfer of the mezzanine lender's interest in the mezzanine loan is governed by the terms of the intercreditor agreement, which prohibits transfers of more than 49% of the mezzanine lender's interest in the mezzanine loan unless such transfer is to a qualified transferee under the intercreditor agreement or rating agency approval has been obtained.

     In addition to the mezzanine loan described above, there is an existing $78,000,000 corporate level loan from iStar DB Seller, LLC, an affiliate of iStar Financial, Inc., to Nesbitt Family Trust LLC (the upper-tier indirect owner of 100% of the ownership interests in the Windsor Capital Portfolio Borrowers and the mezzanine borrowers), which is secured by collateral unrelated to the Windsor Capital Portfolio Properties, as well as by pledges of upper-tier equity interests in the mezzanine borrowers described above. This iStar Loan is subject to separate intercreditor agreements with both the holder of the Windsor Capital Portfolio Trust Loan and the mezzanine lender.

o TERRORISM INSURANCE. The loan documents require the Windsor Capital Portfolio Borrowers to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the Windsor Capital Portfolio Properties. If such terrorism coverage is not commercially available for the premium currently being paid for such coverage, the Windsor Capital Portfolio Borrowers are nonetheless required to obtain such required terrorism coverage, provided that in no event are the Windsor Capital Portfolio Borrowers required to pay any insurance premiums with respect to such insurance coverage in excess of the Terrorism Premium Cap. The "TERRORISM PREMIUM CAP" is an amount equal to 150% of the insurance premiums paid for terrorism coverage at the time of closing of the Windsor Capital Portfolio Trust Loan, adjusted annually by a percentage equal to the increase in the Consumer Price Index. See "Risk Factors-Risks Relating to the Underlying Mortgage Loans-The Absence or Inadequacy of Insurance Coverage on the Mortgaged Real Properties May Adversely Effect Payments on your Certificates" in the Prospectus Supplement.



Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - PIN OAK PORTFOLIO
--------------------------------------------------------------------------------




                          [PHOTO OF PIN OAK PORTFOLIO]


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - PIN OAK PORTFOLIO
--------------------------------------------------------------------------------


                           [MAP OF PIN OAK PORTFOLIO]


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - PIN OAK PORTFOLIO
--------------------------------------------------------------------------------

----------------------------------------------------------------    ----------------------------------------------------------
            PROPERTY INFORMATION                                           MORTGAGE LOAN INFORMATION
Number of Mortgaged Real Properties                           1     Cut-off Date Principal                        $40,000,000
                                                                    Balance
Location (City/State)                               Houston, TX     Cut-off Date Principal Balance                        $79
Property Type                                            Office     Percentage of Initial Mortgage Pool                  2.3%
Size (SF)                                               505,023     Number of Mortgage Loans                                1
Percentage Occupancy as of September 30, 2003             90.3%     Type of Security                               Fee Simple
Year Built / Renovated                              1974 / 2003     Mortgage Rate                                      6.194%
Appraisal Value                                     $55,500,000     Original Term to Maturity (Months)                    120
Underwritten Occupancy                                    87.5%     Original Amortization Term (Months)            IO 12; 348
Underwritten Revenues                                $8,957,135     Cut-off Date LTV Ratio                              72.1%
Underwritten Total Expenses                          $4,094,374     LTV Ratio at Maturity                               62.1%
Underwritten Net Operating Income                    $4,862,761     Underwritten DSCR on NOI                             1.64
Underwritten Net Cash Flow (NCF)                     $4,183,915     Underwritten DSCR on NCF                             1.41
----------------------------------------------------------------    ----------------------------------------------------------

o THE LOAN. The mortgage loan (the "PIN OAK PORTFOLIO LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a Class-B suburban office building portfolio, totaling 505,023 sf in Bellaire, Texas, (the "PIN OAK PORTFOLIO PROPERTY"). The Pin Oak Portfolio Loan represents approximately 2.3% of the initial mortgage pool balance. The Pin Oak Portfolio Loan was originated on August 12, 2003 and has an original principal balance of $40,000,000 and a principal balance as of the cut-off date of approximately $40,000,000. The DSCR and LTV on the Pin Oak Portfolio Loan are 1.41 and 72.1% respectively. The Pin Oak Portfolio Loan refinanced $42,000,000 in existing indebtedness, with the Borrower infusing $2,000,000 of new equity at the closing of the Pin Oak Portfolio Loan.

     The Pin Oak Portfolio Loan has an initial term of 120 months and a remaining term of 117 months. The loan requires payment of interest-only for 12 months and then amortizes on a 348-month schedule. The scheduled maturity date is September 1, 2013. Voluntary prepayment of the Pin Oak Portfolio Loan is prohibited until June 30, 2013 and permitted thereafter without penalty. Defeasance with United States government obligations is permitted beginning January 1, 2006.

o THE PROPERTY. The Pin Oak Portfolio Property consists of five class-B office buildings with a total of 505,023 sf and 2 multi level parking garages with a total of 1,520 spaces. The Pin Oak Portfolio Property is located on the west side of Interstate 610 (West Loop South) at the Bellaire Boulevard exit in Bellaire, Texas, a municipality within Houston , just south of the intersection with US Highway 59 and 2.75 miles south of the Galleria Shopping Center, a well known regional mall in Houston. The individual building addresses are 4710 Bellaire Boulevard, 4747 Bellaire Boulevard, 6700 West Loop South, 6750 West Loop South, and 6800 West Loop South. Three of the buildings, 6700 and 6750 West Loop South and 4710 Bellaire Boulevard, are located on the north side of Bellaire Boulevard while 6800 West Loop South and 4747 Bellaire Boulevard are on the south side. Covered walkways connect the parking facilities with each building's entrance plaza. In addition, the landscaping is 100% irrigated, and mature trees are located throughout the complex. The 11.89-acre site has good visibility and access and occupies a city block of frontage along Loop 610, and more than a city block of frontage on either side of Bellaire Boulevard.

     The buildings are currently 90.5% occupied with a total of 140 tenants. The largest tenant concentration at the property is the United States of America, which has two agencies, the Social Security Administration (the "SSA") and the Office of Hearings and Appeals (the "OHA"), occupying a total of 8.65% of the rentable square feet at the Pin Oak Portfolio Property. Due to the subject's proximity to the medical center market, the strongest office market in Houston, the buildings have successfully marketed to medical tenants which now comprise 30% of the building's tenancy. Medical users have enjoyed the proximity to the Texas Medical Center without the higher rental expenses within the medical center submarket.

     The Pin Oak Portfolio Property consists of five buildings. 4710 Bellaire Boulevard is a three-story, 73,736 sf building that was constructed in 1975. As of September 30, 2003, 4710 Bellaire Boulevard is 89.0% occupied by fifteen tenants, the largest of which is the McGovern Allergy Clinic which occupies 15,429 sf on a lease that expires on March 31, 2009. 4747 Bellaire Boulevard is a five-story, 76,049 sf building that was constructed in 1980. 4747 Bellaire Boulevard is 77.1% occupied as of September 30, 2003 to nineteen tenants, the largest of which is the SSA occupying 22,892 sf on a lease that expires on March 3, 2012. However, the SSA has an option to terminate its lease after March 3, 2007. 6700 West Loop South is a five-story, 75,932 sf building that was constructed in 1974. As of September 30, 2003, 6700 West Loop South is 94.4% occupied to eleven tenants, the largest of which is Amerigroup Corp. which occupies 18,911 sf on a lease that expires on November 23, 2007. 6750 West Loop South is a ten-story, 201,922 sf building that was constructed in 1977. 6750 West Loop South is 94.3% leased as of


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - PIN OAK PORTFOLIO
--------------------------------------------------------------------------------

     September 30, 2003 to 79 tenants, the largest of which is The Frost Bank which occupies 18,816 sf on a lease that expires on April 30, 2004. 6800 West Loop South is a five story 77,384 sf building that was constructed in 1980. 6800 West Loop South is 90.9% leased as of September 30, 2003 to 21 tenants. The largest tenant is the OHA occupying 20,797 sf on a lease that expires on December 31, 2003.

         The following table presents certain information relating to the major tenants at the Pin Oak Portfolio Property:

                                                               NET RENTABLE            % OF NET           DATE OF LEASE
              TENANT                    % OF BASE RENT          AREA (SF)           RENTABLE AREA           EXPIRATION
-----------------------------------     --------------         ------------         -------------         -------------
Social Security/GSA                            6.1%                22,892                 4.5%                3/2012
Frost Bank (1)                                 4.9%                22,003                 4.4%                4/2009
Office of Hearings and                         6.3%                20,797                 4.1%                1/2004
   Appeals/GSA (2)
Amerigroup                                     4.0%                18,911                 3.7%               11/2007
Tamida Corporation                             3.8%                16,446                 3.3%                3/2007
McGovern Allergy Clinic                        2.9%                15,429                 3.1%                3/2009
Guidestreet                                    3.2%                15,280                 3.0%                8/2005

(1) Frost Bank (22,033 SF) renewal has been negotiated and is out for signature at a rate of $19.00/SF.

(2) Borrower indicated that OHA has elected to renew their lease on 1/1/04 on a month-to-month basis in order to evaluate the feasibility of relocating to a new GSA building located on the west side of Houston. The building has just commenced the construction process and it is unclear as to when it will be completed. The OHA is one of the potential GSA users that may be chosen to be relocated to the new facility.


     The following table presents certain information relating to the lease rollover schedule at the Pin Oak Portfolio Property:

                                                                                                      CUMULATIVE %
                     NUMBER OF                                       CUMULATIVE %     % OF GROSS        OF GROSS
                       LEASES         TOTAL SF      % OF TOTAL SF       OF SF            RENT             RENT
      YEAR            ROLLING          ROLLING        ROLLING(1)      ROLLING(1)      ROLLING(1)       ROLLING(1)
      ----            -------          -------        ----------      ----------      ----------       ----------
      2003               8              23.06           30,262           6.0%            6.0%            10.5%
      2004               32             17.02           72,172          14.3%            20.3%           18.4%
      2005               26             18.52          101,324          20.1%            40.3%           28.1%
      2006               32             18.23           75,963          15.0%            55.4%           20.8%
      2007               22             18.59           73,085          14.5%            69.9%           20.4%
      2008               13             14.87           27,462           5.4%            75.3%            6.1%
      2009               11             13.96           34,873           6.9%            82.2%            7.3%
      2010               5              16.04           14,759           2.9%            85.1%            3.6%
      2011               1              17.50           3,439            0.7%            85.8%            0.9%
      2012               1              22.61           22,892           4.5%            90.3%            7.8%
      2013               1              40.20            597             0.1%            90.5%            0.4%

Calculated based on approximate square footage occupied by each tenant.

o THE BORROWER. The borrower is FRM Pin Oak L.P., a special purpose, bankruptcy remote entity. The 1% general partner of the borrower is FRM Pin Oak GP, LLC ("FRM GP"), a single purpose, bankruptcy remote entity with an independent director. Legal counsel to the borrower delivered a nonconsolidation opinion in connection with the origination of the Pin Oak Portfolio Loan. The sole member of FRM GP is FRM West Loop Associates #6, Ltd., which is also the sole limited partner of the borrower. FRM West Loop Associates # 6, Ltd. is 94% owned by McCord Consolidated, L.P. ("MCCORD LP"), which is owned 99.9% by Frederick R. McCord, the sponsor of the borrower. Frederick R. McCord is the founder and owner of McCord Development. McCord Development was founded in 1973 and has developed properties in Houston, Clear Lake City, San Francisco, Dallas and San Antonio. McCord Development owns 17 office buildings with a total of over 3 million sf in the Houston and Clear Lake City, Texas markets. McCord LP guaranteed certain non-recourse carveouts of the Pin Oak Portfolio Loan .

o ESCROWS. The loan documents provide for certain escrows for real estate taxes and insurance. The loan documents also require the borrower to make monthly contributions of $8,417.05 for replacement reserves. In addition, the loan documents require the borrower to make monthly contributions of $52,606.56 for tenant improvements and leasing commissions ("TI/LC"). Additionally, at closing the borrower deposited $750,000 into a rollover reserve to fund TI/LC costs associated with releasing the space leased by The Frost National Bank and the space leased by the United States of America. In the event that The Frost National Bank exercises its option to extend the term of its lease until April 30, 2009, $375,000 of such reserve will be returned to the borrower. Otherwise, funds from such reserve are to be made available for disbursement upon the borrower's satisfaction of


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
Commercial Mortgage Pass-Through Certificates, Series 2003-C2
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - PIN OAK PORTFOLIO
--------------------------------------------------------------------------------

     certain leasing and occupancy criteria with respect to the related space. In addition, at closing, the borrower deposited $225,000 into a reserve to pay for leasehold improvements and other alterations at the Pin Oak Portfolio Property related to handicap accessibility requirements under state law (the "DISABILITY IMPROVEMENTS RESERVE"), and the borrower may be required under circumstances set forth in the related loan documents to make additional deposits from time to time into such reserve. Funds may be disbursed to the borrower from the Disability Improvements Reserve to pay for the cost of such work and also may be disbursed if the borrower receives variances from the requirement to perform such work.

o LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lender-controlled account within two business days after receipt of such amounts. Amounts in the lender-controlled account will applied monthly to pay debt service, to fund required reserve deposits and to pay approved operating expenses. Excess cash flow is to be disbursed to the borrower unless an event of default occurs under the loan documents or the debt service coverage ratio is less than 1.05 for two consecutive calendar quarters, in which case excess cash flow will be held in a lender-controlled account as additional collateral for the loan. The cash flow sweep will continue until the event of default is cured, or the minimum debt service coverage ratio is satisfied for two
     (2) consecutive calendar quarters.

o PROPERTY MANAGEMENT. The Pin Oak Portfolio Property is managed by McCord Development, Inc., an affiliate of the Borrower. McCord Development, Inc. receives management fees equal to 4% of the total revenues at the property. McCord Development, Inc. currently manages 17 office properties with a total of 3 million sf in the Houston and Clear Lake City, Texas markets. The lender may replace the property manager if (i) an event of default is continuing under the Pin Oak Portfolio Loan, (ii) the property manager is in default under the management agreement, (iii) the property manager has engaged in fraud, gross negligence, malfeasance or willful misconduct in connection with its performance under the management agreement or (iv) a change in control of the property manager occurs.

o    MEZZANINE OR SUBORDINATED INDEBTEDNESS. Not permitted.

o TERRORISM INSURANCE. The Pin Oak Portfolio Property is insured against acts of terrorism as part of its all-risk property insurance. The loan documents require the borrower to maintain terrorism insurance to the extent insurance premiums for terrorism insurance do not exceed $78,750 annually for each of the first 5) years of term of the loan and $90,000 annually for each of the remaining 5 years of the term of the loan (collectively, the "TERRORISM COST LIMITATION"). However, if terrorism insurance is not available within the Terrorism Cost Limitation, the borrower is nevertheless required to maintain terrorism coverage to the greatest extent possible within the Terrorism Cost Limitation. See "Risk Factors-Risks Relating to the Underlying Mortgage Loans - The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Effect Payments on Your Certificates" in the Prospectus Supplement.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Greenwich Capital Markets, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

                          [RBS GREENWICH CAPITAL LOGO]

                                     ANNEX C

                                DECREMENT TABLES

                              Percentages of the Closing Date Certificate Balance of the A-1 Certificates


                                                      0% CPR During Lockout, Defeasance and Yield Maintenance
                                                                     Otherwise at Indicted CPR
                                               ----------------------------------------------------------------------
                Payment Date                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
                ------------                     -----         ------         ------         ------        -------
Initial Date.............................
December 5, 2004.........................
December 5, 2005.........................
December 5, 2006.........................
December 5, 2007.........................
December 5, 2008.........................
Weighted Average Life in Years...........

                              Percentages of the Closing Date Certificate Balance of the A-2 Certificates


                                                      0% CPR During Lockout, Defeasance and Yield Maintenance
                                                                     Otherwise at Indicted CPR
                                               ----------------------------------------------------------------------
                Payment Date                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
                ------------                     -----         ------         ------         ------        -------
Initial Date.............................
December 5, 2004.........................
December 5, 2005.........................
December 5, 2006.........................
December 5, 2007.........................
December 5, 2008.........................
December 5, 2009.........................
December 5, 2010.........................
December 5, 2011.........................
December 5, 2012.........................
December 5, 2013.........................
Weighted Average Life in Years...........

                              Percentages of the Closing Date Certificate Balance of the A-3 Certificates


                                                      0% CPR During Lockout, Defeasance and Yield Maintenance
                                                                     Otherwise at Indicted CPR
                                               ----------------------------------------------------------------------
                Payment Date                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
                ------------                     -----         ------         ------         ------        -------
Initial Date.............................
December 5, 2004.........................
December 5, 2005.........................
December 5, 2006.........................
December 5, 2007.........................
December 5, 2008.........................
December 5, 2009.........................
December 5, 2010.........................
December 5, 2011.........................
December 5, 2012.........................
December 5, 2013.........................
Weighted Average Life in Years...........

                              Percentages of the Closing Date Certificate Balance of the A-4 Certificates


                                                      0% CPR During Lockout, Defeasance and Yield Maintenance
                                                                     Otherwise at Indicted CPR
                                               ----------------------------------------------------------------------
                Payment Date                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
                ------------                     -----         ------         ------         ------        -------
Initial Date.............................
December 5, 2004.........................
December 5, 2005.........................
December 5, 2006.........................
December 5, 2007.........................
December 5, 2008.........................
December 5, 2009.........................
December 5, 2010.........................
December 5, 2011.........................
December 5, 2012.........................
December 5, 2013.........................
Weighted Average Life in Years...........

                               Percentages of the Closing Date Certificate Balance of the B Certificates


                                                      0% CPR During Lockout, Defeasance and Yield Maintenance
                                                                     Otherwise at Indicted CPR
                                               ----------------------------------------------------------------------
                Payment Date                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
                ------------                     -----         ------         ------         ------        -------
Initial Date.............................
December 5, 2004.........................
December 5, 2005.........................
December 5, 2006.........................
December 5, 2007.........................
December 5, 2008.........................
December 5, 2009.........................
December 5, 2010.........................
December 5, 2011.........................
December 5, 2012.........................
December 5, 2013.........................
Weighted Average Life in Years...........

                               Percentages of the Closing Date Certificate Balance of the C Certificates
                                                      0% CPR During Lockout, Defeasance and Yield Maintenance
                                                                     Otherwise at Indicted CPR
                                               ----------------------------------------------------------------------
                Payment Date                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
                ------------                     -----         ------         ------         ------        -------
Initial Date.............................
December 5, 2004.........................
December 5, 2005.........................
December 5, 2006.........................
December 5, 2007.........................
December 5, 2008.........................
December 5, 2009.........................
December 5, 2010.........................
December 5, 2011.........................
December 5, 2012.........................
December 5, 2013.........................
Weighted Average Life in Years...........

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX D

                         FORM OF PAYMENT DATE STATEMENT

                      [THIS PAGE INTENTIONALLY LEFT BLANK]



ABN AMRO [LOGO]                                                                                   Statement Date:     01/05/2004
LaSalle Bank N.A.                             GREENWICH CAPITAL COMMERCIAL FUNDING CORP.          Payment Date:       01/05/2004
135 S. LaSalle Street Suite 1625            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Prior Payment:             N/A
Chicago, IL 60603                                          SERIES 2003-C2                         Next Payment:       02/05/2004
USA                                                                                               Record Date:        12/31/2003

                                                     ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                     Analyst:
                                                 REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================
====================================   ==================================================   ========================================
                                                                                             Page(s)
                                                                                             -------
Issue Id:                   GCCF03C2   REMIC Certificate Report                              Closing Date:               12/31/2003
Monthly Data File                      Bond Interest Reconciliation                          First Payment Date:         01/05/2004
Name:          GCCF03C2_YYYYMM_3.ZIP   Cash Reconciliation Summary                           Related Final Payment Date: 01/05/2034
                                       15 Month Historical Loan Status Summary
====================================   15 Month Historical Payoff/Loss Summary               =======================================
                                       Historical Collateral Level Prepayment Report
                                       Delinquent Loan Detail
                                       Mortgage Loan Characteristics
                                       Loan Level Detail
                                       Specially Serviced Report
                                       Modified Loan Detail
                                       Realized Loss Detail
                                       Appraisal Reduction Detail

                                       ==================================================


                    =============================================================================================
                                                     PARTIES TO THE TRANSACTION
                    ---------------------------------------------------------------------------------------------
                                        DEPOSITOR: Greenwich Capital Commercial Funding Corp.
                    UNDERWRITER: Greenwich Capital Markets, Inc./Credit Suisse First Boston LLC/Morgan Stanley &
                                            Co. Incorporated/J.P. Morgan Securities Inc.
                                        MASTER SERVICER: Wachovia Bank, National Association
                                              SPECIAL SERVICER: Lennar Partners, Inc.
                         RATING AGENCY: Moody's Investors Service, Inc. / Standard & Poor's Ratings Services
                    =============================================================================================

                                 ==================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                 ------------------------------------------------------------------
                                     LaSalle Web Site                          www.etrustee.net
                                     Servicer Web Site
                                     LaSalle Factor Line                         (800) 246-5761

                                 ==================================================================

====================================================================================================================================

                                             GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
ABN AMRO [LOGO]                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Statement Date: 01/05/2004
LaSalle Bank N.A.                                        SERIES 2003-C2                                  Payment Date:   01/05/2004
                                                                                                         Prior Payment:         N/A
WAC:                                                                                                     Next Payment:   02/05/2004
WA Life Term:                                                                                            Record Date:    12/31/2003
WA Amort Term:                                      ABN AMRO ACCT: XX-XXXX-XX-X
Current Index:
Next Index:                                           REMIC CERTIFICATE REPORT
====================================================================================================================================
            ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING     INTEREST     INTEREST     PASS-THROUGH
CLASS    FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE    PAYMENT (2)   ADJUSTMENT       RATE
CUSIP      Per 1,000      Per 1,000   Per 1,000     Per 1,000      Per 1,000    Per 1,000    Per 1,000    Per 1,000    Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------


















------------------------------------------------------------------------------------------------------------------------------------
                   100          0.00         0.00          0.00          0.00         0.00         0.00          0.00
====================================================================================================================================
                                                                      Total P&I Payment        0.00
                                                                      ==============================

Notes:  (1) N denotes notional balance not included in total (2) Accrued Interest plus/minus Interest Adjustment Minus Deferred
        Interest equals Interest Payment (3) Estimated.



ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date: 01/05/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   01/05/2004
                                                          SERIES 2003-C1                                 Prior Payment:         N/A
                                                                                                         Next Payment:   02/05/2004
                                                                                                         Record Date:    12/31/2003
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                   BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                   Deductions                               Additions
                                         ------------------------------  ----------------------------------------------
          Accrual     Pass    Accrued               Deferred &              Prior    Int Accrual   Prepay-    Other    Distributable
       ------------   Thru  Certificate  Allocable  Accretion  Interest  Int. Short-   on prior      ment    Interest   Certificate
Class  Method  Days   Rate   Interest      PPIS     Interest   Loss/Exp   falls Due  Shortfall(3) Penalties Proceeds(1)  Interest(2)
------------------------------------------------------------------------------------------------------------------------------------




















------------------------------------------------------------------------------------------------------------------------------------
                                  0.00         0.00        0.00       0.00       0.00                   0.00         0.00       0.00
====================================================================================================================================

===============================================================

                            Remaining
 Interest  Current Period  Outstanding       Credit Support
 Payment    (Shortfall)/     Interest    ----------------------
  Amount      Recovery      Shortfalls    Original   Current(4)
---------------------------------------------------------------



















---------------------------------------------------------------
       0.00                        0.00
===============================================================


(1) Other Interest Proceeds are additional amounts specifically allocated to the bond(s) and used in determining the Distributable
    Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
    (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date: 01/05/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   01/05/2004
                                                           SERIES 2003-C2                                Prior Payment:         N/A
                                                                                                         Next Payment:   02/05/2004
                                                                                                         Record Date:    12/31/2003
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
                                                    CASH RECONCILIATION SUMMARY

====================================================================================================================================
-------------------------------------------  ------------------------------------------  -------------------------------------------
            INTEREST SUMMARY                             PRINCIPAL SUMMARY                         SERVICING FEE SUMMARY
-------------------------------------------  ------------------------------------------  -------------------------------------------
Current Scheduled Interest                   SCHEDULED PRINCIPAL:                        Current Servicing Fees
Less Deferred Interest                       Current Scheduled Principal                 Plus Fees Advanced for PPIS
Less PPIS Reducing Scheduled Int             Advanced Scheduled Principal                Less Reduction for PPIS
Plus Gross Advance Interest                  ------------------------------------------  Plus Delinquent Servicing Fees
Less ASER Interest Adv Reduction             Scheduled Principal                         -------------------------------------------
Less Other Interest Not Advanced             ------------------------------------------  Total Servicing Fees
Less Other Adjustment                        UNSCHEDULED PRINCIPAL:                      -------------------------------------------
-------------------------------------------  Curtailments
Total                                        Advanced Scheduled Principal
-------------------------------------------  Liquidation Proceeds
UNSCHEDULED INTEREST:                        Repurchase Proceeds
-------------------------------------------  Other Principal Proceeds
Prepayment Penalites                         ------------------------------------------
Yield Maintenance Penalties                  Total Unscheduled Principal
Other Interest Proceeds                      ------------------------------------------
-------------------------------------------  Remittance Principal
Total                                        ------------------------------------------
-------------------------------------------  Remittance P&I Due Trust
Less Fees Paid to Servicer                   ------------------------------------------
Less Fee Strips Paid by Servicer             Remittance P&I Due Certs
-------------------------------------------  ------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
-------------------------------------------  ------------------------------------------  -------------------------------------------
Special Servicing Fees                                 POOL BALANCE SUMMARY                              PPIS SUMMARY
Workout Fees                                 ------------------------------------------  -------------------------------------------
Liquidation Fees                                                      Balance    Count   Gross PPIS
Interest Due Serv on Advances                ------------------------------------------  Reduced by PPIE
Non Recoverable Advances                     Beginning Pool                              Reduced by Shortfalls in Fees
Misc. Fees & Expenses                        Scheduled Principal                         Reduced by Other Amounts
-------------------------------------------  Unscheduled Principal                       -------------------------------------------
Plus Trustee Fees Paid by Servicer           Deferred Interest                           PPIS Reducing Scheduled Interest
-------------------------------------------  Liquidations                                -------------------------------------------
Total Uncheduled Fees & Expenses             Repurchases                                 PPIS Reducing Servicing Fee
-------------------------------------------  ------------------------------------------  -------------------------------------------
Total Interest Due Trust                     Ending Pool                                 PPIS Due Certificate
-------------------------------------------  ------------------------------------------  -------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
-------------------------------------------                                              -------------------------------------------
Trustee Fee                                                                               ADVANCE SUMARY (ADVANCE MADE BY SERVICER)
Fee Strips                                                                               -------------------------------------------
Misc. Fees                                                                                                       Principal  Interest
Interest Reserve Withholding                                                             -------------------------------------------
Plus Interest Reserve Deposit                                                            Prior Outstanding
-------------------------------------------                                              Plus Current Period
Total                                                                                    Less Recovered
-------------------------------------------                                              Less Non Recovered
Total Interest Due Certs                                                                 -------------------------------------------
-------------------------------------------                                              Ending Outstanding
                                                                                         -------------------------------------------

====================================================================================================================================


ABN AMRO [LOGO]                               GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                 Statement Date: 01/05/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:   01/05/2004
                                                          SERIES 2003-C2                                 Prior Payment:         N/A
                                                                                                         Next Payment:   02/05/2004
                                                                                                         Record Date:    12/31/2003
                                                   ABN AMRO ACCT: XX-XXXX-XX-X
                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============   ============================================================================== ======================================
                                        Delinquency Aging Categories                                 Special Event Categories (1)
               ------------------------------------------------------------------------------ --------------------------------------
                                                                                                              Specially
               Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months   Foreclosure       REO      Modifications   Serviced   Bankruptcy
Distribution   --------------  ---------------  ----------------  -------------  -----------  -------------  ----------  -----------
    Date       #      Balance  #      Balance   #        Balance  #     Balance  #   Balance  #     Balance  #  Balance  #  Balance
============   ============================================================================== ======================================
  01/05/04
















------------   ------------------------------------------------------------------------------ --------------------------------------

============   ============================================================================== ======================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date: 01/05/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   01/05/2004
                                                           SERIES 2003-C2                                Prior Payment:         N/A
                                                                                                         Next Payment:   02/05/2004
                                                                                                         Record Date:    12/31/2003
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
                                     ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============  ==================================================================================  ==================================
                                                          Appraisal                    Realized
               Ending Pool (1)  Payoffs (2)  Penalties   Reduct. (2) Liquidations (2) Losses (2)  Remaining Term  Curr Weighted Avg.
Distribution  ----------------------------------------------------------------------------------  ----------------------------------
   Date        #       Balance  #   Balance  #  Amount   #   Balance  #      Balance  #   Amount  Life    Amort.  Coupon     Remit
============  ==================================================================================  ==================================
  01/05/04
















------------  ----------------------------------------------------------------------------------  ----------------------------------

============  ==================================================================================  ==================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.



ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date: 01/05/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   01/05/2004
                                                           SERIES 2003-C2                                Prior Payment:         N/A
                                                                                                         Next Payment:   02/05/2004
                                                                                                         Record Date:    12/31/2003
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
                                           HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT
========================  ====================================  ======================  ===========================================
Disclosure      Payoff     Initial           Payoff   Penalty    Prepayment  Maturity             Property             Geographic
 Control #      Period     Balance    Type   Amount    Amount       Date       Date                 Type                Location
========================  ====================================  ======================  ===========================================
















------------------------  ------------------------------------  ----------------------  -------------------------------------------

========================  ====================================  ======================  ===========================================
                          CURRENT                 0         0
                          CUMULATIVE
                                            ==================


ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date: 01/05/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   01/05/2004
                                                           SERIES 2003-C2                                Prior Payment:         N/A
                                                                                                         Next Payment:   02/05/2004
                                                                                                         Record Date:    12/31/2003
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
                                                       DELINQUENT LOAN DETAIL
====================================================================================================================================
                  Paid               Outstanding  Out. Property                    Special
  Disclosure      Thru  Current P&I      P&I        Protection     Advance         Servicer     Foreclosure  Bankruptcy    REO
   Control #      Date    Advance     Advances**     Advances    Description(1)  Transfer Date      Date        Date       Date
====================================================================================================================================




















====================================================================================================================================
A. P&I Advance-Loan in Grace Period           1. P&I Advance-Loan delinquent 1 month              7. P&I Advance (Foreclosure)
B. P&I Advance-Late Payment but               2. P&I Advance-Loan delinquent 2 months             9. P&I Advance (REO)
     (less than) 1 month delinq               3. P&I Advance-Loan delinquent 3 months or More
                                              4. Matured Ballon/Assumed Scheduled Payment
====================================================================================================================================
**  Outstanding P&I Advances include the current period P&I Advance



ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date: 01/05/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   01/05/2004
                                                           SERIES 2003-C2                                Prior Payment:         N/A
                                                                                                         Next Payment:   02/05/2004
                                                                                                         Record Date:    12/31/2003
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
                                                   MORTGAGE LOAN CHARACTERISTICS

                                                 DISTIRBUTION OF PRINCIPAL BALANCES
====================================================================================================================================
                                                                                                       Weighted Average
          Current Scheduled                   # of      Scheduled         % of                ----------------------------------
              Balances                       Loans       Balance         Balance              Term          Coupon         DSCR
====================================================================================================================================
























====================================================================================================================================
                                             0                  0         0.00%
====================================================================================================================================
Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance

                                              DISTRIBUTION OF MORTGAGE INTEREST RATES
====================================================================================================================================
                                                                                                       Weighted Average
          Current Mortgage                    # of      Scheduled         % of                ----------------------------------
            Interest Rate                     Loans      Balance         Balance              Term          Coupon         DSCR
====================================================================================================================================
























====================================================================================================================================
                                             0                  0         0.00%
====================================================================================================================================

Minimum Mortgage Interest Rate                           10.0000%
Maximum Mortgage Interest Rate                           10.0000%



                                         DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
====================================================================================================================================
                                                                                                      Weighted Average
          Fully Amortizing                   # of      Scheduled          % of               ----------------------------------
           Mortgage Loans                    Loans      Balance          Balance             Term          Coupon         DSCR
====================================================================================================================================
























====================================================================================================================================
                                           0                  0         0.00%
====================================================================================================================================


                                                                Minimum Remaining Term
                                                                Maximum Remaining Term

                                              DISTRIBUTION OF REMAINING TERM (BALLOON)
====================================================================================================================================
                                                                                                       Weighted Average
              Balloon                         # of      Scheduled         % of                ----------------------------------
           Mortgage Loans                     Loans      Balance         Balance              Term          Coupon         DSCR
====================================================================================================================================
        0       to      60

        61      to      120

       121      to      180

       181      to      240

       241      to      360









====================================================================================================================================
                                             0                  0         0.00%
====================================================================================================================================

Minimum Remaining Term                  0
Maximum Remaining Term                  0


ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                           SERIES 2003-C2                                Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
                                                   MORTGAGE LOAN CHARACTERISTICS


                                                   DISTRIBUTION OF DSCR (CURRENT)
====================================================================================================================================
          Debt Service                        # of      Scheduled         % of
         Coverage Ratio                       Loans      Balance         Balance              WAMM            WAC          DSCR
====================================================================================================================================




















====================================================================================================================================
                                             0                  0         0.00%
====================================================================================================================================

Maximum DSCR              0.000
Minimum DSCR              0.000

                                                         GEOGRAPHIC DISTRIBUTION
====================================================================================================================================
       Geographic                             # of      Scheduled         % of
        Location                              Loans      Balance         Balance              WAMM            WAC         DSCR
====================================================================================================================================




















====================================================================================================================================
                                                 0                          0.00%
====================================================================================================================================

                                                       DISTRIBUTION OF DSCR (CUTOFF)
====================================================================================================================================
     Debt Service                             # of      Scheduled         % of
    Coverage Ratio                            Loans      Balance         Balance              WAMM            WAC        DSCR
====================================================================================================================================




















====================================================================================================================================
                                             0                  0         0.00%
====================================================================================================================================

Maximum DSCR                            0.00
Minimum DSCR                            0.00


ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                           SERIES 2003-C2                                Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
                                                   MORTGAGE LOAN CHARACTERISTICS

                                                   DISTRIBUTION OF PROPERTY TYPES
====================================================================================================================================
                                              # of      Scheduled         % of
        Property Types                        Loans      Balance         Balance              WAMM            WAC        DSCR
====================================================================================================================================













====================================================================================================================================
                                             0                  0         0.00%
====================================================================================================================================



                                                    DISTRIBUTION OF LOAN SEASONING
====================================================================================================================================
                                              # of      Scheduled         % of
        Number of Years                       Loans      Balance         Balance              WAMM            WAC        DSCR
====================================================================================================================================













====================================================================================================================================
                                             0                  0         0.00%
====================================================================================================================================


                                                    DISTRIBUTION OF AMORTIZATION TYPE
====================================================================================================================================
                                              # of      Scheduled         % of
        Amortization Type                     Loans      Balance         Balance              WAMM            WAC        DSCR
====================================================================================================================================













====================================================================================================================================
                                             0                  0         0.00%
====================================================================================================================================


                                                    DISTRIBUTION OF YEAR LOANS MATURING
====================================================================================================================================
                                              # of      Scheduled      % of
         Year                                 Loans      Balance      Balance                  WAMM            WAC           DSCR
====================================================================================================================================
        2003
        2004
        2005
        2006
        2007
        2008
        2009
        2010
        2011
        2012
        2013
    2014 & Longer


====================================================================================================================================
                                                0             0        0.00%
====================================================================================================================================


ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date: 01/05/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   01/05/2004
                                                           SERIES 2003-C2                                Prior Payment:         N/A
                                                                                                         Next Payment:   02/05/2004
                                                                                                         Record Date:    12/31/2003
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                          LOAN LEVEL DETAIL
====================================================================================================================================
                                                  Operating               Ending                            Spec.         Loan
Disclosure         Property                       Statement   Maturity   Principal  Note  Scheduled  Mod.   Serv   ASER   Status
Control #    Grp     Type     State   DSCR   NOI     Date       Date      Balance   Rate     P&I     Flag   Flag   Flag   Code(1)
====================================================================================================================================













====================================================================================================================================
                              W/Avg   0.00     0                                0                0
====================================================================================================================================

======================================
              Prepayment
--------------------------------------
    Amount      Penalty        Date
======================================













======================================
         0            0
======================================

*    NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
------------------------------------------------------------------------------------------------------------------------------------
(1)  Legend:     A. P&I Adv-In Grace Period      1.  P&I Adv-delinquent 1 month         6.  Specially Serviced     11.  Modification
                 B. P&I Adv-(less than) one      2.  P&I Adv-delinquent 2 months        7.  Foreclosure
                      month delinq               3.  P&I Adv-delinquent 3+ months       8.  Bankruptcy
                                                 4.  Mat. Balloon/Assumed P&I           9.  REO
                                                 5.  Prepaid in Full                    10. DPO
====================================================================================================================================



ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date: 01/05/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   01/05/2004
                                                           SERIES 2003-C2                                Prior Payment:         N/A
                                                                                                         Next Payment:   02/05/2004
                                                                                                         Record Date:    12/31/2003
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

========================  =========  ================================  =========================================  ==================
                             Loan                 Balance                                      Remaining Term
Disclosure    Transfer      Status   --------------------------------   Note    Maturity     -------------------       Property
 Control #       Date       Code(1)      Scheduled          Actual      Rate      Date        Life       Amort.          Type
========================  =========  ================================  =========================================  ==================





















========================  =========  ================================  =========================================  ==================

=========  ==================================================
                                                    NOI
  State           NOI             DSCR              Date
=========  =================================================





















=========  =================================================

(1)  Legend:     A. P&I Adv - in Grace Period                   1.  P&I Adv - delinquent 1 month
                 B. P&I Adv - (less than) 1 month delinq        2.  P&I Adv - delinquent 2 months
                                                                3.  P&I Adv - delinquent 3+ months
                                                                4.  Mat. Balloon/Assumed P&I
                                                                7.  Foreclosure
                                                                9.  REO



ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date: 01/05/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   01/05/2004
                                                           SERIES 2003-C2                                Prior Payment:         N/A
                                                                                                         Next Payment:   02/05/2004
                                                                                                         Record Date:    12/31/2003
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

==========================================================   =======================================================================
   Disclosure                     Resolution
    Control #                      Strategy                                                Comments
==========================================================   =======================================================================



















==========================================================   =======================================================================



ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date: 01/05/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   01/05/2004
                                                           SERIES 2003-C2                                Prior Payment:         N/A
                                                                                                         Next Payment:   02/05/2004
                                                                                                         Record Date:    12/31/2003
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                        MODIFIED LOAN DETAIL

==========================================================================  ========================================================
                                              Cutoff          Modified
   Disclosure            Modification        Maturity         Maturity                         Modification
    Control #               Date               Date             Date                            Description
--------------------------------------------------------------------------  --------------------------------------------------------
















==========================================================================  ========================================================




ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date: 01/05/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   01/05/2004
                                                           SERIES 2003-C2                                Prior Payment:         N/A
                                                                                                         Next Payment:   02/05/2004
                                                                                                         Record Date:    12/31/2003
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                        REALIZED LOSS DETAIL

==========================================================================================================================
                                                           Beginning                     Gross Proceeds        Aggregate
               Disclosure    Appraisal     Appraisal       Scheduled        Gross         as a % of           Liquidation
  Period        Control #      Date          Value          Balance        Proceeds     Sched. Principal       Expenses*
--------------------------------------------------------------------------------------------------------------------------














--------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                                   0.00            0.00                                 0.00
CUMULATIVE                                                      0.00            0.00                                 0.00
==========================================================================================================================

======================================================================
     Net                      Net Proceeds
 Liquidation                   as a % of              Realized
  Proceeds                   Sched. Balance             Loss
----------------------------------------------------------------------




















----------------------------------------------------------------------
      0.00                                                 0.00
      0.00                                                 0.00
======================================================================

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.



ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date: 01/05/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   01/05/2004
                                                           SERIES 2003-C2                                Prior Payment:         N/A
                                                                                                         Next Payment:   02/05/2004
                                                                                                         Record Date:    12/31/2003
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                     APPRAISAL REDUCTION DETAIL

========================  =================================================      ==========================================
                                                                                                          Remaining Term
Disclosure     Appraisal    Scheduled      ARA      Current P&I                   Note     Maturity    --------------------
 Control #     Red. Date    Balance       Amount      Advance      ASER           Rate       Date        Life        Amort.
========================  =================================================      ==========================================





















========================  ===============================================        ==========================================

=============================  =========  ==================================
                                                      Appraisal
   Property                               ----------------------------------
     Type        State           DSCR        Value                Date
=============================  =========  ==================================





















=============================  =========  ==================================

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX E

                         TERMS OF CLASS XP CERTIFICATES

CLASS XP PASS-THROUGH RATE:

     The pass-through rate applicable to the class XP certificates for each payment date will equal the weighted average of the class XP strip rates at which interest accrues from time to time on the various components of the class XP certificates outstanding immediately prior to such payment date (weighted on the basis of the balances of those class XP components immediately prior to the payment date). Each class XP component will be comprised of all or a designated portion of the principal balance of a specified class of principal balance certificates. If all or a designated portion of the principal balance of any class of principal balance certificates is identified in the table below as being part of the notional amount of the class XP certificates immediately prior to any payment date, then that principal balance (or designated portion thereof) will represent one or more separate class XP components for purposes of calculating the pass-through rate of the class XP certificates. For each payment
date through and including the payment date in     , the class XP strip rate for
each class XP component will equal (x) the lesser of (1) the Weighted Average Pool Pass-Through Rate for such payment date, and (2) the reference rate specified on Schedule E-2 hereto for such payment date, minus (y) the pass-through rate for the corresponding principal balance class of certificates related to such component (but in no event will any class XP strip rate be less than zero).

     After the payment date in          ,  the class XP  certificates  will
cease to accrue interest and will have a 0% pass-through rate.

NOTIONAL AMOUNT OF CLASS XP CERTIFICATES:

The notional amount of the class XP certificates will vary over time and, for each time period specified in the heading of the columns in the table below, the notional amount of the class XP certificates will be equal to the sum of the amounts set forth in such column.

---------------------------------------------------------------------------------------------------------------------
INITIAL PAYMENT DATE THROUGH   PAYMENT DATE IN              PAYMENT DATE IN              PAYMENT DATE IN
PAYMENT DATE IN                THROUGH PAYMENT DATE IN      THROUGH PAYMENT DATE IN      THROUGH PAYMENT DATE IN

------------------------------ ---------------------------- ---------------------------- ----------------------------

------------------------------ ---------------------------- ---------------------------- ----------------------------

------------------------------ ---------------------------- ---------------------------- ----------------------------

------------------------------ ---------------------------- ---------------------------- ----------------------------

------------------------------ ---------------------------- ---------------------------- ----------------------------

------------------------------ ---------------------------- ---------------------------- ----------------------------

---------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------
PAYMENT DATE IN              PAYMENT DATE IN              THE PAYMENT DATE IN
THROUGH PAYMENT DATE IN      THROUGH PAYMENT DATE IN                  AND THEREAFTER

---------------------------- ---------------------------- ----------------------------

---------------------------- ---------------------------- ----------------------------

---------------------------- ---------------------------- ----------------------------

--------------------------------------------------------------------------------------


                                  SCHEDULE E-1

                            CLASS XP REFERENCE RATES

    INTEREST ACCRUAL PERIOD                PAYMENT DATE
------------------------------        ------------------------
               1                        January 5, 2004
               2                        February 5, 2004
               3                        March 5, 2004
               4                        April 5, 2004
               5                        May 5, 2004
               6                        June 5, 2004
               7                        July 5, 2004
               8                        August 5, 2004
               9                        September 5, 2004
              10                        October 5, 2004
              11                        November 5, 2004
              12                        December 5, 2004
              13                        January 5, 2005
              14                        February 5, 2005
              15                        March 5, 2005
              16                        April 5, 2005
              17                        May 5, 2005
              18                        June 5, 2005
              19                        July 5, 2005
              20                        August 5, 2005
              21                        September 5, 2005
              22                        October 5, 2005
              23                        November 5, 2005
              24                        December 5, 2005
              25                        January 5, 2006
              26                        February 5, 2006
              27                        March 5, 2006
              28                        April 5, 2006
              29                        May 5, 2006
              30                        June 5, 2006
              31                        July 5, 2006
              32                        August 5, 2006
              33                        September 5, 2006
              34                        October 5, 2006
              35                        November 5, 2006
              36                        December 5, 2006
              37                        January 5, 2007
              38                        February 5, 2007
              39                        March 5, 2007
              40                        April 5, 2007
              41                        May 5, 2007
              42                        June 5, 2007
              43                        July 5, 2007
              44                        August 5, 2007
              45                        September 5, 2007
              46                        October 5, 2007
              47                        November 5, 2007
              48                        December 5, 2007
              49                        January 5 2008
              50                        February 5, 2008
              51                        March 5, 2008
              52                        April 5, 2008
              53                        May 5, 2008
              54                        June 5, 2008
              55                        July 5, 2008
              56                        August 5, 2008
              57                        September 5, 2008

    INTEREST ACCRUAL PERIOD                PAYMENT DATE
------------------------------        ------------------------
              58                        October 5, 2008
              59                        November 5, 2008
              60                        December 5, 2008
              61                        January 5, 2009
              62                        February 5, 2009
              63                        March 5, 2009
              64                        April 5, 2009
              65                        May 5, 2009
              66                        June 5, 2009
              67                        July 5, 2009
              68                        August 5, 2009
              69                        September 5, 2009
              70                        October 5, 2009
              71                        November 5, 2009
              72                        December 5, 2009
              73                        January 5, 2010
              74                        February 5, 2010
              75                        March 5, 2010
              76                        April 5, 2010
              77                        May 5, 2010
              78                        June 5, 2010
              79                        July 5, 2010
              80                        August 5, 2010
              81                        September 5, 2010
              82                        October 5, 2010
              83                        November 5, 2010
              84                        December 5, 2010

                                     ANNEX F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Commercial Mortgage Trust 2003-C2, Commercial Mortgage Pass-Through Certificates, Series 2003-C2, Class A-1, Class A-2, Class A-3, Class A-4, Class B and Class C will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.


INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including December 1, 2003) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including December 1, 2003) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

     o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.


CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                    section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

              (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

              (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
                    Regulations; or

          (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

              (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

              (ii) certifying that the nonqualified intermediary is not acting for its own account,

              (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

              (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

     o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     o provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                   PROSPECTUS

            GREENWICH CAPITAL COMMERCIAL FUNDING CORP., THE DEPOSITOR

             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

         Our name is Greenwich Capital Commercial Funding Corp. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."

--------------------------------------------------------------------------------------------------------------------------
             THE OFFERED CERTIFICATES:                                   THE TRUST ASSETS:
The offered certificates will be issuable in series.       The assets of each of our trusts will include--
Each series of offered certificates will--
                                                           o  mortgage loans secured by first and junior liens
o  have its own series designation,                           on, or security  interests in, various  interests in
                                                              commercial and multifamily real properties,
o  consist of one or more classes with various payment
   characteristics,                                        o  mortgage-backed securities   that   directly   or
                                                              indirectly  evidence  interests  in, or are directly
o  evidence beneficial ownership interests in a trust         or  indirectly  secured by,  those types of mortgage
   established by us, and                                     loans, or

o  be payable solely out of the related trust assets.      o  some combination  of those types of mortgage  loans
                                                              and mortgage-backed securities.

No governmental agency or instrumentality will
insure or guarantee payment on the offered
certificates. Neither we nor any of our affiliates         Trust assets may also include letters of credit, surety
are responsible for making payments on  the                bonds, insurance policies, guarantees, credit derivatives,
offered certificates if collections on the related         reserve funds, guaranteed investment contracts, interest
trust assets are insufficient.                             rate exchange agreements, interest rate cap or floor
                                                           agreements,  currency exchange  agreements,  or other similar instruments and agreements.
--------------------------------------------------------------------------------------------------------------------------

         In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. YOU MAY NOT PURCHASE THE OFFERED CERTIFICATES OF ANY SERIES UNLESS YOU HAVE ALSO RECEIVED THE PROSPECTUS SUPPLEMENT FOR THAT SERIES. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 12 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

--------------------------------------------------------------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

               The date of this prospectus is November 26, 2003.

                                TABLE OF CONTENTS

                                                                          PAGE

Important Notice About the Information Presented in this Prospectus..........1

Available Information; Incorporation by Reference............................1

Summary of Prospectus........................................................2

Risk Factors................................................................12

Capitalized Terms Used in this Prospectus...................................32

Description of the Trust Assets.............................................32

Yield and Maturity Considerations...........................................58

Greenwich Capital Commercial Funding Corp...................................64

Description of the Certificates.............................................64

Description of the Governing Documents......................................75

Description of Credit Support...............................................85

Legal Aspects of Mortgage Loans.............................................88

Federal Income Tax Consequences............................................101

State and Other Tax Consequences...........................................148

ERISA Considerations.......................................................149

Legal Investment...........................................................153

Use of Proceeds............................................................155

Method of Distribution.....................................................155

Legal Matters..............................................................157

Financial Information......................................................157

Rating.....................................................................157

Glossary...................................................................159

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

         When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.


                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

         We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

         In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at 600 Steamboat Road, Greenwich, Connecticut 06830, attention: Paul D. Stevelman, Esq., or by telephone at (203) 625-2700.

                              SUMMARY OF PROSPECTUS

         This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE................................   Greenwich Capital Commercial Funding Corp. We are a Delaware corporation. Our principal offices are located at 600 Steamboat Road, Greenwich, Connecticut
                                             06830. Our main telephone number is (203) 625-2700. See "Greenwich Capital
                                             Commercial Funding Corp."


THE SECURITIES BEING OFFERED..............   The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                                             Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE ISSUED
   WITH OTHER CERTIFICATES................   We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities
                                             Being Offered" above.


THE GOVERNING DOCUMENTS...................   In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things--

                                             o   the issuance of each series of offered certificates,

                                             o   the creation of and transfer of assets to the related trust, and

                                             o   the servicing and administration of those assets.




                                                             -2-


                                             The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust.
                                             In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                             If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                             o   a master servicer that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

                                             o   a special servicer that will generally be responsible for servicing and administering those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                             The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                             If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                             In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties in further detail. See
                                             "Description of the Governing Documents."


CHARACTERISTICS OF THE
   MORTGAGE ASSETS........................  The trust assets with respect to any series of offered  certificates  will,  in general,  include mortgage loans.  Each of those mortgage loans will constitute the  obligation  of one or more  persons to repay a debt.  The  performance  of that  obligation  will be  secured  by a first or junior  lien on, or  security interest  in, the  ownership,  leasehold  or other  interest(s)  of the related borrower  or another  person in or with  respect to one or more  commercial  or multifamily real properties.  In particular, those properties may include:



                                                            -3-


                                             o   rental or cooperatively-owned buildings with multiple dwelling units;

                                             o   retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                             o   office buildings;

                                             o   hospitality properties;

                                             o   casino properties;

                                             o   health care-related facilities;

                                             o   industrial facilities;

                                             o   warehouse facilities, mini-warehouse facilities and self-storage facilities;

                                             o   restaurants, taverns and other establishments involved in the food and beverage industry;

                                             o   manufactured housing communities, mobile home parks and recreational vehicle parks;

                                             o   recreational and resort properties;

                                             o   arenas and stadiums;

                                             o   churches and other religious facilities;

                                             o   parking lots and garages;

                                             o   mixed use properties;

                                             o   other income-producing properties; and/or

                                             o   unimproved land.

                                             The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                             o   may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;




                                                            -4-


                                             o   may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                                             o   may provide for no accrual of interest;

                                             o   may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                             o   may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated
                                                 maturity date;

                                             o   may permit the negative amortization or deferral of accrued interest;

                                             o   may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

                                             o   may permit defeasance and the release of real property collateral in connection with that defeasance;

                                             o   may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                                             o   may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                             Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
                                             States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                             We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.



                                                            -5-


                                             Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                                             The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                             o   the security has been registered under the Securities Act of 1933, as amended, or

                                             o   we would be free to publicly resell the security without registration.


                                            See "Description of the Trust Assets--Mortgage-Backed Securities."


                                             We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                             In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets.
                                             If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.





                                                            -6-


SUBSTITUTION, ACQUISITION AND
   REMOVAL OF MORTGAGE ASSETS.............   If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

                                             o   cash that would be applied to pay down the principal balances of certificates of that series; and/or

                                             o   other mortgage loans or mortgage-backed securities that--

                                                 1.   conform to the description of mortgage assets in this prospectus, and

                                                 2.   satisfy the criteria set forth in the related prospectus supplement.

                                             If so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that-

                                                 1.   conform to the description of mortgage assets in this prospectus, and

                                                 2.   satisfy the criteria set forth in the related prospectus supplement.

                                             No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

                                             Further, if so specified under circumstances described in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

CHARACTERISTICS OF
   THE OFFERED CERTIFICATES...............  An offered certificate may entitle the holder to receive:

                                             o   a stated principal amount;

                                             o   interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;






                                                            -7-


                                             o   specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

                                             o   payments of principal, with disproportionate, nominal or no payments of interest;

                                             o   payments of interest, with disproportionate, nominal or no payments of principal;

                                             o   payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                                             o   payments of principal to be made, from time to time or for designated periods, at a rate that is--

                                                 1.   faster and, in some cases, substantially faster, or

                                                 2.   slower and, in some cases, substantially slower,

                                             than the rate at which payments or other collections of principal are received on the related mortgage assets;

                                             o   payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

                                             o   payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                                             Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                             A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                             We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the
                                             Certificates."





                                                            -8-


CREDIT SUPPORT AND REINVESTMENT, INTEREST
   RATE AND CURRENCY RELATED PROTECTION
   FOR THE OFFERED CERTIFICATES...........   Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement. The trust assets with respect to any series of offered certificates may also include any of the following agreements:

                                             o   guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                                             o   interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                                             o   currency exchange agreements or other agreements and arrangements designed to reduce the effects of currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

                                             We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                             See "Risk Factors," "Description of the Trust Assets" and "Description of
                                             Credit Support."

ADVANCES WITH RESPECT
   TO THE MORTGAGE ASSETS.................   If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                             o   delinquent scheduled payments of principal and/or interest, other than balloon payments,





                                                            -9-


                                             o   property protection expenses,

                                             o   other servicing expenses, or

                                             o   any other items specified in the related prospectus supplement.

                                             Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See
                                             "Description of the Certificates--Advances."

                                             If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION......................   We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                             o   all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

                                             o   that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                                            See "Description of the Certificates--Termination."


FEDERAL INCOME TAX
   CONSEQUENCES...........................  Any class of offered certificates will constitute or evidence ownership of:

                                             o   regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue
                                                 Code of 1986; or

                                             o   regular interests or ownership interests in a financial asset securitization investment trust within the meaning of Section 860L(a) of the Internal Revenue Code of 1986; or

                                             o   interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986.





                                                            -10-


                                             See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS......................  If you are a fiduciary of an employee  benefit plan or other retirement plan or arrangement,  you should review with your legal advisor whether the purchase or holding  of  offered  certificates  could  give rise to a  transaction  that is prohibited or is not otherwise  permissible  under  applicable  law. See "ERISA
                                            Considerations."


LEGAL INVESTMENT..........................  If your  investment  authority  is  subject to legal  restrictions,  you should consult your legal advisor to determine  whether and to what extent the offered certificates  constitute  a legal  investment  for you. We will  specify in the related  prospectus  supplement which classes of the offered  certificates will constitute  mortgage related  securities for purposes of the Secondary Mortgage
                                            Market Enhancement Act of 1984, as amended.  See "Legal Investment."

                                                            -11-

                                  RISK FACTORS

         You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.


LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

         The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

         We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

         We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

         Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

         If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.


THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE SUPPLY AND DEMAND OF CMBS GENERALLY

         The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

         The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

         The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

         o the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

         o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

         o investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

         o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

         If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.


PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED PAYMENTS ON THOSE CERTIFICATES


         The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.


ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES

         The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

         Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

         Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.


THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE


         The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

         In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

         o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

         o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

         The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

         The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

         o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

         o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

         The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

         Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

         The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

         o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

         o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

         We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

         Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

         Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

         Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

         If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

         There is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

         o the fair market value and condition of the underlying real property;

         o   the level of interest rates;

         o   the borrower's equity in the underlying real property;

         o   the borrower's financial condition;

         o   the operating history of the underlying real property;

         o   changes in zoning and tax laws;

         o   changes in competition in the relevant area;

         o   changes in rental rates in the relevant area;

         o   changes in governmental regulation and fiscal policy;

         o   prevailing general and regional economic conditions;

         o   the state of the fixed income and mortgage markets; and

         o the availability of credit for multifamily rental or commercial properties.

         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

         Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

         The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH THERE IS NO ASSURANCE

         Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

         o the sufficiency of the net operating income of the applicable real property;

         o the market value of the applicable real property at or prior to maturity; and

         o the ability of the related borrower to refinance or sell the applicable real property.

         In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

         Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

         The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

         Many Risk Factors are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

         o   the age, design and construction quality of the property;

         o perceptions regarding the safety, convenience and attractiveness of the property;

         o the characteristics of the neighborhood where the property is located;

         o   the proximity and attractiveness of competing properties;

         o   the existence and construction of competing properties;

         o   the adequacy of the property's management and maintenance;

         o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

         o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

         o   demographic factors;

         o   customer tastes and preferences;

         o   retroactive changes in building codes; and

         o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

         Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

         o an increase in interest rates, real estate taxes and other operating expenses;

         o an increase in the capital expenditures needed to maintain the property or make improvements;

         o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

         o   an increase in vacancy rates;

         o   a decline in rental rates as leases are renewed or replaced; and

         o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

         The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

         o   the length of tenant leases;

         o   the creditworthiness of tenants;

         o   the rental rates at which leases are renewed or replaced;

         o   the percentage of total property expenses in relation to revenue;

         o the ratio of fixed operating expenses to those that vary with revenues; and

         o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

         The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

         o to pay for maintenance and other operating expenses associated with the property;

         o to fund repairs, replacements and capital improvements at the property; and

         o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.


         Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

         o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

         o   an increase in tenant payment defaults;

         o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

         o an increase in the capital expenditures needed to maintain the property or to make improvements; and

         o   a decline in the financial condition of a major or sole tenant.

         Various factors that will affect the operation and value of a commercial property include:

         o   the business operated by the tenants;

         o   the creditworthiness of the tenants; and

         o   the number of tenants.

         Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

         An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

         Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

         o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

         o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

         The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

         If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

         Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

         o   changes in interest rates;

         o   the availability of refinancing sources;

         o   changes in governmental regulations, licensing or fiscal policy;

         o   changes in zoning or tax laws; and

         o   potential environmental or other legal liabilities.


         Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

         o   responding to changes in the local market;

         o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

         o   operating the property and providing building services;

         o   managing operating expenses; and

         o ensuring that maintenance and capital improvements are carried out in a timely fashion.

         Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

         By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

         o   maintain or improve occupancy rates, business and cash flow,

         o   reduce operating and repair costs, and

         o   preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

         Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

         Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

         o   rental rates;

         o   location;

         o   type of business or services and amenities offered; and

         o   nature and condition of the particular property.

         The profitability and value of an income-producing property may be adversely affected by a comparable property that:

         o   offers lower rents,

         o   has lower operating costs,

         o   offers a more favorable location, or

         o   offers better facilities.

         Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

         Various Types of Income-Producing Properties May Present Special Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

         o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

         o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

         o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

         o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

         o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

         o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

         o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

         Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates."


BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

         o   the operation of all of the related real properties, and

         o the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.


LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.


GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

         o any adverse economic developments that occur in the locale, state or region where the properties are located;

         o   changes in the real estate market where the properties are located;

         o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

         o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.


CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

         The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

         If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

         In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.


ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

         Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.


SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

         Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

         Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

         The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing."


BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

         Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

         In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

         A bankruptcy court also may:

         o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

         o   reduce monthly payments due under a mortgage loan;

         o   change the rate of interest due on a mortgage loan; or

         o   otherwise alter a mortgage loan's repayment schedule.

         Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

         Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

         As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.


TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

         One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

         o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986, and

         o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

         These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.


ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING


         There can be no assurance--

         o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

         o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

         o that the results of the environmental testing were accurately evaluated in all cases;

         o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

         o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

         Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

         In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

         o tenants at the property, such as gasoline stations or dry cleaners, or

         o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

         Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

         The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

         o agents or employees of the lender are deemed to have participated in the management of the borrower, or

         o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

         Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

         Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

         o any condition on the property that causes exposure to lead-based paint, and

         o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

         Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.


SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED AS BEING UNENFORCEABLE

         Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

         o   the bankrupt party--

             1.  was insolvent at the time of granting the lien,

             2.  was rendered insolvent by the granting of the lien,

             3.  was left with inadequate capital, or

             4.   was not able to pay its debts as they matured; and

         o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

         Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

         Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

         o   the related real property, or

         o   a majority ownership interest in the related borrower.

         We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

         The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

         o   the default is deemed to be immaterial,

         o   the exercise of those remedies would be inequitable or unjust, or

         o   the circumstances would render the acceleration unconscionable.

         Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

         Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.


LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD LOSSES

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

         o   war,

         o   revolution,

         o   governmental actions,

         o   floods and other water-related causes,

         o   earth movement, including earthquakes, landslides and mudflows,

         o   wet or dry rot,

         o   vermin, and

         o   domestic animals.

         Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.


GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

         In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

         In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.


CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

         Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.


COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

         Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.


LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

         The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

         o   breach of contract involving a tenant, a supplier or other party;

         o   negligence resulting in a personal injury, or

         o   responsibility for an environmental problem.

         Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.


RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX CONSEQUENCES

         Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

         You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

         Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

         o   generally will not be reduced by losses from other activities,

         o for a tax-exempt holder, will be treated as unrelated business taxable income, and

         o for a foreign holder, will not qualify for any exemption from withholding tax.

         Individuals and Some Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue

Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

         o   individuals,

         o   estates,

         o   trusts beneficially owned by any individual or estate, and

         o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

         In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person or to partnerships that have any non-U.S. Persons as partners.

         See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."


PROBLEMS WITH BOOK-ENTRY REGISTRATION

         Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

         o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

         o you may have only limited access to information regarding your offered certificates;

         o you may suffer delays in the receipt of payments on your offered certificates; and

         o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

         See "Description of the Certificates--Book-Entry Registration."


POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

         The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

         In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

         In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

         Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.


                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

         From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.


                        DESCRIPTION OF THE TRUST ASSETS


GENERAL

         We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

         o   various types of multifamily and/or commercial mortgage loans;

         o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

         o a combination of mortgage loans and mortgage-backed securities of the types described above.

         We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

         Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

         Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

         General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

         o rental or cooperatively-owned buildings with multiple dwelling units;

         o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

         o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

         o   office properties;

         o hospitality properties, such as hotels, motels and other lodging facilities;

         o   casino properties;

         o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

         o   industrial properties;

         o warehouse facilities, mini-warehouse facilities and self-storage facilities;

         o restaurants, taverns and other establishments involved in the food and beverage industry;

         o manufactured housing communities, mobile home parks and recreational vehicle parks;

         o recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

         o   arenas and stadiums;

         o   churches and other religious facilities;

         o   parking lots and garages;

         o   mixed use properties;

         o   other income-producing properties; and

         o   unimproved land.


         The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

         o a fee interest or estate, which consists of ownership of the property for an indefinite period,

         o an estate for years, which consists of ownership of the property for a specified period of years,

         o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

         o   shares in a cooperative corporation which owns the property, or

         o   any other real estate interest under applicable local law.


Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

         If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

         o first, to the payment of court costs and fees in connection with the foreclosure,

         o   second, to the payment of real estate taxes, and

         o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

         If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

         o   the period of the delinquency,

         o   any forbearance arrangement then in effect,

         o   the condition of the related real property, and

         o the ability of the related real property to generate income to service the mortgage debt.


We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

         A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

         Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

         o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

         o   the types of services offered at the property;

         o   the location of the property;

         o the characteristics of the surrounding neighborhood, which may change over time;

         o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

         o the ability of management to provide adequate maintenance and insurance;

         o   the property's reputation;

         o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

         o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

         o   the ability of management to respond to competition;

         o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

         o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

         o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

         o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

         o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

         o the extent to which increases in operating costs may be passed through to tenants.

         Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

         Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

         o   require written leases;

         o   require good cause for eviction;

         o   require disclosure of fees;

         o   prohibit unreasonable rules;

         o   prohibit retaliatory evictions;

         o   prohibit restrictions on a resident's choice of unit vendors;

         o   limit the bases on which a landlord may increase rent; or

         o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.


         Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

         Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

         o   fixed percentages,

         o   percentages of increases in the consumer price index,

         o   increases set or approved by a governmental agency, or

         o   increases determined through mediation or binding arbitration.

         In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

         Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

         Some mortgage loans underlying the offered certificates will be secured by--

         o the related borrower's interest in multiple units in a residential condominium project, and

         o the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

         Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

         A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

         o   mortgage loan payments,

         o   real property taxes,

         o   maintenance expenses, and

         o   other capital and ordinary expenses of the property.


These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

         A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

         o   maintenance payments from the tenant/shareholders, and

         o any rental income from units or commercial space that the cooperative corporation might control.


         A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

         Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non tenant/shareholders.

         Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

         o   shopping centers,

         o   factory outlet centers,

         o   malls,

         o   automotive sales and service centers,

         o   consumer oriented businesses,

         o   department stores,

         o   grocery stores,

         o   convenience stores,

         o   specialty shops,

         o   gas stations,

         o   movie theaters,

         o   fitness centers,

         o   bowling alleys,

         o   salons, and

         o   dry cleaners.

         Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

         o   lower rents;

         o   grant a potential tenant a free rent or reduced rent period;

         o   improve the condition of the property generally; or

         o make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

         A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

         o   competition from other retail properties;

         o perceptions regarding the safety, convenience and attractiveness of the property;

         o   perceptions regarding the safety of the surrounding area;

         o   demographics of the surrounding area;

         o the strength and stability of the local, regional and national economies;

         o   traffic patterns and access to major thoroughfares;

         o   the visibility of the property;

         o   availability of parking;

         o the particular mixture of the goods and services offered at the property;

         o   customer tastes, preferences and spending patterns; and

         o   the drawing power of other tenants.

         The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

         Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

         The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

         Various factors will adversely affect the economic performance of an anchored retail property, including:

         o   an anchor tenant's failure to renew its lease;

         o   termination of an anchor tenant's lease;

         o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

         o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

         o   a loss of an anchor tenant's ability to attract shoppers.

         Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

         o   factory outlet centers;

         o   discount shopping centers and clubs;

         o   catalogue retailers;

         o   television shopping networks and programs;

         o   internet web sites; and

         o   telemarketing.


         Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

         Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

         Office Properties. Factors affecting the value and operation of an office property include:

         o the number and quality of the tenants, particularly significant tenants, at the property;

         o the physical attributes of the building in relation to competing buildings;

         o the location of the property with respect to the central business district or population centers;

         o demographic trends within the metropolitan area to move away from or towards the central business district;

         o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

         o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

         o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

         o   the quality and philosophy of building management;

         o   access to mass transportation; and

         o   changes in zoning laws.

         Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

         o   rental rates;

         o the building's age, condition and design, including floor sizes and layout;

         o   access to public transportation and availability of parking; and

         o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

         The cost of refitting office space for a new tenant is often higher than for other property types.

         The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

         o   the cost and quality of labor;

         o   tax incentives; and

         o   quality of life matters, such as schools and cultural amenities.

         The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

         Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

         o   full service hotels;

         o   resort hotels with many amenities;

         o   limited service hotels;

         o hotels and motels associated with national or regional franchise chains;

         o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

         o   other lodging facilities.

         Factors affecting the economic performance of a hospitality property include:

         o the location of the property and its proximity to major population centers or attractions;

         o   the seasonal nature of business at the property;

         o   the level of room rates relative to those charged by competitors;

         o   quality and perception of the franchise affiliation;

         o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

         o   the existence or construction of competing hospitality properties;

         o   nature and quality of the services and facilities;

         o   financial strength and capabilities of the owner and operator;

         o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

         o increases in operating costs, which may not be offset by increased room rates;

         o the property's dependence on business and commercial travelers and tourism; and

         o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

         Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

         Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

         The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

         o   the continued existence and financial strength of the franchisor;

         o   the public perception of the franchise service mark; and

         o   the duration of the franchise licensing agreement.

         The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

         Casino Properties. Factors affecting the economic performance of a casino property include:

         o location, including proximity to or easy access from major population centers;

         o   appearance;

         o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

         o   the existence or construction of competing casinos;

         o   dependence on tourism; and

         o   local or state governmental regulation.

         Competition among major casinos may involve attracting patrons by--

         o providing alternate forms of entertainment, such as performers and sporting events, and

         o   offering low-priced or free food and lodging.

         Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

         Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

         The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

         Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

         The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

         Health Care-Related Properties.  Health-care related properties include

         o   hospitals;

         o   skilled nursing facilities;

         o   nursing homes;

         o   congregate care facilities; and

         o   in some cases, assisted living centers and housing for seniors.

         Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to

         o   statutory and regulatory changes;

         o   retroactive rate adjustments;

         o   administrative rulings;

         o   policy interpretations;

         o   delays by fiscal intermediaries; and

         o   government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

         Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

         o   federal and state licensing requirements;

         o   facility inspections;

         o   rate setting;

         o   reimbursement policies; and

         o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

         Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

         Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

         Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

         The value and operation of an industrial property depends on:

         o location of the property, the desirability of which in a particular instance may depend on--

             1.  availability of labor services,

             2.  proximity to supply sources and customers, and

             3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

         o building design of the property, the desirability of which in a particular instance may depend on--

             1.  ceiling heights,

             2.  column spacing,

             3.  number and depth of loading bays,

             4.  divisibility,

             5.  floor loading capacities,

             6.  truck turning radius,

             7.  overall functionality, and

             8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

         o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

         Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

         Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

         Successful operation of a warehouse, mini-warehouse or self storage property depends on--

         o   building design,

         o   location and visibility,

         o   tenant privacy,

         o   efficient access to the property,

         o proximity to potential users, including apartment complexes or commercial users,

         o   services provided at the property, such as security,

         o   age and appearance of the improvements, and

         o   quality of management.

         Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

         o competition from facilities having businesses similar to a particular restaurant or tavern;

         o perceptions by prospective customers of safety, convenience, services and attractiveness;

         o   the cost, quality and availability of food and beverage products;

         o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

         o   changes in demographics, consumer habits and traffic patterns;

         o   the ability to provide or contract for capable management; and

         o retroactive changes to building codes, similar ordinances and other legal requirements.

         Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

         The food and beverage service industry is highly competitive. The principal means of competition are--

         o   segment,

         o   product,

         o   price,

         o   value,

         o   quality,

         o   service,

         o   convenience,

         o   location, and

         o   the nature and condition of the restaurant facility.


         A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

         o   lower operating costs,

         o   more favorable locations,

         o   more effective marketing,

         o   more efficient operations, or

         o   better facilities.


         The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

         Factors affecting the success of a regionally- or nationally-known chain restaurant include:

         o actions and omissions of any franchisor, including management practices that--

             1.  adversely affect the nature of the business, or

             2. require renovation, refurbishment, expansion or other expenditures;

         o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

         o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

         Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

         Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

         Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

         Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

         o   the number of comparable competing properties in the local market;

         o   the age, appearance and reputation of the property;

         o   the quality of management; and

         o   the types of facilities and services it provides.


         Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

         o   multifamily rental properties,

         o   cooperatively-owned apartment buildings,

         o   condominium complexes, and

         o   single-family residential developments.

         Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

         Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

         Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to:

         o   fixed percentages,

         o   percentages of increases in the consumer price index,

         o   increases set or approved by a governmental agency, or

         o   increases determined through mediation or binding arbitration.

         In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

         Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

         o   the location and appearance of the property;

         o   the appeal of the recreational activities offered;

         o the existence or construction of competing properties, whether are not they offer the same activities;

         o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

         o   geographic location and dependence on tourism;

         o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

         o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

         o   sensitivity to weather and climate changes; and

         o   local, regional and national economic conditions.

         A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

         Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

         o   sporting events;

         o   musical events;

         o   theatrical events;

         o   animal shows; and/or

         o   circuses.

         The ability to attract patrons is dependent on, among others, the following factors:

         o   the appeal of the particular event;

         o   the cost of admission;

         o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

         o perceptions by prospective patrons of the safety of the surrounding area; and

         o the alternative forms of entertainment available in the particular locale.

         In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

         Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

         Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

         o   the number of rentable parking spaces and rates charged;

         o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

         o   the amount of alternative parking spaces in the area;

         o   the availability of mass transit; and

         o the perceptions of the safety, convenience and services of the lot or garage.

         Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

         o   its location,

         o   its size,

         o   the surrounding neighborhood, and

         o   local zoning laws.

         Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

         o   the successful operation of the property, and

         o its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

         The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

         o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

         o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

         The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

         o   make the loan payments on the related mortgage loan,

         o   cover operating expenses, and

         o   fund capital improvements at any given time.


         Operating revenues of a nonowner occupied, income- producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

         o   some health care-related facilities,

         o   hotels and motels,

         o   recreational vehicle parks, and

         o   mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

         o   warehouses,

         o   retail stores,

         o   office buildings, and

         o   industrial facilities.

         Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

         Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

         o   increases in energy costs and labor costs;

         o   increases in interest rates and real estate tax rates; and

         o   changes in governmental rules, regulations and fiscal policies.

         Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

         Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

         o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

         o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

         A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

         o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

         o the lender has greater protection against loss on liquidation following a borrower default.

         Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

         o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

         o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

         o the income capitalization method, which takes into account the property's projected net cash flow; or

         o   a selection from the values derived from the foregoing methods.

         Each of these appraisal methods presents analytical difficulties. For example,

         o it is often difficult to find truly comparable properties that have recently been sold;

         o the replacement cost of a property may have little to do with its current market value; and

         o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

         If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

         The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

         We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

         See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance."

         Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

         o an original term to maturity of not more than approximately 40 years; and

         o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

         A mortgage loan included in one of our trusts may also include terms that:

         o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

         o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

         o   provide for no accrual of interest;

         o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

         o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

         o   permit the negative amortization or deferral of accrued interest;

         o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

         o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

         Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

         o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

         o the type or types of property that provide security for repayment of the mortgage loans;

         o the earliest and latest origination date and maturity date of the mortgage loans;

         o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

         o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

         o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

         o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

         o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

         o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

         o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

         If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

         o   more general information in the related prospectus supplement, and

         o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

         If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

         The mortgage backed-securities underlying a series of offered certificates may include:

         o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

         o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

         In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

         Each mortgage-backed security included in one of our trusts--

         o will have been registered under the Securities Act of 1933, as amended, or

         o   will be exempt from the registration requirements of that Act, or

         o will have been held for at least the holding period specified in Rule 144(k) under that Act, or

         o may otherwise be resold by us publicly without registration under that Act.

         We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

         o the initial and outstanding principal amount(s) and type of the securities;

         o the original and remaining term(s) to stated maturity of the securities;

         o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

         o   the payment characteristics of the securities;

         o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

         o   a description of the related credit support, if any;

         o   the type of mortgage loans underlying the securities;

         o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

         o the terms and conditions for substituting mortgage loans backing the securities; and

         o the characteristics of any agreements or instruments providing interest rate protection to the securities.

         With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

         If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

         o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

         o   other mortgage loans or mortgage-backed securities that--

             1. conform to the description of mortgage assets in this prospectus, and

             2. satisfy the criteria set forth in the related prospectus supplement.

         If so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

             1. conform to the description of mortgage assets in this prospectus, and

             2. satisfy the criteria set forth in the related prospectus supplement.

         No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

         Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.


UNDELIVERED MORTGAGE ASSETS

         In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

         The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.


CREDIT SUPPORT

         The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

         o the subordination or one or more other classes of certificates of the same series;

         o   a letter of credit;

         o   a surety bond;

         o   an insurance policy;

         o   a guarantee; and/or

         o   a reserve fund.

         In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.


ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

         The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

         o   interest rate exchange agreements;

         o   interest rate cap agreements;

         o   interest rate floor agreements;

         o   currency exchange agreements; or

         o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

         In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS


GENERAL

         The yield on your offered certificates will depend on--

         o   the price you paid for your offered certificates,

         o   the pass-through rate on your offered certificates,

         o   the amount and timing of payments on your offered certificates.

         The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.


PASS-THROUGH RATE

         A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.


PAYMENT DELAYS

         There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.


YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

         o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

         o   the dates on which any balloon payments are due; and

         o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

         Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

         The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

         o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

         o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

         If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

         If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

         o be based on the principal balances of some or all of the mortgage assets in the related trust, or

         o equal the total principal balance of one or more of the other classes of certificates of the same series.


Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

         o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

         o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

         The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

         o   the availability of mortgage credit;

         o the relative economic vitality of the area in which the related real properties are located;

         o   the quality of management of the related real properties;

         o   the servicing of the mortgage loans;

         o   possible changes in tax laws; and

         o   other opportunities for investment.


In general, those factors that increase--

         o the attractiveness of selling or refinancing a commercial or multifamily property, or

         o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

         The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

         o   prepayment lock-out periods, and

         o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

         The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

         o   to convert to a fixed rate loan and thereby lock in that rate, or

         o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

         Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

         o   realize its equity in the property,

         o   meet cash flow needs or

         o   make other investments.

         Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to--

         o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

         o   the relative importance of those factors,

         o the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

         o   the overall rate of prepayment on those mortgage loans.


WEIGHTED AVERAGE LIFE AND MATURITY

         The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

         The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

         o   scheduled amortization, or

         o   prepayments, including--

             1.  voluntary prepayments by borrowers, and

             2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

         Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

         In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

         o the projected weighted average life of each class of those offered certificates with principal balances, and

         o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates, based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

         Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

         o   to refinance the loan, or

         o   to sell the related real property.


If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

         o   the bankruptcy of the borrower, or

         o adverse economic conditions in the market where the related real property is located.


         In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

         Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

         o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

         o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

         o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.


         Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

         The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

         The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

         During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

         Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

         o the number of foreclosures with respect to the underlying mortgage loans; and

         o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

         Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

         Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

         The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

         o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

         o the establishment of a priority of payments among classes of certificates.

         If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

         Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

         o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         o   any other amounts described in the related prospectus supplement.

         The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.


                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.

         We were incorporated in Delaware on November 18, 1999. We were organized, among other things, for the purposes of--

         o acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

         o acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

         o   forming pools of mortgage loans and mortgage-backed securities; and

         o acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal executive offices are located at 600 Steamboat Road, Greenwich, Connecticut 06830. Our telephone number is (203) 625-2700. There can be no assurance that at any particular time we will have any significant assets.


                         DESCRIPTION OF THE CERTIFICATES


GENERAL

         Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

         A series of certificates consists of all those certificates that--

         o   have the same series designation;

         o   were issued under the same Governing Documents; and

         o   represent beneficial ownership interests in the same trust.

         A class of certificates consists of all those certificates of a particular series that--

         o   have the same class designation; and

         o   have the same payment terms.

         The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

         o a stated principal amount, which will be represented by its principal balance;

         o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

         o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

         o payments of principal, with disproportionate, nominal or no payments of interest;

         o payments of interest, with disproportionate, nominal or no payments of principal;

         o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

         o payments of principal to be made, from time to time or for designated periods, at a rate that is--

             1.   faster and, in some cases, substantially faster, or

             2.   slower and, in some cases, substantially slower,


             than the rate at which payments or other collections of principal are received on the related mortgage assets;

         o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

         o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

         Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

         A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

         Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

         General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

         o   the periodic payment date for that series, and

         o the record date as of which certificateholders entitled to payments on any particular payment date will be established.


         All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

         o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

         o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

         In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

         Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

         The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

         Interest may accrue with respect to any offered certificate on the basis of:

         o   a 360-day year consisting of 12 30-day months,

         o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

         o the actual number of days elapsed during each relevant period in a normal calendar year, or

         o   any other method identified in the related prospectus supplement.

         We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

         Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

         If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

         o based on the principal balances of some or all of the related mortgage assets; or

         o equal to the total principal balances of one or more other classes of certificates of the same series.

         Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

         We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

         Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

         The total outstanding principal balance of any class of offered certificates will be reduced by--

         o payments of principal actually made to the holders of that class, and

         o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

         A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

         We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

         Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

         The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

         o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         o   any other amounts described in the related prospectus supplement.

         We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.


ALLOCATION OF LOSSES AND SHORTFALLS

         If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

         o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

         o   by establishing a priority of payments among those classes.

         See "Description of Credit Support."


ADVANCES

         If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

         o delinquent payments of principal and/or interest, other than balloon payments,

         o   property protection expenses,

         o   other servicing expenses, or

         o   any other items specified in the related prospectus supplement.

         If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

         o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

         o any other specific sources identified in the related prospectus supplement.

         If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

         o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

         o at any other times and from any sources as we may describe in the related prospectus supplement.

         If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

                  REPORTS TO CERTIFICATEHOLDERS

         On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

         o the payments made on that payment date with respect to the applicable class of offered certificates, and

         o   the recent performance of the mortgage assets.


         Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

         o   that calendar year, or

         o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

         If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

         Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

         o with respect to those amendments to the governing documents described under "Description of the Governing
             Documents--Amendment," or

         o as otherwise specified in this prospectus or in the related prospectus supplement.

         As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

         The trust for each series of offered certificates will terminate and cease to exist following:

         o the final payment or other liquidation of the last mortgage asset in that trust; and

         o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

         Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

         If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

         If we specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

         In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.


BOOK-ENTRY REGISTRATION

         General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

         DTC, Euroclear and Clearstream.  DTC is:

         o a limited-purpose trust company organized under the New York Banking Law,

         o   a "banking corporation" within the meaning of the New York Banking
             Law,

         o   a member of the Federal Reserve System,

         o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

         o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

         It is our understanding that Clearstream Banking, societe anonyme holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not

Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

         The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

         Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

         Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

         Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

         Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date.

Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

         Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

         o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

         o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

         Under a book-entry system, beneficial owners may receive payments after the related payment date.

         The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

         Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

         Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

         o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

         o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

         Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.


                     DESCRIPTION OF THE GOVERNING DOCUMENTS


GENERAL

         The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

         If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

         Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

         A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Greenwich Capital Commercial Funding Corp."


ASSIGNMENT OF MORTGAGE ASSETS

         At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

         Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

         o   in the case of a mortgage loan--

             1.  the address of the related real property,

             2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

             3.  the remaining term to maturity,

             4. if the mortgage loan is a balloon loan, the remaining amortization term, and

             5.  the outstanding principal balance; and

         o   in the case of a mortgage-backed security--

             1.  the outstanding principal balance, and

             2.  the pass-through rate or coupon rate.


REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

         Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

         o the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

         o the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

         o   in the case of a mortgage loan--

             1.  the enforceability of the related mortgage note and mortgage,

             2. the existence of title insurance insuring the lien priority of the related mortgage, and

             3.  the payment status of the mortgage loan.


         We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.


COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

         The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

         In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document.

         Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan that it is responsible for servicing.

         The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

         o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

         o   ensuring that the related properties are properly insured;

         o   attempting to collect delinquent payments;

         o   supervising foreclosures;

         o   negotiating modifications;

         o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

         o protecting the interests of certificateholders with respect to senior lienholders;

         o conducting inspections of the related real properties on a periodic or other basis;

         o collecting and evaluating financial statements for the related real properties;

         o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

         o maintaining servicing records relating to mortgage loans in the trust.


         We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

         o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

         o mortgage loans as to which there is a material non-monetary default;

         o   mortgage loans as to which the related borrower has--

             1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

             2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

         o real properties acquired as part of the trust with respect to defaulted mortgage loans.

         The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

         A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

         o   make the initial determination of appropriate action,

         o   evaluate the success of corrective action,

         o   develop additional initiatives,

         o   institute foreclosure proceedings and actually foreclose, or

         o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,


may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

         A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

         o   performing property inspections and collecting, and

         o   evaluating financial statements.


         A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

         o   continuing to receive payments on the mortgage loan,

         o   making calculations with respect to the mortgage loan, and

         o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

         The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

         Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.


SUB-SERVICERS

         A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

         Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.


COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

         Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

         o that mortgage-backed security will be registered in the name of the related trustee or its designee;

         o the related trustee will receive payments on that mortgage-backed security; and

         o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.


MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

         Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

         o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

         o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

         In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

         With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

         In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

         o willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

         o   reckless disregard of those obligations and duties.

         Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

         o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

         o incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

         o incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

         Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

         o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

         o   either--

             1. that party is specifically required to bear the expense of the action, or

             2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

         However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

         With limited exception, any person or entity--

         o into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

         o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

         o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

         The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

         We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

         The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

         1.  to cure any ambiguity;

         2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

         3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

         4. to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code relating to REMICs, FASITs or grantor trusts if the provisions of that Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

         5. to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

         6. to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC, FASIT or grantor trust created under the Governing Document;

         7. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC or ownership interests in a FASIT; or

         8. to otherwise modify or delete existing provisions of the Governing Document.

         However, no such amendment of the Governing Document for any series of offered certificates, that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no such amendment may significantly change the activities of the related trust.

         In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

         o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

         o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

         o significantly change the activities of the trust without the consent of the holders of offered and/or non-offered certificates representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

         o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

         o modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.


LIST OF CERTIFICATEHOLDERS

         Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders proposed to send.


THE TRUSTEE

         The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.


DUTIES OF THE TRUSTEE

         The trustee for each series of offered certificates will not--

         o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

         o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

         If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.


MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

         The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

         No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

         No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

         No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

         The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.


RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


                          DESCRIPTION OF CREDIT SUPPORT


GENERAL

         Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

         o the subordination of one or more other classes of certificates of the same series;

         o the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

         o   the establishment of one or more reserve funds; or

         o   any combination of the foregoing.

         If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

         If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

         If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

         o   the nature and amount of coverage under that credit support;

         o any conditions to payment not otherwise described in this prospectus;

         o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

         o   the material provisions relating to that credit support.

         Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.


SUBORDINATE CERTIFICATES

         If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

         If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

         The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.


LETTERS OF CREDIT

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal

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balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.


CERTIFICATE INSURANCE AND SURETY BONDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.


RESERVE FUNDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

         Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

         If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

         The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

         If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.


GENERAL

         Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

         o   the terms of the mortgage,

         o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

         o   the knowledge of the parties to the mortgage, and

         o in general, the order of recordation of the mortgage in the appropriate public recording office.

         However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

         There are two parties to a mortgage--

         o a mortgagor, who is the owner of the encumbered interest in the real property, and

         o   a mortgagee, who is the lender.

         In general, the mortgagor is also the borrower.

         In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

         o   the trustor, who is the equivalent of a mortgagor,

         o   the trustee to whom the real property is conveyed, and

         o the beneficiary for whose benefit the conveyance is made, who is the lender.

         Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

         A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

         Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

         The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

         o   the express provisions of the related instrument,

         o   the law of the state in which the real property is located,

         o   various federal laws, and

         o in some deed of trust transactions, the directions of the beneficiary.


INSTALLMENT CONTRACTS

         The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

         However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.


LEASES AND RENTS

         A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

         In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

         In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

         o   without a hearing or the lender's consent, or

         o unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.


PERSONALTY

         Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation

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statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.


FORECLOSURE

         General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

         Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

         o   judicial foreclosure, involving court proceedings, and

         o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

         Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

         Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

         o all parties having a subordinate interest of record in the real property, and

         o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

         Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

         Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

         o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

         o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

         o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

         o limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

             1.  a failure to adequately maintain the mortgaged property, or

             2.  an impermissible further encumbrance of the mortgaged property.

         Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

         o   upheld the reasonableness of the notice provisions, or

         o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

         In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

         Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

         o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

         o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

         In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

         o   record a notice of default and notice of sale, and

         o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.


In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

         Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

         o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

         o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.


         As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

         Rights of Redemption.  The purposes of a foreclosure action are--

         o   to enable the lender to realize upon its security, and

         o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

         The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

         Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

         o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

         o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

         o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

         Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

         Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the Governing Documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

         Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.


BANKRUPTCY LAWS

         Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

         o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

         o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

         o   extend or shorten the term to maturity of the loan;

         o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

         o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

         Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

         A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

         o   past due rent,

         o   accelerated rent,

         o   damages, or

         o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

         In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

         o assume the lease and either retain it or assign it to a third party, or

         o   reject the lease.

         If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

         o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

         o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.


ENVIRONMENTAL CONSIDERATIONS

         General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

         Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

         CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

         o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

         o assumes day-to-day management of operational functions of a mortgaged property.

         The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

         Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

         o impose liability for releases of or exposure to asbestos-containing materials, and

         o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

         Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

         Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

         If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

         In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

         Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

         In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

         o first, to the payment of court costs and fees in connection with the foreclosure;

         o   second, to real estate taxes;

         o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

         o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.


SUBORDINATE FINANCING

         Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

         o the borrower may have difficulty servicing and repaying multiple loans;

         o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

         o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

         o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.


AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

         Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.


FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

         Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

         In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.


                         FEDERAL INCOME TAX CONSEQUENCES


GENERAL

         This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

         o   banks,

         o   insurance companies, and

         o   foreign investors.

         Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

         Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

         o given with respect to events that have occurred at the time the advice is rendered, and

         o is directly relevant to the determination of an entry on a tax return.

         Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other Tax Consequences."

         The following discussion addresses securities of three general types:

         o REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code;

         o FASIT certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a financial asset securitization investment trust, or FASIT, election within the meaning of Section 860L(a) of the Internal Revenue Code; and

         o grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC or FASIT election will be made.

         We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC or FASIT.

         The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection."

         The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and the rules governing FASITs in Sections 860H-860L of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.


REMICS

         General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

         o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

         o   those offered certificates will represent--

             1.  regular interests in the REMIC, or

             2.  residual interests in the REMIC.

         Any and all offered certificates representing interests in a REMIC will be either--

         o REMIC regular certificates, representing regular interests in the REMIC, or

         o REMIC residual certificates, representing residual interests in the REMIC.

         If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

         Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

         o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

         o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.


         However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

         In addition, unless otherwise provided in the related prospectus supplement, offered certificates that are REMIC regular certificates will be:

         o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC; and

         o   "permitted assets" under Section 860L(c)(1)(G) for a FASIT.

         Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

         The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans--

         o collections on mortgage loans held pending payment on the related offered certificates, and

         o any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.


         It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

         To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

         o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

         o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

         o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

         Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

         o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,

         o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and

         o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.

         Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

         Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

         The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

         The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

         Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

         o   a single fixed rate,

         o   a "qualified floating rate,"

         o   an "objective rate,"

         o a combination of a single fixed rate and one or more "qualified floating rates,"

         o a combination of a single fixed rate and one "qualified inverse floating rate," or

         o a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

         Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

         o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

         o   a fraction--

             1.  the numerator of which is the amount of the payment, and

             2. the denominator of which is the stated redemption price at maturity of the certificate.

         Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

         o   the total amount of the de minimis original issue discount, and

         o   a fraction--

             1. the numerator of which is the amount of the principal payment, and

             2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

         The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below for a description of that election under the applicable Treasury regulations.

         If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

         As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

         o   the sum of:

             1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

             2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

         o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

         The adjusted issue price of a REMIC regular certificate is:

         o   the issue price of the certificate, increased by

         o the total amount of original issue discount previously accrued on the certificate, reduced by

         o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

         o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

         o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

         o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

         The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

         o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

         o the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

         If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable."

         The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

         Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

         o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

         o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

         If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

         The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--Premium" below.

         Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

         However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

         o   on the basis of a constant yield method,

         o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

         o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

         The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

         To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

         Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

         The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

         Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

         o   the purchase price paid for your offered certificate, and

         o the payments remaining to be made on your offered certificate at the time of its acquisition by you.


         If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

         Realized Losses. Under Section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans.

However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

         o you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

         o   the loss will be characterized as a short-term capital loss.

         You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates.

         General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

         Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

         Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

         Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

         o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

         o   unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

         o   excess inclusions,

         o   residual interests without significant value, and

         o   noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

         Taxable Income of the REMIC. The taxable income of a REMIC will equal:

         o   the income from the mortgage loans and other assets of the REMIC;
             plus

         o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

             1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

             2. amortization of any premium on the mortgage loans held by the REMIC,

             3. bad debt losses with respect to the mortgage loans held by the REMIC, and

             4. except as described below in this "--Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

         For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

         If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting.

However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

         o   the amount paid for that REMIC residual certificate,

         o increased by, amounts included in the income of the holder of that REMIC residual certificate, and

         o decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

         A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

         Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

         A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

         The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

         o   through distributions,

         o   through the deduction of any net losses of the REMIC, or

         o   upon the sale of its REMIC residual certificate. See
             "--REMICs--Sales of REMIC Certificates" below.

         For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

         Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

         o the daily portions of REMIC taxable income allocable to that certificate, over

         o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.


         The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

         o   the issue price of the certificate, increased by

         o the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

         o any payments made with respect to the certificate before the beginning of that quarter.

         The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

         For holders of REMIC residual certificates, excess inclusions:

         o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

         o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

         o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of

             REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

         Furthermore, for purposes of the alternative minimum tax:

         o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

         o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

         This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

         o   regulated investment companies,

         o   common trusts, and

         o   some cooperatives.

         The Treasury regulations, however, currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

         o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

         o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

         Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

         o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

         o from the prospective transferee, providing representations as to its financial condition including an understanding that it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that it intends to pay its debts as they come due in the future, and

         o from the prospective transferee, stating that it will not cause income from the REMIC residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or of any other U.S. Person, and

         o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

         The Treasury has issued regulations that, in addition to the affidavits above, require, in order to receive safe harbor protection against possible disregard of a transfer, that either:

         (1) the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of:

               o the present value of any consideration given to the transferee to acquire the interest,

               o the present value of the expected future distributions on the interest, and

               o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.


For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate, currently 35%, or, in certain circumstances, the alternative minimum tax rate. Further, present values are computed using a discount rate equal to the short-term Federal rate set forth in
Section 1274(d) of the Code, for the month of such transfer and the compounding period used by the transferee; or

         (2)   ?   the transferee is a domestic C corporation (other than a
                   corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years),

               o the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer, and

               o the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

         Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

         Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

         If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of the REMIC residual certificates. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these proposed regulations.

         We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

         See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

         Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

         Transfers of REMIC Residual Certificates to Investors That are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

         If transfers of REMIC residual certificates to investors that are foreign persons are permitted under the related Governing Documents, and such a transfer takes place, then it is possible that the transfer will be disregarded for all federal tax purposes. The applicable Treasury regulations provide that a transfer of a REMIC residual certificate that has "tax avoidance potential" to a non-U.S. Person will be disregarded for all federal tax purposes, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A REMIC residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer--

         o the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

         o the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

         If the non-U.S. Person transfers the REMIC residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

         Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

         o   an individual,

         o   an estate or trust, or

         o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

         then--

         o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

         o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

         In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

         Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

         o   an individual,

         o   an estate or trust, or

         o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,


no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

         The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

         Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

         o   an individual,

         o   an estate or trust, or

         o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

         We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

         Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

         o   the cost of the certificate to that certificateholder, increased by

         o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

         o payments on the certificate received by that certificateholder and by amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

         The adjusted basis of a REMIC residual certificate will be determined as described above under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

         In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         o   entitle the holder to a specified principal amount,

         o   pay interest at a fixed or variable rate, and

         o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

         Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

         o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

         o the amount of ordinary income actually includible in the seller's income prior to that sale.

         In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

         REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a

"conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Holders that recognize a loss on a sale or exchange of a REMIC regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

         Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

         o   reacquires that same REMIC residual certificate,

         o   acquires any other residual interest in a REMIC, or

         o acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.


In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

         Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

         o   the disposition of a non-defaulted mortgage loan,

         o the receipt of income from a source other than a mortgage loan or other permitted investments,

         o   the receipt of compensation for services, or

         o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

         It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

         In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

         Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

         o   the person has sufficient assets to do so, and

         o the tax arises out of a breach of that person's obligations under the related Governing Document.

         Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

         o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

         o the highest marginal federal income tax rate applicable to corporations.

         The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

         o   events that have occurred up to the time of the transfer,

         o   the prepayment assumption, and

         o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

         The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

         o the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

         o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

         In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

         o the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

         o the highest marginal federal income tax rate imposed on corporations.

         A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

         o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

         o a statement under penalties of perjury that the record holder is not a Disqualified Organization.

         If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

         In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

         Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

         o the residual interests in the entity are not held by Disqualified Organizations, and

         o the information necessary for the application of the tax described in this prospectus will be made available.

         We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

         Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects. The related tax administrator may hold at least a nominal amount of REMIC residual certificates.

         As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

         o   income,

         o   deductions

         o   gains,

         o   losses, and

         o   classification as a REMIC.

         Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

         No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

         o   corporations,

         o   trusts,

         o   securities dealers, and

         o   various other non-individuals,


will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

         o 30 days after the end of the quarter for which the information was requested, or

         o   two weeks after the receipt of the request.

         Reporting with respect to REMIC residual certificates, including--

         o   income,

         o   excess inclusions,

         o   investment expenses, and

         o   relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount."

         Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

         Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code at a rate of 28%, which rate will be increased to 31% after 2010, if recipients of these payments:

         o fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

         o   otherwise fail to establish an exemption from this tax.


         Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

         o   a foreign person, and

         o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,


will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         For these purposes, a foreign person is anyone other than a U.S.
Person.

         It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

         o   owns 10% or more of one or more underlying mortgagors, or

         o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.


         Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

         Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

         o   foreign persons, or

         o U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are U.S. Persons.


FASITS

         General. An election may be made to treat the trust for a series of offered certificates or specified assets of that trust, as a financial asset securitization investment trust, or FASIT, within the meaning of Section 860L(a) of the Internal Revenue Code. The election would be noted in the applicable prospectus supplement. If a FASIT election is made, the offered certificates will be designated as classes of regular interests in that FASIT, and there will be one class of ownership interest in the FASIT. With respect to each series of offered certificates as to which the related tax administrator makes a FASIT election, and assuming, among other things--

         o   the making of an appropriate election, and

         o   compliance with the related Governing Document,

our counsel will deliver its opinion generally to the effect that:

         o   the relevant assets will qualify as a FASIT,

         o those offered certificates will be FASIT regular certificates, representing FASIT regular interests in the FASIT, and

         o one class of certificates of the same series will be the FASIT ownership certificates, representing the sole class of ownership interest in the FASIT.

         Only FASIT regular certificates are offered by this prospectus. If so specified in the applicable prospectus supplement, a portion of the trust for a series of certificates as to no FASIT election is made may be treated as a grantor trust for federal income tax purposes. See "--Grantor Trusts."

         On February 4, 2000, the Treasury Department issued proposed regulations relating to FASITs. References to the "FASIT proposed regulations" in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They nevertheless are indicative of the rules the Treasury Department currently views as appropriate with regard to the FASIT provisions.

         Characterization of Investments in FASIT Regular Certificates. FASIT regular certificates held by a real estate investment trust will, unless otherwise provided in the related prospectus supplement, constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and interest on the FASIT regular certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT regular certificates held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Section 7701(a)(19)(C)(xi) of the Internal Revenue Code, but only in the proportion that the FASIT holds "loans secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify as "loans secured by an interest in . . . health institutions or facilities, including structures designed or used primarily for residential purposes for . . .. persons under care" within the meaning of Section 7701(a)(19)(C)(vii) of the Internal Revenue Code. If at all times 95% or more of the assets of the FASIT or the income on those assets qualify for the foregoing treatments, the FASIT regular certificates will qualify for the corresponding status in their entirety. Mortgage loans which have been defeased with Treasury obligations and the income from those loans will not qualify for the foregoing treatments. Accordingly, the FASIT regular certificates may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments. For purposes of Section 856(c)(4)(A) of the Internal Revenue Code, payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular certificates should qualify for that treatment. FASIT regular certificates held by a regulated investment company will not constitute "government securities" within the meaning of Section 851(b)(4)(A)(i) of the Internal

Revenue Code. FASIT regular certificates held by various financial institutions will constitute an "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code.

         Qualification as a FASIT.

         General. In order to qualify as a FASIT, the trust for a series of offered certificates or specified assets of that trust must comply with the requirements set forth in the Internal Revenue Code on an ongoing basis. The FASIT must fulfill an asset test, which requires that substantially all of the assets of the FASIT, as of, and at all times following, the close of the third calendar month beginning after the FASIT's startup day, which for purposes of this discussion is the date of the initial issuance of the FASIT regular certificates, be permitted assets for a FASIT.

         Permitted assets for a FASIT include--

         o   cash or cash equivalents,

         o specified types of debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and contracts to acquire those debt instruments,

         o   hedges and contracts to acquire hedges,

         o   foreclosure property, and

         o   regular interests in another FASIT or in a REMIC.

As discussed below in this "--Qualification as a FASIT" subsection, specified restrictions apply to each type of permitted asset.

         Under the FASIT proposed regulations, the "substantially all" requirement would be met if at all times the aggregate adjusted basis of the permitted assets is more than 99 percent of the aggregate adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under Section 860I(b)(2) of the Internal Revenue Code because they support a regular interest in the FASIT.

         The FASIT provisions also require the FASIT ownership interest to be held only by some fully taxable domestic corporations and do not recognize transfers of high-yield regular interests to taxpayers other than fully taxable domestic corporations or other FASITs. The related Governing Document will provide that no legal or beneficial interest in the ownership interest or in any class or classes of certificates that we determine to be high-yield regular interests may be transferred or registered unless all applicable conditions designed to prevent violation of this requirement, are met.

         Permitted Assets. The proposed regulations enumerate the types of debt that qualify as permitted assets for a FASIT. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Under the FASIT proposed regulations, the definition of debt permitted to be held by a FASIT, would include--

         o   REMIC regular interests,

         o   regular interests of other FASITs,

         o   inflation indexed debt instruments,

         o   credit card receivables, and

         o   some stripped bonds and coupons.

However, under the FASIT proposed regulations, equity linked debt instruments and defaulted debt instruments would not be permitted assets for a FASIT. In addition, a FASIT may not hold--

         o   debt of the owner of the FASIT ownership interest,

         o debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or

         o debt issued by third parties that is linked to the performance or payments of debt instruments issued by the owner or a related person, are not permitted assets.

Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a permitted asset for a FASIT.

         Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. These hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit the contract to offset the following risk factors:

         o   fluctuations in market interest rates;

         o   fluctuations in currency exchange rates;

         o the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

         o the receipt of payments on the FASIT's assets earlier or later than originally anticipated.

         The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described above. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The proposed regulations also place restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

         Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However, at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax, without the benefit of an exception to this tax applicable to sales of foreclosure property.

         Permitted Interests. In addition to the foregoing, interests in a FASIT also must meet specified requirements. All of the interests in a FASIT must be either of the following:

         o   a single class of ownership interest, or

         o   one or more classes of regular interests.

         An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and--

         1. unconditionally entitles the holder to receive a specified principal amount or other similar amount,

         2. provides that interest payments or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

         3.  has a stated maturity of not longer than 30 years,

         4. has an issue price not greater than 125% of its stated principal amount, and

         5. has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, for Treasury obligations of a similar maturity.

         A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a high-yield regular interest. Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a specified portion of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on--

         o   the absence of defaults or delinquencies on permitted assets,

         o   lower than reasonably expected returns on permitted assets,

         o   unanticipated expenses incurred by the FASIT, or

         o   prepayment interest shortfalls.

         Cessation of FASIT. If an entity fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for status as a FASIT during any taxable year, the Internal Revenue Code provides that the entity or applicable portion of that entity, will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities will be classified, presumably, as a taxable mortgage pool under general federal income tax principles, and the FASIT regular certificates may be treated as equity interests in the entity. Under the FASIT proposed regulations, the underlying arrangement generally cannot reelect FASIT status and any election a FASIT owner made, other than the FASIT election, and any method of accounting adopted with respect to the FASIT assets, binds the underlying arrangement as if the underlying arrangement itself had made those elections or adopted that method. In the case of an inadvertent cessation of a FASIT, under the FASIT proposed regulations, the Commissioner of the IRS may grant relief from the adverse consequences of that cessation, subject to those adjustments as the Commissioner may require the FASIT and all holders of interests in the FASIT to accept with respect to the period in which the FASIT failed to qualify as such.

         Under the proposed FASIT regulations, apart from failure to qualify as a FASIT, a FASIT may not revoke its election or cease to be a FASIT without the consent of the Commissioner of the IRS.

         Regular interest holders, in the case of cessation of a FASIT, are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. The FASIT proposed regulations would classify the new interests under general principles of Federal income tax law, for example, as interests in debt instruments, as interest in a partnership or interests in an entity subject to corporate taxation, depending on what the classification of those interests would have been in the absence of a FASIT election. On the deemed receipt of that new interest, under the FASIT proposed regulations, you would be required to mark the new interests to market and to recognize gain, but would not be permitted to recognize loss, as though the old interest had been sold for an amount equal to the fair market value of the new interest. Your basis in the new interest deemed received in the underlying arrangement would equal your basis in the FASIT regular interest exchanged for it, increased by any gain you recognized on the deemed exchange.

         Taxation of FASIT Regular Certificates. The FASIT regular certificates generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning high-yield interests:

         o interest, original issue discount and market discount on a FASIT regular certificate will be treated as ordinary income to the holder of that certificate, and

         o principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular certificate will be treated as a return of capital to the extent of the holder's basis allocable thereto.

         You must use the accrual method of accounting with respect to FASIT regular certificate, regardless of the method of accounting you otherwise use.

         Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning high-yield interests, the discussions above under the headings "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," "--Market Discount," "--Premium," and "--Realized Losses" will apply to the FASIT Regular Certificates. The discussion under the headings "--REMICs--Sales of REMIC Certificates" will also apply to the FASIT regular certificates, except that the treatment of a portion of the gain on a REMIC regular interest as ordinary income to the extent the yield on those certificates did not exceed 110% of the applicable Federal rate will not apply.

         High Yield Interests; Anti-Avoidance Excise Taxes on Tiered Arrangements. The taxable income, and the alternative minimum taxable income, of any holder of a high-yield interest may not be less than the taxable income from all high-yield interests and FASIT ownership interests that it holds, together with any excess inclusions with respect to REMIC residual interests that it owns.

         High yield interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield interest notwithstanding its attempted transfer. The related Governing Document will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield interests. There is an exception allowing non-corporate taxpayers that hold high-yield interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield interest for investment. Unless otherwise specified in the prospectus supplement, the related Governing Document will also allow those holders to hold high-yield interests.

         To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any Pass-Through Entity, which, under the FASIT proposed regulations, includes a REMIC, that:

         o holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield interest; and

         o   issues a debt or equity interest that is--

             1.  supported by that FASIT regular interest, and

             2. has a yield, higher than the yield on that FASIT regular interest, that would cause that debt or equity interest to be a high yield interest if it had been issued by a FASIT.

Under the statute, the amount of that tax, which is imposed on the Pass-Through Entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly attributable to the FASIT regular interest that supports it. The proposed FASIT regulations provide that the tax is an excise tax that must be paid on or before the due date of the Pass-Through Entity's tax return for the taxable year in which it issues that debt or equity interest. This appears to contemplate a one-time payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.

         Prohibited Transactions and Other Taxes. Income or gain from prohibited transactions by a FASIT are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include, under the FASIT statutory provisions and proposed FASIT regulations:

         o   the receipt of income from other than permitted assets;

         o   the receipt of compensation for services;

         o the receipt of any income derived from a loan originated by the FASIT; or

         o the disposition of a permitted asset, including disposition in connection with a cessation of FASIT status, other than for--

             1. foreclosure, default, or imminent default of a qualified mortgage,

             2.  bankruptcy or insolvency of the FASIT,

             3. substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT, or

             4.  the retirement of a class of FASIT regular interests.

         The proposed regulations presume that some transactions will be loan originations, but also provide safe harbors for loans originated by the FASIT. The proposed safe harbors apply in the following circumstances:

         o if the FASIT acquires the loan from an established securities market as described in Treasury regulation Sections 1.1273-2(f)(2) through (4),

         o if the FASIT acquires the loan more than one year after the loan was issued,

         o if the FASIT acquires the loan from a person that regularly originates similar loans in the ordinary course of business,

         o if the FASIT receives any new loan from the same obligor in exchange for the obligor's original loan in the context of a work out, and

         o when the FASIT makes a loan under a contract or agreement in the nature of a line of credit the FASIT is permitted to hold.

         The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instruments for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges from the category of prohibited transactions. However, the proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner or related person sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly under the applicable statutes rather than from the holder of the ownership interest. However, under the related Governing Document, any prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

         Taxation of Foreign Investors. The federal income tax treatment of non-U.S. Persons who own FASIT regular certificates that are not high-yield interests is the same as that described above under "--REMICs--Foreign Investors in REMIC Regular Certificates." However, if you are a non-U.S. Person and you hold a regular interest, either directly or indirectly, in a FASIT, you should note that under the FASIT proposed regulations, interest paid or accrued on a debt instrument held by the FASIT is treated as being received by you directly from a conduit debtor for purposes of Subtitle A of the Internal Revenue Code and the regulations thereunder if:

         o you are a 10% shareholder of an obligor on a debt instrument held by the FASIT;

         o you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or

         o you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than 50% extent.

         If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under these circumstances.

         High-yield FASIT regular certificates may not be sold to or beneficially owned by non-U.S. Persons. Any purported transfer to a non-U.S. Person will be null and void and, upon the related trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of those FASIT regular certificates will be restored to ownership as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to those FASIT regular certificates for federal income tax purposes. The related Governing Document will provide that, as a condition to transfer of a high-yield FASIT regular certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

         Backup Withholding. Payments made on the FASIT regular certificates, and proceeds from the sale of the FASIT regular certificates to or through some brokers, may be subject to a backup withholding tax under Section 3406 of the Internal Revenue Code in the same manner as described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above.

         Reporting Requirements. Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the FASIT regular certificates will be made annually to the IRS and to investors in the same manner as described above under "--REMICs--Reporting and Other Administrative Matters" above.


GRANTOR TRUSTS

         Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

         A grantor trust certificate may be classified as either of the following types of certificate:

         o a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest on those loans at a pass-through rate; or

         o a grantor trust strip certificate representing ownership of all or a portion of the difference between--


             1. interest paid on the mortgage loans constituting the related grantor trust, minus

             2.  the sum of:

                 o   normal administration fees, and

                 o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

         A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

         o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

         o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Internal Revenue Code;

         o "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code; and

         o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

         In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

         Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

         o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,

         o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

         o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

         The grantor trust strip certificates will be:

         o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Internal Revenue Code, and

         o in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates

         General. Holders of a particular series of grantor trust fractional interest certificates generally:

         o will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

         o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

         Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

         Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

         o Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

         The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

         Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

         The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

         o a class of grantor trust strip certificates is issued as part of the same series, or

         o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

         Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

         o   a master servicer,

         o   a special servicer,

         o   any sub-servicer, or

         o   their respective affiliates.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

         o   the treatment of some stripped bonds as market discount bonds, and

         o   de minimis market discount.

         See "--Market Discount" below.

         Under the stripped bond rules, the holder of a grantor trust fractional interest certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its grantor trust fractional interest certificate for each month. The amount of reportable interest income must equal the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Internal Revenue Code relating to original issue discount.

         The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

         See "--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

         o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Sales of Grantor Trust Certificates," and

         o the yield of that grantor trust fractional interest certificate to the holder.

         The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         With respect to some categories of debt instruments, Section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

         Section 1272(a)(6) applies to any "pool of debt instruments the yield on which may be affected by reason of prepayments." The precise application of
Section 1272(a)(6) is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

         We recommend that certificateholders consult their tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

         In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

         o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

         o a constant yield computed using a representative initial offering price for each class of certificates.


         However, neither we nor any other person will make any representation that--

         o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

         o the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury Regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

         o there is no original issue discount or only a de minimis amount of original issue discount, or

         o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

         If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

         o   0.25% of the stated redemption price, and

         o   the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on mortgage loans will equal the difference between:

         o   the stated redemption price of the mortgage loans, and

         o   their issue price.

         For a definition of "stated redemption price," see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

         The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of this legislation is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder. We recommend that certificateholders consult their own tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

         A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

         The adjusted issue price of a mortgage loan on any given day equals the sum of:

         o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

         o the daily portions of original issue discount for all days during the accrual period prior to that day.

         The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

         o   the issue price of the mortgage loan, increased by

         o the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

         o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

         o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

         o a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

         o the prepayment assumption will not be challenged by the IRS on audit.


         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

         o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

         o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

         If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

         Section 1276(b)(3) of the Internal Revenue Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until the time that regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. Under those rules, in each accrual period, you may accrue market discount on the underlying mortgage loans, at your option:

         o   on the basis of a constant yield method,

         o in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

         o in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

         Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the mortgage loans will be a pool described in that section, it appears that the prepayment assumption used, or that would be used, in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of Section 1272(a)(6) is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the grantor trust fractional interest certificate, or with respect to any holder, at the time of that holder's purchase of the grantor trust fractional interest certificate.

         We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

         To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

         o be allocated among the payments of stated redemption price on the mortgage loan, and

         o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

         It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates. See "--Market Discount" above.

         Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

         The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

         o   the price paid for that grantor trust strip certificate by you, and

         o the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

         o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

         See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments. The Internal Revenue Code also requires adjustments be made in the amount and rate of accrual of that discount when prepayments do not conform to the prepayment assumption. It appears that those provisions would apply to grantor trust strip certificates. It is uncertain whether the assumed prepayment rate would be determined based on:

         o conditions at the time of the first sale of the grantor trust strip certificate or,

         o with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

         If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" above.

         The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

         o the prepayment assumption we will disclose in the related prospectus supplement, and

         o a constant yield computed using a representative initial offering price for each class of certificates.


         However, neither we nor any other person will make any representation that--

         o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

         o the prepayment assumption will not be challenged by the IRS on audit.


         We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

         o the amount realized on the sale or exchange of a grantor trust certificate, and

         o   its adjusted basis.

         The adjusted basis of a grantor trust certificate generally will equal:

         o   its cost, increased by

         o any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

         o any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

         As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

         Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         o   entitle the holder to a specified principal amount,

         o   pay interest at a fixed or variable rate, and

         o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Holders that recognize a loss on a sale or exchange of a grantor trust certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

         Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

         o the amount of servicing compensation received by a master servicer or special servicer, and

         o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

         The reporting party will furnish comparable information to the IRS as and when required by law to do so.

         Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

         o   a custodian of a person's account,

         o   a nominee, and

         o   a broker holding an interest for a customer in street name.

         These regulations are proposed to be effective beginning January 1, 2004.

         Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

         Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.


                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.


                              ERISA CONSIDERATIONS

GENERAL

         The Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986 impose various requirements on--

         o   ERISA Plans, and

         o   persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

         Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code of 1986, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, however, is subject to the prohibited transaction rules in Section 503 of that Code.

         ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

         o   investment prudence and diversification, and

         o   compliance with the investing ERISA Plan's governing the documents.

         Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists.

         The types of transactions between ERISA Plans and Parties in Interest that are prohibited include:

         o   sales, exchanges or leases of property;

         o   loans or other extensions of credit; and

         o   the furnishing of goods and services.

         Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code of 1986 or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected ERISA Plan for any losses realized by that ERISA Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

         An ERISA Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that ERISA Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when an ERISA Plan acquires an equity interest in an entity, the assets that ERISA Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both ERISA Plans and some employee benefit plans not subject to ERISA or Section 4975 of the Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

         1. those with discretionary authority or control over the assets of the entity,

         2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

         3. those who are affiliates of the persons described in the preceding clauses 1. and 2.


         In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

         A fiduciary of an investing ERISA Plan is any person who--

         o has discretionary authority or control over the management or disposition of the assets of that ERISA Plan, or

         o provides investment advice with respect to the assets of that ERISA Plan for a fee.

         If the mortgage and other assets included in one of our trusts are ERISA Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

         o deemed to be a fiduciary with respect to the investing ERISA Plan, and

         o   subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are ERISA Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code of 1986. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing ERISA Plan, then the purchase by that ERISA Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that ERISA Plan and the Party in Interest.

         The Plan Asset Regulations provide that where an ERISA Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that ERISA Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae and Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of an ERISA Plan, the underlying mortgages would not be treated as assets of that ERISA Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

         In addition, the acquisition or holding of offered certificates by or on behalf of an ERISA Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing ERISA Plan.

         If you are the fiduciary of an ERISA Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.


PROHIBITED TRANSACTION EXEMPTIONS

         If you are an ERISA Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of an ERISA Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

         o Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving ERISA Plans and broker-dealers, reporting dealers and banks;

         o Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

         o Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

         o Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

         o Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

         o Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

         We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of an ERISA Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.


UNDERWRITER'S EXEMPTION

         It is expected that Greenwich Capital Markets, Inc. will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 90-59 to Greenwich Capital Markets, Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-59, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986, various transactions relating to, among other things--

         o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

         o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Greenwich Capital Markets, Inc. or any person affiliated with Greenwich Capital Markets, Inc., such as particular classes of the offered certificates.

         The related prospectus supplement will state whether PTE 90-59 is or may be available with respect to any offered certificates underwritten by Greenwich Capital Markets, Inc.


INSURANCE COMPANY GENERAL ACCOUNTS

         The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption 95-60 for the purchase and holding of offered certificates by an insurance company general account.

         Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of an ERISA Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be ERISA Plan assets.

         Any assets of an insurance company general account which support insurance policies issued to an ERISA Plan after December 31, 1998, or issued to an ERISA Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under
Section 401(c) of ERISA, may be treated as ERISA Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as ERISA Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.


CONSULTATION WITH COUNSEL

         If you are a fiduciary for an ERISA Plan and you intend to purchase offered certificates on behalf of or with assets of that ERISA Plan, you should:

         o   consider your general fiduciary obligations under ERISA, and

         o   consult with your legal counsel as to--

             1. the potential applicability of ERISA and Section 4975 of the Internal Revenue Code of 1986 to that investment, and

             2. the availability of any prohibited transaction exemption in connection with that investment.


TAX EXEMPT INVESTORS

         An ERISA Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code of 1986 will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code of 1986. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt ERISA Plan will be considered unrelated business taxable income and will be subject to federal income tax.

         See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in this prospectus.


                                LEGAL INVESTMENT

         If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage related securities are legal investments for entities--

         o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

         o   whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

         Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

         o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

         o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

         Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation.

         Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state could have enacted legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

         o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities;

         o   federal credit unions may invest in mortgage related securities;
             and

         o national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C.ss.24 (Seventh), subject in each case to regulations that the applicable federal regulatory authority may prescribe.

         The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. ss. 1.2(m) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

         The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. ss. 703.140.

         The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying" and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         There may be other restrictions on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes of offered certificates as mortgage related securities, we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

         o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

         o   SMMEA has been overridden in any State relevant to you.


                                 USE OF PROCEEDS

         Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.


                             METHOD OF DISTRIBUTION

         The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

                  We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

         1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

         2.  by placements by us with institutional investors through dealers;
             and

         3.  by direct placements by us with institutional investors.

         In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

         If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

         Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

         o the obligations of the underwriters will be subject to various conditions precedent,

         o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

         o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

         We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.


                                  LEGAL MATTERS

         Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Cadwalader, Wickersham & Taft LLP or Sidley Austin Brown & Wood LLP.


                              FINANCIAL INFORMATION

         A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.


                                     RATING

         It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

         o   whether the price paid for those certificates is fair;

         o whether those certificates are a suitable investment for any particular investor;

         o   the tax attributes of those certificates or of the related trust;

         o the yield to maturity or, if they have principal balances, the average life of those certificates;

         o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

         o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

         o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

         o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

         o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

         "ADA" means the Americans with Disabilities Act of 1990, as amended.

         "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

         "Disqualified Organization" means:

         o   the United States,

         o   any State or political subdivision of the United States,

         o   any foreign government,

         o   any international organization,

         o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

         o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

         o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

         "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code of 1986, except for some service partnerships and commodity pools.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986.

         "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity.


         "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

         "Fannie Mae" means the Federal National Mortgage Association.

         "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

         "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Internal Revenue Code of 1986.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

         "Freddie Mac" means the Federal Home Loan Mortgage Association.

         "Ginnie Mae" means the Government National Mortgage Association.

         "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         "IRS" means the Internal Revenue Service.

         "Lender Liability Act" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

         "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

         "NCUA" means the National Credit Union Administration.

         "OCC" means the Office of the Comptroller of the Currency.

         "OTS" means the Office of Thrift Supervision.

         "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of
Section 4975 of the Internal Revenue Code of 1986.

         "Pass-Through Entity" means any:

         o   regulated investment company,

         o   real estate investment trust,

         o   trust,

         o   partnership, or

         o other entities described in Section 860E(e)(6) of the Internal Revenue Code.


         "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under the Employee Retirement Income Security Act of 1974, as amended.

         "PTE" means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

         "REIT" means a real estate investment trust within the meaning of
Section 856(a) of the Internal Revenue Code of 1986.

         "Relief Act" means the Soldiers' and Sailors' Relief Act of 1940, as amended.

         "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code of 1986.

         "SEC" means the Securities and Exchange Commission.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "SPA" means standard prepayment assumption.

         "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

         "U.S. Person" means:

         o   a citizen or resident of the United States;

         o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

         o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

         o   a trust as to which--

             1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

             2. one or more United States persons have the authority to control all substantial decisions of the trust.

         In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "GCCFC 2003-C2-Annex-A-Red.XLS" The spreadsheet file "GCCFC 2003-C2-Annex-A-Red.XLS" is a Microsoft Excel 97(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annex A and Annex B to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

(1)      Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

                  PROSPECTUS SUPPLEMENT

Summary of Prospectus Supplement ...................      S-5
Introduction to the Transaction ....................      S-5
Risk Factors .......................................     S-31
Capitalized Terms Used in this Prospectus
   Supplement ......................................     S-47
Forward-Looking Statements .........................     S-47
Description of the Mortgage Pool ...................     S-49
Servicing Under the Pooling and Servicing
   Agreement .......................................     S-69
Description of the Offered Certificates ............     S-96
Yield and Maturity Considerations ..................    S-117
Use of Proceeds ....................................    S-121
Federal Income Tax Consequences ....................    S-122
Certain ERISA Considerations .......................    S-124
Legal Investment ...................................    S-127
Method of Distribution .............................    S-127
Legal Matters ......................................    S-128
Ratings ............................................    S-129
Glossary ...........................................    S-130
ANNEX A--Certain Characteristics of the
   Underlying Mortgage Loans .......................    A-1-1
ANNEX A-2--Wells Fargo Tower
   Amortization Schedule ...........................    A-2-1
ANNEX B--Structural and Collateral Term
   Sheet ...........................................      B-1
ANNEX C--Decrement Tables ..........................      C-1
ANNEX D--Form of Payment Date
   Statement .......................................      D-1
ANNEX E--Reference Rate Schedule ...................      E-1
ANNEX F--Global Clearance, Settlement
   and Tax Documentation Procedures ................      F-1
                              PROSPECTUS
Important Notice About the Information
   Presented in this Prospectus ....................        1
Available Information; Incorporation by
   Reference .......................................        1
Summary of Prospectus ..............................        2
Risk Factors .......................................       12
Capitalized Terms Used in this Prospectus ..........       32
Description of the Trust Assets ....................       32
Yield and Maturity Considerations ..................       58
Greenwich Capital Commercial Funding
   Corp. ...........................................       64
Description of the Certificates ....................       64
Description of the Governing Documents .............       75
Description of Credit Support ......................       85
Legal Aspects of Mortgage Loans ....................       88
Federal Income Tax Consequences ....................      101
State and Other Tax Consequences ...................      148
ERISA Considerations ...............................      149
Legal Investment ...................................      153
Use of Proceeds ....................................      155
Method of Distribution .............................      155
Legal Matters ......................................      157
Financial Information ..............................      157
Rating .............................................      157
Glossary ...........................................      159

UNTIL     , 2004, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                 $1,515,482,000
                                 (APPROXIMATE)




                               GREENWICH CAPITAL
                           COMMERCIAL FUNDING CORP.,
                                  AS DEPOSITOR





                       COMMERCIAL MORTGAGE TRUST 2003-C2
                                   AS ISSUER




                        COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2003-C2
                       CLASS A-1, CLASS A-2, CLASS A-3,
                         CLASS A-4, CLASS B AND CLASS C



        --------------------------------------------------------------
                             PROSPECTUS SUPPLEMENT
        --------------------------------------------------------------


                          [RBS GREENWICH CAPITAL LOGO]




                           CREDIT SUISSE FIRST BOSTON
                                 MORGAN STANLEY
                                    JPMORGAN







                                DECEMBER  , 2003

================================================================================